Exhibit 10.2
TENTH AMENDMENT TO
CONTRACT FOR PURCHASE AND SALE OF REAL ESTATE

(Sky Ranch)

THIS TENTH AMENDMENT TO CONTRACT FOR PURCHASE AND SALE OF REAL ESTATE (this “Amendment”) is made as of November _____, 2017 (“Effective Date”), by and between PCY HOLDINGS, LLC, a Colorado limited liability company (“Seller”), and TAYLOR MORRISON OF COLORADO, INC., a Colorado corporation (“Purchaser”). Seller and Purchaser may be referred to collectively as the “Parties.”

R E C I T A L S

A. Seller and Purchaser previously entered into a Contract for Purchase and Sale of Real Estate effectively dated June 27, 2017 (as amended, the “Contract”) for approximately 161 platted single-family detached residential lots in the Sky Ranch master planned residential community in the County of Arapahoe, State of Colorado.

B. Purchaser and Seller now desire to amend the terms and conditions of the Contract as set forth below. Capitalized terms used but not otherwise defined in this Amendment will have the same meanings given to such terms in the Contract.

A G R E E M E N T

NOW, THEREFORE, in consideration of the mutual covenants contained in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Seller hereby agree as follows:

1. Recitals. The recitals set forth above are true and correct and are incorporated herein in their entirety by this reference.

2. Continuation Notice. Upon mutual execution hereof by both Seller and Purchaser, this Amendment shall constitute Purchaser’s Continuation Notice as defined in Section 10(a) of the Contract.

3. Purchaser’s Conditions. Seller and Purchaser agree that the Seller will cause the Sky Ranch Community Authority Board (“CAB”), rather than the District, to construct certain Offsite Infrastructure Improvements as provided in the Offsite Infrastructure Escrow Agreement and Finished Lot Improvements as provided in the Lot Development Agreement. The CAB will be organized by the Sky Ranch Metropolitan Districts Nos. 1 and 5 pursuant to the laws of the State of Colorado in order to construct, operate and maintain certain public facilities and improvements in accordance with the Sky Ranch Community Authority Board Establishment Agreement and each of the Service Plans for these Districts. Seller and the CAB, and Seller and Rangeview, will each enter into separate Service Agreements (as defined below) for project management services pursuant to which Seller will serve as the project manager for the CAB and for Rangeview for the construction of such improvements. Seller and Purchaser agree that contracts for installation of the Offsite Infrastructure Improvements and the Joint Improvements (the “District Construction Contracts”) will be executed by the CAB and/or Rangeview as applicable and that Seller, acting as project manager for the CAB and Rangeview pursuant to the Service Agreements will manage and administer such construction contracts. Section 5(b) of the Contract with respect to Purchaser’s Conditions Precedent is hereby amended to include the following additional Purchaser’s Conditions Precedent: on or before the First Closing, (i) the CAB and Rangeview shall have executed the District Construction Contracts providing for a guaranteed maximum price, (ii) Seller shall have deposited immediately available funds in segregated construction accounts owned and maintained by the CAB and Rangeview, respectively, in an amount not less than the contracted cost to complete the Offsite Infrastructure Improvements to be constructed by the CAB or Rangeview pursuant to the District Construction Contracts, and the budgeted costs of the Joint Improvements to be constructed by the CAB, to be used the CAB and Rangeview to construct such improvements, and both the CAB (or the District) and Rangeview shall have duly appropriated such funds by resolution to be used solely for the construction of that portion of the Offsite Infrastructure Improvements and Joint Improvements being constructed by each such entity, and (iii) the Service Agreements shall have been fully executed by Seller and the CAB and Seller and Rangeview, respectively, in the forms approved by Purchaser.

4. Project Documents. The term “Project Documents” shall collectively refer to the following:

A.
the Lot Development Agreement;

B.
the Joint Improvement Memorandum;

C.
the Offsite Infrastructure Escrow Agreement (titled “Offsite Infrastructure Agreement”);

D.
the Tap Purchase Agreement;

E.
the escrow agreement referenced in Section 6.1(h) of the Lot Development Agreement (the “LOC Escrow Agreement”);

F.
the Master Covenants;

G.
the Declaration of Covenants Imposing and Implementing the Sky Ranch Public Improvement Fee (the “PIF Covenant”);

H.
a development agreement for the financing and construction of the Community Park referenced in section 5(b) of the Agreement (the “Amenity Development Agreement”); and

I.
Service Agreement for Project Management Services between (1) Seller and that certain Community Authority Board created by virtue of the Sky Ranch Community Authority Board Establishment Agreement dated, between Sky Ranch Metropolitan District No. 1 and Sky Ranch Metropolitan District No. 5; and (2) Seller and Rangeview Metropolitan District (each, a “Service Agreement” and collectively, the “Service Agreements”).

The Contract is hereby amended to provide that Purchaser approves the form of the Project Documents attached hereto as Schedule 1. Purchaser and Seller will not unreasonably withhold their consent to further amendments to the Project Documents that do not materially adversely affect such consenting Party.

5. Final Lotting Diagram. Pursuant to Section 1 of the Contract, Purchaser and Seller hereby approve the Final Lotting Diagram attached hereto as Schedule 2.

6. Construction. Each of the Parties acknowledges that they, and their respective counsel, substantially participated in the negotiation, drafting and editing of this Amendment. Accordingly, the Parties agree that the provisions of this Amendment shall not be construed or interpreted for or against any Party hereto based on authorship.

7. Authority. Each Party represents and warrants that is has the power and authority to execute this Amendment and that there are no third party approvals required to execute this Amendment or to comply with the terms or provisions contained herein.

8. Headings. The section headings used herein shall have absolutely no legal significance and are used solely for convenience of reference.

9. Ratified and Confirmed. The Contract, except as modified by this Amendment, is hereby ratified and confirmed and shall remain in full force and effect in accordance with its original terms and provisions. In the case of any conflict between the terms of this Amendment and the provisions of the Contract, the provisions of this Amendment shall control

10. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed to be an original, and both of which together shall be deemed to constitute one and the same instrument. Each of the Parties shall be entitled to rely upon a counterpart of this Amendment executed by the other Party and sent via facsimile or e-mail transmission.

 [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the Effective Date.

SELLER:

PCY HOLDINGS, LLC, a Colorado limited liability company

By: Pure Cycle Corporation, a Colorado corporation, its sole member

By: /s/ Mark Harding
Name: Mark Harding
Title: President

PURCHASER:

TAYLOR MORRISON OF COLORADO, INC., a Colorado corporation

By: /s/ Phillip R. Cross
Name: Phillip R. Cross
Title: Vice President

Schedule 1
Project Documents

LOT DEVELOPMENT AGREEMENT

Sky Ranch
(Taylor Morrison)

THIS LOT DEVELOPMENT AGREEMENT (this “LDA”) is made as of the ___ day of _________, 20____ (the “Effective Date”), by and between PCY HOLDINGS, LLC, a Colorado limited liability company (“Developer”), and TAYLOR MORRISON OF COLORADO, INC., a Colorado corporation (“Builder,”). Developer and Builder are sometimes individually referred to as a “Party” and collectively referred to as the “Parties.”

RECITALS

A.
Developer owns certain real property located in Arapahoe County (the “County”), Colorado which Developer is developing as part of the Sky Ranch master planned residential community (“Development”). The preliminary concept map for Phase A of the Development (“Concept Plan”) is depicted on Exhibit A attached hereto (the “Property”). The Development is being subdivided in several subdivision filings and developed in phases. The Builder Lots in each phase are generally depicted on the Concept Plan.

B.
Concurrently with the execution of this LDA, pursuant to the terms of a separate Contract for Purchase and Sale of Real Estate by and between Developer, as seller, and Builder, as purchaser, as amended (the “Contract”), Builder is acquiring from Developer a portion of the Property consisting of approximately 50 single family residential building lots, and will be acquiring an additional 111 lots within the Property (collectively, the “Builder Lots”) pursuant to the Contract at two separate closings that will occur subsequent to the execution of this LDA. The number and location of the Builder Lots to be acquired by Builder under the terms of the Contract, the number and location of the Takedown 1 Lots, the Takedown 2 Lots and the Takedown 3 Lots and the development phasing for the Builder Lots consisting of six phases are generally depicted on the Concept Plan attached as Exhibit A.

C.
Pursuant to the Contract, Developer has agreed to construct or cause to be constructed the Improvements, as hereinafter defined. The “Improvements” are those public infrastructure improvements described in the construction plans and specifications that have been approved by the Approving Authorities relating to the final plat of the property and the corresponding subdivision improvement agreement as identified in Exhibit B attached hereto (“Plans”) and any additional improvements required by the Construction Standard (as defined below). To the extent that Developer has not obtained Final Approval (as defined in the Contract) of any of the Plans as of the Effective Date, then at such time as any such Plans have been so approved, and to the extent required, Exhibit B will be replaced by an updated list of the final approved Plans by amendment to this Agreement (“Revised Exhibit B”). The Improvements do not include any Offsite Infrastructure Improvements that are being funded pursuant to the Offsite Infrastructure Escrow Agreement, as defined in the Contract.

D.
As required by the terms of the Contract, Builder has agreed (i) to pay the Initial Purchase Price (as defined in the Contract) for the Builder Lots that the Builder acquires at a Closing; and (ii) pay that portion of the Purchase Price for the Builder Lots defined as the Deferred Purchase Price (as defined in the Contract) in accordance with the terms and provisions of this LDA as the Improvements are completed and as more particularly set forth herein.

E.
The Parties now desire to enter into this LDA in order to set forth the terms and conditions under which the Improvements will be constructed by Developer and provide for the payment of the Improvements, together with such other matters as are set forth hereinafter.

AGREEMENT

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Developer and Builder agree as follows:

1. Incorporation of Recitals. The Parties hereby acknowledge and agree to the Recitals set forth above, which are incorporated herein by this reference.

2. Definitions. Unless otherwise defined herein, all capitalized terms used in this LDA and not defined in this LDA shall have the same meaning as set forth in the Contract.

3. Responsibilities of Developer and Builder.

3.1 Generally. Developer shall construct, or cause to be constructed, the Improvements in the manner set forth hereinafter. Developer shall coordinate, administer and oversee (a) the preparation and filing of all applications, filings, submittals, plans and specifications, budgets, timetables and other documents pertaining to construction and installation of the Improvements and (b) the construction and installation of the Improvements. Developer will engage or cause to be engaged consultants, contractors and subcontractors who will be responsible for the construction of the Improvements and suppliers who will be responsible for supplying labor, materials, equipment, services and other work in connection with the construction of the Improvements (“Service Provider(s)”), pursuant to the Construction Contracts (as hereinafter defined). Developer and Builder acknowledge and agree that Developer may perform its obligations under this Agreement to construct, or cause to be constructed, the Improvements in whole or in part by acting as the project manager (“PM”) for the Rangeview Metropolitan District and/or the Sky Ranch Community Authority Board (collectively the “Districts”) pursuant to one or more project management service agreements (“Service Agreement”) under which Developer will coordinate, manage and administer the construction of the Improvements for such Districts. In such event, Developer will cause the engagement of the Service Providers for and on behalf of the Districts with respect to Improvements that are constructed by such District, but Developer shall not be released from it obligation to Builder to cause the completion of the Improvements, whether or not Developer acts as aPM for one or both of the Districts.

3.2 Comply with Legal Requirements. Developer will comply with all terms and conditions of applicable law in performing its obligations under this LDA. Developer will provide to Builder copies of all notices filed by the Developer with the County, and all other applicable governmental or quasi-governmental entities or agencies (the “Approving Authorities”) related to the Improvements and shall, within five (5) business days of receipt thereof, provide notice to Builder (together with copies of all notices received by Developer) of any notice received by Developer alleging any failure to comply with any applicable laws, ordinances, rules, regulations, or lawful orders of public authorities bearing on the construction of the Improvements.

3.3 Bonds and Assurances. Developer, as part of the Costs, shall provide to all applicable Approving Authorities any bonds, assurance agreements, or other financial assurances required with respect to the construction of the Improvements. Developer shall, as part of the Costs, provide to all Approving Authorities all warranties, bonds and other financial assurances required to obtain permits for, and the preliminary and final acceptance and approval of, the Improvements. Builder shall take all commercially reasonable actions and execute all documents reasonably requested by Developer (at no cost or liability to Builder) in its efforts to obtain releases of all such warranties, bonds, and other financial assurances upon final acceptance of the Improvements by the Approving Authorities.

3.4 Taxes, Fees and Permits. Developer or the Service Providers shall pay all applicable sales, use, and other similar taxes pertaining to the construction of the Improvements, and shall secure and pay for all approvals, easements, assessments, charges, permits and governmental fees, licenses and inspections necessary for proper construction and completion of the Improvements, subject to the terms of the Contract and except as provided otherwise in this LDA. Developer and the Service Providers shall not defer the payment of any use taxes pertaining to the Improvements except as may be authorized under law or agreement with the applicable taxing authorities.

3.5 Dedications. Developer and Builder shall timely make all conveyances and dedications of the Improvements as to any Improvements owned by such Party if and as required by the Approving Authorities, free and clear of all liens and encumbrances.

3.6 Indemnity. Developer shall indemnify, defend and hold harmless the Builder and its owners, employees, members, managers, directors, officers, agents, affiliates, successors and assigns (each a “Builder Indemnitee” and collectively, the “Builder Indemnitees”) for, from and against all claims, demands, liabilities, losses, damages (exclusive of special, consequential, punitive, consequential and lost profits damages), costs and expenses, including but not limited to court costs and reasonable attorneys’ fees, arising out of material damage caused by Developer’s gross negligence or willful misconduct in the performance of the construction of the Improvements. Notwithstanding the foregoing, Developer shall not be obligated under this LDA to indemnify the Builder Indemnitees to the extent such liabilities result from the negligence or willful misconduct of any Builder Indemnitee, or for any claims arising out of geologic, soils, ground water or other physical conditions affecting the Lots, or underdrains systems installed according to Plans reviewed and approved by a Builder. Builder shall indemnify, defend and hold harmless Developer and its respective owners, affiliates, employees, members, managers, directors, officers, agents, successors and assigns (each an “Developer Indemnitee” and collectively, the “Developer Indemnitees”) for, from and against all claims, demands, liabilities, losses, damages, costs and expenses, including but not limited to court costs and reasonable attorneys’ fees, arising out of or relating to (i) Builder’s or its successor’s development, construction, use, ownership, management, marketing or sales activities associated with the Lots and the Property (including, without limitation, land development, grading, excavation, trenching, and soils compaction, and construction on the Builder Lots performed by or on behalf of a Builder); (ii) the soils, subsurface geologic, groundwater or other physical conditions present on or affecting the Builder Lots; (iii) any change subsequent to the Effective Date in the Entitlements to the extent that the change was caused, requested or made by Builder or the design of any residences (“Homes”) constructed on the Builder Lots; or (e) homeowner claims asserting or relating to any implied warranty of habitability, merchantability, or fitness for any particular purpose in connection with Builder’s construction of one or more Homes on the Builder Lots. Notwithstanding the foregoing, Builder shall not be obligated under this LDA to indemnify, defend or hold harmless Developer from claims arising solely out of a successor’s development, construction, use, ownership, management, marketing or sales activities associated with the Builder Lots and the Property if such successor is approved by Developer and gives Developer a substitute indemnity that is equivalent to the indemnity provided by the Builder under this Section 3.6 and such successor is financially sound as reasonably determined by Developer. Obligations under this Section shall survive the termination or expiration of this LDA.

3.7 Insurance. Developer shall procure and maintain, and shall cause the Service Providers to procure and maintain, the insurance described in Exhibit C attached hereto during the construction of the Improvements and any warranty work performed on the Improvements.

3.8 Independent Contractor. Developer is an independent contractor and neither Developer nor its employees are entitled to worker’s compensation benefits or unemployment insurance benefits through Builder as a result of performing under the LDA. The Developer is responsible for and obligated to pay all assessable federal and state income tax on amounts earned or paid under this LDA.

4. Construction of Improvements.

4.1 Plans and Specifications. To the extent that Developer has not obtained Final Approval of all of the Plans as of the Effective Date, Developer shall (i) diligently finalize, process and obtain approval of the Plans for the Improvements from the applicable Approving Authorities to the extent required by such entities, and (ii) apply to the utility service provider for the preparation of dry utility plans (“Utility Plans”). Upon receipt of the approved Utility Plans for the dry utilities from the utility service provider, Developer will furnish a copy of such Utility Plans to the Builder. If after Final Approval of the Plans is obtained the Developer elects to amend the Plans in a manner that will result in a Material Change (defined below), then Developer shall provide written notice of the Material Change (a “Notice of Material Change”) to Builder if the Builder Lots are affected by the change. The Notice of Material Change shall describe the modification to the Plans requested by Developer. Builder shall have five (5) business days after receipt of the Notice of Material Change to provide written notice to the Developer if it objects to the proposed Material Change (a “Notice of Material Change Objection”), which shall describe revisions to the Material Change that would render it acceptable to Builder. If Builder fails to give a timely Notice of Material Change Objection to Developer, the Material Change shall be deemed approved by Builder. If Developer performs any Material Change without first providing Builder with a Notice of Material Change, or after Receiving a Notice of Material Change Objection, which objection has not been resolved in accordance with the following provisions, then Developer shall assume responsibility for the cost of correcting any such change, as well as the time impacts for making such correction. Within five (5) business days after delivery to Developer of a Notice of Material Change Objection, said Developer and the Builder shall meet to approve or reject the Material Change. If Developer and Builder cannot reach an acceptable resolution regarding the Notice of Material Change Objection, the dispute shall be resolved pursuant to the arbitration provision set forth in Section 7 below. For purposes of this Section 4.1, a “Material Change” shall consist only of the following changes to the approved Plans for the Improvements to be installed for the benefit of the Property which have previously been approved by the applicable Approving Authorities:

4.1.1 Reduction of the total number of Builder Lots available for the construction of residences by more than 10% or a reduction in the width of the building envelope below the minimum dimension required by the Contract.

4.1.2 Changes greater than one half (1/2) of one (1) foot to the proposed finish grade elevation for any of the Builder Lots.

4.1.3 Changes that prevent the construction of a single family dwelling unit on any Builder Lot.

4.2 Construction Standard. Developer shall cause the applicable Improvements to be constructed in accordance with the Construction Standard and shall obtain preliminary and final acceptance thereof by all Approving Authorities. As used herein, the term “Construction Standard” means construction and installation of the Improvements in a good, workmanlike and lien-free manner and in substantial conformity with the Plans (as may be modified pursuant to the terms hereof), the applicable requirements of the Approving Authorities, and the “Finished Lot Standard” set forth on Exhibit D attached hereto. The Construction Standard does not include any so-called “over excavation” or comparable preparation or mitigation of the soil (hereinafter defined as the “Overex”) on the Builder Lots and Builder has sole responsibility with respect to any Overex that the Builder determines to undertake on the Builder Lots. The terms and provision of Section 10(e) (Over Excavation) of the Contract are hereby incorporated herein by this reference. The Parties shall reasonably cooperate in coordinating the Builder’s completion of the Overex so that the Overex can be properly sequenced with Developer’s completion of the Improvements. In no event shall Developer be liable to Builder for any delay, costs or damages incurred with respect to such Overex, even if caused by any delay in installation of Improvements sequenced ahead of the Overex, and all timeframes shall be deemed extended appropriately in the event of any delay in completing such Overex in accordance with the Construction Schedule (as hereinafter defined).

4.3 Construction Contracts for Work. Developer and contractors of Developer shall contract for all of the work and materials comprising the applicable Improvements. Developer shall have the right to bid, pursue, negotiate, agree to and execute contracts and agreements with Service Providers for the work and materials comprising the Improvements (each a “Construction Contract” and collectively, the “Construction Contracts”), based upon forms that Developer deems necessary or appropriate in its commercially reasonable discretion; provided, however, that Developer shall deliver written notice to Builder after it shall enter into any Construction Contract, which notice shall identify the Service Provider(s). Developer shall use reasonable good faith efforts to cause each Construction Contract, in addition to other matters, to (i) allow for the automatic assignment, without need for further action, of all of Developer’s rights (including, without limitation, the warranty and indemnity provisions thereof) to Builder on a non-exclusive basis in the event of replacement of Developer pursuant to the terms of this LDA, and identify Builder as an intended third-party beneficiary of the Construction Contract (including, without limitation, the warranty and indemnity provisions thereof), (ii) require the Service Provider to name the Builder as additional insured on all required insurance maintained by the Service Provider for a period expiring not sooner than final acceptance of the Improvements by the applicable Approving Authority for which such Service Provider furnished materials or work, (iii) require the Service Providers to provide a warranty on materials and labor supplied by such Service Provider for a period coterminous with the warranty period required by the applicable Approving Authorities for Improvements to be dedicated to an Approving Authority, but in no event less than one (1) year for any Improvement, (iv) require the Service Provider to perform its work in accordance with the Construction Standard, (v) require the Service Provider to indemnify, defend, and hold harmless Developer from all claims and causes of action arising from the negligent acts or omissions or intentional misconduct of the Service Provider or its employees or agents, (vi) permit retainage in an amount of at least five percent (5%) of the amounts payable to the Service Provider, until the work to be completed pursuant to such contract has been substantially completed and, if applicable, granted initial acceptance by the applicable Approving Authority; (vii) provide the Developer the right, but not the obligation, to pay subcontractors and suppliers of the Service Provider directly or by joint check, and (viii) provide for no limitation on remedies against the Service Provider for a default except the prohibition of recovery of punitive damages. Upon receipt of written request from Builder, Developer shall deliver a copy of each Construction Contract to Builder.

4.4 Commencement and Completion Dates. Developer shall cause construction of the Improvements to be commenced and completed as follows:

4.4.1 Commencement; Construction Schedule; Completion. The Improvements will be completed in phases consisting of one phase with respect to the Takedown 1 Lots, one subsequent phase with respect to the Takedown 2 Lots, and one subsequent phase with respect to the Takedown 3 Lots for a total of three phases (each a “Phase”). Developer shall commence and complete each component of the Improvements in each Phase in accordance with the construction schedule set forth on Exhibit E attached hereto (the “Construction Schedule”), and cause Substantial Completion of the Improvements in each Phase to occur on or before the applicable deadline therefor as set forth in the Construction Schedule (the “Substantial Completion Deadline”); provided, however, subject to Section 4.4.2 below. The Construction Schedule will provide for the first Phase with respect to the Takedown 1 Lots (“Phase 1”) to achieve Substantial Completion on or before ten (10) months after the First Closing of the Takedown 1 Lots, with the second Phase with respect to the Takedown 2 Lots (“Phase 2”) to achieve Substantial Completion on or before nineteen (19) months after the First Closing of the Takedown 1 Lots, and with the third Phase with respect to the Takedown 3 Lots (“Phase 3”) to achieve Substantial Completion on or before twenty eight (28) months after the First Closing of the Takedown 1 Lots. Developer may cause Improvements to be constructed and installed as Developer deems necessary, in the Developer’s commercially reasonable discretion, to coordinate such Improvements with the development of portions of the Development other than the Property; or cause Improvements to be constructed and installed in accordance with scheduling requirements of the County and other Approving Authorities or in advance of the Substantial Completion dates set forth above. Notwithstanding anything to the contrary, the Developer shall have no obligation to install landscaping during the months of October through April.

4.4.2 Force Majeure. Notwithstanding any contrary provision of this LDA, the completion dates and all interim milestones set forth on the Construction Schedule, the Substantial Completion Deadline, and the time for performance of Developer’s other obligations under the Construction Schedule or this LDA shall be extended by a period of time equal to any period that such performance or progress in construction of the Improvements is delayed due to any Dispute, as defined below, acts or failure to act of any Approving Authority, strike, riot, act of war, act of terrorism, act of violence, weather, act of God, or any other act, occurrence or non-occurrence beyond Developer’s reasonable control (each, an “Uncontrollable Event”). If Developer claims a delay due to an Uncontrollable Event, then Developer shall provide written notice to Builder of the occurrence of a condition that constitutes an Uncontrollable Event, which notice shall reasonably detail the reason(s) giving rise to the Uncontrollable Event and the duration of the delay that was caused by the Uncontrollable Event. Developer will make reasonable efforts to minimize the delay from any such Uncontrollable Event.

4.5 Substantial Completion.

4.5.1 Definition of Substantial Completion. “Substantial Completion” of the Improvements (or applicable component thereof) shall be deemed to have occurred when all of the following have occurred with respect to the Improvements (or applicable component thereof):

(a) Developer has substantially completed or corrected all punchlist items provided by the Approving Authorities and the Builder affecting the Improvements (or applicable component thereof) in accordance with Section 4.5.2 below so that Builder is not precluded from obtaining from the Approving Authorities building permits for houses constructed, or to be constructed, on any Builder Lots solely as a result of such punchlist items (or applicable component thereof) not being complete, and Developer has obtained lien releases reasonably acceptable to Builder from all contractors performing work related to the Improvements;

(b) The Improvements (or applicable component thereof) have been installed pursuant to the Construction Standard and shall be substantially complete so that Builder is not precluded from obtaining from the Approving Authorities building permits for houses constructed, or to be constructed, on any Builder Lots solely as a result of such Improvements (or applicable component thereof) not being complete;

(c) Any Improvements (or applicable component thereof) that are intended to be dedicated to or accepted by an Approving Authority shall have been inspected and preliminarily accepted by the applicable Approving Authority (subject to the Government Warranty Period (as defined below)); except that those Improvements that are (x) to be phased, if any, as set forth in the Entitlements and to the extent the phased Improvements are not required to obtain building permits for Homes on the Lots in the applicable Phase of the Builder Lots, or (y) not necessary or required by the Approving Authority to occur to obtain building permits and certificates of occupancy for Homes on the Lots (the “Additional Improvements”) will not be required to achieve Substantial Completion, but Developer shall nevertheless be required to complete construction and obtain acceptance of such Additional Improvements by the applicable Approving Authority after Substantial Completion at such time as is required by the applicable Approving Authorities and so that Builder is not precluded from obtaining from the Approving Authorities building permits or certificate of occupancy for houses constructed, or to be constructed, on any Builder Lots solely as a result of such Additional Improvements (or applicable component thereof) not being complete.

(d) No mechanics’ or materialmen’s liens shall have then been filed against any of the Builder Lots with respect to the Improvements and final unconditional lien waivers have been obtained from the Service Providers that constructed the Improvements (or applicable portion thereof), or the Developer has obtained a bond to insure over any such mechanics’ or materialmen’s liens.

(e) With respect to any Improvements that are required by the Construction Standard or that are required by the subdivision improvement agreement applicable to the Builder Lots but which are not addressed as part of the Construction Standard or the Finished Lot Standard, and any other Improvements which are not required for the issuance of building permits but which are required by the Approving Authorities so that Homes and other improvements constructed by Builder on the Builder Lots are eligible for the issuance of certificates of occupancy for homes, the Developer shall complete or cause the completion of such other Improvements to the extent required by the Approving Authorities, so as not to delay the issuance of certificates of occupancy for Homes constructed by Builder on the Builder Lots.

4.5.2 Inspection.

(a) Notice to Builder. Developer shall notify Builder in writing when Substantial Completion of the Improvements (or applicable component thereof) on the Builder Lots has been achieved, except for minor punch-list work which does not affect the ability to obtain building permits or certificates of occupancy, as applicable, for Homes on the Lots, and the date(s) and time(s) the Approving Authorities will inspect such Improvements (or applicable component thereof). Within ten (10) days after receipt by Builder of such notice from the Developer, Developer and Builder shall jointly inspect the Improvements (or applicable component thereof) on the Builder Lots and produce a punchlist (“Builder Punchlist”). The Builder Punchlist may not contain any items other than incomplete Improvements or components thereof, deficient or defective construction of the Improvements or components thereof, or failure to construct the Improvements or components thereof in accordance with the Construction Standard. Builder shall not be able to object or provide Builder Punchlist items for any portion of the Improvements previously inspected by the Builder, except in the case of construction defects. If the Parties are unable to agree upon a Builder Punchlist within five (5) business days after the joint inspection described above, then any dispute related to such punchlist shall be submitted to the expedited dispute resolution procedures in accordance with Section 7 below. Developer will give Builder notice of the date and time of inspections of the Improvements by the Approving Authorities and Builder may attend such inspections. Developer will provide Builder with copies of any inspection reports or punchlists received from the Approving Authorities in connection with the inspection of the Improvements, and Developer shall be responsible to correct punchlist items from the Approving Authority and items set forth on the Builder Punchlist. Notwithstanding anything to the contrary including any Builder Punchlist, if an Approving Authority grants preliminary approval or construction acceptance to any of the Improvements, or, with respect to grading, if the engineer issues a certification with respect to the grading, fill and compaction in accordance with item (g) of Exhibit D, then it shall conclusively be presumed that such Improvement or work was completed in accordance with the Construction Standard, subject to completion of the punchlist items provided by the Approving Authority. If an item is not identified as incomplete on the Builder Punchlist or any Approving Authority punchlist, then it shall conclusively be presumed that such Improvement was completed in accordance with the Construction Standard, and thereafter the Builder and not Developer shall be responsible for repairing damage to such Improvement occurring after completion of the Builder Punchlist work unless such damage is determined either by agreement of the parties or pursuant to Section 7 of this LDA to be the result of a design or construction defect. Disputes regarding Builder Punchlist items and matters will be resolved pursuant to the expedited dispute resolution procedures set forth in Section 7 of this LDA.

(b) Correction of Punchlist Items. Developer shall cause any punchlist items to be corrected within the time required by the County or other applicable Approving Authorities, or such shorter time as may be required pursuant to the Construction Schedule.

(c) Interim Inspections. Upon reasonable prior notice, each Builder may inspect the construction of the Improvements on the Builder Lots; provided, however, such inspection shall be (i) at the sole risk of Builder, (ii) such inspection shall be non-invasive and shall be performed in a manner that does not interfere with or result in a delay in the construction of the Improvements, and (iii) Builder shall indemnify Developer for any damage resulting from such inspection.

4.6 Self-Help Remedy.

4.6.1 Notice of Default. If Developer: (a) breaches its obligation under this LDA to complete or cause the completion of any Improvement in accordance with the Plans or the Construction Schedule (as extended by any Uncontrollable Event); (b) otherwise breaches any material obligation under this LDA; (c) fails to comply with any material provision of its Construction Contracts with Service Providers beyond any applicable express notice or cure periods; or (d) files a petition for relief in bankruptcy or makes an assignment for the benefit of its creditors, or admits in writing its inability to pay its debts generally as they become due (each a “Bankruptcy Event”), then the Builder may deliver written notice of the breach to Developer (a “Notice of Default”). Each of the events set forth in Subsections (a) through (d) inclusive of the preceding sentence shall be herein referred to as a “Constructing Party Default.” For any Constructing Party Default other than a Bankruptcy Event, the Developer shall have thirty (30) days after Developer’s receipt of the Notice of Default from the Builder to cure the Constructing Party Default (the “Cure Period”); provided, however, if the nature of the Constructing Party Default is such that it cannot reasonably be cured within thirty (30) days, the Cure Period shall be deemed extended for a reasonable period of time (not to exceed an additional sixty (60) days) so long as Developer commenced in good faith and with due diligence to cause such Constructing Party Default to be remedied. If Developer does not cause the cure of the Constructing Party Default within the Cure Period (as may be extended pursuant to the preceding sentence, and subject to Uncontrollable Events), or if a Bankruptcy Event occurs (either, an “Event of Default”), then the Builder may elect to appoint either itself or another qualified third party (which may include another builder under contract with Developer to purchase lots within the Development, provided that such builder agrees to, and accepts, such appointment) (“Substitute Constructing Party”) to assume and take over the construction of the Improvements by providing written notice to Developer of its election (the “Assumption Notice”). With respect to any Improvements that Developer is causing to be constructed as PM for a District under a Service Agreement, the Substitute Constructing Party’s right to take over the construction of the Improvement shall be the right to step into the rights of Developer as the PM under the Service Agreements and assume the role of the PM thereunder, including the right to submit draw requests to the applicable District for payment of Service Providers and other construction costs to complete the Improvements. Substitute Constructing Party’s assumption of the construction of the Improvements shall not include the assumption of any liability for acts or omissions occurring prior to the Assumption Notice, or payment of any “Constructing Party Cost Overruns” (as defined below) incurred prior to the Assumption Notice, which Constructing Party Cost Overruns shall remain the sole responsibility of the Developer, or receipt of any cost savings prior to the Assumption Notice; provided, however, that the Substitute Constructing Party shall be entitled to an administrative fee in an amount equal to two percent (2%) of the remaining Costs (as defined below) actually paid, which administrative fee shall be included in the Constructing Party Cost Overruns. The Builder’s election to appoint a Substitute Constructing Party to assume and take over the construction of the Improvements and to exercise and enforce the rights and obligations set forth in Section 4.6.2 below shall thereafter be the Builder’s sole and exclusive remedy, except that the limitation on Builder’s remedies for a Constructing Party Default shall not apply to Developer’s indemnity obligations in this LDA or Developer’s obligations to pay any Constructing Party Cost Overruns.

4.6.2 Assumption Right. If Builder delivers an Assumption Notice, or if Builder, Richmond or another builder exercises the Builder’s Step-In Option with respect to the Joint Improvements (as such terms are defined below), then: (i) Developer shall cooperate to allow the Substitute Constructing Party to take over and complete the incomplete Improvements, including, as applicable, the execution and delivery to the Substitute Constructing Party of such agreements, documents or instruments as may be reasonably necessary to assign to the Substitute Constructing Party all Construction Contracts with third parties pertaining to the Improvements, and/or assignment of applicable Service Agreements so that Substitute Constructing Party can take over as PM thereunder; (ii) Developer shall remain responsible for all Constructing Party Cost Overruns (as hereinafter defined), but Developer shall be relieved of all further obligations under this LDA with respect to the completion of the incomplete Improvements subsequent to such assumption; (iii) Developer shall remain liable for its gross negligence or willful misconduct, and any indemnification obligations specified herein incurred prior to the date of such assumption; and (v) Substitute Constructing Party shall assume and perform all obligations under all Contracts and Service Agreements pertaining to the construction of the Improvements which Substitute Constructing Party will complete to the extent such obligations are to be performed after the date of delivery of the Assumption Notice. Upon delivery of an Assumption Notice, Substitute Constructing Party shall be obligated to complete or cause the completion of the Improvements and pay the Costs incurred thereafter by Substitute Constructing Party to complete the Improvements (subject to Developer’s funding obligation under the Joint Improvements Memorandum, as hereinafter defined, and Developer’s obligation to pay any Constructing Party Cost Overruns, and Substitute Constructing Party’s rights as PM under a Service Agreement to process payments through the applicable District). If a Substitute Constructing Party assumes the obligation to construct the Improvements, the Builder’s obligation for the payment of costs under Section 6.1 which are due and payable after the date of the Assumption Notice shall be suspended until Substantial Completion of the Improvements and thereupon all Costs incurred and paid by Builder shall be offset against the unpaid portions of the Deferred Purchase Price. If the amount of the unpaid portions of the Deferred Purchase Price is insufficient to offset the Costs incurred and paid by Builder, then Developer will pay to Builder the amount of the deficiency, together with an administrative fee equal to 2% of the amount of the deficiency, within thirty (30) days after Builder presents Developer with an invoice for such payment, including reasonable supporting documentation for the Cost incurred by Builder. Invoices not paid within thirty (30) days after receipt shall bear simple interest at the rate of 12% per annum until paid. In the event of an Assumption Notice, the Substitute Constructing Party shall indemnify, defend and hold harmless the Developer and its members, managers, shareholders, employees, directors, officers, agents, affiliates, successors and assigns for, from and against all claims, demands, liabilities, losses, damages (exclusive of special, consequential, punitive, speculative or lost profits damages), costs and expenses, including but not limited to court costs and reasonable attorneys’ fees, that accrue after the date of the Assumption Notice and arise out of the Substitute Constructing Party’s completion of the Improvements, and this indemnity shall not apply to any claims, demands, liabilities, losses, damages, costs, expenses, acts or omissions arising or accruing before the date of the Assumption Notice. The obligations under this Section shall survive the termination or expiration of this LDA.

4.6.3 Appointment of Substitute Constructing Party. For purposes of exercising the self-help remedies set forth in this Section 4.6 with respect to an Event of Default, Builder may elect to appoint either itself or another Substitute Constructing Party (which may include another builder under contract with Developer to purchase lots within the Development, provided that such builder agrees to, and accepts, such appointment) who shall then have the right and authority to act pursuant to the self-help provisions of this Section 4.6 (“Designated Builder”). If the cure of an Event of Default requires the construction or completion of Improvements that serve both the Builder Lots and other lots that are owned by another homebuilder that is under contract with Developer for the completion of such Improvements (the “Joint Improvements”), then Richmond American Homes of Colorado (“Richmond”) (to the extent that it has purchased lots in the Development from Developer) shall, at its election, have the first right and option (ahead of all other builders within the Development) to step in and act on behalf of all such builders pursuant to the self-help provisions of this Section 4.6 with respect to the Joint Improvements (“Builder’s Step-In Option”). Richmond may exercise the Builder Step-In Option by giving notice to Developer and the other builders within fifteen (15) days following the Event of Default (“Builder’s Step-In Deadline”). If Richmond does not exercise Builder’s Step-in Option prior to the Builder Step-In Deadline, then the other builders shall have the right to exercise an option to step-in and select a Substitute Contracting Party to act on behalf of all such builders pursuant to the self-help provisions of this Section 4.6 with respect to the Joint Improvements by giving notice to Developer and the other builders within fifteen (15) days following the expiration of Builder’s Step-In Deadline. The Developer, Builder, the other builders(s) affected by any joint improvements and the Title Company will at Closing execute a “Joint Improvements Memorandum” that describes the rights and obligations of Developer, Builder, such other builder(s) and Title Company and such document will supplement this Lot Development Agreement regarding the installation and construction of any Joint Improvements. The form of the Joint Improvements Memorandum shall be agreed upon during the Inspection Period under the Contract and attached to this Lot Development Agreement as Exhibit H.

4.6.4 Service Agreements. Each Service Agreement will permit the assignment of the Service Agreement by Developer to Builder in the event of a Developer’s default hereunder. Developer shall not amend or terminate a Service Agreement without written approval of Builder, which approval shall not be unreasonably withheld. Developer shall deliver to Builder copies of any written default notice sent by Developer to a Service Provider within five (5) business days after PCY’s transmission thereof to a Service Provider, and shall deliver to Builder copies of any default notice received by Developer from a Constructing Entity or District within five (5) business days after Developer’s receipt thereof.

4.7 Over-Excavation of Lots. The Parties acknowledge that the Improvements shall not include Overex of the Lots. Builder, with respect to its Builder Lots shall, at its sole cost, cause the Overex to be performed, and shall have the right to enter such Builder Lots for the purposes of performing the Overex; provided, however, that such entry shall be performed in a manner that does not materially interfere with or result in a material delay or an increase in the Costs or any expenses in the construction of the Improvements, and provided further that Builder shall promptly repair any portion of the Builder Lots and adjacent property that is materially damaged by Builder or its agents, designees, employees, contractors, or subcontractors in performing the Overex. THE PARTIES ACKNOWLEDGE AND AGREE THAT DEVELOPER IS NOT PERFORMING ANY OVER-EXCAVATION OF THE BUILDER LOTS AND THAT THE DEVELOPER SHALL HAVE NO LIABILITY WHATSOEVER WITH RESPECT TO OR ARISING OUT OF ANY OVER-EXCAVATION OF THE BUILDER LOTS OR EXPANSIVE SOILS PRESENT ON THE BUILDER LOTS AND DEVELOPER EXPRESSLY DISCLAIMS ANY LIABILITY WITH RESPECT TO ANY OVER-EXCAVATION OF THE LOTS AND EXPANSIVE SOILS PRESENT ON THE BUILDER LOTS. BUILDER SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS DEVELOPER AND ITS SHAREHOLDERS, EMPLOYEES, DIRECTORS, OFFICERS, AGENTS, AFFILIATES, SUCCESSORS AND ASSIGNS FOR, FROM AND AGAINST ALL CLAIMS, DEMANDS, LIABILITIES, LOSSES, DAMAGES (EXCLUSIVE OF SPECIAL, CONSEQUENTIAL, PUNITIVE, SPECULATIVE OR LOST PROFITS DAMAGES), COSTS AND EXPENSES, INCLUDING BUT NOT LIMITED TO COURT COSTS AND REASONABLE ATTORNEYS’ FEES, ARISING OUT OF ANY EXPANSIVE SOILS, OVER-EXCAVATION OR OTHER SOIL MITIGATION OR BUILDER’S ELECTION NOT TO PERFORM SOILS MITIGATION, ON OR PERTAINING TO THE BUILDER LOTS. THE PROVISIONS OF THIS SECTION 4.7 SHALL EXPRESSLY SURVIVE THE EXPIRATION OR TERMINATION OF THIS LDA.

4.8 Warranty Periods.

4.8.1 Government Warranty Period. The Approving Authorities may require a warranty period after the Substantial Completion of the Improvements (a “Government Warranty Period”). In the event defects in the Improvements to which a governmental warranty applies become apparent during the Government Warranty Period, then Developer shall coordinate the repairs with the applicable Approving Authorities and cause the Service Provider(s) who performed the work or supplied the materials in which the defect(s) appear to complete such repairs or, if such Service Providers fail to correct such defects, otherwise cause such defects to be repaired to the satisfaction of the Approving Authorities. Any costs and expenses incurred in connection with any repairs or warranty work performed during the Government Warranty Period (including, but not limited to, any costs or expenses incurred to enforce any warranties against any Service Providers) shall be borne by Developer and shall be included in the Constructing Party Cost Overruns, except for damage that was caused by Builder or its contractors, subcontractors, employees, or agents, in which event Builder shall pay all such costs and expenses to the extent caused by Builder or its contractors, subcontractors, employees, or agents. Any damage to an Improvement that was not listed on the Builder Punchlist shall be presumed to have been caused by Builder or its contractors, subcontractors, employees, or agents, unless the Builder conclusively proves that the damage was caused by a third party or as the result of a design or construction defect in the original construction by Developer as determined by agreement of the parties or as determined in a legal proceeding pursuant to the Expedited Dispute procedure in Section 7, below.

4.8.2 Non-Government Warranty Period. Developer warrants (“Non-Government Warranty”) to Builder that each Improvement to which a Governmental Warranty Period does not apply shall have been constructed in accordance with the Plans for one (1) year from the date of Substantial Completion of the Improvement (the “Non-Government Warranty Period”). If Builder delivers written notice to Developer of breach of the Non-Government Warranty during the Non-Government Warranty Period, then Developer shall coordinate the corrections with the Builder and cause the Service Provider(s) who performed the applicable work or supplied the applicable materials to complete such corrections or, if such Service Providers fail to make such corrections, otherwise cause such corrections to be made. Any costs and expenses incurred in connection with a breach of the Non-Government Warranty shall be borne by Developer (including, but not limited to, any costs or expenses incurred to enforce any warranties against Service Providers), and shall be included in the Constructing Party Cost Overruns, except for any breach or damage that was caused by Builder or its contractors, subcontractors, employees, or agents, in which event the Builder shall pay all such costs and expenses to the extent caused by Builder or its contractors, subcontractors, employees, or agents. Any damage to an Improvement that was not listed on the Builder Punchlist shall be presumed to have been caused by Builder or its contractors, subcontractors, employees, or agents, unless Builder conclusively proves that the damage was caused as the result of a design or construction defect in the original construction by Developer. EXCEPT AS EXPRESSLY PROVIDED IN SECTION 4.8.1 OR 4.8.2, THE DEVELOPER PARTIES MAKE NO REPRESENTATIONS OR WARRANTIES OF ANY KIND TO BUILDER IN RELATION TO THE IMPROVEMENTS, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF HABITABILITY, MERCHANTABILITY, OR FITNESS FOR ANY PARTICULAR PURPOSE, AND EXPRESSLY DISCLAIMS ALL OF THE SAME AND SHALL HAVE NO OBLIGATION TO REPAIR OR CORRECT ANY DEFECT IN IMPROVEMENTS FOR WHICH NO CLAIM IS ASSERTED DURING THE APPLICABLE WARRANTY PERIOD. The preceding sentence does not affect, alter or modify any Service Provider’s obligations to repair or correct any defects in Improvements and shall not be construed as a limitation on the Builder’s statutory rights or remedies which may not be modified by contract.

4.9 License for Construction. Each Party hereby grants to Developer or the Substitute Constructing Party (as applicable) and the Service Providers a temporary, non-exclusive license to enter upon the parcel within the Property owned by such Party as reasonably necessary for the installation of the Improvements, rough grading of the Builder Lots, stubbing of utilities and/or the performance of Developer’s (or Substitute Constructing Party’s, as applicable) responsibilities under this LDA. Each Party further agrees to grant such separate written rights of entry and/or licenses in or upon the parcel owned by such Party as may be reasonably necessary for installation of the Improvements, rough grading of the Builder Lots and stubbing of utilities. No rights of entry and/or licenses over any portion of the Property may be exercised or used by a Party in any fashion that would unreasonably interfere with or adversely impact any other Party’s development of its parcel. The rights under this Section or any instruments delivered hereunder shall terminate upon the expiration of all Government Warranty Periods.

4.10 Liens. Developer shall pay, or cause to be paid, when due, all liens and claims for labor and/or materials furnished to the Builder Lots pursuant to this LDA to prevent the filing or recording by any third party of any mechanics’, materialmen’s or other lien, stop notice or bond claim or any attachments, levies or garnishments (collectively “Liens”) involving the Improvements. Developer shall indemnify, defend and hold harmless Builder for, from and against all injuries, losses, liens, claims, demands, judgments, liabilities, damages, costs and expenses (including but not limited to court costs and reasonable attorneys’ fees and expenses) sustained by or made or threatened against Builder, which result from or arise out of or in connection with mechanics’ or materialmen’s liens, stop notices or bonded stop notices which may be asserted against Builder or the Builder Lots (or any of them) as a result of Developer’s actions in connection with the construction of the Improvements. Developer will, within sixty (60) calendar days after written notice from Builder or after Developer otherwise become aware of such Liens, terminate the effect of any Liens by filing or recording an appropriate release or bond if so requested by Builder. If Builder requests that Developer file and obtain any such release or bond and Developer fails to do so within sixty (60) calendar days of such request, Builder may obtain such bond or secure such release on behalf of Developer offset all costs and fees related thereto against any amount payable by Builder under this LDA. If any mechanic’s or materialmen’s lien is not removed from each Builder Lot affected thereby prior to the scheduled closing of the retail sale of such Builder Lot, then the notice and cure period above shall not apply and Builder shall have the right to immediately exercise its right to secure such bond or release. If no further amounts remain payable by Builder under this LDA, Developer shall reimburse Builder for all costs and fees related thereto within thirty (30) days after receipt of written request therefor and any such cost or amount that is not paid by Developer to Builder when due shall bear interest at the rate of twelve percent (12%) per annum from the due date thereof until paid in full (together with such interest).

4.11 Tree Lawns/Sidewalks. Notwithstanding anything in this LDA to the contrary, Developer shall have no obligation to construct, install, maintain or pay for the maintenance, construction and installation of any landscaping or irrigation for such landscaping behind the curb on any Builder Lot that is to be maintained by the owner of such lot (collectively, “Tree Lawns”), but Developer shall be responsible for constructing and installing the detached sidewalks and ramps (collectively, “Sidewalks”) that are located immediately adjacent to any Builder Lot or on a tract as required by the approved Plans, County, or any other Approving Authority and/or applicable laws as provided in this LDA. Builders shall be responsible for installing any other lead walks, pathways, and driveways and any other flatwork on the Builder Lots. Builder shall install all Tree Lawns on or adjacent to its Builder Lots in accordance with all applicable Plans, requirements, regulations, laws, development codes and building codes of all Approving Authorities and such Tree Lawns shall not be considered part of the Improvements.

4.12 Soil Hauling. Builder shall be responsible for relocating from the Builder Lots all surplus soil generated during Builder’s construction of structures on the Builder Lots. The Seller under the Contract will designate a site within the Development, as determined by Seller in its sole discretion, to which Builder may transport such surplus soil. Seller may modify any such stock pile location from time to time in Seller’s discretion. At Seller’s request, Builder shall supply copies of any reports or field assessments identifying the material characteristics of the excess soil prior to accepting such soil for fill purposes and if Seller does not accept any surplus soils from Builder, then Builder shall, at its sole expense, find a purchaser or taker or otherwise transport and dispose of such surplus soil upon such terms as it shall desire, but such surplus soil must still be removed from the Property and may not be stockpiled on the Property or within the Development after construction has been completed.

5. Costs of Improvements.

5.1 Definition of Costs. As used herein, the term “Costs” shall mean all hard and soft costs incurred in connection with the design (including all engineering expenses), construction and installation of the Improvements, including, but not limited to, costs of labor, materials and suppliers, engineering, design and consultant fees and costs, blue printing services, construction staking, demolition, soil amendments or compaction, any processing, plan check or permit fees for the Improvements, engineering services required to obtain a permit for and complete the Improvements, costs of compliance with all applicable laws, costs of insurance required by this LDA, costs of any financial assurances, any corrections, changes or additions to work required by the Approving Authorities or necessitated by site conditions, municipal, state and county taxes imposed in connection with construction of the Improvements, any warranty work, and any other costs incurred in connection with the performance of the obligations of Developer or the Substitute Constructing Party (as applicable) hereunder to complete the Improvements.

5.2 Budget. Attached hereto as Exhibit F is an estimate of the Costs to construct the Improvements (the “Budget”). The Costs identified on the Budget are referred to herein as “Budgeted Costs.” Builder shall pay or cause to be paid pursuant to Article 6 below a share of the Budgeted Costs. As consideration for the Developer’s performance under this LDA and the construction of the Improvements, Builder shall pay the Deferred Purchase Price which is equal to (i) a share of the Budgeted Costs in the amount of Forty Seven Thousand Five Hundred Dollars ($47,500.00) per Builder Lot plus the Escalator (which based on a total of 161 Builder Lots is equal to $7,674,500.00 plus the Escalator), and (ii) the Builder Cost Overruns, if any, as defined below (collectively, the “Maximum Builder Costs”).

5.3 Cost Overruns. Notwithstanding anything in this LDA to the contrary, the Developer shall pay (i) all costs for changes to the Plans or Improvements required by any Approving Authority or to correct any error or defect in the Plans that cause the Costs to exceed the Budgeted Costs, (ii) the costs of all other changes to the Plans or Improvements requested by the Developer that cause the Costs to exceed the Budgeted Costs, and (iii) all other costs and charges that cause the Costs to exceed the Budged Costs (with the exception of Builder Cost Overruns) (collectively, the “Constructing Party Cost Overruns”). The Builder shall immediately pay all costs of changes to the Plans or Improvements requested by Builder that causes the Costs to exceed the Budgeted Costs or that occur as a result of Builder’s breach of its obligations under this LDA (collectively “Builder Cost Overruns”) and Builder shall not have any responsibility for Constructing Party Cost Overruns unless such Constructing Party Cost Overruns occur as a result of Builder’s breach of its obligations under this LDA or as a result of mismanagement or unreasonable Costs incurred by the Substitute Constructing Party that cause the Costs to exceed the Budged Costs. Except as provided in this Section 5.3, Builder shall have no obligation to pay Costs that exceed the Maximum Builder Costs.

5.4 Accounting. Developer shall keep good and accurate books and records in sufficient detail to allow the Costs to be calculated, which books and records shall be made available for review (upon reasonable prior written notice) by the Parties. Within thirty (30) days after Substantial Completion of the Improvements, the Developer shall deliver to Builder a reasonably detailed final accounting of the Costs.

5.5 Progress Reports. Developer shall, no less frequently than once per month, provide Builder with a progress report setting forth the amount of Costs expended to date, a list of Improvements completed, to date, and an estimate by a project manager of Developer of the status of overall completion of the Improvements, in such form as Developer deems reasonably appropriate (“Progress Report”).

6. Payment of Costs.

6.1 Payment.

6.1.1 Payment. Pursuant to the terms of the Contract, Builder shall pay to Developer, as Seller, part of the Purchase Price in cash at each closing (the “Initial Purchase Price”), and pay in accordance with the terms of this LDA a deferred portion of the Purchase Price (“Deferred Purchase Price”) equal to the Maximum Builder Costs (including Builder Cost Overruns, if any) which represents Builder’s share of the Budgeted Costs of the Improvements. After Builder pays the Initial Purchase Price under the Contract, Builder has no responsibility for payment of any funds in excess of the Maximum Builder Costs. The Deferred Purchase Price is payable to Developer in installments based upon completion of the Improvements that serve each Phase of the Builder Lots as follows:

(a) Takedown 1 Lots – Phase 1. Phase 1 consists of approximately 50 Takedown 1 Lots as identified on the Concept Plan (the “Phase 1 Lots”). Upon Substantial Completion of the Wet Utilities that serve the Phase 1 Lots in accordance with Section 4.5 above, Builder shall pay the Developer a portion of the Deferred Purchase Price for Phase 1 in the amount of $23,750.00 multiplied by the actual number of Phase 1 Lots (as shown on the recorded final plat creating the Phase 1 Lots), plus the Escalator. Upon Substantial Completion of the Improvements that serve the Phase 1 Lots in accordance with Section 4.5 above, Builder shall pay the Developer the balance of the Deferred Purchase Price in the amount of $23,750.00 multiplied by the actual number of Phase 1 Lots, plus the Escalator.

(b)  Takedown 2 Lots – Phase 2. Phase 2 consists of approximately 50 Takedown 2 Lots as identified on the Concept Plan (the “Phase 2 Lots”). Upon Substantial Completion of the Wet Utilities that serve the Phase 2 Lots in accordance with Section 4.5 above, Builder shall pay the Developer a portion of the Deferred Purchase Price for Phase 2 in the amount of $23,750.00 multiplied by the actual number of Phase 2 Lots (as shown on the recorded final plat creating the Phase 2 Lots), plus the Escalator. Upon Substantial Completion of all of the Improvements that serve the Phase 2 Lots in accordance with Section 4.5 above, Builder shall pay the Developer the balance of the Deferred Purchase Price in the amount of $23,750.00 multiplied by the actual number of Phase 2 Lots, plus the Escalator.

(c) Takedown 3 Lots – Phase 3. Phase 3 consists of approximately 61 Takedown 3 Lots as identified on the Concept Plan (the “Phase 3 Lots”). Upon Substantial Completion of the Wet Utilities that serve the Phase 3 Lots in accordance with Section 4.5 above, Builder shall pay the Developer a portion of the Deferred Purchase Price for Phase 3 in the amount of $23,750.00 multiplied by the actual number of Phase 3 Lots (as shown on the recorded final plat creating the Phase 3 Lots), plus the Escalator. Upon Substantial Completion of all of the Improvements that serve the Phase 3 Lots in accordance with Section 4.5 above, Builder shall pay the Developer the balance of the Deferred Purchase Price in the amount of $23,750.00 multiplied by the actual number of Phase 3 Lots, plus the Escalator.

(d) Escalator. All payments of the Deferred Purchase Price shall be subject to the Escalator as provided in Section 2(b) of the Contract.

(e) Invoice. After Substantial Completion is achieved as described in Section 4.5 above (including inspections under Section 4.5.2(a)), Builder shall pay the applicable portion of the Deferred Purchase within five (5) business days after an invoice for payment is delivered to Builder by Developer.

(f) Definition of Wet Utilities. The Wet Utilities that serve each Phase of the Builder Lots that will trigger the Builder’s payment obligation upon Substantial Completion thereof are identified on Exhibit G.

(g) Security for Payment of Deferred Purchase Price - Letter of Credit. In order to secure Builder’s obligation following the each Closing to pay the Deferred Purchase Price in accordance with the terms of the Contract and the payment obligations set forth above in this Section 6.1, at each Closing, Builder shall deliver to Title Company, acting as escrow agent, a letter of credit issued by _____________________ in the form attached to the Contract as Exhibit G (the “Letter of Credit”) and in an amount equal to the sum of the Deferred Purchase Price for all of the Lots acquired by Builder at such Closing, plus the Escalator (with respect to the Takedown 2 Lots and the Takedown 3 Lots). Title Company shall hold and maintain the Letter of Credit pursuant to this LDA and the Contract in an escrow account established by Title Company for the benefit of Developer and Builder (pursuant to the terms of an escrow agreement to be agreed upon during the Due Diligence Period under the Contract, and entered into by Developer, Builder and Title Company concurrently with the execution of this LDA (the “Escrow Agreement”)). The Letter of Credit for each Closing shall remain in place until the final payment of the Deferred Purchase Price applicable to such Closing has been made to the Developer following Substantial Completion of the Finished Lot Improvements which serve the Lots acquired by Builder at such Closing. If the Letter of Credit is scheduled to expire prior to the Substantial Completion of all of such Lots, and Builder has not renewed the Letter of Credit at least fifteen (15) days prior to the expiration date thereof, Title Company is authorized and directed to draw down the full amount of the Letter of Credit and deposit such funds in escrow to be used solely for the payment of any unpaid Deferred Purchase Price. The Letter of Credit may provide that it may be reduced from time to time to the extent of payments of the Deferred Purchase Price in Good Funds made by Purchaser for Improvements in accordance with the terms, including the payment schedule, set forth in this LDA. From time to time as Builder pays installments of the Deferred Purchase Price, Developer and Escrow Agent shall execute and deliver to the issuer of the Letter of Credit a reduction certificate (in the form required by the issuer) to reduce the Letter of Credit by the amount of the Deferred Purchase Price installment that was paid. The Letter of Credit for each Closing shall be returned to Builder, together with an executed reduction certificate reducing the face amount thereof to $0.00, upon payment in full of the Deferred Purchaser Price in Good Funds for all of the Lots in such Closing. Failure by Builder to pay any portion of the Deferred Purchase Price when the same shall become due and payable, provided that at such failure continues for a period of ten days after the delivery of written notice thereof from Developer to Builder, shall entitle Developer to enforce the collection of the delinquent Deferred Purchase Price by having the Title Company draw upon the Letter of Credit, and the funds so drawn shall be paid to Developer as payment of any unpaid Deferred Purchase Price and such failure to pay shall be deemed cured. If Developer or Title Company is unable to draw upon the Letter of Credit, Developer may protect and enforce its rights under this LDA pertaining to payment of the Deferred Purchase Price by (i) such suit, action, or special proceedings as Developer shall deem appropriate, including, without limitation, any proceedings for the specific performance of any covenant or agreement contained in this LDA or the Contract or the enforcement of any other appropriate legal or equitable remedy, or for the recovery of actual damages (excluding consequential, punitive damages or similar damages) caused by Builder’s failure to pay the Deferred Purchase Price, including reasonable attorneys’ fees, and (ii) enforcing Developer’s lien rights set forth in this LDA. Developer’s remedies are non-exclusive.

7. Expedited Dispute Resolution.

7.1 Disputes Related to Material Changes, Draw Requests and Punchlist Items. Notwithstanding anything to the contrary herein, disputes related to Material Changes, any Builder Punchlist item or matter, objections to Construction Contracts, determination of Substantial Completion or the amount of or responsibility for Constructing Party Cost Overruns or Builder Cost Overruns (“Expedited Disputes”) shall all be resolved by an independent, impartial third party qualified to resolve such disputes as determined by the Parties involved in the Expedited Dispute (“Informal Arbitrator”). If such Parties cannot agree on an Informal Arbitrator, then the Parties involved shall select one (1) registered engineer and the Builder shall select one (1) registered engineer and the engineers so selected by such Parties shall promptly select an independent, impartial third party qualified to act as the Informal Arbitrator and resolve the Expedited Dispute. Within five (5) business days after a Party delivers a Dispute Notice, the Developer and the Builder shall deliver to the Informal Arbitrator a written statement of how such Party believes the Expedited Dispute should be resolved, together with reasonable supporting documentation of such position (“Resolution Notice”). Within ten (10) business days after receipt of Resolution Notices from both such Parties, the Informal Arbitrator shall approve one (1) of the Parties’ Resolution Notice and shall deliver written notice of such approval to each Party. The decision of the Informal Arbitrator shall be binding on all Parties with respect to the applicable Expedited Dispute. All Parties shall timely cooperate with the Informal Arbitrator in rendering his or her decision. The party that is not the prevailing party in the resolution of any Expedited Dispute shall promptly pay the Informal Arbitrator’s fee, and the prevailing party’s other fees and costs of any such expedited dispute resolution process and reasonable attorney’s fees. The term “prevailing party” means the party who successfully obtains substantially all of the relief sought by such party or is successful in denying substantially all of the relief sought by the other party. The Parties acknowledge that there is a benefit to the Parties in having work done as expeditiously as possible and that there is a need for a streamlined method of making decisions described in this Section so that work is not delayed. A Party and shall not be entitled to recover from any other Party exemplary, punitive, special, indirect, consequential or any other damages other than actual damages (unless the Informal Arbitrator finds intentional abuse or frustration of the arbitration process) in connection with an Expedited Dispute.

7.2 Standards of Conduct. The Parties agree that with respect to all aspects of the expedited dispute resolution process contained herein they will conduct themselves in a manner intended to assure the integrity and fairness of that process. To that end, if an Expedited Dispute is submitted to expedited dispute resolution process, the Parties agree that they will not contact or communicate with the Informal Arbitrator who was appointed with respect to any Expedited Dispute either ex parte or outside of the contacts and communications contemplated by this Article 7, and the Parties further agree that they will cooperate in good faith in the production of evidence in a prompt and efficient manner to permit the review and evaluation thereof by the other Parties.

8. Progress Meetings. From and after the date of this LDA and until Substantial Completion of the Improvements, the Parties shall cause their designated representatives to meet within five (5) business days following a request from a Party regarding the status of construction of the Improvements, scheduling and coordination issues, engineering and design issues, and other similar issues. Any Party may change its designated representative under this LDA at any time by written notice to the other parties. The initial designated representative for each Party for the purpose of this Section shall be the individual listed on each Party’s respective signature page attached hereto. All inquiries, requests, instructions, authorizations, and other communications with respect to the matters covered by this LDA shall be made to such representatives. Any Party may without further or independent inquiry, assume and rely at all times that the representatives of the other parties designated hereunder have the power and authority to make decisions on behalf of such other parties, to communicate such decisions to the other Party and to bind such Party by his acts and deeds, unless otherwise notified in writing by the Party designating the representative. Any Party may change its representative under this LDA at any time by written notice to the other Parties.

9. Builder’s Stormwater Permit Responsibilities. During any Overex construction activities performed on the Builder Lots by Builder and following Substantial Completion of the Improvements and prior to Builder engaging in any construction activities upon the Builder Lots, Builder shall obtain from the Colorado Department of Public Health, Water Quality Control Division, a Colorado Construction Stormwater Discharge Permit issued to Builder with respect to the Builder Lots. No fewer than five (5) business days prior to the initiation of Overex or construction activities on any Builder Lot, Builder shall deliver a copy of at least one (1) of the following documents to Developer:

9.0.1 Such valid Colorado Construction Stormwater Discharge Permit for the Builder Lots;

9.0.2 A signed notice of reassignment of permit coverage (State of Colorado Form COR030000 or current equivalent), that transfers any pre-existing permit coverage for the Builder Lots; or

9.0.3 A signed State of Colorado modification form to add the Builder Lots if Builder has an existing site permit with the State of Colorado within the Property.

To the extent required by the County, Builder shall also obtain a Stormwater Quality Permit issued to Builder by the County for the Builder Lots. Builder shall be responsible to obtain and maintain any State of Colorado dewatering permits if required for Builder’s further construction within the Builder Lots. If requested by Developer, Builder shall execute a Notice of Property Conveyance and Change in Responsibility for the Colorado Discharge Permit held by Developer or an affiliated entity with respect to the Property. In all cases, Builder shall obtain from the Colorado Department of Public Health & Environment Water Quality Control Division, a Notice of Property Conveyance and Change in Responsibility on a form acceptable to the Colorado Department of Public Health & Environment Water Quality Control Division executed by Builder, for the Colorado Stormwater Discharge Permit held by Developer with respect to the Builder Lots prior to any construction by Builder on the Builder Lots.

9.1  Developer’s Stormwater Permit responsibilities. Developer shall obtain and comply with all necessary permits related to stormwater and erosion control from all Approving Authorities, in relation to the construction, repair, and maintenance of the Improvements.

10. Notices and Communications. All notices, statements, demands, requirements, approvals or other communications and documents (“Communications”) required or permitted to be given, served, or delivered by or to any Party or any intended recipient under this LDA shall be in writing and shall be given to the addresses set forth in this Section 10 (“Notice Address”). Communications to a Party shall be deemed to have been duly given (i) on the date and at the time of delivery if delivered personally to the Party to whom notice is given at such Party’s Notice Address; or (ii) on the date and at the time of delivery or refusal of acceptance of delivery if delivered or attempted to be delivered by an overnight courier service to the Party to whom notice is given at such Party’s Notice Address; or (iii) on the date of delivery or attempted delivery shown on the return receipt if mailed to the Party to whom notice is to be given by first-class mail, sent by registered or certified mail, return receipt requested, postage prepaid and properly addressed to such Party at such Party’s Notice Address; or (iv) on the date and at the time shown on the facsimile or electronic mail message if telecopied or sent electronically to the number or address designated in such Party’s Notice Address and receipt of such telecopy or electronic mail message is electronically confirmed. The Notice Addresses for the Developer is as follows:

To Developer:
 PCY Holdings, LLC
 Attention: Mark Harding
 34501 E. Quincy Ave.
 Bldg. 34, Box 10
 Watkins, Colorado 80137
 Telephone: (303) 292-3456
 Facsimile: (303) 292-3475
 E-mail: mharding@purecyclewater.com

with a copy to:
 Fox Rothschild LLP
 1225 17th Street, Suite 2200
 Denver, CO 80202
 Attention: Rick Rubin, Esq.
 Telephone: (303) 292-1200
 Email: rrubin@foxrothschild.com

To Builder:
 Taylor Morrison of Colorado, Inc.
 1420 West Canal Court, Suite 170
 Littleton, Colorado 80120
 Attention: Phillip Cross
 Telephone: (303) 325-2429
 E-mail: pcross@taylormorrison.com

with a copy to:
 Brier, Irish, Hubbard & Erhart P.L.C.
 2400 East Arizona Biltmore Circle, Suite 1300
 Phoenix, AZ 85016
 Attn: Jeff Hubbard
 Telephone: (602) 522-0160
 Facsimile: (602) 522-3945
 E-mail: jhubbard@bihlaw.com

11. Attorneys’ Fees. Except as provided in Section 7.1, should any action be brought in connection with this LDA, including, without limitation, actions based on contract, tort or statute, the prevailing Party in such action shall be awarded all costs and expenses incurred in connection with such action, including reasonable attorneys’ fees. The provisions of this Section shall survive the expiration or termination of this LDA.

12. Further Acts. Each of the Parties hereto shall execute and deliver all such documents and perform all such acts as reasonably necessary, from time to time, to carry out the matters contemplated by this LDA.

13. No Partnership; Third Parties. It is not intended by this LDA to, and nothing contained in this LDA shall, create any partnership, joint venture or other arrangement among the Parties hereto. No term or provision of this LDA is intended to, or shall, be for the benefit of any person, firm, organization or corporation not a Party hereto, and no such other person, firm, organization or corporation shall have any right or cause of action hereunder.

14. Entire Agreement; Headings for Convenience Only; Not to be Construed Against Drafter; No Implied Waiver. This LDA and all other written agreements among the Parties constitute the entire agreement among the Parties hereto pertaining to the subject matter hereof. No change or addition is to be made to this LDA except by written amendment executed by the Parties. The headings, captions and titles contained in this LDA are intended for convenience of reference only and are of no meaning in the interpretation or effect of this LDA. This LDA shall not be construed more strictly against one (1) Party than another merely by virtue of the fact that it may have been initially drafted by one (1) of the Parties or its counsel, since all Parties have contributed substantially and materially to the preparation hereof. No failure by a Party to insist upon the strict performance of any term, covenant or provision contained in this LDA, no failure by a Party to exercise any right or remedy under this LDA, and no acceptance of full or partial payment owed to a Party during the continuance of any default by the other Party(ies), shall constitute a waiver of any such term, covenant or provision, or a waiver of any such right or remedy, or a waiver of any such default unless such waiver is made in writing by the Party to be bound thereby. Any waiver of a breach of a term or a condition of this LDA shall not prevent a subsequent act, which would have originally constituted a default under this LDA, from having all the force and effect of a default.

15. Governing Law. This LDA is entered into in Colorado and shall be construed and interpreted under the law of the State of Colorado without giving effect to principles of conflicts of law which would result in the application of any law other than the law of the State of Colorado.

16. Severability. If any provision of this LDA is declared void or unenforceable, such provision shall be severed from this LDA and shall not affect the enforceability of the remaining provisions of this LDA.

17. Assignment; Binding Effect. This LDA shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns. Neither Builder or Developer may assign any of its rights or obligations under this LDA without the prior written consent of the other Party(ies), which consent may be withheld in each Party’s sole and absolute discretion; provided, however, that:

17.1 Builder may assign, without consent, its rights under this LDA in full, but not in part: (i) to a third party which acquires all of Builder’s Builder Lots, or (ii) to an entity that controls, is controlled by, or under common control with, Builder; provided further, however that Developer approves the form of assignment, which approval shall be in Developer’s reasonable discretion; and

17.2 Developer may assign, without consent, its rights under this LDA: (i) to an entity that controls, is controlled by, or under common control with, Developer; (ii) to any entity that acquires all or substantially all of the Developer’s interests in the Builder Lots which Seller reasonably believes has the financial ability and experience to perform Seller’s obligations under this LDA.

18. Counterparts; Copies of Signatures. This LDA may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one (1) and the same instrument. The signature pages from one (1) or more counterparts may be removed from such counterparts and such signature pages all attached to a single instrument so that the signatures of all Parties may be physically attached to a single document. This LDA may be executed and delivered by facsimile or by electronic mail in portable document format (.pdf) or similar means and delivery of the signature page by such method will be deemed to have the same effect as if the original signature had been delivered to the other party. Upon execution of this LDA by Developer and Builder, Developer shall provide a fully executed copy of this LDA to Builder for its records.

19. Time of the Essence. Time is of the essence for performance or satisfaction of all requirements, conditions, or other provisions of this LDA, subject to any specific time extensions set forth herein.

20. Computation of Time Periods. All time periods referred to in this LDA shall include all Saturdays, Sundays and holidays, unless the period of time specifies business days. If the date to perform any act or give a notice with respect to this LDA shall fall on a Saturday, Sunday or national or state holiday, the act or notice may be timely performed on the next succeeding day which is not a Saturday, Sunday or a national or state holiday.

21. Remedies.

21.1 Except as hereinafter provided with regard to Expedited Disputes and the self-help remedy under Section 4.6, if any Party is in default of any of its obligations under this LDA beyond any applicable notice or cure periods, the other Party(ies) may avail itself to any rights and remedies available at law and equity, but may only recover its actual, out-of-pocket damages (excluding any incidental, consequential, speculative, punitive or lost profits damages) incurred as a result of such default. For Expedited Disputes, the sole and exclusive remedy of the Parties is set forth in Section 7 of this LDA, and for Constructing Party Defaults, the sole and exclusive remedy of the Parties is set forth in Section 4.6 of this LDA.

21.2 In addition to the remedies permitted under Section 21.1, any claim by Developer against Builder for breach of Builder’s obligation hereunder to pay of any portion of the Deferred Purchase Price, together with simple interest at the rate of 12% per annum from the date such payment is due and payable, and all costs and expenses including reasonable attorneys’ fees awarded to Developer in enforcing any payment in any suit or proceeding under this LDA, shall constitute a lien (“Lien”) against the applicable Phase of Builder Lots to which the payment pertains until paid, effective upon the recording of a notice of lien with respect thereto in the Office of the Clerk and Recorder of the County; provided, however, that any such Lien shall be subject and subordinate to (i) liens for taxes and other public charges which by applicable law are expressly made superior, and (ii) all liens recorded in the Office of the Clerk and Recorder of the County prior to the date of recordation of said notice of lien. All liens recorded subsequent to the recordation of the notice of lien described herein shall be junior and subordinate to the Lien. The notice of lien will be signed and acknowledged by Developer and will contain the following: (a) a statement of all amounts due and payable; (b) a description sufficient for identification of the applicable Phase of Builder Lots to which the notice relates; (c) the name of the Builder as owner of such Builder Lots; and (d) the name and address of the Developer causing the notice to be recorded. Developer has the right to enforce the Lien by foreclosing the Lien against the applicable Phase of Builder Lots under the prevailing Colorado law relating to the foreclosure of realty mortgages. Upon the timely curing by the defaulting Builder of any default for which a notice of lien was recorded, the Developer shall record an appropriate release of such notice of lien and Lien. The sale or transfer of a Builder Lot by Builder does not affect the Lien.

22. Jury Waiver. TO THE EXTENT PERMITTED BY LAW, THE PARTIES HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVE, RELINQUISH AND FOREVER FORGO THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THE PROVISIONS OF THIS LDA.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed this LDA as of the Effective Date first set forth above.

DEVELOPER:

PCY HOLDINGS, LLC
a Colorado limited liability company

By:           ___________________________________
Name:                      ___________________________________
Title:                      ___________________________________

Designated Representative: ____________________

BUILDER:

TAYLOR MORRISON, INC.,
a Colorado Corporation

By:           ___________________________________
Name:                      ___________________________________
Title:                      ___________________________________

Builder’s Builder Lots:
______________________________________________________
______________________________________________________
______________________________________________________

Designated Representative: ____________________

List of Exhibits

Exhibit A:	Concept Plan, Takedowns, Phases - Description of Property
Exhibit B:	List of Plans
Exhibit C:	Required Insurance
Exhibit D: Exhibit E:	Finished Lot Standard Construction Schedule
Exhibit F:	Initial Budget
Exhibit G:	Wet Utilities – Phased - that will trigger the Builder’s payment obligation upon Substantial Completion
Exhibit H:	Joint Improvements Memorandum

Exhibit A
to
Lot Development Agreement

(Concept Plan - Description of Property for Each Applicable Phase)

Exhibit B
to
Lot Development Agreement

(List of Plans for Each Applicable Phase)

Improvements to be Constructed by
Developer

[List specific work to be performed]

Exhibit C
to
Lot Development Agreement

(Required Insurance)

Developer or the Substitute Constructing Party (as applicable) shall maintain the amounts and types of insurance described below and shall cause the Service Providers to maintain such coverages from insurance companies licensed to do business in the State of Colorado having a Best’s Insurance Report Rating of A/VI or better covering the risks described below:

A.
Commercial General Liability Insurance (including premises, operations, products, completed operations, and contractual liability coverages) in an amount not less than One Million Dollars ($1,000,000.00) per occurrence, One Million Dollars ($1,000,000.00) personal injury and advertising injury, and Two Million Dollars ($2,000,000.00) General Aggregate.

B.
Automobile Liability Insurance for all motor vehicles operated by or for Developer or Substitute Constructing Party, including owned, hired, and non-owned autos, with minimum Combined Single Limit for Bodily Injury and Property Damage of One Million Dollars ($1,000,000.00) for each occurrence.

C.
Workers Compensation Insurance for all employees of Developer or Substitute Constructing Party as required by law, to cover the applicable statutory limits in the State of Colorado and employer’s liability insurance with limits of liability of not less than One Million Dollars ($1,000,000.00) for bodily injury by accident (each accident) and One Million Dollars ($1,000,000.00) for bodily injury by disease (each employee).

D.
With respect to Service Providers that provide professional services (e.g., engineers), professional liability insurance, including prior acts coverage sufficient to cover any and all claims arising out of the services, or a retroactive date no later than the date of commencement of the services, with limits of not less than One Million Dollars ($1,000,000.00) per claim and Two Million Dollars ($2,000,000.00) annual aggregate. The professional liability insurance shall be maintained continuously during the term of the LDA and so long as the insurance is commercially reasonably available, for a period not less than the Government Warranty Period. The professional liability insurance required by this paragraph shall not contain any exclusions or limitations applicable to residential projects.

The following general requirements shall apply to all insurance policies described in this Exhibit.

1.
All liability insurance policies, except workers compensation insurance, shall be written on an occurrence basis.

2.
All insurance policies required hereunder except Workers Compensation and Employers Liability shall: (i) name the Parties as “additional insureds” utilizing an ACORD form or equivalent acceptable to Developer or Substitute Constructing Party (as applicable), excluding, however, insurance policies of Service Providers who provide professional services whose insurance policies do not permit the designation of additional insureds; (ii) be issued by an insurer authorized in the State of Colorado; and (iii) provide that such policies shall not be canceled or not renewed, nor shall any material change be made to the policy without at least thirty (30) days’ prior written notice to the Parties. Each additional insured endorsement (or each policy, by reasonably acceptable endorsement) shall contain a primary insurance clause providing that the coverage afforded to the additional insureds is primary and that any other insurance or self-insurance available to any of the additional insureds is non-contributing. A waiver of subrogation endorsement for the workers’ compensation coverage shall be provided in favor of the Parties.

3.
The liability insurance policies shall provide that such insurance shall be primary on a non-contributory basis.

4.
Service Providers shall provide Developer or Substitute Constructing Party (as applicable) with certificates, or copies of insurance policies if request by the Developer, evidencing the insurance coverages required by this Exhibit in the certificate form described in Item 2 of this Exhibit, prior to the commencement of any activity or operation which could give rise to a loss to be covered by such insurance. Replacement certificates shall be sent to Developer or Substitute Constructing Party (as applicable), as policies are renewed, replaced, or modified.

5.
The foregoing insurance coverage must be maintained in force at all times during the construction of the Improvements.

Exhibit D
to
Lot Development Agreement

(Finished Lot Standard)

“Finished Lot Standard” means all improvements on, to or with respect to the Builder Lots or in public streets or tracts in the locations as required by all Approving Authorities to obtain building permits and certificates of occupancy for homes constructed on the Builder Lots, and substantially in accordance with the Plans, including the following:

(a) overlot grading together with all property pins for each Builder Lot installed in place, graded to match the specified Builder Lot drainage template within the Plans (but not any Overex);

(b) water and sanitary sewer mains and other required installations in connection therewith identified in the Plans, valve boxes and meter pits, substantially in accordance with the Plans approved by the Approving Authorities, together with appropriate permanent markings in the curb/sidewalk in accordance with Approving Authorities requirements;

(c) storm sewer mains, inlets and other associated storm drainage improvements pertaining to the Builder Lots in the public streets and open space tracts as shown on the Plans;

(d) curb, gutter, asphalt, sidewalks, street striping, street signage, traffic signs, traffic signals (if any are required by the Approving Authorities), and other street improvements, in the private and/or public streets as shown on the Plans;

(e) sanitary sewer service stubs, connected to the foregoing sanitary sewer mains, installed into each respective Builder Lot (to a point beyond any utility easements), together with appropriate markers of the ends of such stubs, as shown on the Plans;

(f) water service stubs connected to the foregoing water mains installed into each Builder Lot (to a point beyond any utility easements), together with appropriate markers of the ends of such stubs, as shown on the Plans;

(g) Lot fill in compliance with the geotechnical engineer’s recommendation, and with respect to any filled area or compacted area, provide from a Colorado licensed professional soils engineer a HUD Data Sheet 79G Certification (or equivalent) and a certification that the compaction and moisture content recommendations of the soils engineer were followed and that the grading of the respective Lots complies with the approved grading plans, with overlot grading completed in conformance with the approving Authorities approved grading plans within a +/- 0.2’ tolerance of the approved grading plans; however, the Finished Lot Standard does not include any Overex;

(h) all storm water management facilities as shown in the Plans; and

(i) Electricity, natural gas, and telecommunication and cable television services will be installed by local utility companies. The installations may not be completed at the time of a Closing, and are not part of the Finish Lot Standard; provided, however, that: (i) with respect to electric distribution lines and street lights, Developer will have signed an agreement with the electric utility service provider and paid all costs and fees for the installation of electric distribution lines and facilities to serve the Builder Lots, and all sleeves necessary for electric, gas, telephone and/or cable television service to the Builder Lots will be installed; (ii) with respect to gas distribution lines, Developer will have signed an agreement with the gas utility service provider and paid all costs and fees for the installation of gas distribution lines and facilities to serve the Builder Lots. Developer will take commercially reasonable efforts to assist Builder in coordinating with these utility companies to provide final electric, gas, telephone and cable television service to the residences on the Builder Lots, however, Builder must activate such services through an end user contract. Builder acknowledges that in some cases the telephone and cable companies may not have pulled the main line through the conduit if no closings of residences have occurred. Notwithstanding the foregoing, if dry utilities have not been installed upon substantial completion of the Improvements required by the Finished Lot Standard, Developer shall be obligated to have contracted for same and paid all costs and fees payable for such installation. Unless Developer has contracted for such installation and paid such costs before the Effective Date, Developer will give Builder notice when such contracts have been entered and such costs paid.

The Finished Lot Improvements do not include (a) the Offsite Infrastructure, which is addressed separately in Section 5 of the Contract, but it does include such other offsite improvements that are not necessary to obtain building permits but that are necessary to obtain certificates of occupancy for homes constructed on the Lots, provided that as aforesaid Seller shall only be obligated to complete such other improvements at such time as required by the County or other applicable Authority and so as not to delay the issuance of building permits or certificates of occupancy for residences constructed by Purchaser on the Lots, or (b) common area landscaping which will be installed at such time as required by the County or other applicable Authority so as not to delay the issuance of building permits or certificates of occupancy for residences constructed by Purchaser on the Lots.

The Finished Lot Standard does not include Tree Lawns, which is addressed separately in Section 4.11 of this LDA.

Exhibit E
to
Lot Development Agreement

Construction Schedule

Exhibit F
to
Lot Development Agreement

Budget

Exhibit G
to
Lot Development Agreement

Wet Utilities

Exhibit J
to
Lot Development Agreement

Joint Improvements Memorandum

JOINT IMPROVEMENT MEMORANDUM

This Joint Improvement Memorandum (the “Agreement”) is made as of the ____ day of __________, 2017 (the “Effective Date”), by and among PCY Holding, LLC, a Colorado limited liability company (“PCY”), Taylor Morrison of Colorado, Inc., a Colorado corporation (“Taylor”), and Richmond American Homes of Colorado, Inc., a Delaware corporation (“Richmond”).  PCY, Taylor, Richmond and any purchaser of any Lots within the Project, as defined below, that executes an Addendum in the form attached as Exhibit E, and acquires the rights, liabilities and obligations hereunder with respect to such Lots are each, a “Builder” and collectively, the “Builders”. Builders and PCY are sometimes hereinafter collectively referred to as the “Parties” and individually as a “Party.”

RECITALS

A.           Builders collectively own real property located within the subdivision commonly known as “Sky Ranch” (“Project”) in Arapahoe County (“County”), Colorado, as depicted in Exhibit A attached hereto. Each of the lots within the property as depicted on Exhibit A are sometimes referred to herein as a “Lot” and collectively the “Lots” and all of the Lots (together with any tracts as depicted on Exhibit A) are sometimes collectively referred to herein as the “Property.” Exhibit A also identifies the particular Lots that are owned by each Builder.

B.           Prior to execution hereof, PCY owned all of the Property and subsequently conveyed portions of the Property to the other Builders. PCY may convey other portions of the Property owned by PCY to future Builders as further described herein below and such future Builders may execute an Addendum (as described herein below).

C.           Taylor and Richmond have each entered into a separate Lot Development Agreement with PCY (each and any other Lot Development Agreement executed by PCY and any other Builder, an “LDA” and together the “LDAs”). In each LDA PCY is or will be obligated to construct or to cause the construction of certain infrastructure improvements generally described in Exhibit B attached hereto that jointly serve or otherwise benefit the Lots that are owned by the Builders (the “Joint Improvements”) in addition to other improvements not covered by this Agreement. The Joint Improvements are more particularly described in the plans and specifications therefor that are listed in Exhibit C attached hereto (the “Plans and Specifications”). As of the Effective Date, the Plans and Specifications have been approved by the County and other governmental authorities having jurisdiction over the Joint Improvements (collectively, the “Governmental Authorities”).

D.           The budget for the Joint Improvement Costs (as defined below) is attached hereto as Exhibit D (the “Budget”).

E.           In order to cause the construction of the Joint Improvements, PCY and the Sky Ranch Community Authority Board (the “CAB”) entered into a Service Agreement for Project Management Services for Sky Ranch (“CAB Service Agreement”) pursuant to which PCY serves as the Project Manager (“PM”) for the CAB for the construction of the Joint Improvements and provides the services required to construct and deliver the Joint Improvements, including but not limited to: CAB compliance and coordination with legal counsel and accountants; planning design and approvals; project administration; contractor agreements; construction management and administration; and CAB acceptance of the CAB Infrastructure. A copy of the CAB Service Agreement is attached hereto as a part of Exhibit G.

F.           The CAB was organized by the Sky Ranch Colorado Metropolitan District Nos. 1 and 5 (the “Districts”) pursuant to the laws of the State of Colorado in order to construct, operate and maintain certain public facilities and improvements in accordance with the Sky Ranch Community Authority Board Establishment Agreement (the “CABEA”) and each of the service plans for the Districts. The CAB is constructing the Joint Improvements and, in order to fund the Joint Improvements, PCY has advanced funds to the CAB in an amount equal to the Budget (the “Construction Funds”) which were deposited into a segregated, construction account owned and maintained by the CAB, and such funds were appropriated to be used by the CAB to pay for the costs of designing, permitting and constructing the Joint Improvements. The Construction Funds are held by the CAB in a construction account at a nationally or regionally recognized FDIC insured financial institution (“Construction Account”).

G.           Among other things, the purpose of this Agreement is to: (1) establish an orderly plan for the construction of the Joint Improvements in the event that PCY defaults under one or more of the LDAs or this Agreement and either Richmond, Taylor or any other Builder exercises its self-help remedy and becomes the Substitute Constructing Party under the LDAs, and in such event (2) establish a mechanism for the funding of the completion of the Joint Improvements.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing Recitals, the terms of which are agreed to by the Parties, and also in consideration of the mutual agreements, covenants and promises contained in this Agreement and other good and valuable consideration, the receipt, sufficiency and validity of which are hereby acknowledged, the Parties agree as follows:

ARTICLE 1
RIGHTS TO COMPLETE JOINT IMPROVEMENTS

1.1 Default. If PCY commits an Event of Default under one or more of the LDAs or CAB Service Agreement or otherwise materially defaults in its obligations to a Builder to construct or cause the construction of the Joint Improvements and either Richmond, Taylor or another Builder are entitled to exercise its self-help remedy by invoking Builder’s Step-In Option and becoming the Substitute Constructing Party under the applicable LDA, then in such event the applicable Builder shall immediately provide notice of the Event of Default to the other Builders and PCY. Richmond shall, at Richmond’s election, have the first right and option (ahead of all other builders within the Development) to step in and act on behalf of all such Builders pursuant to the self-help provisions of Section 4.6 of all of the LDAs with respect to the Joint Improvements thereby becoming the Substitute Constructing Party (“Builder’s Step-In Option”). Seller represents and warrants that (1) every Builder Purchase Agreement for unfinished lots provides for Richmond to have the first right to step-in as described in the immediately preceding sentence, (2) and except as otherwise stated in sub-clause (1) of this Section 1.1, each Builder’s Lot Development Agreement contains substantially similar self-help provisions, and such provisions will not be modified without the consent of Richmond which consent may be withheld in Richmond’s sole discretion if Richmond is then a Builder. Richmond may exercise the Builder’s Step-In Option by giving notice to PCY and the other Builders within fifteen (15) days following notice of the Event of Default (“Builder’s Step-In Deadline”). If Richmond does not exercise Builder’s Step-in Option prior to the Builder’s Step-In Deadline, then the other Builders (other than PCY) shall have the right to exercise an option to step-in and select a Substitute Constructing Party to act on behalf of all such Builders pursuant to the self-help provisions of Section 4.6 of the LDAs with respect to the Joint Improvements by giving notice to PCY and the other Builders within fifteen (15) days following the Builder’s Step-In Deadline. If PCY commits an Event of Default and a Builder’s Step-in Option is exercised, PCY shall assign to Substitute Constructing Party the right, title and interest of PCY in, to the CAB Service Agreement with respect to the Joint Improvements, but the Substitute Constructing Party shall not assume any responsibility for or otherwise have any liability for any such obligations prior to such date or for any of the acts or omissions of PCY, and the obligation to fund the Construction Account to pay for the costs of the Joint Improvements, including cost overruns, shall remain the sole responsibility of PCY even if the costs exceed the amounts in the Construction Account. PCY and the Builders shall take all action reasonably required to permit the Substitute Constructing Party to act as the PM under the CAB Service Agreement to complete the construction of the Joint Improvements. In such event, PCY and the Substitute Constructing Party shall give notice to the CAB that PCY has assigned the CAB Service Agreement to the Substitute Constructing Party hereunder and that the Substitute Constructing Party has assumed the position of PM under the CAB Service Agreement with respect to the construction of the Joint Improvements. PCY shall take all action necessary to permit the Substitute Constructing Party to act as the PM under the CAB Service Agreement with respect to the construction of the Joint Improvements, including the administration and processing of Draw Requests (as hereinafter defined) from the Construction Account for the payment of construction costs of the Joint Improvements as identified in Draw Requests in accordance with the terms hereof.

1.2 Responsibilities of Substitute Constructing Party. If Richmond or another Builder, as applicable, exercises the Builder’s Step-In Option, then in addition to the responsibilities expressly set forth elsewhere in this Agreement, the Substitute Constructing Party shall replace PCY as the PM for the CAB under the CAB Service Agreement with respect to administering and coordinating the construction of any unfinished Joint Improvements in accordance with the Plans and Specifications and the requirements of the County and other applicable Governmental Authorities having jurisdiction over the construction of the Joint Improvements. Substitute Constructing Party shall perform its obligations hereunder in accordance with the care and skill ordinarily and customarily used to perform similar construction at the same time and in the same locality (“Standard of Care”).

1.3 Compensation. For performing the services described in this Agreement, Substitute Constructing Party shall be entitled to receive a construction coordinator’s fee in the amount of five (5%) of the Joint Improvement Costs which are the subject of Draw Requests (as defined in the Instructions attached hereto as Exhibit F) processed by the Substitute Constructing Party, which PCY shall pay within 30 days after the Substitute Constructing Party’s delivery of an invoice therefor to PCY.

1.4 Role of Substitute Constructing Party; Liability. In the event the Substitute Constructing Party takes over as the PM for the construction of the Joint Improvements as contemplated hereby, Substitute Constructing Party’s assumption of the obligations of the PM for the construction of the Improvements is done only as an accommodation to the Parties and that, except as expressly set forth in this Agreement, Substitute Constructing Party shall have no responsibility, liability or obligation with respect to (and the Parties hereby covenant not to sue Substitute Constructing Party for, and hereby release the Substitute Constructing Party from, all liability and claims relating to or arising from) the design, engineering, construction or completion of the Joint Improvements, the funds collected and disbursed under this Agreement, any damage, loss or injury to any of the parties or otherwise related to any action or inaction of Substitute Constructing Party in connection with this Agreement, or any defect in the materials or workmanship pertaining to the Joint Improvements, except for any “Substitute Constructing Party Covered Liability,” as hereinafter defined. “Substitute Constructing Party Covered Liability” means the following matters for which Substitute Constructing Party shall be liable to the other Parties in connection with its performance as Substitute Constructing Party hereunder: (a)  any damage, loss or injury arising from the negligence, willful misconduct, bad faith, recklessness or illegal acts of the Substitute Constructing Party in performing or failing to perform hereunder, or (b) damage, loss or injury arising from the fraudulent conduct of Substitute Constructing Party; provided, however, that any damages to which the other Parties shall be entitled to recover for any Substitute Constructing Party Covered Liability shall be limited to out-of-pocket losses, costs, damages or expenses, and the other Parties shall not be entitled to recover from the Substitute Constructing Party any punitive or consequential losses, costs, damages or expenses or lost profits as a result of, or in connection with, any Substitute Constructing Party Covered Liability. Substitute Constructing Party makes no representation or warranty with respect to the Joint Improvements, and shall have no liability for any defect in the materials or workmanship pertaining thereto except for Constructing Party Covered Liability. The parties hereby agree to look solely to the contractors engaged to construct and complete the Improvements for any contractual violation, indemnity, warranty or guarantee relating to the Improvements. Upon completion of the Improvements, Substitute Constructing Party shall assign to the parties hereto (to the extent assignable and without any representation or warranty whatsoever), on a non-exclusive basis, the contractual rights received from the contractors that construct or complete any portion of the Joint Improvements, including, without limitation, all rights related to any indemnities, guaranties and/or warranties received from such contractors.

1.5 CAB Service Agreement. PCY may only amend or terminate the CAB Service Agreement in accordance with the process set forth in the CAB Service Agreement. PCY shall deliver to Builders copies of any written default notice sent by PCY to a Constructing Entity within five (5) business days after PCY’s transmission thereof to a Constructing Entity, and shall deliver to Builders copies of any default notice received by PCY from a Constructing Entity within five (5) business days after PCY’s receipt thereof.

ARTICLE 2
CONSTRUCTION OF JOINT IMPROVEMENTS

2.1 Definitions. Any capitalized terms not defined herein shall have meaning set forth in LDAs. As used herein, the following terms shall have the meanings set forth below:

2.1.1 “Applicable Recipient” shall mean the County (as to any component of the Joint Improvements that is owned, to be dedicated to or maintained by the County), any other Governmental Authority (as to any component of the Joint Improvements that is owned, to be dedicated to or maintained by such other Governmental Authority).

2.1.2 “Final Completion” of the Joint Improvements means that: (a) Substantial Completion has occurred, free of any mechanics, materialmen’s, or other liens arising from the Joint Improvements, (b) a final Draw Request in accordance with the provisions of Article 4 below has been submitted, and (c) to the extent applicable, the Joint Improvements have been initially accepted by the Applicable Recipient, subject to warranty and maintenance obligations, if applicable.

2.1.3 “Force Majeure Delay” shall mean a delay in progress of construction of the Joint Improvements due to unusual weather, acts of God, unavailability or shortage of labor or materials, national emergency, fire or other casualty, natural disaster, war, unanticipated or unscheduled delays or actions of Governmental Authorities or utilities, riots, acts of violence, labor strike, injunctions in connection with litigation, or other any cause not within the reasonable control of Substitute Constructing Party. Substitute Constructing Party shall provide written notice to the Builders within thirty (30) days after Substitute Constructing Party first becomes aware of a condition that creates a Force Majeure Delay.

2.1.4 “Substantial Completion” of the Joint Improvements (or component thereof) means that the Joint Improvements (or component thereof) have been substantially completed in accordance with the Plans and Specifications such that a Builder will not be precluded, solely as a result of the degree of completion of the Joint Improvements, from: (a) obtaining a building permit for a residential dwelling unit to be constructed on its Lots, (b) obtaining a certificate of occupancy following the proper completion of a residential dwelling unit on any of the Builder’s Lots, and (c) using such Improvement for its intended purpose.

2.2 Completion of Joint Improvements. Following the exercise of the Builder’s Step-in Option, Substitute Constructing Party shall use commercially reasonable efforts as PM under the CAB Service Agreement, subject to Force Majeure Delay, to cause Substantial Completion and Final Completion of the Joint Improvements in an expeditious and diligent manner.

2.3 Inspection of Joint Improvements.

2.3.1 Builder Inspection Rights. Any Builder may inspect the construction of the Joint Improvements at any time upon reasonable prior written notice to Substitute Constructing Party, provided that any inspection shall be at the sole risk, cost and expense of the Builder making the inspection.

2.3.2 Notice of Non-Compliance. If a Builder believes that the Joint Improvements are not being constructed in substantial conformance with the Plans and Specifications, then the objecting Builder shall provide written notice to Substitute Constructing Party and all other Builders explaining in reasonable detail the basis of its belief that the Joint Improvements are not being constructed in accordance with the Plans and Specifications (a “Notice of Non-Compliance”). If Substitute Constructing Party receives a Notice of Non-Compliance from any Builder, Substitute Constructing Party shall promptly thereafter arrange for a meeting between the Builders and Substitute Constructing Party to resolve the Notice of Non-Compliance.

2.4 Oversee Progress of Construction. Substitute Constructing Party shall update the Builders on the progress of the Joint Improvements on a periodic basis.

2.5 Conveyance of Joint Improvements.

2.5.1 Execution of Conveyance Documents. Upon Substantial Completion of Joint Improvements (or components thereof) that are to be dedicated to or maintained by the County or other Governmental Authority (collectively, the “Governmental Improvements, Substitute Constructing Party and/or the Builders shall execute, acknowledge and deliver such further agreements, documents and/or instruments as may be necessary to convey or dedicate the Governmental Improvements to the County or other applicable Governmental Authority.

2.5.2 Warranty; Final Acceptance. Substitute Constructing Party shall cause final acceptance of the Joint Improvements in accordance with any warranty required by the Applicable Recipient in connection with the conveyance of any Joint Improvement. During the Warranty Period, Substitute Contracting Party may submit Draw Requests to the District for warranty work required by the applicable Governmental Authorities.

2.6 Grant of Necessary Easements to Substitute Constructing Party. Substitute Constructing Party is granted the right and license to enter upon portions of each Builder’s Lots as necessary in order to cause the completion of the construction of the Joint Improvements and otherwise comply with the obligations under this Agreement. Subject to the limitations of Section 1.4, above, Substitute Constructing Party shall indemnify, defend and hold harmless all Builders for, from and against all claims, costs, demands, actual damages, expenses and liabilities (including reasonable attorneys’ fees) and resulting from personal injury, bodily injury, and/or property damage which the Builders may incur or sustain resulting from entry and/or activities upon the Builder’s Lots by Substitute Constructing Party. The rights under this Section terminate upon the satisfaction of the Substitute Constructing Party obligations under this Agreement.

ARTICLE 3
JOINT IMPROVEMENT COSTS

3.1 Construction of Joint Improvements. The CAB is constructing the Joint Improvements and in connection therewith PCY has acted as the PM for the CAB pursuant to the CAB Services Agreement by and between PCY and the CAB. If a Builder exercises the Builder’s Step-in Option, such Builder will replace PCY as the PM for the CAB with respect to the administration and coordination of the construction of any unfinished Joint Improvements. In the event the Substitute Constructing Party takes over as PM for the construction of the Joint Improvements as contemplated hereby, PCY and the Substitute Constructing Party shall give notice to the CAB that such Builder has become the Substitute Constructing Party hereunder and take all action necessary to permit the Substitute Constructing Party to administer as construction coordinator the payment of Draw Requests from the Construction Account (as hereinafter defined) for the payment of construction costs of the uncompleted Joint Improvements as identified in Draw Requests in accordance with the terms hereof.

3.2 Joint Improvement Costs Definition. As used herein, the term “Joint Improvement Costs” shall mean the hard and soft costs incurred in connection with the design, engineering, construction and installation of the Joint Improvements, including, but not limited to, costs of labor, materials suppliers, architectural, engineering, design and consultant fees and costs, blue printing services, construction staking, demolition, soil amendments or compaction, any processing, plan check or permit fees and engineering services required to obtain a permit for and complete the Joint Improvements, costs of insurance required by this Agreement, any corrections, changes or additions to work required by the County or other Governmental Authorities or necessitated by site conditions, state and County sales taxes imposed in connection with construction of the Joint Improvements, the fee payable to Substitute Constructing Party pursuant to this Agreement, contractor’s fees, any contingency funds and funds for repair during the Warranty Period (the “Warranty Funds”), all as listed on the Budget.

3.3 Construction Funds. The Joint Improvement Costs are set forth in the Budget. Upon the mutual execution of this Agreement, PCY has deposited or shall deposit funds into a construction account that is owned and maintained by the CAB in the amount of the Joint Improvement Costs set forth in the Budget including a reasonable contingency (the “Deposit”) which is the amount equal to the Joint Improvements Costs necessary to achieve Substantial Completion of the Joint Improvements. The Construction Funds have been appropriated for the use described herein and shall be utilized to pay for the construction of the Joint Improvements. If at any time the amount of Construction Funds held in the Construction Account is less than the commercially reasonable costs to complete any uncompleted portion of the Joint Improvements, whether due to cost overruns, change order or otherwise, PCY shall within five (5) business days thereafter increase the amount of Construction Funds on deposit in the Construction Account to cover the shortfall.

3.4 Construction Account. The Deposit is held in the Construction Account that is owned and maintained by the CAB for the purpose of funding the Joint Improvement Costs and the payment of Draw Requests. As PM, Substitute Constructing Party shall administer the construction of the Joint Improvements and the payment of Construction Funds from the Construction Account in payment of Draw Requests to pay the Joint Improvement Costs incurred to construct the Joint Improvements.

3.5 Disbursement from the Construction Account. Substitute Constructing Party shall administer and process Draw Requests for the payment of Construction Funds from the Construction Account to pay contractors and payees identified in Draw Requests in accordance with the instructions set forth on Exhibit F attached hereto and incorporated herein by this reference (“Instructions”). The Construction Funds in the Construction Account shall not be commingled with other funds or accounts.

3.6 Claims Against Defaulting Contractor. Subject to the limitations of Section 1.4, above, if Substitute Constructing Party has the right to require any Contractor or Service Provider to pay for and/or perform the repair of any Joint Improvements (the “Defaulting Contractor or Service Provider”) (i.e., if a Defaulting Contractor or Service Provider is obligated to pay for and/or repair any Joint Improvements under any warranty provided by the Defaulting Contractor or Service Provider with respect to the affected Improvement), then Substitute Constructing Party shall exercise any and all rights against the Defaulting Contractor or Service Provider on behalf of the Builders, to seek reimbursement and/or performance from the Defaulting Contractor or Service Provider. Any monies thereafter received from the Defaulting Contractor or Service Provider, less the collection costs (including reasonable attorneys’ fees), shall be used to reimburse any Warranty Funds, if applicable, used to pay for any repair of the Joint Improvements.

3.7 Accounting. Substitute Constructing Party shall keep (or cause to be kept) good and accurate books and records in sufficient detail to allow the Joint Improvement Costs administered by the Substitute Constructing Party to be calculated (“Joint Development Books”). Substitute Constructing Party shall make the Joint Development Books available for review by any Builder and keep the Joint Development Books for a period of three (3) years after the Final Completion of the Joint Improvements.

ARTICLE 4
[reserved]

ARTICLE 5
[reserved]

ARTICLE 6
PARTY REPRESENTATIVES

Each Party designates the individual named below and in each Addendum as its representative to act on its behalf in all matters covered by this Agreement (each, a “Designated Representative”). All inquiries, requests, instructions, authorizations, and other communications with respect to the matters covered by this Agreement shall be made to the Designated Representatives. Escrow Agent and each Party may, without further or independent inquiry, assume and rely at all times that each Party’s Designated Representative has the power and authority to make decisions on the Party’s behalf, to communicate all decisions to the other Parties and to bind the Party by his/her acts and deeds, unless otherwise notified in writing by the Party appointing the Designated Representative. As such, each Party executing this Agreement or executing an Addendum and thereby becoming a Party to this Agreement, hereby confers upon its Designated Representative the authority to act on its behalf and all matters covered by this Agreement. Any Party may change its Designated Representative under this Agreement at any time by written notice to the other Parties at least ten (10) days before the change is to take effect. The initial Designated Representatives of the initial Parties to this Agreement shall be as follows:

PCY:	Mark Harding

Taylor:	Phillip Cross

Richmond:	Linda Purdy

The initial Designated Representative of any additional Builder shall be deemed to be that individual listed in the applicable Addendum signed by such Builder.

ARTICLE 7
MEETINGS AND VOTING

7.1 Regular Meetings. Following the exercise of the Builder’s Step-in Option until Final Completion of all of the Joint Improvements, the Designated Representatives shall meet monthly or other agreed-upon frequency (in person or by telephone) regarding the status of construction of the Joint Improvements, scheduling and coordination issues, engineering and design issues, and other similar issues (each, a “Regular Meeting”). Each Regular Meeting shall be held at the offices the Substitute Constructing Party, unless the Substitute Constructing Party notifies the Builders of a different place for the meeting in Denver metropolitan area. From time to time, Substitute Constructing Party may call for a special meeting of the Builders by written notice at least three (3) business days prior to the scheduled meeting. Meetings may be attended in person or by telephone or other electronic means.

7.2 Approval Process; Majority of Builders. As used herein, the term “Majority of Builders” means the Builders other than PCY holding a majority of the Allocable Shares; provided, however, if any single Builder holds fifty percent (50%) or more of the Allocable Shares, then a Majority of Builders shall mean the consent, approval, or decision of the Builder that holds fifty percent (50%) or more of the Allocable Shares, plus the consent of at least one (1) other Builder that is not an affiliate of the Builder that holds fifty percent (50%) or more of the Allocable Shares. “Allocable Shares means an Builder’s fixed percentage based on upon the number of Lots owned or to be purchased by each Builder. At the time of execution of this Agreement, the Builder’s Allocable Shares are as follows: Richmond 196 Lots/38.7%; Taylor Morrison 161 Lots/31.9%; PCY 149 Lots/29.4%. The following procedures shall apply to any matter in this Agreement or otherwise in connection with the Joint Improvements that is subject to or requires the consent, approval or decision of a Majority of Builders. The Party (“Requesting Party”) seeking the consent, approval, or decision of a Majority of Builders with respect to any matter that is subject to such approval (“Consent Item”) shall deliver notice of the Consent Item to each Builder, setting forth the proposed action that the Requesting Party desires to be taken with respect to such Consent Item. The Consent Item shall be considered at a special meeting held at least five (5) business days after delivery of the Consent Item. If a Builder fails to attend (either telephonically, electronically or in person) the meeting at which the Consent Item is considered, then such Builder shall be deemed to have consented, approved, and/or agreed to the action proposed by the Requesting Party with respect to such Consent Item, unless prior to 5:00 p.m. (Mountain time) on the date of the meeting at which the Consent Item is considered such Builder executes and delivers a Consent Form to Substitute Constructing Party indicating that such Builder disapproves of the Consent Item. If the consensus of a Majority of Builders is obtained with respect to a Consent Item, then all Builders shall be deemed to have consented, approved, and/or agreed to such matter and shall be bound by the decision of a Majority of Builders.

ARTICLE 8
NOTICES AND COMMUNICATIONS

Any and all notices, approvals, consents or other communications required or permitted by this Agreement shall be given in writing and faxed or emailed, and personally delivered or sent by registered or certified mail, return receipt requested, postage prepaid, or sent by Federal Express, U.P.S. or other similar nationally recognized overnight courier, addressed as follows:

To PCY:	PCY Holdings, LLC 34501 E. Quincy Ave. Box 10 Watkins, CO 80137 Attention: Mark Harding E-Mail: mharding@purecyclewater.com

To Richmond:	Richmond American Homes of Colorado, Inc. 4350 S. Monaco St. Denver, CO 80237 Attention: Linda Purdy Facsimile: 720-977-4707 Email: linda.purdy@,dch.com

With a copy to:	M.D.C. Holdings, Inc. 4350 S. Monaco St. Denver, CO 80237 Attention: Drew Rippey, Esq. Facsimile: 720-482-8558 E-mail: drew.rippey@mdch.com
And M.D.C. Holdings, Inc.Attention: Linda Skultety4350 South Monaco StreetDenver, Colorado 80237Facsimile: (303) 488-4954 E-mail: Linda.Skultety@mdch.com
To Taylor:	Taylor Morrison of Colorado, Inc. 1420 West Canal Court, Suite 170 Littleton, CO 80120 Attention: Phillip Cross E-Mail: pcross@taylormorrison.com

With a copy to:	Brier, Irish, Hubbard & Erhart P.L.C. 2400 East Arizona Biltmore Circle, Suite 1300 Phoenix, Arizona 85016 Attention: Jeff Hubbard, Esq. Facsimile: 602-522-3945 E-mail: jhubbard@bihlaw.com

The notice address for any additional Builder shall be deemed to be the address listed in the applicable Addendum executed by such Builder. Escrow Agent or any Party may from time to time designate in writing and deliver in a like manner any changes in address at least ten (10) days before the change becomes effective. Notices, approvals and other communications provided for herein shall be deemed received upon the earlier of (a) if personally delivered, or sent via overnight courier, the date of business day delivery to the address of the person to receive the notice, or (b) if mailed, the sooner of actual receipt or three (3) business days after the date of deposit. Notwithstanding the foregoing, any notice received after 5:00 p.m. (local time where the notice is received) or on a Saturday, Sunday or federal legal holiday shall be deemed received on the immediately following business day. Notices other than notices alleging a breach or default under this Agreement may be sent by facsimile transmission or e-mail; such facsimile or e-mailed notices shall be effective upon receipt (or if transmitted on a Saturday, Sunday or federal legal holiday, or after 5:00 p.m., local time where the notice is received, on the immediately following business day after receipt).

ARTICLE 9
ARBITRATION

9.1 Arbitration. Subject to Section 9.2, if any question, dispute, or controversy remains in connection with this Agreement on which the Parties cannot agree (a “Dispute”), then such Dispute shall be resolved by mandatory arbitration in accordance with the Commercial Arbitration Rules for the Real Estate Industry of the American Arbitration Association then in effect (unless the parties mutually agree to other rules) (the “Rules”), in accordance with and subject to the following provisions:

9.2 Dispute Notice.  If any Party believes that a Dispute exists, it may notify the other Parties thereof, which notice (a “Dispute Notice”) shall identify the Dispute.  Within ten (10) days after giving or receiving such notice, each Party shall submit to the others its final and best position  as to the Dispute (hereinafter referred to as a “Final Position”) which shall remain the position of such Party throughout the arbitration process.  Notwithstanding the foregoing, the Parties may make offers in settlement at any time, but no such proposal shall be considered by the Arbitrator.  As promptly as practicable, and in any event within fourteen (14) days following the delivery of the Dispute Notice, the Parties shall meet in an attempt to resolve the Dispute.  If the Dispute cannot be resolved at that meeting, any Party may submit the Dispute to arbitration as hereinafter provided.

9.3 Appointment of Arbitrator. Unless otherwise mutually agreed upon by the parties and subject to Section 9.8 below, a single arbitrator from the Judicial Arbiter Group shall be selected according to the Rules; provided, however, that the individual selected must be recognized in the Denver metropolitan area as having competence in the subject matter of the Dispute.  The term “Arbitrator” as used herein shall mean and refer to the single arbitrator selected pursuant to this Section.

9.4 Conduct of Arbitration. The arbitration shall be conducted in the Denver, Colorado metropolitan area. The arbitration process shall generally be conducted by the designated Arbitrator in accordance with the Rules, but the Arbitrator shall have discretion to vary from those Rules in light of the nature or circumstances of any particular Dispute. In all events, unless waived by the Parties, the Arbitrator will conduct an arbitration hearing at which the Parties and their counsel shall be present and have the opportunity to present evidence and examine the evidence presented by the other Party.  The proceedings at the arbitration hearing shall, unless waived by the Parties, be conducted under oath. Any Party may elect to pay for a court reporter at its sole expense.  The Parties shall cooperate in good faith to permit a conclusion of the arbitration hearing within thirty (30) days following the appointment of the Arbitrator and shall endeavor to submit a joint statement setting forth each Dispute to be submitted to arbitration, including a summary of each Party’s Final Position on each Dispute. The Arbitrator shall make a determination as to each Dispute in favor of the Final Position (as submitted within the first ten (10) days following the delivery of a Dispute Notice) determined by the Arbitrator to be the most reasonable of all the Final Positions submitted by the Parties in accordance with this Agreement, which Final Position shall be selected by the Arbitrator.  In addition, the Arbitrator shall require the unsuccessful Party(ies) to pay all reasonable costs and fees, including attorney’s fees, of the prevailing Party(ies) and costs and fees of the Arbitrator. The award of the costs and fees of the prevailing Parties shall be allocated among the prevailing Parties based upon the relative costs and fees incurred by the prevailing Parties with respect to the matter arbitrated.

9.5 Standards of Conduct. The Parties agree that with respect to all aspects of the arbitration process contained herein they will conduct themselves in a manner intended to assure the integrity and fairness of that process.  To that end, if a Dispute is submitted to arbitration, the Parties agree that they will not contact or communicate with the Arbitrator with respect to any Dispute either ex parte or outside of the contacts and communications contemplated by this Article, and the Parties further agree that they will cooperate in good faith in the production of documentary and testimonial evidence in a prompt and efficient manner to permit the review and evaluation thereof by the other Parties.

9.6 Decision. The decision of the Arbitrator with respect to any Dispute shall be final and binding on all Parties and not subject to appeal, in the absence of fraud or to the extent permitted by law, and the prevailing Party(ies) may enforce the same by application for entry of judgment in any court of competent jurisdiction or by other procedures established by law.

9.7 Time of the Essence. The Parties agree that time is of the essence with respect to the resolution of any Dispute arising hereunder.

9.8 Disputes Related to Certain Matters.  Notwithstanding the foregoing provisions of this Article or any other provisions contained in this Agreement, Disputes related to (i) the Joint Improvement Costs, (ii) Draw Requests, Objection Notices or Punch List Items under the Instructions that the Parties are unable to resolve, (iii) the Approved Plans and Specifications, Plan Changes, the percentage of completion of a Joint Improvement, or (iv) whether a Joint Improvement has been constructed in accordance with the Plans and Specifications,  shall be resolved by CVL Engineers – Melinda Lundquist or if such party is not available or unwilling to serve as arbitrator, another reputable third party licensed engineer reasonably agreed upon by the Parties to the Dispute.  A hearing will be held by such Arbitrator within ten (10) days after receipt of notice of Dispute, at which the Parties shall be present and to which any Parties may bring counsel.  The Arbitrator may modify the Rules as the Arbitrator deems reasonable or necessary.  The Arbitrator shall permit the Parties to provide a statement and evidence as to their position.  The Arbitrator shall inspect the work in question and shall make a decision as promptly as possible.  The Parties acknowledge that there is a benefit to the Parties in having work done as expeditiously as possible and that there is a need for a streamlined method of making decisions described in this Section so that work is not delayed. The fees of the Project Engineer or other arbitrator hearing a Dispute pursuant to this Section shall be paid pro-rata by each Party to the Dispute, and each party to a Dispute subject to resolution pursuant to this Section shall bear its own attorneys’ fees and costs.

ARTICLE 10
MISCELLANEOUS

10.1 Failure to Pay Amounts Due. All amounts not timely paid by a Party hereunder, including without limitation funds for Draw Requests, shall bear interest at the rate of eighteen percent (18%) per annum until paid in full (the “Interest”). Any Builder may advance unpaid funds (a “Paying Builder”) due from any other non-paying Builder (a “Non-Paying Builder”) and shall be reimbursed the amount advanced plus Interest at the time the Non-Paying Builder pays its overdue portion.

10.2 Attorneys’ Fees. In the event any Party brings any action at law or other proceeding against any other Party (as applicable) to enforce any of the terms, covenants or conditions hereof, the Party prevailing in any action or other proceeding shall be paid all reasonable costs and reasonable attorneys’ fees and all other reasonable litigation-related expenses by the non-prevailing Party(ies). In the event any arbitration award or judgment is secured by the prevailing Party, all costs and attorneys’ fees shall be included therein and determined by the arbitrator or the court (and not by any jury, if applicable).

10.3 Further Acts. Each of the Parties shall execute and deliver all documents and perform all acts as reasonably necessary, from time to time, to carry out the matters contemplated by this Agreement.

10.4 No Partnership; Third Parties. It is not intended by this Agreement to, and nothing contained in this Agreement shall, create any owner-contractor, contractor-subcontractor, employer-employee, partnership, joint venture or other arrangement between or among the Parties. No term or provision of this Agreement is intended to, or shall, be for the benefit of any person, firm, organization or corporation not a Party hereto, and no other person, firm, organization or corporation shall have any right or cause of action hereunder.

10.5 Amendments. This Agreement (together with the exhibits and documents incorporated herein by reference) constitutes the entire Agreement of the Parties relating to the construction of the Joint Improvements and supersedes any prior agreements, written or oral, pertaining to the construction of the Joint Improvements. No change or addition made to this Agreement shall be enforceable unless such change is memorialized in a written amendment executed by the Parties. This agreement shall control in the event of a conflict with any terms of any Purchase Agreement or LDA. Additionally, each Party agrees that it shall not amend an LDA or Escrow Agreement to which it is a party in any manner that has a material detrimental effect on the Parties’ rights under this Agreement.

10.6 Governing Law; Venue. This Agreement and all claims or controversies arising out of or relating to this Agreement shall be governed by and construed in accordance with the law of the State of Colorado, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Colorado. Exclusive venue for all actions arising from this Agreement shall be in the District Court in and for County where the Project is located; provided, however, that this Section is not intended to affect the requirement to arbitrate matters pursuant to Article 9 hereof.

10.7 Severability. If any provision of this Agreement is declared void or unenforceable, the provision shall be severed from this Agreement and the remaining provisions shall remain in full force and effect.

10.8 Successors and Assigns. The burdens of this Agreement are binding on, and the benefits of this Agreement shall inure to the benefit of the Parties and all of their assigns and successors in interest; provided however, that no Builder may assign this Agreement or any rights or obligations hereunder without the consent of a Majority of Builders, which shall not be unreasonably withheld, delayed or conditioned; and the assignor shall cause the assignee to assume its rights, duties, liabilities and obligations as an Builder under this Agreement.

10.9 Counterparts; Copies of Signatures. This Agreement and any Addendum may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The signature pages from one or more counterparts may be removed from the counterparts and the signature pages all attached to a single instrument so that the signatures of all Parties may be physically attached to a single document. Copies of signatures on this Agreement and any Addendum shall be accepted and binding as originals.

10.10 Time of Essence. Time is of the essence each and every term, condition, obligation and provision hereof.

10.11 Captions. Any captions to, or headings of, the paragraphs or subparagraphs of this Agreement are solely for the convenience of the Parties, are not a part of this Agreement, and shall not be used for the interpretation or determination of the validity of this Agreement or any provision hereof.

10.12 Exhibits. The exhibits attached hereto are hereby incorporated herein by this reference.

10.13 Waiver. The waiver or failure to enforce any provision of this Agreement shall not operate as a waiver of any future breach of the provision or any other provision hereof.

10.14 Computation of Periods. All time periods referred to in this Agreement shall include all Saturdays, Sundays and holidays, unless the period of time specifies business days. If the date to perform any act or give a notice with respect to this Agreement shall fall on a Saturday, Sunday or national holiday, or other day that Escrow Agent is not open for business, the act or notice may be timely performed on the next succeeding day which is not a Saturday, Sunday or a national holiday, or other day that Escrow Agent is not open for business.

10.15 Satisfaction of Obligations. Obligations required under this Agreement shall be deemed to be satisfied if the Party responsible to satisfy the obligation performs the obligations itself or causes the obligation to be performed by some other third party.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

Taylor Morrison of Colorado, Inc., a Colorado corporation By: Printed Name: Title: Richmond American Homes of Colorado, Inc., a Delaware corporation By: Printed Name: Title:

PCY Holdings, LLC, a Colorado limited liability company By: Pure Cycle Corporation, a Colorado corporation, its sole member By: Printed Name: Title:

LIST OF EXHIBITS

Exhibit A:    Ownership of Lots
Exhibit B:    Description of Joint Improvements
Exhibit C:    Schedule of Plans and Specifications
Exhibit D:    Budget
Exhibit E:    Form of Addendum
Exhibit F:    Instructions
Exhibit G:    CAB Service Agreement

EXHIBIT A

OWNERSHIP OF LOTS

EXHIBIT B

DESCRIPTION OF JOINT IMPROVEMENTS

EXHIBIT C

SCHEDULE OF PLANS AND SPECIFICATIONS

EXHIBIT D

BUDGET

EXHIBIT E

FORM OF ADDENDUM

ADDENDUM TO JOINT IMPROVEMENT MEMORANDUM

THIS ADDENDUM TO JOINT IMPROVEMENT MEMORANDUM (the “Addendum”) is executed as of the ____ day of ____________, 20__ by _______________________, a(n) ______________________.

1.           ________________, a(n) _________________, hereby joins in and assumes all of the rights and obligations of an “Builder” under that certain Joint Improvement Memorandum dated ____________, 20__, by and among ______________[X], [Y], [Z] [INSERT NAMES OF OTHER BUILDER(S) SIGNING THIS AGREEMENT]______, _____________________, a[n] ___________ (“Project Manager”), _____________________, a[n] ______________, and _____________________ (the “Joint Improvement Memorandum”), solely with respect to the real property described on Exhibit A attached hereto and incorporated herein by this reference (the “Property”), as if the undersigned was initially a party under the Joint Improvement Memorandum when it was originally executed. Capitalized terms used in this Addendum without definition shall have the meanings assigned to such terms in the Joint Improvement Memorandum.

2.           In accordance with the provisions of the Joint Improvement Memorandum, the undersigned shall pay its Allocable Share required by this Joint Improvement Memorandum.

3.           Builder’s Designated Representative is _______________.

4.           Builder’s notice address is:

__________________________________________
__________________________________________
__________________________________________
Attention:__________________________________________
Telephone: (___) __________________________________________
Facsimile: (___) __________________________________________

5.           The Joint Improvement Memorandum, as supplemented hereby, is assumed, reaffirmed and constitutes the binding obligation of the undersigned.

__________________________________, a(n)_______________________________

By: _______________________________
Name: _____________________________
Its: ________________________________

EXHIBIT F

Disburser Instructions

1.
Draw Requests from the Construction Account. Substitute Constructing Party shall process and administer Draw Requests for the payment of construction costs in accordance with the terms of this Agreement and these Instructions.

(a) On a periodic basis, Substitute Constructing Party shall submit to the Builders a copy of the request to be submitted to the CAB for payment of Construction Funds from the Construction Account to pay Joint Improvement Costs (each a “Draw Request”). Each Draw Request shall state the amount of the requested draw, and shall be certified to be true and correct by Substitute Constructing Party and accompanied by: (A) a description of the basis for disbursement (i.e., an application for progress payments based on the status of completion of the applicable Joint Improvements, or that substantial completion or final acceptance, as applicable, has been obtained); (B) Substitute Constructing Party’s estimate of the percentage of completion of the Joint Improvements; (C) Substitute Constructing Party’s estimate of the cost to complete the Joint Improvements; and (D) conditional lien waivers (conditioned only upon payment of the amount due) from all contractors covered thereunder for the amounts to be paid pursuant to the Draw Request, and to the extent not previously provided unconditional lien waivers from contractors paid from prior Draw Requests. All invoices that are the subject of a Draw Request must be verified by the CAB’s cost verification engineer as either eligible or non-eligible costs of the CAB.

(b)   If a Builder objects to all or any portion of the Draw Request, such Builder shall deliver written notice of such objection (a “Objection Notice”) to Substitute Constructing Party and the other Builders on or before the fifth (5th) business day after Substitute Constructing Party delivers the Draw Request to the Builders. A Builder may only object to a Draw Request in the event that (i) the documents or statements required by Section (a) above in conjunction with a Draw Request were not properly delivered, are incomplete or contain material errors, (ii) the remaining cost to complete the Joint Improvements after payment of the Draw Request will exceed the amount of the Construction Funds in the Construction Account which objection will be deemed cured upon the deposit by PCY of additional Construction Funds into the Construction Account to cover the excess amount, or (iii) the work is not work that is to be completed pursuant to this Agreement. If a Builder delivers an Objection Notice, the Builders and Substitute Constructing Party shall meet within three (3) business days after receipt of the Objection Notice to review and discuss any such Objection Notice. If the Parties are unable to resolve any Objection Notice within five (5) business days of such meeting, the matter shall be resolved pursuant to the dispute resolution provisions set forth in Section 4 of these Instructions. Any Objection Notice shall specifically identify the amount of the requested payment to which the objection applies and the basis for such objection. No Objection Notice shall be valid if it does not identify specific obligations. If a Builder fails to deliver an Objection Notice within five (5) business days after Substitute Constructing Party delivers the Draw Request to the Builders, such Builder shall be deemed to have waived any objection to such Draw Request.

(c) Substitute Constructing Party shall submit the Draw Request to the CAB for payment by the CAB as follows: (i) if no Builder has delivered a timely Objection Notice within five (5) business days after Substitute Constructing Party delivers the Draw Request to the Builders, the Draw Request shall be deemed approved and the Substitute Constructing Party shall submit the Draw Request to the CAB or payment in full of the amount identified in such Draw Request out of the Construction Account to the contractors and payees identified in such Draw Request; or (ii) if a Builder has delivered a timely Objection Notice, the portion of the payment identified in such Draw Request to which no Builder has objected in an applicable Objection Notice shall be deemed approved and Substitute Constructing Party shall submit such portion to the CAB for payment out of the Construction Account to the contractors and payees identified in such Draw Request; and (iii) if a Builder has delivered a timely Objection Notice, the amount of the portion of the payment identified in such Draw Request to which a Builder has objected in an applicable Objection Notice but which has been resolved pursuant to Section 4 of these Instructions below, or if the Builder otherwise withdraws its objection by notice to Substitute Constructing Party and the other Builders, shall be paid by the CAB out of the Construction Account to the contractors and payees identified in such Draw Request.

(d)           Within ten (10) days after Substitute Constructing Party gives the Builders a Notice of Substantial Completion for any Improvement (a “Completion Notice”), a representative of Substitute Constructing Party and each Builder shall inspect such Improvements, and shall jointly prepare and agree upon a “punch-list” of items for the applicable Improvement which is uncompleted or which require repair or other corrective work (the “Punch List Items”). Substitute Constructing Party shall, with reasonable diligence, use commercially reasonable efforts as PM to cause the completion of the Punch List Items.

(e)           On or before fifteen (15) days after payment of the final Draw Request, Substitute Constructing Party shall deliver to each Builder copies of full and final unconditional lien waivers executed by all contractors and suppliers for all labor and materials paid for pursuant to the final Draw Request.

3.         Limitation of Liability. Substitute Constructing Party shall not be liable for the loss or impairment of the Construction Funds due to failure or insolvency of any financial institution which may be the depository of the Construction Funds.

4.           Expedited Dispute Resolution.

(a)           Disputes Related to Draw Requests and Punchlist Items. Disputes related to any Punch List Item or matter, a Draw Request or an Objection Notice that the Parties are unable to resolve (“Expedited Dispute”) shall be resolved as provided Article 9 of the Joint Improvement Memorandum to which these Instructions are attached. A Party and shall not be entitled to recover from any other Party exemplary, punitive, special, indirect, consequential or any other damages other than actual damages (unless the Informal Arbitrator finds intentional abuse or frustration of the dispute resolution process) in connection with an Expedited Dispute.

(b)           Standards of Conduct. The Parties agree that with respect to all aspects of the expedited dispute resolution process contained herein they will conduct themselves in a manner intended to assure the integrity and fairness of that process. To that end, if an Expedited Dispute is submitted to expedited dispute resolution process, the Parties agree that they will not contact or communicate with the Informal Arbitrator who was appointed with respect to any Expedited Dispute either ex parte or outside of the contacts and communications contemplated by these Instruction, and the Parties further agree that they will cooperate in good faith in the production of evidence in a prompt and efficient manner to permit the review and evaluation thereof by the other Parties.

Exhibit G

CAB Service Agreement

OFFSITE INFRASTRUCTURE AGREEMENT

(Sky Ranch – Offsite Infrastructure)

THIS OFFSITE INFRASTRUCTURE AGREEMENT (the “Agreement”) is entered into this  day of _________ 2017 (the “Effective Date”) by and among PCY Holdings, LLC, a Colorado limited liability company (“PCY”), and the undersigned builders who have executed a counterpart signature page to this Agreement or who have been added as a party by execution of a Joinder hereto (each referred to herein as a “Builder”, and collectively as the “Builders”). PCY and the Builders are sometimes individually referred to as a “Party” and collectively referred to as the “Parties.”

This Agreement is made and entered into in contemplation of the following facts and circumstances:

A. PCY is the developer of certain real property located in Arapahoe County (“County”), Colorado, which consists of a portion of the land development known as Sky Ranch (the “Subdivision”) according to the Preliminary Plat and Preliminary Development Plan therefore as approved by the County.

B. Each Builder and PCY have entered into a Contract for Purchase and Sale of Real Estate (Sky Ranch) (the “Purchase Agreements”), pursuant to which each Builder has purchased from PCY and is the owner of, and/or is under contract with PCY to purchase, residential building lots within the Subdivision. Under the terms of the Purchase Agreements, PCY has agreed to construct or cause the construction of certain public infrastructure improvements that are necessary to serve the Subdivision and fund the cost of such construction, including the public offsite infrastructure improvements all as more particularly described in this Agreement.

C. The Sky Ranch Community Authority Board (“CAB”) has been organized by the Sky Ranch Colorado Metropolitan District Nos. 1 and 5 (the “Districts”) pursuant to the laws of the State of Colorado in order to construct, operate and maintain certain public facilities and improvements in accordance with the Sky Ranch Community Authority Board Establishment Agreement (the “CABEA”) and each of the service plans for the Districts. The CAB will construct the Drainage System Improvements and the Monaghan Road Improvements identified on Exhibit A (the “CAB Infrastructure”). In order to fund the Cab Infrastructure, PCY will deposit funds into a segregated construction account owned and maintained by the CAB to be used by the CAB to pay for the costs of designing, permitting and constructing the CAB Infrastructure identified and described on Exhibit A.

D. Rangeview Metropolitan District (“Rangeview” and with the CAB, each is a “Constructing Entity”) will construct the Water System Improvements, Wastewater System Improvements and the Wholesale Water and Irrigation Lines identified on Exhibit A (the “Rangeview Infrastructure.” In order to fund the Rangeview Infrastructure, PCY will deposit funds into a segregated construction account owned and maintained by Rangeview to be used by Rangeview to pay for the costs of designing, permitting and constructing the Rangeview Infrastructure identified and described on Exhibit A.

E. On or before the Effective Date, PCY and the CAB shall enter into a Service Agreement for Project Management Services for Sky Ranch (“CAB Service Agreement”) pursuant to which PCY shall serve as the Project Manager (“PM”) for the CAB for the construction of the CAB Infrastructure and shall provide the services required to construct and deliver the CAB Infrastructure, including but not limited to: CAB compliance and coordination with legal counsel and accountants; planning design and approvals; project administration; contractor agreements; construction management and administration; and CAB acceptance of the CAB Infrastructure. A copy of the CAB Service Agreement is attached hereto as a part of Exhibit D.

F.  On or before the Effective Date, PCY and Rangeview shall enter into a Service Agreement for Project Management Services (“Rangeview Service Agreement” and together with CAB Service Agreement, the “Service Agreements”) pursuant to which PCY shall serve as the PM for Rangeview for the construction of the Rangeview Infrastructure and shall provide the services required to construct and deliver the Rangeview Infrastructure, including but not limited to: Rangeview compliance and coordination with legal counsel and accountants; planning design and approvals; project administration; contractor agreements; construction management and administration; and Rangeview acceptance of the Rangeview Infrastructure. A copy of the Rangeview Service Agreement is attached hereto as a part of Exhibit D.

G. The Parties enter this Agreement in order to establish the terms and procedures that will be utilized in order for funds to be disburse from the construction accounts to pay for the costs to construct the Improvements, all as more particularly set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and in the Purchase Agreements, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Incorporation of Recitals. The recitals set forth above are true and correct and are incorporated herein in their entirety by this reference.

2. Construction Obligation. The CAB is constructing the Sky Ranch Infrastructure and Rangeview is constructing the Rangeview Infrastructure (collectively, the “Improvements”). PCY as the PM for both the CAB and Rangeview shall cause the construction of the Improvements pursuant to Service Agreements.

3. Deposit of Construction Funds.

3.1 The estimated cost to construct each of the Improvements is set forth on Exhibit A.

3.2 Not later than the Effective Date, PCY shall advance to the CAB for deposit into a segregated construction account that is owned and maintained by the CAB at a nationally or regionally recognized FDIC insured financial institution funds in the amount of _______________________________ Dollars ($_____________.00) (“CAB Funds”) for the costs of design, testing, engineering and construction of the CAB Infrastructure. The amount of the CAB Funds is equal to the total estimated cost to substantially complete construction of the CAB Infrastructure as set forth on Exhibit A. The CAB Funds shall be utilized solely to pay for the construction of the CAB Infrastructure.

3.3 Not later than the Effective Date, PCY shall advance to Rangeview for deposit into a segregated construction account that is owned and maintained by Rangeview at a nationally or regionally recognized FDIC insured financial institution funds in the amount of _______________________________ Dollars ($_____________.00) (“Rangeview Funds”) for the costs of design, testing, engineering and construction of the Rangeview Infrastructure. The amount of the Rangeview Funds is equal to the total estimated cost to substantially complete construction of the Rangeview Infrastructure as set forth on Exhibit A. The Rangeview Funds shall be utilized solely to pay for the construction of the Rangeview Infrastructure.

3.4 To the extent that the contracted price to construct the Improvements exceeds the estimated cost to substantially complete the Improvements, PCY shall advance additional funds to increase the amount of the CAB Funds deposited with the CAB, or the Rangeview Funds deposited with Rangeview, as applicable, by the difference in the estimated versus the contracted amounts. PCY is solely liable for any cost overruns incurred in connection with the construction of the applicable Improvements that exceed the amount of funds advanced by PCY to either the CAB or Rangeview (a “Cost Overrun”) and shall promptly notify the Builders of the amount of the additional funds being deposited. If there is an increase the construction cost in excess of the amount advanced to a Constructing Entity, then PCY shall advance good funds to the applicable Constructing Entity in the amount of the Cost Overrun for deposit into the Construction Account (as herein after defined) within five (5) business days after the date upon which PCY learns that such increase has occurred. If PCY fails to advance the necessary additional funds to the applicable Constructing Entity to cover Cost Overruns, each affected Builder shall be entitled to all remedies available at law or in equity, except incidental, consequential, or punitive damages. In addition, any Builder or group of Builders may advance additional funds PCY fails to pay, in which event PCY shall reimburse the Builder(s) who advanced the funds within thirty (30) days after receipt of an invoice (or, if such reimbursement is outstanding as of the date of the Second Closing, such Builders shall receive a credit in such amount at the Second Closing). Invoices not paid within thirty (30) days after receipt shall bear simple interest at the rate of 12% per annum until paid.

4. Account. The CAB Funds and the Rangeview Funds shall be held in construction accounts (each a “Construction Account”) that are owned and maintained by the CAB or Rangeview, as applicable, as provided in Section 3 above. As PM, PCY shall administer the payment of funds from the Construction Account in payment of Draw Requests (as hereinafter defined) to pay the costs to construct the Improvements. All funds deposited into the Construction Account, together with any interest accrued thereon, shall be referred to herein as the “Construction Funds”. The Construction Funds in a Construction Account shall not be commingled with other funds or accounts. PCY shall keep good and accurate books of the Construction Funds and in sufficient detail to allow construction costs and expenditures to be calculated and which books and records shall be made available to the Builders for review by the Builders upon reasonable prior written notice.

5. Disbursement from the Construction Account. As PM for each of the Constructing Entities, PCY shall administer and process the payment of Construction Funds from each Construction Account to pay contractors and payees identified in Draw Requests in accordance with the instructions set forth on Exhibit B attached hereto and incorporated herein by this reference (“Instructions”). If at any time PCY or a Builder becomes aware that Construction Funds have been disbursed from a Construction Account for purposes other than the construction of the applicable Improvements, such Party shall immediately notify the other Parties.

6. Construction of Improvements.

(a) Construction Schedule. PCY, as PM for the Constructing Entities, shall use commercially reasonable efforts cause the Improvements to be Substantially Complete within the timeframe referenced in the first Sentence of Section 7(a), below, subject to Force Majeure Delays.

(b) Construction Standard. The Improvements will be completed, and each construction contract entered into for the construction of any Improvement (“Work Contract”) will provide that the applicable Improvements shall be completed, in a good, workmanlike and lien-free manner, in accordance with the CDs and specifications therefor as approved by the applicable approving authorities, and the applicable laws, codes, regulations and governmental requirements for the Development and Subdivision (the “Construction Standard”). PCY shall post or cause to be posted when due all sureties or guaranties, if any, that are required by the Authorities under the Entitlements in connection with the construction of the Improvements.

(c) Progress Reports. PCY shall, no less frequently than once per calendar month, provide the Builders with a progress report setting forth the amount of Construction Funds expended to date, a list of Improvements completed to date, and an estimate of the status of overall completion of the Improvements, in such form as PCY deems reasonably appropriate.

(d) Temporary Construction Easements.

(1)           Each Builder hereby creates and grants to PCY and each other Builder, for the use of PCY, the Constructing Entity and each other Builder (if such other Builder exercises its respective step-in option) and their respective successors, assigns, employees, agents, contractors and subcontractors, such temporary non-exclusive easements and licenses to enter upon the real property owned by each Builder within the Subdivision (the “Builder Property”) as are reasonable or necessary to permit PCY, the Constructing Entity or such other Builder to perform the Improvements work, provided that neither PCY, the Constructing Entity nor such other Builder in so doing shall unreasonably impair or interfere with the performance of any work on the other Builders’ property.

(2)           PCY hereby creates and grants to each Builder (if it exercises its Step-In Option), for the use of such Builder and its respective successors, assigns, employees, agents, contractors and subcontractors, such temporary non-exclusive easements and licenses to enter upon the real property owned or controlled by PCY within the Subdivision (the “PCY Property”) as are reasonable or necessary to permit such Builder to cause the completion of the construction of the Improvements hereunder; provided that such Builder in doing so shall unreasonably impair or interfere with the performance of any work on the PCY Property by PCY.

(3)           The foregoing temporary easements and licenses granted to the Parties shall automatically terminate and cease to be of any further force or effect upon the earlier of: (a) the date upon which the entirety of the Improvements shall be completed; and (b) as to a particular Lot, the date upon which a Builder (as applicable) has obtained a certificate of occupancy for the home constructed upon such Lot.

(e) Warranty Work. Notwithstanding that either PCY or another Builder has caused the completion of the Improvements in accordance with the terms of this Agreement, PCY as PM shall be responsible for performing or causing to be performed the warranty work required to release any applicable warranty surety or guaranty with the County or other applicable Authority.

(f) Erosion Control. As a part of the Improvements hereunder, PCY shall provide or cause to be provided all erosion control and stormwater management services required by all Authorities having jurisdiction for the performance of the Improvements work hereunder, including, without limitation, obtaining, maintaining, complying with and fulfilling the obligations under, all required permits, licenses and approvals from any Authority having jurisdiction in connection therewith concerning stormwater runoff, sediment or erosion control, storm drainage, or any other water or sediment discharge pertaining to the Property (the “Stormwater Permit”), including any and all requirements, conditions, restrictions or other terms contained in such Stormwater Permit, such as, but not limited to, surety requirements, treatment requirements, discharge limitations and revegetation requirements.

(g) Force Majeure Delays. A delay in or failure to perform any obligations required of PCY (or any Builder exercising a step-in right) hereunder shall not constitute a default to the extent such delay or failure is caused by Force Majeure Delays and all times for performance shall be extended by the number of days of Force Majeure Delays. “Force Majeure Delays” shall be limited to acts of God, war, terrorism, fire, flood, earthquake, hurricane, weather conditions, strike, delay or unavailability of labor or materials, delay or unavailability of utilities, delays in obtaining governmental approvals to the extent not caused by the party seeking approval, moratoria, injunctions, orders or directives of any court or governmental body, or other actions of third parties (but not including financial inability) which, despite the exercise of reasonable diligence, the Party required to perform is unable to prevent, avoid or remove. Within thirty (30) days after the cessation of the occurrence of a Force Majeure Delay, PCY (or Builder, as the case may be) will give notice thereof specifying the cause of the Force Majeure Delay and the number of days of the occurrence.

(h) Mechanic’s Liens. If because of any act or omission (or alleged act or omission) of any Party or its employees, agents, contractors or subcontractors under this Agreement, any mechanic’s or other lien, charge or order for the payment of money or other encumbrance shall be filed or threatened against any of the other Parties hereunder and/or any portion of its property (whether or not such lien, charge, order or encumbrance is valid or enforceable as such), such party (the “Indemnifying Party”) shall at its own cost and expense, cause the same to be discharged of record or bonded within thirty (30) days after the assertion or the filing thereof; and the Indemnifying Party shall indemnify, defend and save harmless the other parties (the “Indemnified Parties”) against and from all costs, liabilities, suits, penalties, claims and demands, including reasonable attorneys’ fees, resulting therefrom; provided, however, that any loss, cost, damage or expense to which the Indemnified Parties shall be entitled under this Section shall be limited to out of pocket losses, costs, damages or expenses (including, however any punitive or consequential losses, costs, damages or expenses or lost profits actually paid by an indemnified party to a contractor or subcontractor pursuant to such a mechanic’s lien claim), but none of the Indemnified Parties shall be entitled to recover from the other any of its punitive or consequential losses, costs, damages or expenses or lost profits as a result of any failure by the Indemnifying Party to have complied with its obligations under this Section. If the Indemnifying Party fails to comply with the foregoing provisions, the other Party or Parties shall have the option of discharging or bonding any such lien, charge, order or encumbrance, and the Indemnifying Party shall reimburse the other party or parties for all costs, expenses and other sums of money in connection therewith with interest at the rate of 10% per annum thereon promptly upon demand.

(i) Insurance. From and after the Effective Date, PCY shall obtain and maintain, at its expense, and shall cause each contractor constructing any Improvements to obtain and maintain: (a) workman’s compensation insurance as may be required pursuant to the provisions of applicable law; and (b) comprehensive general liability insurance in an amount of at least $1,000,000 per occurrence and $2,000,000 in the aggregate

(j) Service Agreements. PCY may only amend or terminate either of the Service Agreements in accordance with the process set forth in the Service Agreements. PCY shall deliver to Builders copies of any written default notice sent by PCY to a Constructing Entity within five (5) business days after PCY’s transmission thereof to a Constructing Entity, and shall deliver to Builders copies of any default notice received by PCY from a Constructing Entity within five (5) business days after PCY’s receipt thereof.

7. Self Help Remedy.

(a) In the event that PCY defaults in the performance of its obligations to cause any applicable Improvement or Improvements to be Substantially Complete within 10 months after the date of the occurrence of the initial closing under a Builder’s Purchase Agreement, after any applicable notice and cure period, subject to Force Majeure Delays and any other extension rights granted to PCY by that Builder’s Purchase Agreement, and PCY thereafter fails to timely cure such default in accordance with the terms hereof, the following provisions shall apply. The Builder under whose Builder Purchase Agreement PCY has defaulted, at its option, shall have the right, but not the obligation, to step into the rights of PCY as the PM under the Service Agreements and take control of the construction of the Improvements as hereinafter provided (the “Uncompleted Improvements”) in accordance with the terms of this Agreement by delivering written notice of such election to PCY and the other Builders; provided, however, that notwithstanding any provision in any Purchase Agreement to the contrary, upon the receipt of such notice, Richmond American Homes of Colorado, Inc. (if it is then a Builder hereunder and the owner of property in the Subdivision) may exercise such right (first and ahead of the other Builders) on behalf of all of the Builders (the “Richmond Step-In Option”) by delivering written notice of such election to PCY and the other Builders and, if Richmond fails to do so within fifteen (15) days after PCY’s uncured default, then the Builder under whose Builder Purchase Agreement PCY has defaulted shall have the right to exercise such right (the “Builder Step-in Option”). Seller represents and warrants that every currently existing and future Builder Purchase Agreement with respect to the acquisition of unfinished lots provides for Richmond to have the first right to step-in as described in the immediately preceding sentence, and the provision for such first right to step-in will not be modified without Richmond’s prior consent, which consent may be withheld in Richmond’s sole discretion if Richmond is then a Builder hereunder. If Richmond does not timely exercise the Richmond Step-in Option, then the other Builders shall have the right to exercise an option to step-in and select the Exercising Builder (hereinafter defined) to act on behalf of all such Builders to complete the Improvements by giving notice to PCY and the other Builders within fifteen (15) days following the deadline for Richmond to exercise the Richmond Step-In Option. In such event, (i) the Builder that exercises such right, including Richmond if it is a Builder, as applicable (the “Exercising Builder”) shall succeed to all of the rights and obligations of PCY under this Agreement with respect to the applicable Improvement or Improvements from and after the date such right is exercised, including the right to obtain payment of Draw Requests for the Construction Account to complete the Uncompleted Improvements, and PCY shall assign to Exercising Builder all of PCY’s right, title and interest, in and to the applicable Service Agreement between PCY and the CAB and/or Rangeview for the applicable Improvement or Improvements, but the Exercising Builder shall not assume any responsibility for or otherwise have any liability for any such obligations prior to such date or for any of the acts or omissions of PCY, and the obligation to pay the costs of the Improvements, including Cost Overruns, shall remain the sole responsibility of PCY even if the costs exceed the amounts in the Construction Account, (ii) PCY shall have no further rights or obligations under this Agreement after the date such right is exercised (except as otherwise set forth herein, with PCY in all events remaining responsible for all costs of the Improvements and to cooperate and assist if and as needed to help the Exercising Builder complete the applicable Improvements) and that PCY shall not be released of any other liability relating to this Agreement or the Purchase Agreements that may accrue or arise on or before such date, (iii) to the extent the same are not owned by any third party, PCY shall assign to Exercising Builder, on an “as is” basis without any representations or warranties, all of PCY’s right, title and interest if any, in, to and under the construction plans and specifications for the Improvements, and if same are owned by a third party PCY shall be obligated and responsible to secure the rights needed to use same from such third parties or to pay the costs incurred to replace the same, and (iv) PCY and Builders shall take all action reasonably required to permit the Exercising Builder to act as the PM under the applicable Service Agreement to complete the construction of the Uncompleted Improvements. In such event, PCY and the Exercising Builder shall give notice to the applicable Constructing Entity that PCY has assigned the applicable Service Agreement to the Exercising Builder hereunder and that the Exercising Builder has assumed the position of PM under the Applicable Service Agreement and PCY shall take all action necessary to permit the Exercising Builder act as the PM under the Service Agreement, including the administration and processing of Draw Requests from the Construction Account for the payment of construction costs of the Uncompleted Improvements as identified in Draw Requests in accordance with the terms hereof. The Exercising Builder shall be entitled to a construction coordinator’s fee in an amount equal to 5% of the costs which are the subject of each Draw Request and which PCY shall pay within 30 days after the Exercising Builder’s delivery of an invoice therefor to PCY.

(b) Effective as of the date upon which an Exercising Builder exercises its Step-In Option, PCY shall be deemed to have assigned to the Exercising Builder: (A) any construction contracts entered into by PCY on its own behalf for the completion of any Improvements (“Work Contracts”), if any, to the extent that they pertain to such Uncompleted Improvements, (B) all of PCY’s agreements with any utility providers to the extent that they pertain to such Uncompleted Improvements, and (C) The Service Agreement between PCY and Rangeview and/or the CAB, as applicable. PCY will cause the Service Agreements to be assignable to a Builder. The Exercising Builder shall also have the right to take such actions as may reasonably be necessary or desirable to obtain the County’s, or any other applicable Authority having jurisdiction, initial acceptance of any such Uncompleted Improvements that are completed by the Exercising Builder and which the County, or such other Authority, is required to accept, subject to the applicable developer’s warranty. Additionally, PCY will execute such additional reasonable certifications, documents or agreements as may be required to confirm the foregoing assignments to the Exercising Builder and to enable the Exercising Builder to obtain such agreement by the County, or any other such applicable Authority having jurisdiction, to initially accept such Uncompleted Improvements so completed by the Exercising Builder; provided, however, the Exercising Builder shall have no obligation to replace any surety previously delivered by PCY to the County or other applicable Authority having jurisdiction for the Uncompleted Improvements.

(c) In the event the Exercising Builder takes over construction coordination of Improvements as PM under a Service Agreement, Exercising Builder’s assumption of the construction coordination of the Improvements is done only as an accommodation to the Parties and that, except as expressly set forth in this Agreement, Exercising Builder shall have no responsibility, liability or obligation with respect to (and the Parties hereby covenant not to sue Exercising Builder for, and hereby release the Exercising Builder from, all liability and claims relating to or arising from) the design, engineering, construction or completion of the Improvements, any damage, loss or injury to any of the parties or otherwise related to any action or inaction of Exercising Builder in connection with this Agreement, or any defect in the materials or workmanship pertaining to the Improvements, except for any “Exercising Builder Covered Liability,” as hereinafter defined. “Exercising Builder Covered Liability” means the following matters for which Exercising Builder shall be liable to the other Parties in connection with its performance as Exercising Builder hereunder: (a) any damage, loss or injury arising from the willful misconduct, bad faith, recklessness or illegal acts of the Exercising Builder in performing or failing to perform hereunder, or (b) damage, loss or injury arising from the fraudulent conduct of Exercising Builder; provided, however, that any damages to which the other Parties shall be entitled to recover for any Exercising Builder Covered Liability shall be limited to out-of-pocket losses, costs, damages or expenses, and the other Parties shall not be entitled to recover from the Exercising Builder any punitive or consequential losses, costs, damages or expenses or lost profits as a result of, or in connection with, any Exercising Builder Covered Liability. Exercising Builder makes no representation or warranty with respect to the Improvements, and shall have no liability for any defect in the materials or workmanship pertaining thereto. The Parties hereby agree to look solely to the contractors engaged to construct and complete the Improvements for any contractual violation, indemnity, warranty or guarantee relating to the Improvements. Upon completion of the Improvements, Exercising Builder shall assign to the Parties (if any, and to the extent assignable and without any representation or warranty whatsoever), on a non-exclusive basis, any contractual rights received by Exercising Builder from the contractors that construct or complete any portion of the Improvements, including, without limitation, all rights related to any indemnities, guaranties and/or warranties received from such contractors.

8. Default and Termination.

(a) Default. An “Event of Default” by a Party shall be deemed to have occurred hereunder if such Party shall materially breach or materially fail to perform, observe or meet any material covenant or condition made in this Agreement and such breach or failure shall not be cured within 30 days after delivery of notice to the defaulting party from the non-defaulting party or, in the event such breach or failure cannot be cured within 30 days, if the defaulting party shall not have commenced, within said period, to cure such breach or default and be diligently pursuing such cure unto completion.

(b) Remedies. Upon any Event of Default by any Party hereunder, the other Parties shall, except as may otherwise expressly be provided herein, have all rights and remedies as are expressly provided herein (including, without limitation, and as may be applicable, the right to exercise its respective Step-In Option in accordance with, and subject to the limitations provided in, Section 7), as the case may be.

9. Termination. This Agreement shall terminate upon the date that is one hundred fifty (150) days following the later to occur of (i) payment of the final Draw Request, and (ii) the lien-free completion of the Improvements and the initial construction acceptance of the Improvements by the Authority that will own such Improvements or component thereof. Notwithstanding the foregoing, PCY’s obligations with respect to warranty work under Section 6(e) above, shall survive termination of this Agreement.

10. Applicable Law. This Agreement shall be governed in accordance with the laws of the state of Colorado, and venue for any court action hereunder shall lie exclusively in a court of competent jurisdiction in Arapahoe County, Colorado.

11. Headings; Use of Certain Words. The headings used herein are for convenience only and are not to be used in interpreting this Agreement. The words “hereof”, “herein”, “hereto”, “hereunder” or “herewith” as used in this Agreement shall refer to this Agreement as a whole and not merely to the sentence or paragraph in which such word is used.

12. Notices. All notices required to be given hereunder shall be in writing and shall be addressed as follows, or as any party may subsequently designate by written notice to the others. All notices shall be delivered by facsimile or pdf transmittal, recognized overnight delivery service, or hand-delivery and shall be deemed effective upon: (i) the successful transmission of a facsimile or pdf transmittal, provided that a conforming copy is concurrently deposited for delivery by first class U.S. mail, postage prepaid, or by hand delivery; (ii) the first business day after deposit with a recognized overnight delivery service; or (iii) upon receipt by hand-delivery:

To PCY:                PCY Holdings, LLC
Attention: Mark Harding
34501 E. Quincy Ave.
Bldg. 34, Box 10
Watkins, Colorado 80137
Telephone: (303) 292-3456
Facsimile: (303) 292-3475
E-mail: mharding@purecyclewater.com

with a copy to:                     Fox Rothschild LLP
1225 17th Street, Suite 2200
Denver, CO 80202
Attention: Rick Rubin, Esq.
Telephone: (303) 292-1200
Email: rrubin@foxrothschild.com

To Builders:                        At the notice address set forth on their respective signature pages

Each of the above-listed addressees may change its address and number for notice purposes under this Section by delivering to the other addressees a written notice of change of address and number, in a manner specified in this Section. However, no such change of address or number shall be effective against another addressee until written notice of such change is actually received by such addressee.

13. Successors and Assigns. The terms of this Agreement shall inure to the benefit of and bind the parties hereto and their respective successors and permitted assigns. Except as expressly contemplated herein, no party may assign its rights or obligations hereunder without the prior written consent of the other parties hereto.

14. Potential Additional Parties. The parties acknowledge and agree that, with regard to any third-parties (collectively, the “Additional Builders”) with whom PCY is under contract to sell any residential building lots, then, at PCY’s option, each of such Additional Builders may be added to and become a party under this Agreement at any time provided written notice of such Additional Builders is given to all Builders at the time of such Joinder. In such event, each such Additional Builder shall be deemed to be a “Builder” as such term is defined herein, shall have all rights of a “Builder” under this Agreement. Additional Builders will be added to this Agreement by execution of a Joinder that is substantially in the form set forth as Exhibit C attached hereto.

15. No Waiver of Rights / Remedies Cumulative. No delay or failure on the part of any party to exercise any right, power or privilege under this Agreement shall operate as a waiver thereof, and no single or partial exercise of any right, power or privilege shall preclude any other or further exercise thereof or the exercise of any other power or right, or be deemed to establish a custom or course of dealing or performance between the parties hereto. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided at law or in equity.

16. Amendment. This Agreement may not be amended except by a written agreement executed by all Parties to this Agreement.

17. Severability. If any term or provision of this Agreement or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

18. Attorneys’ Fees. Notwithstanding anything to the contrary contained herein, any party prevailing in any litigation brought pursuant to or arising under this Agreement shall recover its costs of court, fees and reasonable attorneys’ fees from the non-prevailing party as determined by any court of competent jurisdiction.

19. Time of Essence. Time is of the essence in the observance and performance of the terms and obligations of this Agreement.

20. No Partnership. The provisions of this Agreement are not intended to create, nor shall they in any way be interpreted as creating, a joint venture, partnership or any other similar relationship between the parties.

21. No Recording. Neither this Agreement nor any memorandum hereof shall be recorded in the real property records of Arapahoe County, State of Colorado.

22. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all of such counterparts together shall constitute one and the same instrument. Receipt of an executed signature page to this Agreement by facsimile or other electronic transmission shall constitute effective delivery thereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.
PCY:

PCY HOLDINGS LLC,
a Colorado limited liability company

By:
Pure Cycle Corporation, a Colorado corporation
Its sole member

By: ____________________________________
Name: _________________________________
Title: __________________________________

BUILDER:

RICHMOND AMERICAN HOMES OF COLORADO, INC, a Delaware corporation

By: ____________________________________
      Linda Purdy, Vice President

Address for Notice:

Richmond American Homes of Colorado, Inc.
Attention: Linda Purdy, Vice President
4350 South Monaco Street
Denver, Colorado 80237
E-Mail: Linda.Purdy@mdch.com
Telecopier No.: (720) 977-4707

with a copy in each case to:

M.D.C. Holdings, Inc.
Attention: Drew Rippey
4350 South Monaco Street
Denver, Colorado 80237
E-Mail: Drew.Rippey@mdch.com
Telecopier No.: (720) 482-8558

and

M.D.C. Holdings, Inc.
Attention: Linda Skultety
4350 South Monaco Street
Denver, Colorado 80237
E-Mail: Linda.Skultety@mdch.com
Telecopier No.: (303) 488-4954

BUILDER:

Taylor Morrison of Colorado, Inc.,
a Colorado corporation

By: ____________________________________
Name: _________________________________
Title: __________________________________

Address for Notice:

Taylor Morrison of Colorado, Inc.
1420 West Canal Court, Suite 170
Littleton, Colorado 80120
Attention: Phillip Cross
Telephone: (303) 325-2426
E-mail: pcross@taylormorrison.com

With a copy to:                    Brier, Irish, Hubbard & Erhart P.L.C.
2400 East Arizona Biltmore Circle, Suite 1300
Phoenix, AZ 85016
Attn: Jeff Hubbard
Telephone: (602) 522-0160
Facsimile: (602) 522-3945
E-mail: jhubbard@bihlaw.com

With copy to:

Tony Meier at same address
E-mail: tmeier@bihlaw.com

EXHIBIT A
OFF-SITE IMPROVEMENTS

EXHIBIT B
 Instructions

1.
Draw Requests from the Construction Account. PCY shall process and administer Draw Requests for the payment of construction costs in accordance with the terms of this Agreement and these Instructions.

(d) On a periodic basis, PCY shall submit to the Builders a copy of the request that is to be submitted by PCY to the Constructing Entity for payment of Construction Funds from the Construction Account to pay for: (i) the design, engineering, permitting and all necessary governmental approvals to construct the Improvements; and (ii) the costs to construct the Improvements including, but not limited to, the costs for any related landscaping, signage, fencing and fixtures associated with the Improvements (each a “Draw Request”). Each Draw Request shall identify whether it pertains to CAB Infrastructure or Rangeview Infrastructure and the amount of the requested payment, and shall be certified to be true and correct by PCY and accompanied by: (A) a description of the basis for disbursement (i.e., an application for progress payments based on the status of completion of the applicable Improvements, or that substantial completion or final acceptance, as applicable, has been obtained); (B) conditional lien waivers (conditioned only upon payment of the amount due) from all contractors covered thereunder for the amounts to be paid pursuant to the Draw Request, and to the extent not previously provided unconditional lien waivers from contractors paid from prior Draw Requests; (C) PCY’s estimate of the percentage of completion of the Improvements; and (D) PCY’s estimate of the cost to complete the Improvements.

(e)   If a Builder objects to all or any portion of the Draw Request, such Builder shall deliver written notice of such objection (a “Objection Notice”) to PCY and the other Builders on or before the fifth (5th) business day after PCY delivers the Draw Request to the Builders. A Builder may only object to a Draw Request in the event that (i) the documents or statements required by Section (a) above in conjunction with a Draw Request were not properly delivered, are incomplete or contain material errors, (ii) the remaining cost to complete the Improvements after payment of the Draw Request will exceed the amount of the Construction Funds in the Construction Account which objection will be deemed cured upon the deposit by PCY of additional Construction Funds into the Construction Account to cover the excess amount, or (iii) the work is not work that is to be completed pursuant to this Agreement. If a Builder delivers an Objection Notice, the Builders and PCY shall meet within three (3) business days after receipt of the Objection Notice to review and discuss any such Objection Notice. If the parties are unable to resolve any Objection Notice within five (5) business days of such meeting, the matter shall be resolved pursuant to the dispute resolution provisions set forth in Section 5 of these Instructions. Any Objection Notice shall specifically identify the amount of the requested payment to which the objection applies and the basis for such objection. No Objection Notice shall be valid if it does not identify specific obligations. If a Builder fails to deliver an Objection Notice within five (5) business days after PCY delivers the Draw Request to the Builders, such Builder shall be deemed to have waived any objection to such Draw Request.

(f) PCY shall submit the Draw Request to the applicable Constructing Entity for payment as follows: (i) if no Builder has delivered a timely Objection Notice within five (5) business days after PCY delivers the Draw Request to the Builders, the Draw Request shall be deemed approved and PCY shall submit the Draw Request to the applicable Constructing Entity for payment in full of the amount identified in such Draw Request out of the Construction Account to the contractors and payees identified in such Draw Request; or (ii) if a Builder has delivered a timely Objection Notice, the portion of the payment identified in such Draw Request to which no Builder has objected in an applicable Objection Notice shall be deemed approved and PCY shall submit such portion to the applicable Constructing Entity for payment out of the Construction Account to the contractors and payees identified in such Draw Request; and (iii) if a Builder has delivered a timely Objection Notice, the amount of the portion of the payment identified in such Draw Request to which a Builder has objected in an applicable Objection Notice but which has been resolved pursuant to Section 5 of these Instructions below, or if the Builder otherwise withdraws its objection by notice to PCY and the other Builders, shall be paid by the applicable Constructing Entity out of the Construction Account to the contractors and payees identified in such Draw Request.

(d)           Within ten (10) days after PCY gives the Builders a Notice of Substantial Completion for any Improvement (a “Completion Notice”), a representative of PCY and each Builder shall inspect such Improvements, and shall jointly prepare and agree upon a “punch-list” of items for the applicable Improvement which is uncompleted or which require repair or other corrective work (the “Punch List Items”). PCY shall, with reasonable diligence, use commercially reasonable efforts as PM to cause the completion of the Punch List Items.

(e)           On or before fifteen (15) days after payment of the final Draw Request, PCY shall deliver to each Builder copies of full and final unconditional lien waivers executed by all contractors and suppliers for all labor and materials paid for pursuant to the final Draw Request.

3.         Limitation of Liability. PCY shall not be liable for the loss or impairment of the Construction Funds due to failure or insolvency of any financial institution which may be the depository of the Construction Funds.

4.         Expenses. PCY shall pay the fees, charges and expenses of PCY, including, but not limited to, reasonable attorneys’ fees, expenses and other out-of-pocket costs as may be incurred by PCY to administer and process Draw Requests under this Agreement.

5. Expedited Dispute Resolution.

(a) Disputes Related to Draw Requests and Punchlist Items. Notwithstanding anything to the contrary herein, disputes related to any Punch List Item or matter, a Draw Request or an Objection Notice that the Parties are unable to resolve (“Expedited Disputes”) shall be resolved by CVL Engineers – Melinda Lundquist or if such party is not available or unwilling to serve as arbitrator, another reputable third party licensed engineer selected by PCY and approved by Builders (“Informal Arbitrator”). Within five (5) business days after notice to all Parties that an Expedited Dispute exists, each of the Parties involved in the Expedited Dispute shall deliver to the Informal Arbitrator a written statement of how such Party believes the Expedited Dispute should be resolved, together with reasonable supporting documentation of such position (“Resolution Notice”). Within ten (10) business days after receipt of Resolution Notices from both such Parties, the Informal Arbitrator shall approve one (1) of the Parties’ Resolution Notice and shall deliver written notice of such approval to each Party and to Disburser. The decision of the Informal Arbitrator shall be binding on all Parties with respect to the applicable Expedited Dispute. All Parties shall timely cooperate with the Informal Arbitrator in rendering his or her decision. The Party or Parties involved in the Expedited Dispute that are not the prevailing party in the resolution of the Expedited Dispute shall promptly pay the Informal Arbitrator’s fee, and the prevailing party’s other fees and costs of any such expedited dispute resolution process and reasonable attorney’s fees. The term “prevailing party” means the Party who successfully obtains substantially all of the relief sought by such Party or is successful in denying substantially all of the relief sought by the other Party. The Parties acknowledge that there is a benefit to the Parties in having work done as expeditiously as possible and that there is a need for a streamlined method of making decisions described in this Section so that work is not delayed. A Party and shall not be entitled to recover from any other Party exemplary, punitive, special, indirect, consequential or any other damages other than actual damages (unless the Informal Arbitrator finds intentional abuse or frustration of the dispute resolution process) in connection with an Expedited Dispute.

(b) Standards of Conduct. The Parties agree that with respect to all aspects of the expedited dispute resolution process contained herein they will conduct themselves in a manner intended to assure the integrity and fairness of that process. To that end, if an Expedited Dispute is submitted to expedited dispute resolution process, the Parties agree that they will not contact or communicate with the Informal Arbitrator who was appointed with respect to any Expedited Dispute either ex parte or outside of the contacts and communications contemplated by these Instruction, and the Parties further agree that they will cooperate in good faith in the production of evidence in a prompt and efficient manner to permit the review and evaluation thereof by the other Parties.

EXHIBIT C
FORM OF JOINDER

JOINDER BY BUILDER
THIS JOINDER TO CONSTRUCTION DISBURSEMENT AGREEMENT (this “Joinder”), dated as of _________________, 201___ (the “Joinder Date”), is made by _____________________________________________________ (“Purchaser”), for the benefit of PCY Holdings, LLC, a Colorado limited liability company (“PCY”) and each other Builder that is a party to that Offsite Infrastructure Agreement dated _______________, 201__.

WHEREAS, PCY, as seller, and Purchaser, as purchaser, are parties to that certain Contract for Purchase and Sale of Real Estate (Sky Ranch) dated ___________, 201__ (as amended and assigned from time-to-time, the “Purchase Agreement”), with respect to the sale of certain residential building lots located within the Sky Ranch Development in Arapahoe County, Colorado, and

WHEREAS, PCY has agreed to construct certain infrastructure improvements that are necessary to serve the lots identified under the Purchase Agreement and fund the cost of such construction by establishing a construction disbursement agreement. PCY and Purchaser desire that Purchaser become a party to the Offsite Infrastructure Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, PCY and Purchaser hereby agree as follows:

1.
Any capitalized terms not defined in this Joinder shall have the meanings ascribed thereto in the Offsite Infrastructure Agreement, which is hereby incorporated by reference.

2.
By execution of this Joinder, Purchaser becomes a party to the Offsite Infrastructure Agreement for all purposes and shall be entitled to exercise all of the rights of a Builder thereunder, subject to the following limitations _______________________________.

3.
This Joinder shall inure to the benefit of the Builders and their successors and assigns under the Construction Disbursement Agreement.

IN WITNESS WHEREOF, Purchase has executed this Joinder as of the Joinder Date.

___________________________________,
a __________________________________

By:

Name:

Title:

EXHIBIT D
SERVICE AGREEMENTS

TAP PURCHASE AGREEMENT
(Sky Ranch)

THIS TAP PURCHASE AGREEMENT (“Agreement”), dated as of the _____ day of ____________, 2017 (the “Effective Date”), by and between Rangeview Metropolitan District, a quasi-municipal corporation and political subdivision organized and existing under the constitution and laws of the State of Colorado, acting by and through its water activity enterprise, with the address of 141 Union Boulevard, Suite 150, Lakewood, CO 80228 (“Rangeview”), and ______________, a ________________, with the address of ___________________________ (the “Company”). Rangeview and the Company are sometimes hereafter referred to collectively as the “Parties,” and either of them may sometimes hereafter be referred to as a “Party”.

RECITALS

A. Company is a party to a Contract for Purchase and Sale of Real Estate (the “Contract”) for certain property located within the development commonly known as Sky Ranch, County of Arapahoe, State of Colorado, as generally depicted on Exhibit A attached hereto and made a part of this Agreement (the “Property”) and as more particularly described in said Contract.

B. The Property is now undeveloped.

C. Rangeview is authorized to provide water and wastewater services to the Property and the Company desires to obtain such services from Rangeview to allow development of the Property to proceed.

D. Company desires to acquire and use the Property for the construction of ________________ (___) [insert number] single family detached homes, which are to be developed in phases as generally outlined on Exhibit A, in compliance with applicable zoning, building, and other laws, rules, and regulations.

E. Rangeview has certain existing water and wastewater infrastructure, and plans to construct additional infrastructure, to provide water and wastewater services at the Property and to other customers.

F.  Company desires to purchase from Rangeview water and wastewater taps to serve the Property with the revenue from said purchases to be available to Rangeview in consideration of Rangeview providing water and wastewater services to the Property.

G. The execution of this Agreement will serve a public purpose and promote the health, safety, prosperity, and general welfare of present and future residents and landowners by providing for the planned and orderly extension of water and wastewater services to the Property by Rangeview.

COVENANTS

In consideration of the recitals, the mutual promises and covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Rangeview and Company agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATIONS

Section 1.1. Definitions. As used in this Agreement, the words defined below and capitalized throughout the text of this Agreement shall have the respective meanings set forth below:

Agreement: This Tap Purchase Agreement and any amendment to it made in accordance with Section 6.9 below.

Board: The duly constituted Board of Directors of Rangeview.

Company: A Party to this Agreement as described above.

Event of Default: One of the events or the existence of one of the conditions set forth in Section 5.1 below.

Lot: Lot means a single family residential building lot as shown on a final subdivision plat of the Property which designates a unique block and lot number to the Lot.

Person: Any individual, corporation, limited liability company, joint venture, estate, trust, partnership, association, or other legal entity.

Plans: The plans, documents, drawings, and specifications for the engineering, design, surveying, construction, installation, or acquisition of any water and wastewater improvements; including any addendum, change order, revision, or modification affecting the same.

Property: The real property as described above.

Rangeview: A Party to this Agreement as described above.

Residential Unit: One single family detached dwelling unit.

Rules and Regulations: The duly adopted rules, regulations, bylaws, resolutions, policies and procedures of Rangeview governing water and wastewater service, fees and charges, and other matters; effective as of the Effective Date and as may be amended from time to time.

SFE: An SFE shall mean one single family equivalent unit of water or wastewater demand as defined in the Rules and Regulations. Absent unusual circumstances, one SFE is a single family detached residence with an assumed water demand of 0.4 acre feet of water per year, provided with a three-quarter inch water service line and meter, and with a typical balance of in-house and outside water usage. The average wastewater demand for one SFE is 180 gallons of domestic-strength wastewater per day.

Systems: The water and wastewater systems of Rangeview, consisting of the facilities, supplies, assets, and appurtenant property rights owned or directly controlled by Rangeview, which are used and useful to Rangeview to provide water and wastewater services to the Property and other customers but not including the service lines and any other facilities owned by individual customers as established in the Rules and Regulations. The water system may be referred to herein as the “Water System”; the wastewater system may be referred to herein as the “Wastewater System”; and together they may be referred to as the “Water and Wastewater Systems”.

System Development Charges. Collectively, the Water System Development Charges and the Wastewater System Charges.

Tap: The physical connection to Rangeview’s Water or Wastewater Systems which is authorized by sequentially numbered Water and/or Wastewater Tap Licenses issued by Rangeview for the same.

Tap License: The Tap License issued by Rangeview that acknowledges the receipt of payment of Water System Development Charges and/or Wastewater System Development Charges, along with applicable Administrative Fees, as provided for in the Rules and Regulations, for a specific Lot within the Property.

Wastewater System Development Charge: The Wastewater System Development Charges paid to Rangeview as provided in Section 3.1 below for the right to make a Tap and obtain domestic wastewater service from Rangeview

Water System Development Charge: The Water System Development Charges paid to Rangeview as provided in Section 3.1 below for the right to make a Tap and obtain potable and/or non-potable water service from Rangeview.

Section 1.2. Interpretation. In this Agreement, unless the context otherwise requires:

(a) All definitions, terms, and words shall include both the singular and plural.

(b) Words of the masculine gender include correlative words of the feminine and neuter genders.

(c) The captions or headings of this Agreement are for convenience only and in no way define, limit, or describe the scope or intent of any provision, article, or section of this Agreement.

(d) The Recitals set forth above are incorporated herein by this reference.

ARTICLE II
WATER AND WASTEWATER SYSTEMS

Section 2.1. Construction of Certain On-Site and Off-Site Water and Wastewater Systems. Rangeview has or shall cause the construction and installation of the Water and Wastewater Systems to serve customers within the boundaries of the Property.

Section 2.2. Ownership, Operation and Use of Water and Wastewater Systems. The Water and Wastewater Systems, shall be owned, operated, and maintained by Rangeview. The Company’s payment of System Development Charges shall not be deemed to give Company any ownership right in any of the Water and Wastewater Systems. The Water and Wastewater Systems shall be available for the use of all persons in accordance with the Rules and Regulations. The proceeds of System Development Charges may be used, in the discretion of the Board, for capital, debt service, operation, maintenance of Water and Wastewater Systems, payment of other costs, fees and charges payable by Rangeview, and other lawful purposes.

Section 2.3. Administration of Water and Wastewater Systems. Rangeview shall establish all rates, fees, tolls, penalties, and charges for the use of the Water and Wastewater Systems. Unless otherwise expressly specified in this Agreement, service to the Property shall be subject to all duly promulgated rates, rules, regulations, and policies of Rangeview.

ARTICLE III
SYSTEM DEVELOPMENT CHARGES

Section 3.1. Water and Wastewater System Development Charges.

(a) Subject to the terms hereof, Rangeview hereby agrees to sell to Company, and Company hereby agrees to purchase from Rangeview, Tap Licenses for (___) Residential Units to be located on the Property.

(b) The use of Tap Licenses and the connection of the Taps shall be subject to all applicable Rules and Regulations, including the requirement for construction by Company at its cost of the “Service Lines” as defined in the Rules and Regulations except as may otherwise by specifically provided for in this Agreement.

(c) System Development Charges per Lot shall be calculated in accordance with the Rules and Regulations. The System Development Charges applicable to any particular Lot shall be paid in accordance with the schedule provided for below at Section 3.2. The System Development Charges may increase or decrease prior to issuance of any Tap License, and Company shall pay the amount of the System Development Charge in effect at the time of payment.

(d) Additional Charges. In addition to System Development Charges, Rangeview charges certain administrative fees as outlined in Exhibit B that includes a meter/meter set fee, inspection fee, and account set up fee (the “Administrative Fees”) along with periodic service charges, usage fees, and other rates, fees, charges and assessments as provided for in the Rules and Regulations and consistent with the District’s Service Plan, as may be amended from time to time. Such rates, fees, charges and assessments shall be imposed by Rangeview in such amounts as may be determined by its board of directors on a nondiscriminatory basis for similarly situated customers within their respective powers and limitations.

(e) Additional Lots. This Agreement does not obligate Rangeview to extend water and wastewater services to additional lots beyond those specified in Section 3.1(a). Nothing herein shall be deemed or construed to limit Company’s ability to obtain water and wastewater services from Rangeview, consistent with the Rules and Regulations, for additional lots located off the Property and where Rangeview has the right to provide such services.

Section 3.2. Schedule for Payment, Changes in Fees.

(a) Payments. Company shall pay the total amount due for System Development Charges and Administrative Fees, as described in Section 3.1(d) above, applicable to a specific Lot not later than the time of issuance of a building permit for the construction of a Residential Unit on said Lot. Payments shall be made by check, to the address specified by Rangeview, or by wire transfer, with routing information as specified by Rangeview.

(b) Changes in Rates, Fees, and Charges. Changes to the System Development Charges, Administrative Fees, or other rates, fees, charges and assessments by Rangeview will become effective, including for Tap Licenses thereafter purchased by the Company under this Agreement, after the Board of Directors adopts and approves such new fees in a publicly noticed meeting of the Board .

Section 3.3. Allocation of Taps. Each Tap License purchased by Company shall be allocated to a Lot within the Property as required by the Rules and Regulations. The SFE allocation for each Lot shall be commensurate with the anticipated demands on the Water and Wastewater Systems as provided in the Rules and Regulations.

Section 3.4. Service Upon Payment. With respect to any Residential Unit, Rangeview will permit a Tap connection only upon payment by Company of the System Development Charge and the Administration Fee provided for in this Agreement.

Section 3.5. Expiration of SFE. If Company fails to use any Tap License purchased from Rangeview by connecting the Tap authorized by such Tap License within one (1) year after the date of purchase, Company’s rights to use such Tap License shall expire pursuant to the Rules and Regulations. Although Company is not entitled to a refund of any System Development Charges previously paid, Company shall be entitled to a credit in the amount of those charges previously paid towards the amount of the then-current System Development Charges due and payable at the time any subsequent application is made to purchase a Tap License for service to said Lot.

Section 3.6. License’s Non-Transferable, Exception. Company shall not reallocate any Tap License allocated to one Lot on the Property to another Lot without the consent of Rangeview.

Section 3.7. Liability for Service Fee. The then-current owner of the Lot for which the License was furnished shall be liable for payment of all service fees and system operation fees (including minimum service fees, if any) assessed by Rangeview with respect to the particular Tap License purchased.

ARTICLE IV
REPRESENTATIONS, WARRANTIES, AND COVENANTS

Section 4.1. Company Representations. In addition to the other representations, warranties, and covenants made by Company in this Agreement, Company makes the following representations, warranties, and covenants to Rangeview.

(a) Upon purchase of the Property, Company will have good and marketable title to the Property.

(b) Company has the full right, power, and authority to enter into, perform, and observe this Agreement.

(c) Neither the execution of this Agreement, the consummation of the transactions contemplated under it, nor the fulfillment of or the compliance with the terms and conditions of this Agreement by Company will conflict with or result in a breach of any terms, conditions, or provisions of, or constitute a default under, or result in the imposition of any prohibited lien, charge, or encumbrance of any nature under any agreement, instrument, indenture, or any judgment, order, or decree to which Company is a party or by which the Company or the Property are bound.

Section 4.2. Rangeview Representations. In addition to the other representations, warranties, and covenants made by the Rangeview in this Agreement, Rangeview makes the following representations, warranties, and covenants to Company:

(a) Rangeview is authorized under the Constitution and laws of the State of Colorado to execute this Agreement and perform its obligations under this Agreement, and all action on its part for the execution and delivery of this Agreement has been or will be duly and effectively taken.

(b) Rangeview has the right, power, and authority to enter into, perform, and observe this Agreement and to allocate Tap Licenses to Lots on the Property and no third-party consent or approval is required for the performance of the Rangeview’s obligations hereunder.

(c) Neither the execution of this Agreement, the consummation of the transactions contemplated under it, nor the fulfillment of or the compliance with the terms and conditions of this Agreement by Rangeview will conflict with or result in a breach of any terms, conditions, or provisions of, or constitute a default under, or result in the imposition of any prohibited lien, charge, or encumbrance of any nature under any agreement, instruction, indenture, resolution, or any judgment, order, or decree of any court to which Rangeview is a Party or by which Rangeview is bound.

(d) To Rangeview’s actual knowledge, based on the representations of the Company, as of the date hereof, the number of SFEs identified in Section 3.1(a) are sufficient under the Rules and Regulations of Rangeview for servicing the proposed Residential Units; however, Company is responsible for determining the sufficiency of said number of SFEs for Company’s use on the Property and if additional SFEs are needed, Company shall acquire the same from Rangeview.

Section 4.3. Instruments of Further Assurance. To the extent allowed by applicable law, Rangeview and Company covenant that they will do, execute, acknowledge, and deliver or cause to be done, executed, acknowledged, and delivered, such acts, instruments, and transfers as may reasonably be required for the performance of their obligations under this Agreement.

ARTICLE V
DEFAULT, REMEDIES, AND ENFORCEMENT

Section 5.1. Events of Default. The occurrence of any one or more of the following events or the existence of any one or more of the following conditions shall constitute an Event of Default under this Agreement:

(a) Failure of the Company to pay any System Development Charges, and/or service fees when the same shall become due and payable as provided in this Agreement or, as applicable, under the applicable Rules and Regulations of Rangeview. The non-payment of any amount due hereunder when due, if such failure continues for a period of ten (10) business days after the delivery of written notice from Rangeview to Company, shall constitute a default.

(b) Failure to perform or observe any other of the material covenants, agreements, or conditions in this Agreement;

(c) The failure of any material representation or warranty made in this Agreement;

Section 5.2. Occurrence of Event of Default by Company Results in Forfeiture. Upon the occurrence of an Event of Default by Company, after written notice by Rangeview to the Company and opportunity to cure as provided in Section 5.5, and at the election of Rangeview, in its sole discretion, Company’s rights to receive any SFEs for which System Development Charges have not been received by Rangeview shall be suspended until the Event of Default is cured; provided, that such suspension shall not act to terminate the provision of water and wastewater service to a connected Tap for which a Tap License has been issued and System Development Charges have been paid.

Section 5.3. Remedies on Occurrence of Events of Default.

(a) Upon the occurrence of an Event of Default by Company, after written notice by Rangeview to the Company and opportunity to cure as provided in Section 5.5, Rangeview shall have the following rights and remedies:

(i)
To shut off or discontinue water and/or wastewater service, in accordance with law and the Rules and Regulations, to those Lots owned by Company for which service fees have not been paid or that otherwise are not compliant with the Rules and Regulations.

(ii)
To protect and enforce its rights under this Agreement and any provision of law by such suit, action, or special proceedings as Rangeview shall deem appropriate, including, without limitation, any proceedings for the specific performance of any covenant or agreement contained in this Agreement or the enforcement of any other appropriate legal or equitable remedy, or for the recovery of damages caused by breach of this Agreement, including reasonable attorneys’ fees and all other costs and expenses incurred in enforcing this Agreement;

(iii)
To enforce collection of any amount due to Rangeview by collection upon its perpetual lien against the property served as provided in C.R.S. § 32-1-1001(1)(j) or (k) whether the amounts are due for property within or without the district boundary of Rangeview;

(iv)
To terminate or rescind this Agreement as provided for in Section 5.2; and

(v)
If an Event of Default is also a violation of the Rules and Regulations of Rangeview, then Rangeview shall have all remedies available to them to enforce the Rules and Regulations in addition to the remedies provided under this Agreement.

(b) Upon the occurrence of an Event of Default by Rangeview, after written notice by the Company and opportunity to cure as provided in Section 5.5, the Company is entitled to such remedies at law or in equity that are available to it; provided, that such default shall not act to terminate the provision of water and wastewater service to a Lot owned by Company for which a valid Tap License has been obtained and water and wastewater service fees have been paid.

(c) Delay or Omission No Waiver. No delay or omission of Rangeview or Company to exercise any right or power accruing upon any Event of Default shall exhaust or impair any such right or power or shall be construed to be a waiver of any such Event of Default, or acquiescence in the Event of Default.

Section 5.4. No Waiver of One Default to Affect Another; All Remedies Cumulative; Notice and Opportunity to Cure. No waiver of any Event of Default under this Agreement by Rangeview or Company shall extend to or affect any subsequent or any other then-existing Event of Default or shall impair any rights or remedies available for such other Event of Default. All rights and remedies of Rangeview and Company whether or not provided in this Agreement, may be exercised following notice and an opportunity to cure such default within ten (10) business days, shall be cumulative, may be exercised separately, concurrently, or repeatedly, and the exercise of any such right or remedy shall not affect or impair the exercise of any other right or remedy.

Section 5.5. No Effect on Rights. No recovery of any judgment by Rangeview shall in any manner or to any extent affect any rights, powers, or remedies of Rangeview or Company under this Agreement, but such rights, powers, and remedies of Rangeview or Company shall continue unimpaired as before. No moratorium shall impair the rights of Rangeview or Company hereunder.

Section 5.6. Discontinuance of Proceedings on Default; Position of Parties Restored. In case Rangeview or Company shall have proceeded to enforce any right under this Agreement and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to Rangeview or Company, then and in every such case Rangeview and Company shall be restored to their former positions and rights hereunder (unless Rangeview shall have exercised its right to terminate or rescind this Agreement), and, except as may be barred by res judicata, all rights, remedies, and powers of Rangeview and the Company shall continue as if no such proceedings had been taken.

Section 5.7. Unconditional Obligation. The obligations of Company to pay the System Development Charges as provided for herein shall be absolute and unconditional and shall be binding and enforceable in all circumstances and shall not be subject to setoff or counterclaim.

ARTICLE VI

MISCELLANEOUS PROVISIONS

Section 6.1. Effective Date. Upon the execution by both Parties of this Agreement, this Agreement shall be in full force and effect and be legally binding upon each Party on the date first written above.

Section 6.2. Time of the Essence. Time is of the essence under this Agreement. If the last day permitted or the date otherwise determined for the performance of any act required or permitted under this Agreement falls on a Saturday, Sunday or legal holiday, the time for performance shall be the next succeeding weekday that is not a holiday, unless otherwise expressly stated.

Section 6.3. Parties Interested Herein. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon, or to give to, any Person other than Rangeview and the Company, any right, remedy, or claim under or by reason of this Agreement or any covenants, terms, conditions, or provisions hereof, and all the covenants, terms, conditions, and provisions in this Agreement by and on behalf of Rangeview and Company shall be for the sole and exclusive benefit of Rangeview and the Company. The covenants, terms, conditions, and provisions contained herein and all amendments of this Agreement shall inure to and be binding upon the heirs, personal representatives, successors and assigns of the Parties hereto, provided that any assignment that requires consent as provided in Section 6.4 hereof has been consented to by Rangeview.

Section 6.4. Assignment. Except as provided in Section 3.6, Company shall not assign its rights or obligations (in whole or in part) under this Agreement without the prior written consent of Rangeview. Any other assignment of this Agreement without written consent by Rangeview and resolution by the Board shall be void. Except for an assignment by Rangeview to another municipal, quasi-municipal, or political subdivision that is a water and/or wastewater service provider, Rangeview shall not assign its rights or obligations (in whole or in part) under this Agreement without the prior written consent of Company.

Section 6.5. Impairment of Credit. None of the obligations of Company hereunder shall impair the credit of Rangeview. Rangeview shall be able to rely upon the timely performance of the obligations by Company to pay for Taps as herein provided.

Section 6.6. Notices. Except as otherwise provided herein, any notice or other communication required to be given hereunder will be in writing and delivered personally, sent by United States certified mail, return receipt requested, by reputable overnight courier, or by facsimile, in each case addressed to the Party to receive such notice at the following addresses:

If to District:                                       Rangeview Metropolitan District
Attn: Manager
141 Union Boulevard Suite 150,
Lakewood, CO 80228
E-mail: ljohnson@SDMI.com

with a copy to:                                    Rangeview Metropolitan District
Attn: Mark Harding, President
34501 East Quincy Ave., Bldg. 34, Box 10
Watkins, CO 80137
Facsimile No: (303)292-3475
E-mail: mharding@purecyclewater.com

If to Company:                                    __________________________
Attn: _____________________
__________________________
__________________________
Facsimile No.: ______________
E-mail: ____________________

with a copy to:                                    __________________________
Attn: _____________________
__________________________
__________________________
Facsimile No.: ______________
E-mail: ____________________

Any notice delivered personally will be deemed given on receipt; any notice delivered by mail will be deemed given three business days after the deposit thereof in the United States mail with adequate postage prepaid; any notice delivered by overnight courier will be deemed given one business day after the same has been deposited with the courier, with delivery charges prepaid; and any notice given by facsimile will be deemed given on receipt by the recipient’s facsimile facilities.

Section 6.7. Severability. If any covenant, term, condition, or provision under this Agreement shall, for any reason, be held to be invalid or unenforceable, the invalidity or unenforceability of such covenant, term, condition, or provision shall not affect any other provision contained in this Agreement, the intention being that such provisions are severable.

Section 6.8. Venue. Exclusive venue for all actions arising from this Agreement shall be in the District Court in and for Arapahoe County, Colorado.

Section 6.9. Amendment. This Agreement may be amended from time to time by agreement between Rangeview and Company; provided, however that no amendment, modification, or alteration of the terms or provisions of this Agreement shall be binding upon Rangeview or Company unless the same is in writing and duly executed by Rangeview and Company.

Section 6.10. Entirety. This Agreement, together with the recitals and exhibits attached hereto, constitutes the entire contract between Rangeview and Company concerning the subject matter herein, and all prior negotiations, representations, contracts, understandings, or agreements pertaining to such matters are merged into and superseded by this Agreement.

Section 6.11. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Colorado.

Section 6.12. Attorneys’ Fees. Should any action be brought in connection with this Agreement, including, without limitation, actions based on contract, tort or statute, the prevailing party in such action shall be awarded all costs and expenses incurred in connection with such action, including reasonable attorneys’ fees, plus interest at a rate of 18% per annum on all said costs from the date of expenditure. The provisions of this Paragraph 6.12 shall survive purchase of all Taps by Company, or the expiration or termination of this Agreement.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed on the date first written above:

COMPANY:

______________________________,
a _____________________________

By:
Name:
Title:

RANGEVIEW:

RANGEVIEW METROPOLITAN DISTRICT,
a Colorado quasi-municipal corporation and political subdivision acting by and through its water enterprise

By:
President

ATTEST:

By:
Secretary

EXHIBIT A

To Tap Purchase Agreement

[Diagram of Property]

EXHIBIT B

to Tap Purchase Agreement

RANGEVIEW RATES AND CHARGES

Being Appendices C and E of the Rules and Regulations

(Current as of the Effective Date)

Note: “Administrative Fees”, as used in the Tap Purchase Agreement, are the sum of the Administrative License Fee ($50.00) and Water Meter Purchase and Set Fee (estimated to be $367.00 for ⅝”x¾” or ¾” water meters)

Appendix C – Rules and Regulations of Rangeview Metropolitan District
ADMINISTRATIVE RATES AND CHARGES*
Article	Fee/Charge	Amount
6.2	System Review Fee	Actual Cost
6.3	Disconnection/Reconnection Charge	Actual Cost
6.4	Plan Review Fee (Main Extensions)	Actual Cost
6.5	Inspection/Observation Fee (Main Extensions/Tap Installation)	Actual Cost
6.6	Permit Review Fee	Actual Cost
6.9	Cure Charge	Actual Cost
6.11.c	Delinquent Payment Late Fee	$10 + 1% Monthly Interest
6.11.d	Returned Check Fee	$15.00
11.2	Water Meter Purchase and Set	Actual Cost
11.3.a	Administrative License Fee	$50.00
12.1.a	Water System Development Charge	See Appendix E
12.2.b	Potable Water Consumption Charge	See Appendix E
12.2.c	Monthly Water Service Charge	See Appendix E
12.3.a	Hydrant Use Fee	$40.00 per permit
12.3.b	Hydrant Use Rates	$13.00 per 1,000 gallons
12.3.c	Owner-initiated Shutoff Fee, each shutoff	$15.00 per hour
12.3.d	Fire Service Standby Fee, monthly fee
	4-inch	$12.00
	6-inch	$18.00
	8-inch	$24.00
12.3.e	Well Site Surcharge	$300 per acre
13.7	Non-Potable Water Consumption Charge	85% of potable charges
17.1.c	Sewer System Development Charge	See Appendix E
17.2.a	Monthly Sewer Service Charge	See Appendix E
17.3.a	Interceptor Inspection Fee, each inspection	$25.00
* Rates and charges as effective as of March 2017

Appendix E – Rules and Regulations of Rangeview Metropolitan District (Note: Residential only listed)
(1)  SKY RANCH SERVICE AREA SYSTEM DEVELOPMENT CHARGES
Article	Fee/Charge	Amount
12	Residential Water System Development Charge	$26,675 per SFE based on 0.4 acre feet of water use per year.
17	Wastewater System Charge	$4,659 per SFE

SKY RANCH EXAMPLE SYSTEM DEVELOPMENT CHARGES
Component	1.0 SFE Amount*	0.8 SFE Amount**
Total Water System Development Charge	26,675	$21,500
Wastewater System Charge	$4,659	$4,659
Total Water & Wastewater Tap Fee	$31,334	$26,159
SFE = Single Family Equivalent
* Assumes 0.4 AFY annual demand and 0.56 gpm max day flow rate.
** Assumes 0.32 AFY annual demand and 0.44 gpm max day flow rate.

SKY RANCH SERVICE AREA RESIDENTIAL MONTHLY CHARGES
Article	Fee/Charge	Amount
12.2b	Potable Water Consumption Charge
	0% to 100% of Monthly Budget	$4.25 per 1000 gallons
	101% to 125% of Monthly Budget	$6.38 per 1000 gallons
	126% to 150% of Monthly Budget	$8.50 per 1000 gallons
	Over 150% of Monthly Budget	$12.75 per 1000 gallons
12.2c	Potable Water Monthly Service Charge	$32.27
17.2b	Sewer Water Generation Charge	$6.34 per 1000 gallons*
17.2a	Sewer Monthly Service Charge	$10.05
* Monthly sewer generation assumed to be equal to the average potable water consumption in the months of December through February.

ESCROW AGREEMENT
(Sky Ranch - Deferred Purchase Price LOC)

THIS ESCROW AGREEMENT (“Agreement”) is made and entered into this ______ day of ________, 2017, by and among PCY HOLDINGS, LLC, a Colorado limited liability company (“Seller”); __________________________, a ________________________________ (“Purchaser”); and LAND TITLE GUARANTEE COMPANY (“Escrow Holder”).

RECITALS:

WHEREAS, Seller and Purchaser entered into that certain Contract for Purchase and Sale of Real Estate dated effective as of __________, 2017 ( the ‘‘Contract”), and that certain Lot Development Agreement dated effective as of _____________, 2017 (the “LDA”), each of which pertain to the purchase and sale of ______ single-family residential lots (the “Lots”) located in the project commonly known as Sky Ranch in Arapahoe County, Colorado (“County”), as more particularly described in the Contract; and

WHEREAS, pursuant to the provisions of the Contract and the LDA, Seller has agreed to construct and install certain “Improvements” (as defined in the LDA) for the ______ Lots to be acquired by Purchaser at the First Closing (as defined in the Contract) for a total cost for the Takedown 1 Lots of $_______________, and for the ______ Lots to be acquired by Purchaser at the Second Closing (as defined in the Contract) for a total cost for such Lots of $_________________, and for the ______ Lots to be acquired by Purchaser at the Third Closing (as defined in the Contract) for a total cost for such Lots of $_________________ (collectively the “Deferred Purchase Price”), and Purchaser has agreed to pay Seller the Deferred Purchaser Price in installments as Seller completes the construction and installation of such Improvements; and

WHEREAS, the Contract and the LDA provide that Purchaser will secure its obligation to pay the Deferred Purchase Price by depositing with Escrow Holder a letter of credit at each Closing issued in favor of Escrow Holder in the amount of the respective Deferred Purchase Price for the Lots associated with such Closing (a “Letter of Credit”), which is to be administered in accordance with escrow instructions mutually acceptable to Seller, Purchaser and Escrow Holder; and

WHEREAS, Seller, Purchaser and Escrow Holder desire to enter into this Agreement to establish the terms applicable to the administration of each Letter of Credit and the deposit and disbursement of the funds to be used to pay the Deferred Purchase Price.

AGREEMENT:

NOW THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which the parties acknowledge, the parties agree as follows:

ARTICLE l
CREATION OF ESCROW;
TERMS OF CONSTRUCTION DRAWS

1.1
Creation of Escrow. Pursuant to the Contract and the LDA, at each applicable Closing (as defined therein), Purchaser shall deposit a Letter of Credit with Escrow Holder in the amount of the Deferred Purchase Price applicable to such Closing as follows:

First Closing ($47,500/Lot x _____ Lots):
$____________________;

Second Closing ($47,500/Lot x _____Lots + Escalator): $ __________________;

Third Closing ($47,500/Lot x _____Lots + Escalator): $ __________________.

Escrow Holder agrees to hold, disburse, or release the Letter of Credit and any Escrow Funds (as hereinafter defined) deposited into escrow from time to time as set forth herein (collectively, the “Escrow Account”) in accordance with the provisions of this Agreement.

1.2
Payment of Deferred Purchase Price. Seller and Purchaser agree that during the course of Seller’s construction of the Seller Improvements, Purchaser will be obligated from time to time as set forth in Section 6.1 of the LDA to pay to Seller a portion of the Deferred Purchase Price as Seller completes certain phases of the construction of the Improvements.

ARTICLE 2
ESCROW HOLDER

2.1
Appointment. Seller and Purchaser hereby appoint Escrow Holder to act as the escrow holder in accordance with the terms and conditions of this Agreement, and Escrow Holder hereby accepts such appointment.

2.2
Retention of Letter of Credit. Escrow Holder shall retain the Letter of Credit in its possession until termination of the Escrow Account as provided for herein. If and to the extent that any cash is held in escrow pursuant to this Agreement, Escrow Holder shall invest all such cash (“Escrow Funds”) in an interest-bearing depositary accounts with an FDIC-insured national or Colorado state bank mutually approved by Purchaser and Seller.

2.3
Limitation of Liability. The duties of Escrow Holder are limited to those specifically provided in this Agreement. Escrow Holder shall incur no liability whatever except by reason of its breach of this Agreement or its willful misconduct or negligence.

ARTICLE 3
INSTRUCTIONS

3.1
Instructions to Escrow Holder. Set forth in this Article 3 are the sole instructions to be followed by Escrow Holder concerning disposition of the Letter of Credit and the distribution of any Escrow Funds other than upon resignation or termination of Escrow Holder as provided in this Agreement.

3.2
Payment of Deferred Purchase Price. Upon achieving Substantial Completion (as defined in Section 4.5.1 of the LDA) of the Improvements in each Phase as identified in Section 6.1 of the LDA, Seller shall deliver to Purchaser and Escrow Holder an invoice for payment of the applicable of the Deferred Purchase Price that is based upon the completion of certain Improvements that serve such Phase, which Invoice shall be accompanied by conditional lien waivers from all Lien Claimants for such work in the statutorily prescribed form and unconditional lien waivers in the statutorily prescribed form from all Lien Claimants for the work included in the prior Invoice. As used herein, the term “Lien Claimants” shall mean all contractors and material suppliers who perform services or supply materials in connection with the construction of the Improvements. Each Invoice will include the amount of the Deferred Purchase Price to be paid consistent with Section 6.1 of the LDA and shall include Seller’s certification to Purchaser that the Improvements applicable to the Invoice are Substantially Complete as provided in Section 4.5.1 of the LDA. Purchaser shall pay the applicable portion of the Deferred Purchase in Good Funds within five (5) business days after an invoice for payment (“Invoice”) is delivered to Purchaser by Seller.

(a)
Written Objection. Purchaser shall have five (5) business days from its receipt of the subject Invoice to deliver to Seller and Escrow Holder a written objection to payment of the Invoice (the “Objection Period”). If no such written objection is made by Purchaser, then Purchaser shall pay to Seller the amount of the Invoice not later that the expiration of the Objection Period. Purchaser shall not object to an Invoice submitted by Seller unless Seller has not achieved Substantial Completion as required by Section 4.5.1 of the LDA with respect to the applicable Improvements covered by the Invoice, or the amount of the Invoice exceeds the applicable amount permitted under Section 6.1 of the LDA, or the Invoice does not include the information or supporting documentation required by this Section 3.2. No other objections are allowed. Any written objection shall state with specificity the basis of the objection, and the actions that must be taken in order for the objection to be withdrawn. Upon withdrawal of the objection, Purchaser shall pay the Invoice within five (5) business days after withdrawal. Seller and Purchaser shall, in good faith, attempt to resolve any disputes regarding an objection to disbursement within five (5) days after Seller’s receipt of the written objection (“Resolution Period”). If Seller and Purchaser are unable so to resolve any disputes within such (5) day period, the dispute shall be resolved pursuant to the Expedited Dispute Resolution provisions of Section 7 of the LDA.

(b)
Failure to Pay Invoice. If Purchaser fails to pay an undisputed Invoice when due and payable, and such failure continues for a period of ten (10) days after the delivery of written notice thereof from Seller to Purchaser and Escrow Holder, Seller may give written notice to Escrow Holder stating that such payment has not been made as required above, and Escrow Holder shall present the Letter of Credit for the applicable Lots for payment of a partial draw in the amount of the unpaid Invoice and pay the proceeds thereof to Seller, and such failure to pay shall be deemed cured.

(c)
Reduction of Letter of Credit. A Letter of Credit may provide that it will be reduced from time to time to the extent of payments of the Deferred Purchase Price in Good Funds made by Purchaser for Improvements in accordance with the terms, including the payment schedule, set forth in this LDA and the Contract. Upon each payment of a portion of the Deferred Purchase Price pursuant to an Invoice, the Letter of Credit shall be reduced by Escrow Holder by the amount paid by Purchaser by means of a Reduction Certificate delivered to the issuer of the Letter of Credit, as contemplated by the terms of the Letter of Credit. The Letter of Credit for each Closing shall be returned to Purchaser, together with an executed Reduction Certificate reducing the face amount thereof to $0.00, upon payment in full of the Deferred Purchase Price in Good Funds for all of the Lots in such Closing.

(d)
Renewal of Letter of Credit. If a Letter of Credit is scheduled to expire prior to the payment in full of the Deferred Purchase Price in Good Funds for all of the Lots in a Closing, and Purchaser has not renewed the Letter of Credit at least fifteen (15) days prior to the expiration date thereof, Escrow Holder is authorized and directed to draw down the full amount of the Letter of Credit and deposit such funds in escrow (which funds will constitute Escrow Funds) to be used solely for the payment of any unpaid Deferred Purchase Price due to Purchaser’s failure to pay an Invoice for any portion of the Deferred Purchase Price when the same is due and payable; provided, however, that prior to drawing upon the Letter of Credit, Holder shall give a written notice to Purchaser and shall not draw upon the Letter of credit unless Purchaser fails to renew the Letter of Credit within five (5) business days after receipt of such notice. Escrow Holder shall make payment from such Escrow Funds in accordance with the same procedures set forth above with respect to drawing upon a Letter of Credit for payment of the unpaid Invoice.  [NOTE: Some of these letter of credit provisions are duplicated in the LDA. Discuss only including them in this escrow agreement.]

(e)
Representatives. Seller appoints Mark Harding as its authorized representative who may sign notifications on Seller’s behalf. Purchaser appoints _________________ as its authorized representative who may sign notifications on Purchaser’s behalf.

3.3
Manner of Disbursements. Disbursement of Escrow Funds by Escrow Holder pursuant to this Agreement shall be made to Seller or to each Payee as designated by Seller in the amount payable to it as set forth in the applicable Invoice as approved by Purchaser.

3.4
Interpleader. In the event Seller and Purchaser (or in the case of Article 5, the Substitute Contracting Party and Purchaser) cannot agree as to the disposition of the Letter of Credit, Escrow Holder shall have the absolute right, at its election, to do either or both of the following:

(a)
Withhold and stop all further proceedings in, and performance of, this Agreement until such time as all differences shall have been adjusted by agreement, and Escrow Holder shall have been notified thereof, in writing, signed by all of the persons involved in such dispute; or

(b)
File a suit in interpleader and obtain an order from the court requiring the parties to litigate their several claims and rights among themselves. In the event such interpleader suit is brought, Escrow Holder shall be fully released from any obligation to perform any further duties imposed upon it hereunder, and the parties against whom judgment is rendered, and if no such party, the Escrow Funds, shall pay Escrow Holder all costs, expenses and reasonable attorneys’ fees expended or incurred by Escrow Holder, the amount thereof to be fixed and a judgment thereof to be rendered by the court in such suit.

3.5
Compensation and Expenses. Seller shall reimburse Escrow Holder for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by Escrow Holder in the performance of its duties hereunder.

3.6
Resignation. Escrow Holder, or any successor to it hereafter appointed, may at any time resign by giving notice in writing, stating the effective date of its resignation to Seller and Purchaser, and furnishing to Seller and Purchaser a written accounting of the Escrow Funds previously delivered by Purchaser, in such form and containing such information as Seller and Purchaser may reasonably request, and upon the appointment of a successor Escrow Holder as hereinafter provided and upon the delivery to such successor Escrow Holder of the Letter of Credit and all Escrow Funds remaining in Escrow Holder’s possession, shall be discharged from any further duties hereunder. In the event of such resignation, a successor Escrow Holder shall be appointed by Seller, subject to the prior approval of Purchaser, which approval shall not be unreasonably withheld, conditioned or delayed. Any such successor Escrow Holder shall deliver to Seller and Purchaser a written instrument accepting such appointment hereunder, and thereupon it shall succeed to all of the rights and duties of Escrow Holder hereunder, and shall take delivery of the Letter of Credit and all of the thenremaining Escrow Funds, if any, and any other amounts held by it pursuant to this Agreement to hold in accordance with the terms hereof.

3.7
Termination of Escrow Holder. If they so agree, Seller and Purchaser together may terminate any appointment of Escrow Holder hereunder upon notice specifying the date upon which such termination shall take effect, provided nothing herein shall require such agreement. In the event of such termination, Seller (subject to the prior approval of Purchaser, which shall not be unreasonably withheld, conditioned or delayed) shall appoint and designate in such termination notice a successor Escrow Holder, and Escrow Holder shall turn over to such successor Escrow Holder the Letter of Credit and the Escrow Funds, if any, and any other amounts held by it pursuant to this Agreement. Upon receipt of the Letter of Credit, the Escrow Funds and other amounts, the successor Escrow Holder shall thereupon be bound by all of the provisions hereof, and Escrow Holder shall have no further obligations hereunder.

ARTICLE 4
AGREEMENT FOR DISPOSITION

4.1.
Disposition. The Escrow Funds are being held for the purpose of making the payment by Purchaser of the Deferred Purchase Price relating to the costs of constructing the Improvements as described in the LDA and Contract.

ARTICLE 5
STEP-IN RIGHTS

5.1
Step-In Rights. Purchaser, Seller and other builders are parties to a Joint Improvement Memorandum (“JIM”). The purpose of the JIM is to establish the rights and obligations of Purchaser and such other builders to complete the construction of certain Joint Improvements (as defined in the JIM) in the event that Seller defaults under the LDA (or any other Lot Development Agreement between Seller and another builder who is a party to the JIM) by failing to commence or complete construction of the Joint Improvements in accordance with the requirements of the LDA or such other Lot Development Agreement. If another builder other than Purchaser exercises its Builder’s Step-In Rights and becomes the Substitute Contracting Party (as defined in Section 4.6 of the LDA, a copy of which is attached hereto as Schedule 1), and Purchaser fails to timely pay either (i) an undisputed Draw Request (as defined in the JIM), or (ii) a Draw Request that has been resolved pursuant to Section 4.2 of the JIM (“Resolved Draw Request”), for its Allocable Share of the Joint Improvement Costs (as defined in the JIM), the Substitute Contracting Party shall have the right to a draw upon the Letter of Credit for payment of the undisputed Draw Request or Resolved Draw Request for a Joint Improvement in accordance with procedures set forth in this Agreement. The Substitute Contracting Party may make a request for a draw on the Letter of Credit (an “LOC Joint Improvement Payment Request”) by delivering written notice to Escrow Holder, Purchaser and Seller identifying itself as the Substitute Contracting Party and stating that Purchaser has failed to pay, as required by the terms of the JIM, either an undisputed Draw Request or a Resolved Draw Request. The LOC Joint Improvement Payment Request must include an Invoice containing the following information: (a) the total amount to be paid pursuant to the current unpaid Draw Request; (b) the identity of the suppliers, contractors, subcontractors that are to paid from the current Draw Request; (c) the Substitute Contracting Party’s certification that the LOC Joint Improvement Payment Request is true, correct and complete in all material respects; and (d) copies of conditional lien waivers and releases (conditional only on receipt of payment) from Substitute Contracting Party and the suppliers, contractors, subcontractors (excluding subcontractors and materials suppliers who have not filed a preliminary twenty (20) day lien notice) that are to paid from the current Draw Request. Unless Purchaser objects to the LOC Joint Improvement Payment Request by delivering a written objection to the Substitute Contracting Party and Escrow Holder within five (5) business days after receipt of the LOC Joint Improvement Payment Request, Escrow Holder shall present the Letter of Credit for payment of a partial draw in the amount of the LOC Joint Improvement Payment Request and pay the proceeds thereof to the Substitute Contracting Party. If the Escrow Holder receives an objection from Purchaser within such 5-business day period, Escrow Holder shall not draw upon the Letter of Credit and shall thereafter proceed in accordance with written joint instructions from Purchaser and Substitute Contracting Party or may proceed in accordance with Section 3.4 of this Agreement. [NOTE: Discuss what improvements are joint and whether they should be constructed under a separate JDA with seller and all builders as parties.]

ARTICLE 6
MISCELLANEOUS

6.1
Notices. All notices, requests, demands, approvals and other communications which are required or may be given under this Agreement shall be in writing, and shall be deemed to have been duly given: (a) when received if personally delivered; (b) the day after it is sent, if sent charges prepaid for next day delivery to a domestic address by recognized overnight delivery service (e.g., United States Express Mail or Federal Express); (c) upon confirmed facsimile transmission or by electronic mail to the numbers specified below or (d) upon receipt, if sent charges prepaid by certified or registered mail, return receipt requested. In each case, notice shall be sent as follows:

If to Seller:

Attn:

Telephone: (303)

Facsimile: (303)
Email:
With a copy to:

Attention:

Telephone: (303)

Facsimile: (303)
Email:
If to Purchaser:
.

Attention:
Telephone: (303)

Facsimile: (303)
Email:

With a copy to:

Attn:
Facsimile No.:
Email:

If to Escrow Holder:
Land Title Guarantee Company

3033 E. First Avenue

Denver, Colorado 80206

Attn:

Facsimile: (303)
Email:

or to such other address as such party shall have specified by notice in writing to the other parties.

6.2
Successors and Assigns. Except as expressly provided in Sections 3.6 and 3.7, Escrow Holder may not assign or delegate, by operation of law or otherwise, all or any portion of its rights, obligations or liabilities under this Agreement without the prior written consent of Seller and Purchaser, which consent may be withheld in their absolute discretion. Any attempted assignment in violation of this Section 6.2 shall be void and of no effect. This Agreement and all actions taken hereunder in accordance with its terms shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, successors and permitted assigns. There are no third party beneficiaries of this Agreement. [NOTE: This conflicts with Article 5 and the joint improvement memorandum. Each builder would need to be a third party beneficiary of each other escrow agreement.]

6.3
Headings. The headings of the various sections in this Agreement are inserted for the convenience of the parties, and shall not affect the meaning, construction or interpretation of this Agreement.

6.4
Waiver. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any agreement contained herein or of any warranty, representation, covenant or agreement contained in the LDA or Contract or in any document delivered in connection herewith or therewith. No waiver of any of the provisions of this Agreement shall be valid unless the same is in writing and signed by the party against whom such waiver is sought to be enforced. The written waiver by any party to this Agreement of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of such provision or as a waiver of any breach of any other provision of this Agreement.

6.5
Governing Law. The formation, interpretation and performance of this Agreement shall be construed pursuant to and governed by the substantive laws of the State of Colorado.

6.6
Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.7
Tax Matters. Escrow Holder shall be responsible for preparing, filing, and distributing all IRS 1099 Forms and any other tax forms necessary with respect to any income earned on portions of the Escrow Funds.

6.8
Entire Agreement and Modification. This Agreement constitutes the entire agreement among the parties with respect to the Letter of Credit and the Escrow Funds, and supersedes all prior agreements and understandings, oral and written, among the parties to this Agreement with respect to the subject matter hereof, except the LDA and the Contract. In the event of any inconsistency between this Agreement and the LDA or the Contract, the terms of this Agreement shall govern and control the rights and obligations of Purchaser and Seller. This Agreement may not be modified or otherwise amended except by a written instrument that expressly refers to this Agreement and is executed by the party to this Agreement against whom such amendment is sought to be enforced.

6.9
Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

6.10
Expenses. Except as expressly provided in this Agreement, each of the parties to this Agreement, except Escrow Holder, shall pay its own expenses in connection with this Agreement and the transactions contemplated hereby, including the fees and expenses of its counsel and its accountants and other experts.

6.11
Cumulative Remedies. All rights and remedies of either party hereto are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

6.12
Costs of Legal Proceedings. In the event that a party hereunder institutes legal proceedings with respect to this Agreement, the prevailing party shall be awarded, in addition to any other relief to which it is entitled, its costs and expenses incurred in connection with such legal proceedings, including, without limitation, reasonable attorney’s fees.

[SIGNATURES INTENTIONALLY ON NEXT PAGE]

IN WITNESS WHEREOF, the parties to this Agreement have executed it, or caused it to be executed by their respective duly authorized officers, as of the date first above written.

SELLER:

PCY HOLDINGS, LLC,
a Colorado limited liability company

By:_______________________________________

Name:____________________________________

Title:_____________________________________

PURCHASER:

_________________________________________

By:_______________________________________

Name:____________________________________

Title:_____________________________________

ESCROW HOLDER:

LAND TITLE GUARANTEE COMPANY

By:_______________________________________

Name:____________________________________

Title:_____________________________________

ESCROW AGREEMENT
(Sky Ranch - Deferred Purchase Price LOC)

Schedule 1

Section 4.6 of the LDA

DRAFT
McGEADY BECHER P.C.
October 9, 2017
FR DRAFT REV. 10/30/2017

When Recorded, Return to:

COVENANTS, CONDITIONS AND RESTRICTIONS
FOR SKY RANCH
THESE COVENANTS, CONDITIONS AND RESTRICTIONS FOR SKY RANCH (“Covenants,” as hereinafter more fully defined) are made and entered into the date and year hereinafter set forth by PCY Holdings, LLC, a Colorado limited liability company (“Developer,” as hereinafter more fully defined).

WITNESSETH:

A. Developer is the owner of that certain real property in the County of Arapahoe (“County”), State of Colorado, which is described on Exhibit A, attached hereto and incorporated herein by this reference (“Property,”, as hereinafter more fully defined).

B. Developer desires to subject the Property to certain covenants, conditions, restrictions, easements, architectural guidelines, reservations, rights-of-way, obligations, liabilities and other provisions.

C. These Covenants do not create a Common Interest Community, as defined by the Colorado Common Interest Ownership Act at C.R.S. §38-33.3-103(8); therefore, these Covenants are not governed by the Colorado Common Interest Ownership Act.

D. Pursuant to C.R.S. § 32-1-1004(8), and other provisions of Title 32 of C.R.S., the Developer empowers the Sky Ranch Community Authority Board (the “CAB”) with authority to furnish covenant enforcement and design review services for the Property (collectively, the “Services,” as hereinafter more fully defined).

E. Developer reserves the right to add additional real property to these Covenants by recording an annexation document as more particularly described and set forth herein.

F. Pursuant to the Colorado Constitution, Article XIV, Sections 18(2)(a) and (b), and C.R.S. Section 29-1-2-3, metropolitan districts may cooperate or contract with each other to provide any function, service or facility lawfully authorized to each, and any such contract may provide for the sharing of costs, the impositions of taxes, and the incurring of debt.

G. Pursuant to the Modified Service Plans for Sky Ranch Metropolitans District Nos. 1, 3, 4 and 5 (“Sky Ranch Districts”), approved by Arapahoe County on September 14, 2004, as may be amended from time to time (“Service Plans”), the Sky Ranch Districts may furnish covenant enforcement and design review services and cooperate and contract with each other regarding administrative and operational functions.

H. Pursuant to the Sky Ranch Districts’ Service Plans, the Districts intend to exercise their powers to provide covenant enforcement and design review services, as defined in C.R.S. Section 32-1-1004(8), for the Property.

I. In accordance with the Service Plans and statutory authority, the Sky Ranch Districts intend to enter into a Sky Ranch Community Authority Board Establishment Agreement (“CABEA”), creating the CAB and authorizing the CAB to provide covenant enforcement and design review services within the Service Areas of the Sky Ranch Districts that are parties to the CABEA using revenue derived from the areas in which the services are to be furnished.

J. In accordance with the Service Plans, the CABEA and statutory authority, the CAB has duly adopted a resolution acknowledging its power to provide covenant enforcement and design review services pursuant to state statute, the intention of the CAB to provide for uniform enforcement and design review services within the service areas of the Sky Ranch Districts that are parties to the CABEA, and authorizing the CAB to provide covenant enforcement and design review services within the service area of the Sky Ranch Districts that are parties to the CABEA using revenue derived from the areas in which the services are to be furnished.

K. Before the addition of the service area of any Sky Ranch District to these Covenants, the applicable Sky Ranch District intends to: (i) duly adopt a resolution acknowledging the CAB’s power to provide covenant enforcement and design review services pursuant to state statute and its intention to provide for uniform enforcement and design review services within the service areas of the Sky Ranch Districts using revenues derived from the areas in which the services are to be furnished; and (ii) authorize the CAB to provide covenant enforcement and design review services within such Sky Ranch District’s service area.

DECLARATION

NOW, THEREFORE, Developer hereby declares that the Property shall be held, sold, and conveyed, subject to the following covenants, conditions, restrictions, easements, architectural guidelines, reservations, rights-of-way, obligations, liabilities, and other provisions, as set forth herein.

ARTICLE 1
GENERAL

Section 1.1 Planned Community.
  Developer is the owner of the Lots and other Property located in the County as more particularly described on Exhibit A attached hereto and by this reference incorporated herein, which collectively constitute and are defined in these Covenants as the “Property”. Developer intends to develop the Property as a planned community of single family residential homes and related uses. The name of the community to be developed on the Property is “Sky Ranch”. All of the Property is located within the Service Area of Sky Ranch Metropolitan District No. 1, a quasi-municipal corporation and political subdivision of the State of Colorado. Because ownership of a Unit (as defined below) does not obligate the owner to pay for real estate taxes, insurance premiums, maintenance, or improvement of other real estate described in these Covenants, the Property is not and will not be a “common interest community”, as defined in the Colorado Common Interest Ownership Act (“Act”), and therefore the Property and these Covenants are not subject to or required to comply with the Act. Developer confirms its intention that the Act will not apply to the Property or these Covenants.

Section 1.2 Purposes of Covenants.
  These Covenants are executed (a) to further a common and general plan for the development of the Property; (b) to protect and enhance the quality, value, aesthetics, desirability and attractiveness of the Property; (c) to provide for and define certain duties, powers and rights of the Architectural Review Committee, as defined herein; (d) to define certain duties, powers and rights of the CAB under these Covenants; and (e) to define certain duties, powers and rights of Owners of Lots within the Property.

Section 1.3 Declarations.
 Developer, for itself and its successors and assigns, hereby declares that the Property, and all other real property that becomes subject to these Covenants in the manner hereinafter provided from the date the same becomes subject to these Covenants, shall be owned, held, transferred, conveyed, sold, leased, rented, hypothecated, encumbered, used, occupied, maintained, altered and improved subject to the covenants, conditions, restrictions, limitations, reservations, exceptions, equitable servitudes and other provisions set forth in these Covenants. The provisions of these Covenants run with the land and, until their expiration in accordance with the terms hereof, shall bind, be a charge upon and inure to the mutual benefit of: (a) the Property and all other real property that becomes part of the Property; (b) Developer and its successors and assigns; (c) the Sky Ranch Districts, through the CAB, and their successors and assigns; and (d) all Persons having or acquiring any right, title or interest in any portion of the Property or in any property that becomes part of the Property, or any Improvement thereon, and their heirs, personal representatives, successors or assigns. These Covenants will be recorded in the real property records of the County.

Section 1.4  CAB Authority.
  Declarant, through these Covenants, grants authority to the Sky Ranch Districts, through the CAB, to act on behalf of Declarant for certain matters specifically set forth in these Covenants, including implementing these Covenants, enforcing these Covenants and providing design review services. Declarant grants the Sky Ranch Districts, through the CAB, authority as provided herein to adopt Rules and Regulations, and Guidelines pertaining to architectural and design review, each for the effective governance of the Property to implements these Covenants. Declarant grants to the Sky Ranch Districts, through the CAB, authority to review and approve Improvements in compliance with the Guidelines and these Covenants and to enforce the Guidelines. Declarant grants to the Sky Ranch Districts, through the CAB, authority to appoint the ARC as provided herein and to exercise all other powers necessary and proper to implement and enforce these Covenants and provide design review services.

ARTICLE 2
DEFINITIONS

Section 2.1 ARC.
   “ARC” means the Architectural Review Committee appointed by the Developer during the Developer Control Period (as defined in Section 3.1), and upon expiration of the Developer Control Period, appointed by the Sky Ranch Districts, through the CAB, all as provided in Section 3.1 of these Covenants. The ARC shall review, consider and approve, or disapprove, requests for architectural approval, as more fully provided in these Covenants.

Section 2.2 Builder.
  “Builder” means any Person who: (i) acquires one or more parcels of the Property for the purpose of constructing at least one residence on each such parcel for sale, and/or rental, to the public; or (ii) acquires one or more parcels of the Property for sale to any Person fitting the description in clause (i) above; and is designated as a “Builder” under these Covenants in a written designation that is signed by the then-Developer, and which designation is recorded in the office of the Clerk and Recorder of the County.

Section 2.3 CAB.
  “CAB” means the Sky Ranch Community Authority Board.

Section 2.4 Covenants.
 “Covenants” means these Covenants, Conditions and Restrictions for Sky Ranch, as amended and supplemented from time to time.

Section 2.5 Developer.
  “Developer” means PCY Holdings, LLC, a Colorado limited liability company, and any other Person to whom the Developer may assign one or more of the Developer’s rights under these Covenants (which will be the extent of the Developer’s rights to which such assignee succeeds); provided, that no assignment of any Developer rights is effective unless such assignment is duly executed by the assignor Developer and recorded in the office of the Clerk and Recorder of the County.

Section 2.6 Governing Documents.
 “Governing Documents” means these Covenants, any Guidelines (as hereinafter defined), any CCR Rules and Regulations (as hereinafter defined), and any other documents now or hereafter adopted by or for the Sky Ranch Districts, the CAB, or ARC, as amended and supplemented.

Section 2.7 Improvements.
  “Improvements” means all exterior improvements, structures, and any appurtenances thereto or components thereof of every type or kind, and all landscaping features, including but not limited to buildings, outbuildings, swimming pools, hot tubs, satellite dishes, antennas, tennis courts, patios, patio covers, awnings, porches, solar collectors, roof materials, painting or other finish materials on any visible structure, additions, walkways, sprinkler systems, garages, driveways, dog runs, fences, basketball backboards and hoops, swingsets or other play structures, screening walls, retaining walls, stairs, decks, landscaping, hedges, windbreaks, plantings, trees, shrubs, flowers, vegetables, sod, gravel, groundcover, exterior light fixtures, poles, signs, exterior tanks, and exterior air conditioning, cooling, heating and water softening equipment, permanent fire pits, chimneys, and exterior ornaments, if any.

Section 2.8 Owner.
  “Owner” means each fee simple title holder of a Unit, including Developer, any Builder and any other Person who owns a Unit, but does not include a Person having an interest in a Unit solely as security for an obligation.

Section 2.9 Person.
  “Person” means a natural person, a corporation, a limited liability company, a partnership, a trust, a joint venture, an unincorporated association, or any other entity or any combination thereof, and includes each Owner, the Developer, each Builder, the ARC, the Sky Ranch Districts and CAB, and the governing body of the Sky Ranch Districts and CAB.

Section 2.10 Property.
  “Property” means the real property described on Exhibit A attached hereto, as supplemented and amended, and all other real property, if any, made subject to the terms and provisions of these Covenants after the date hereof, and as the Developer, any Builder or Owner may now or hereafter subdivide or re-subdivide any portion thereof; provided, however, that the Property does not include any real property that has been withdrawn as provided in Section 6.10 hereof.

Section 2.11 Services.
  “Services” means the services that the CAB is empowered to provide pursuant to C.R.S. §32-1-1004, as amended, and other provisions of Title 32 of C.R.S., as amended, including but not limited to covenant enforcement and design review.

Section 2.12 Sky Ranch Districts.
  “Sky Ranch Districts” means Sky Ranch Metropolitans District Nos. 1, 3, 4 and 5, and any other metropolitan district(s), to which the Sky Ranch Districts or CAB may transfer or assign any or all of the rights and duties of the Sky Ranch Districts or CAB under these Covenants. Each such assignment or transfer, if any, will be effective upon recording in the County of a document of transfer or assignment, duly executed by the Sky Ranch Districts and/or CAB. In addition to the authority to provide the Services (as defined in Section 2.11), the CAB has such other authority with respect to the provision of the Services, as may be permitted by the Special District Act, C.R.S. 32-1-101 et seq., including but not limited to the right to adopt rules and regulations, fees, rates, tolls, penalties and charges, and undertake enforcement actions (but these Covenants do not limit in any way the authority of the Sky Ranch Districts or CAB under the statutes of the State of Colorado).

Section 2.13 Unit.
  “Unit” means each portion of the Property which is designated as a lot on a recorded plat, including each residence (attached or detached) now or hereafter located thereon.

ARTICLE 3
ARCHITECTURAL REVIEW

Section 3.1 Composition of ARC.
  The ARC shall consist of three (3) or more natural Persons. The Developer has the authority to appoint the ARC, and/or to delegate some or all architectural authority (as provided in Section 3.2 hereof), from the date of recording of these Covenants until the date of conveyance of all the Units to the first Owners thereof other than: (i) the Developer; or (ii) any Builder; or (iii) any other Person who acquires one or more parcels of the Property for the purpose of constructing at least one residence on each such parcel (the “Developer Control Period”). After expiration of the Developer Control Period, the governing board of the CAB has the authority to serve as or appoint members to the ARC , and/or to delegate some or all architectural authority (as provided in Section 3.2 hereof). The appointments of all then-current members of the ARC who were appointed by the Developer will automatically terminate on the date which is thirty (30) days after expiration of the Developer Control Period.

Section 3.2 Delegation of Some or All Architectural Authority.
  The Person with the authority to appoint the ARC, as provided in the preceding Section 3.1, has the right and authority to: (i) delegate, in writing, some or all architectural authority, to one or more other Persons, including one or more management companies, metropolitan or other district(s), such as by entering into intergovernmental agreement(s) or other document(s) or agreement(s); and (ii) withdraw, in writing, any delegated authority.

Section 3.3 Architectural Review Requirements; Authority of the ARC.

3.3.1                      No Improvements may be constructed, erected, placed, altered, planted, applied, installed or modified, upon any Unit, unless said Improvements are in full compliance with all provisions of the Governing Documents, and unless such Improvements are approved in writing by the ARC. At least one (1) detailed set of complete plans and specifications of proposed Improvements (said plans and specifications to show exterior design, height, materials, color, and location of the Improvements, plotted horizontally and vertically, location and size of driveways, location, size, and type of landscaping, fencing, walls, windbreaks and grading plan, as well as such other materials and information as may be required by the ARC), must first be submitted to the ARC for review and consideration.

3.3.2                      The ARC shall endeavor to exercise its judgment in an attempt to provide for each proposed Improvement to generally harmonize with the existing surroundings, residences, landscaping and structures. However, the ARC shall not review or approve any proposed Improvements regarding whether the same complies with governmental requirements. Rather, as provided in subsection 0, below, the applicant is also required to submit proposed Improvements to the applicable governmental entities for a determination of compliance with governmental requirements. In its review of such plans, specifications and other materials and information, the ARC may require, as a condition to its considering an approval request, that the applicant(s) pay, and/or reimburse the ARC, for the expenses incurred in the process of review and approval or disapproval.
3.3.3                      In addition to the foregoing review and approval, and notwithstanding anything to the contrary in these Covenants, the construction, erection, addition, deletion, change or installation, of any Improvements also requires the applicant to obtain the approval of all governmental entities with jurisdiction thereover, and requires the issuance of all required permits, licenses and approvals by all such entities. Without limiting the generality of the preceding sentence, issuance of building permit(s) by the governmental entity with jurisdiction thereover, if required, is a precondition to commencement of any construction of, alteration of, addition to or change in, any Improvement.

3.3.4                      In addition to the authority that is given to the ARC in these Covenants, as well as such authority as may be implied from any provision(s) of these Covenants, the ARC has all authority and powers that are given by Colorado statute and case law, to a corporation, a limited liability company, or any other legal entity. The foregoing shall include the power to receive and review complaints from one or more Owners, Developer, one or more Builders, or any other Person(s), alleging that a violation of any of the Governing Documents has occurred or is occurring.

3.3.5                      The ARC may, at any time, appoint a representative or committee to act on its behalf. If so, then the actions of such representative or committee shall be the actions of the ARC. However, if such a representative or committee is appointed, then the ARC will have full power over such representative or committee, including the power to at any time withdraw from such representative or committee, any authority to act on behalf of the ARC, and the power to at any time remove or replace such representative or committee.

Section 3.4 Guidelines.
  The Developer may promulgate, adopt, enact, modify, amend, repeal, and re-enact, architectural standards, rules, regulations and/or guidelines, regarding architectural and design matters and matters incidental thereto (collectively the “Guidelines”), and the CAB, once it has the authority to appoint the ARC as provided in Section 3.1 of these Covenants may modify, amend, repeal, and re-enact the Guidelines, but the Guidelines may not be in conflict with these Covenants. The Guidelines may include: clarifying the designs and materials that may be considered in architectural approval; requirements for submissions, procedural requirements, specification of acceptable Improvement(s) that may be installed without prior review or approval; and permitting the ARC, with respect to any violation(s) or alleged violation(s) of any of the Governing Documents, to send demand letters and notices, levy and collect fines and interest, and negotiate, settle and take any other actions. In addition, the Guidelines may provide for blanket approvals, interpretations, or restrictions. By way of example, and not by way of limitation, the Guidelines may state that a certain type of screen door will be acceptable and will not require approval, or may state that only one or more types of fences are acceptable and no other types will be approved. All Improvements proposed to be constructed, erected, placed, altered, planted, applied, installed or modified, upon any Unit by any Owner must be done and used in accordance with the Guidelines and these Covenants. The Guidelines (as amended from time to time in accordance with their terms) may not be recorded against the Property but are hereby incorporated into these Covenants as if fully set forth herein.

Section 3.5 Procedures.
  The ARC shall review each request for architectural approval in accordance with the design review procedures set forth in the Design Guidelines or the CCR Rules and Regulations, and approve (which may be with conditions and/or requirements) or disapprove, each request in writing within forty-five (45) days after the complete submission to the ARC along with a receipt of acknowledgement by the ARC of the plans, specifications and other materials and information, which the ARC may require in conjunction therewith. If the ARC fails to review and give its writing approval (which may be with conditions and/or requirements) or disapproval within forty-five (45) days after the complete submission of the plans, specifications, materials and other information with respect to a written request for architectural approval, then such request is deemed approved by the ARC.

Section 3.6 Vote.
  The affirmative, majority vote of the ARC is required for approval (which may be with conditions and/or requirements) of each matter, unless the ARC has appointed a representative or committee to act for it, in which case the decision of such representative or committee will control, unless the denial of the ARC is appealed by the applicant to the CAB Board of Directors within thirty (30) days of the date of the ARC written decision of denial in which case the written decision of the Board of the CAB shall control.

Section 3.7 Prosecution of Work After Approval.
  After the ARC approves (which may be with conditions and/or requirements) any proposed Improvement, the proposed Improvement must be completed and constructed as promptly and diligently as possible, and in complete conformity with all conditions and requirements of the approval. Failure to complete the proposed Improvement within the time period set forth in the Guidelines or, if not set forth in the Guidelines, then within one (1) year after the date of approval of the application (“Completion Deadline”), or to complete the Improvement in complete conformance with the conditions and requirements of the approval, constitutes noncompliance; provided, however, that the ARC may grant extensions of time to individual Owners for completion of any proposed Improvements, either (a) at the time of initial approval of such Improvements, or (b) upon the request of any Owner, provided such request is delivered to the ARC in writing and the Owner is diligently prosecuting completion of the subject Improvements or other good cause exists at the time such request is made. Builders are exempt from this Section 3.7.

Section 3.8 Notice of Completion.
  Upon the completion of an Improvement, the applicant for approval of the same shall give a written “Notice of Completion” to the ARC (in form and substance acceptable to the ARC, or on forms provided by the ARC). Until the date of receipt of such Notice of Completion, the ARC shall not be deemed to have notice of completion of any Improvement on which approval (which may be with conditions and/or requirements) has been sought and granted as provided in this Article.

Section 3.9 Inspection of Work.
 The ARC, or its duly authorized representative, has the right to inspect any Improvement at any time, including prior to or after completion, in order to determine whether or not the proposed Improvement is being completed or has been completed in compliance with the approval granted pursuant to this Article. Such inspections may be made in order to determine whether or not the proposed Improvement is being completed, or has been completed, in compliance with the approval granted pursuant to this Article. However, such right of inspection terminates ninety (90) days after the ARC has received a Notice of Completion from the applicant and no action has been initiated by the ARC. The 90-day period to perform inspections after the ARC has received a Notice of Completion does not apply to or limit the right or authority of the ARC or the Board to enforce these Covenants, including but not limited to the requirements pertaining to the maintenance of Improvements.

Section 3.10 Notice of Non-compliance
. If, as a result of inspections or otherwise, the ARC determines that any Improvement has been done without obtaining all required approvals (which may be with conditions and/or requirements), or was not done in substantial compliance with the approval that was granted, or has not been completed by the Completion Deadline (except landscaping, as provided below), subject to any extensions of time granted pursuant to Section 3.7 hereof, then the ARC shall notify the applicant in writing of the non-compliance. Such notice of non-compliance must be given not later than sixty (60) days after (as applicable), (a) the ARC receives a Notice of Completion from the applicant, or (b) the ARC discovers any such noncompliance. The notice of non-compliance must specify the particulars of the non-compliance.

Section 3.11 Correction of Non-compliance.
  If the ARC determines that a non-compliance exists, the Person responsible for such non-compliance shall remedy or remove the same within the time period set forth in the Guidelines or, if not set forth in the Guidelines, then not more than forty-five (45) days from the date of receipt of the notice of non-compliance. If such Person does not comply with the ruling within such period, the ARC may, at its option, record a notice of non-compliance against the Unit on which the non-compliance exists, may impose fines, penalties and interest, may remove the non-complying Improvement, or may otherwise remedy the non-compliance, and the Person responsible for such non-compliance shall reimburse the ARC, upon demand, for all costs and expenses, as well as anticipated costs and expenses, with respect thereto. This Section 3.11 does not prohibit composting to the extent that it has been approved by the ARC.

Section 3.12 Cooperation.
  The ARC has the right and authority to enter into agreements and otherwise cooperate with any architectural review or similar committees, any metropolitan or other districts, or one or more boards or committees that exercise architectural or design review functions, or any other Person, in order to increase consistency or coordination, reduce costs, or as may otherwise be deemed appropriate or beneficial by the ARC. The costs and expenses for all such matters, if any, shall be shared or apportioned between such Persons and the ARC, as the ARC may determine. The foregoing includes collection, payment, and disbursement of fees, charges, and/or any other amounts.

Section 3.13 Access Easement.
  The Developer hereby reserves, and each Owner hereby grants, to the ARC, the CAB, and the Person who then has the authority to appoint the ARC, as provided in Section 3.1 of these Covenants, including the agents, employees and contractors of each such Person (including the ARC), on, over, under and across the Units and each of them, excluding any habitable structure and the interior of any residence thereon, easements for performing any of the actions contemplated in the Governing Documents, including inspections pursuant to the first sentence of Section 3.9 of these Covenants and including enforcement of each of the terms and provisions of the Governing Documents. If damage is inflicted on any property or Unit, or a strong likelihood exists that damage will be inflicted, then the Person responsible for the damage or expense to avoid damage is liable for the cost of prompt repair. The term “Person” in the preceding sentence includes the ARC and the Person who then has the authority to appoint the ARC, as provided in Section 3.1 of these Covenants, if they are responsible for such damage or expense to avoid damage. Further, the rights and easements granted in this Section may be exercised only during reasonable hours after reasonable notice to the Owner(s) or occupant(s) of any affected Unit; except that no such notice is required in connection with any exterior, non-intrusive inspections and maintenance; and except that, in emergency situations, entry upon a Unit may be made at any time, provided that the Owner(s) or occupant(s) of each affected Unit is given notice of the emergency entry as early as is reasonably possible. The interior of any residence is not subject to the easements provided for in this Section.

Section 3.14 No Liability.
  The ARC, the Sky Ranch Districts and CAB, the Person who then has the authority to appoint the ARC, as well as any representative or committee appointed by the ARC, will not be liable in equity or damages to any Person by reason of any action, failure to act, approval (which may be with conditions and/or requirements), disapproval, or failure to approve (which may be with conditions and/or requirements) or disapprove, in regard to any matter. In reviewing or approving any matter, the ARC is not responsible for the safety, whether structural or otherwise, of the Improvements submitted for review, nor the conformance with applicable building codes or other governmental laws or regulations, nor compliance with any other standards or regulations, and any approval (which may be with conditions and/or requirements) of an Improvement by the ARC does not constitute an approval of any such matters and does not constitute a warranty by the ARC to any applicant of the adequacy of design, workmanship or quality of such work or materials for any applicants’ intended use. No Owner or other Person will be a third party beneficiary of any obligation imposed upon, rights accorded to, action taken by, or approval granted by, the ARC.

Section 3.15 Variance.
  The ARC may grant reasonable variances or adjustments from any conditions and restrictions imposed by Error! Reference source not found. of these Covenants, or by the Guidelines, in order to overcome practical difficulties or prevent unnecessary hardships arising by reason of the application of any such conditions and restrictions. Such variances or adjustments may be granted only in case the granting thereof is not materially detrimental or injurious to the other property or improvements in the neighborhood, and does not militate against the general intent and purpose hereof. However, any variance that may be granted under this Section is only a variance from the requirements of the applicable Governing Document for the individual applicant or Unit, and is not a variance from the requirements of any applicable governmental or quasi-governmental agency or entity. No granting of a variance or adjustment to any one applicant/Owner constitutes a variance or adjustment, or the right to a variance or adjustment, to any or all other applicants, Owners or Units.

Section 3.16 Waivers; No Precedent.
  The approval or consent of the ARC, or any representative or committee thereof, to any application for approval does not constitute a waiver of any right to withhold or deny approval or consent by such Person, or any Person, as to any application or other matters whatsoever, as to which approval or consent may subsequently or additionally be required. Nor does any such approval or consent constitute a precedent as to any other matter.

Section 3.17 Developer and Builder Exemption.

3.17.1                      The Developer is exempt from this Article and all provisions of the Governing Documents that require ARC review or approval, except for the requirement to obtain approval from all governmental entities with jurisdiction thereover (as provided in subsection 0 of these Covenants.

3.17.2                      As long as, and to the extent that, a Builder has received written architectural approval from the Developer for one or more matters, such Builder is, as to Developer-approved Improvements, exempt from this Article and all provisions of the Governing Documents that require ARC review or approval of such matters, except for the requirement to obtain approval from all governmental entities with jurisdiction thereover (as provided in subsection 0 of these Covenants).

ARTICLE 4
RESTRICTIONS

Section 4.1 General.
  The Property is subject to all covenants, conditions, restrictions, requirements, easements, licenses, and other provisions of all documents recorded in the office of the Clerk and Recorder of the County, as amended, including those stated on the recorded plats of the Property, or any portion thereof, but only as and to the extent provided in such documents. In addition, the Developer declares that, subject to Section 6.4 hereof, all of the Units shall be held and shall henceforth be sold, conveyed, used, improved, occupied, owned, resided upon and hypothecated, subject to the following provisions, conditions, limitations, restrictions, agreements and covenants, as well as those contained elsewhere in these Covenants.

Section 4.2 Compliance with Law.
  All Owners, and all other Persons, who reside upon or use any Unit or any other portion of the Property, shall comply with all applicable statutes, ordinances, laws, regulations, rules and requirements of all governmental and quasi-governmental entities, agencies and authorities, but neither the Developer, the ARC nor the Sky Ranch Districts nor CAB has any obligation to enforce compliance with the statutes, ordinances, laws, regulations, rules and requirements of any other governmental or quasi-governmental entities, agencies or authorities.

Section 4.3 Residential Use; Professional or Home Occupation.
  Units that consist of platted single-family lots may be used for residential use only, including uses which are customarily incident thereto, and may not be used at any time for business, commercial or professional purposes except that Owners may conduct home occupations and business activities within their residences to the extent permitted by, and in compliance with, the ordinances of the County (as applicable) and any Guidelines and CCR Rules and Regulations that do not conflict with such ordinances.

Section 4.4 Animals.
  No animals, livestock (pigs, cattle, horses, goats, lamas, etc.), birds, poultry, reptiles or insects of any kind may be raised, bred, kept or boarded in or on the Units except as permitted by, and in compliance with, the ordinances of the County, as applicable, and any Guidelines and/or the CCR Rules and Regulations that do not conflict with such the ordinances of the County, as applicable. An Owner’s right to keep household pets is coupled with the responsibility for collecting and properly disposing of any animal waste and to pay for all damage caused by such pets.

Section 4.5 Temporary Structures; Unsightly Conditions.
  Except as hereinafter provided, no structure of a temporary character, including a house trailer, tent, shack, storage shed, or outbuilding shall be placed or erected upon any Unit; provided, however, that during the actual construction, alteration, repair or remodeling of a structure or other Improvements, necessary temporary structures, offices and trailers for construction, marketing, sales or storage of materials may be erected and maintained by the Person doing such work. The work of constructing, altering or remodeling any structure or other Improvements must be prosecuted diligently from the commencement thereof until the completion thereof. Further, no unsightly conditions, structures, facilities, equipment or objects, may be so located on any Unit as to be visible from a street or from any other Unit.

Section 4.6 Miscellaneous Improvements.

4.6.1                      No advertising or signs of any character other than political signs, may be erected, placed, permitted, or maintained on any Unit other than a name plate of the occupant and a street number, and except for a “For Sale,” “Open House,” “For Rent,” or security sign of not more than five (5) square feet in the aggregate; except that signs advertising garage sales, block parties, or similar community events, may be permitted if the same are in accordance with the Guidelines and applicable laws or have been submitted to the ARC for review and written approval (which may be with conditions and/or requirements), prior to posting of such signs. Notwithstanding the foregoing, any signs, billboards or other advertising may be placed by the Developer or by any Builder (with the prior, written approval of the Developer if located on Developer owned property), without regard to the foregoing or any limitations, requirements, specifications or other provisions of the Governing Documents, the ARC, or the Sky Ranch Districts or CAB, and without any approval of the foregoing (except as stated earlier in this sentence).

4.6.2                      No wood piles or storage areas, may be so located on any Unit as to be visible from a street or from the ground level of any other Unit.

4.6.3                      No types of refrigerating, cooling or heating apparatus are permitted on a roof, except as permitted by law, and then only with the prior, written approval of the ARC. Further, no such apparatus is permitted elsewhere on a Unit, other than on the ground, except when appropriately screened and approved in writing by the ARC.

4.6.4                      No exterior radio antenna, television antenna, or other antenna, satellite dish, or audio or visual reception device of any type may be placed, erected or maintained on any Unit, except inside a residence or otherwise concealed from view; provided, however, that any such devices may be erected or installed by the Developer or by any Builder during its sales or construction upon the Units; and provided further, however, that the requirements of this subsection do not apply to those “antenna” (including certain satellite dishes) which are specifically covered by the Telecommunications Act of 1996 and/or applicable regulations, as amended. As to “antenna” (including certain satellite dishes) which are specifically covered by the Telecommunications Act of 1996 and/or applicable regulations, as amended, the ARC is empowered to adopt CCR Rules and Regulations governing the types of “antenna” (including certain satellite dishes) that are permissible hereunder and, to the extent permitted by the Telecommunications Act of 1996 and/or applicable regulations, as amended, establish reasonable, non-discriminatory restrictions relating to appearance, safety, location, maintenance, and other matters.

4.6.5                      No fences, other than fences constructed or installed by the Developer or a Builder (with the prior, written approval of the Developer), are permitted, except with the prior, written approval (which may be with conditions and/or requirements) of the ARC. Any fence(s) constructed on a Unit shall be maintained, repaired and replaced by the Owners of that Unit.

4.6.6                      The ARC may not effectively prohibit renewable energy generation devices or the installation or use of any energy efficient measures, provided that the ARC may adopt reasonable aesthetic rules and regulations concerning dimensions, placement or external appearance of such devices or measures to the extent such rules and regulations do not conflict with or violate applicable laws.

Section 4.7 Vehicular Parking, Storage and Repairs.

4.7.1                      Subject to the Guidelines and/or the CCR Rules and Regulations (as hereinafter defined), the garage area and driveway of each Unit should first be fully used for the parking of vehicles before any street parking is done. However, notwithstanding the foregoing, street parking is not restricted by this Section.

4.7.2                      Commercial vehicles, vehicles with commercial writing on their exteriors, vehicles primarily used or designed for commercial purposes, tractors, mobile homes, recreational vehicles, trailers (either with or without wheels), campers, camper trailers, boats and other watercraft, recreational vehicles, golf carts and boat trailers, may only be parked in enclosed garages or specific areas, if any, which may be designated by ARC. This restriction, however, does not restrict trucks or commercial vehicles which are necessary for construction or for the maintenance of any portion of the Property, or any Improvements located thereon, and such restriction does not prohibit vehicles that may be otherwise parked as a temporary expedient for loading, delivery or emergency, or emergency service vehicles. Stored vehicles and vehicles which are inoperable or do not have current operating licenses are not be permitted on the Property except within enclosed garages. For purposes of this Section, the ARC may determine whether a vehicle is considered “stored”. For example, a vehicle may be considered to be “stored” if it is up on blocks or covered with a tarpaulin and remains on blocks or so covered for seventy-two (72) consecutive hours without the prior approval (which may be with conditions and/or requirements) of the ARC.

4.7.3                      No activity, including maintenance, repair, rebuilding, dismantling, repainting or servicing of any kind of vehicles, trailers or boats, may be performed or conducted in the Property unless it is done within completely enclosed structure(s) which screen the sight and sound of the activity from the street and from adjoining property. Any Owner or other Person undertaking any such activities will be solely responsible for, and assumes all risks of, such activities, including adoption and utilization of any and all necessary safety measures, precautions and ventilation. However, the foregoing restrictions do not prevent washing and polishing of any motor vehicle, boat, trailer, motor-driven cycle, or other vehicle on a Unit, together with those activities normally incident and necessary to such washing and polishing.

4.7.4                      In the event the ARC determines that a vehicle is parked or stored in violation of subsections 0 or 0 hereof, then the ARC shall deliver a written notice describing said vehicle to the owner thereof (if such owner can be reasonably ascertained) or conspicuously place such notice upon the vehicle (if the owner thereof cannot be reasonably ascertained), and if the vehicle is not removed within a reasonable time thereafter, as determined by the ARC, then the ARC may have the vehicle removed at the sole expense of the owner thereof.

4.7.5                      DEVELOPER, EACH BUILDER, THE SKY RANCH DISTRICTS AND CAB, AND THE ARC, HEREBY DISCLAIM ANY AND ALL OBLIGATIONS REGARDING, RELATING TO OR ARISING OUT OF, THE PERFORMANCE OF ANY MAINTENANCE, SERVICING, REBUILDING, REPAIR, DISMANTLING, OR REPAINTING OF ANY TYPE OF VEHICLE, BOAT, TRAILER, MACHINE OR DEVICE OF ANY KIND, BY ANY OWNER OR OTHER PERSON.

Section 4.8 Nuisances.
  No nuisance is permitted which is visible within or otherwise affects any portion of the Property, nor any use, activity or practice which interferes with the peaceful enjoyment or possession and proper use of any Unit, or any portion thereof, by its residents. As used herein, the term “nuisance” includes each violation of the Governing Documents.

Section 4.9 No Hazardous Activities; No Hazardous Materials or Chemicals.
 No activities shall be conducted on any Unit which are unsafe or hazardous to any person or property. Without limiting the generality of the foregoing, no firearms shall be discharged upon any Unit, and no open fires shall be lighted or permitted on any Unit (except in a contained barbecue unit while attended and in use for cooking purposes or within an interior fireplace or outdoor fire pit powered by natural gas, propane or something similar). Further, no hazardous materials or chemicals shall at any time be located, kept or stored in, on or at any Unit, except such as may be contained in household products normally kept at homes for use of the residents thereof, and in such limited quantities so as not to constitute a hazard or danger to person or property.

Section 4.10 No Annoying Lights, Sounds.
  No light shall be emitted from any Unit which is unreasonably bright or causes unreasonable glare and no sound shall be emitted from any Unit which is unreasonably loud or annoying.

Section 4.11 Restrictions on Trash and Materials.
  No refuse, garbage, trash, lumber, grass, shrubs or tree clippings, plant waste, metal, bulk materials, scrap or debris of any kind shall be kept, stored, or allowed to accumulate, except inside the residence, nor shall such items be deposited on a street, unless placed in a suitable, tightly-covered container that is suitably located solely for the purpose of trash or recycling pickup. All equipment for the storage or disposal of such materials shall be kept in a clean and sanitary condition. No garbage or trash cans or receptacles shall be maintained in an exposed or unsightly manner. Finally, trash removal services may be subscribed to by the Sky Ranch Districts or CAB on behalf of the residents of the Property and, if so, the governing board of the Sky Ranch Districts or CAB may determine the scope, frequency, and all other matters, with regard to such trash removal services; and the Owners shall pay their proportionate share of such trash removal services, as determined by the governing board of the Sky Ranch Districts or CAB.

Section 4.12 Trash Removal Services and Recycling.
  Declarant requires centralized trash removal and recycling services for the Lots and/or Units, other than with respect to removal of construction waste resulting from Declarant’s, Declarant’s Affiliates’ or Builders’ respective construction activities. Without limiting its authority, the CAB, on behalf of the Sky Ranch Districts, may levy and collect fees, charges, and other amounts to be imposed upon the Lots and/or Units for such trash removal and recycling services; provided, however that such fees, charges and other amounts must be derived from within the applicable District boundaries where the trash removal and recycling services are required or performed. The scope, frequency, and all other matters with respect to such trash removal and recycling services, shall be determined by the CAB. Without limiting the generality of the foregoing, the CAB may, for example, as a part of establishing rules and regulations related to the enforcement of the covenant to provide centralized trash removal and recycling services, elect to provide for regularly scheduled trash pick-ups and recycling, but may require each Owner to be responsible for scheduling, and paying for, any extraordinary trash pick-ups and/or other recycling and may limit the items eligible for trash pick-up and/or recycling from time to time. In the event that the CAB does not administer trash removal and/or recycling services for the Property, one or more of the Districts shall enforce this covenant by coordinating the centralized trash removal and recycling services for the Lots and/or Units, including, without limitation, the levy and collection of fees, charges, and other amounts to be imposed upon the Lots and/or Units for such trash removal and recycling services; provided, however that such fees, charges and other amounts must be derived from within the applicable District boundaries where the trash removal and recycling services are required or performed.

Section 4.13 Units to be Maintained.
  Subject to Section 4.5 hereof, each Unit (including adjacent tree lawn areas) shall at all times be maintained, repaired and replaced in a good, clean and sightly condition by the Owners of such Unit.

Section 4.14 Leases.
  The term “lease,” as used herein, includes any agreement for the leasing or rental of a Unit, or any portion thereof, and shall specifically include month-to-month rentals and subleases. Any Owner has the right to lease his Unit, or any portion thereof, as long as all leases provide that the terms of the lease and lessee’s occupancy of the leased premises are subject in all respects to the Governing Documents; and that any failure by the lessee to comply with any of the aforesaid documents, in any respect, constitutes a default under the lease.

Section 4.15 Landscaping.
  Within the time frames as hereinafter provided, subject to applicable “force majeure” delays as determined by the ARC, the Owner of each Unit (other than Developer or a Builder) shall install landscaping on all portions of the Unit which is not covered by a building or Improvement, as well as on the tree lawn areas adjacent to such Unit in accordance with the Governing Documents and the requirements of the applicable governmental entity having jurisdiction. The Owner of each Unit (other than Developer or a Builder) shall install landscaping on such Unit, and on adjacent tree lawn areas, within the time period set forth in the Guidelines or, if not set forth in the guidelines, then one hundred (180) days after acquisition of such Unit by such Owner, if said acquisition occurs between April 1 and July 31, or; by the following July 31 if such acquisition does not occur between such dates, then such Owner shall install such landscaping. Landscaping plans must be submitted to the ARC for review and approval (which may be with conditions and/or requirements), and such approval must be obtained prior to the installation of landscaping, in accordance with Article 3 of these Covenants. Each Owner shall maintain all landscaping on such Owner’s Unit, and on adjacent tree lawn areas, in a neat and attractive condition, including periodic and horticulturally correct pruning, removal of weeds and debris, and replacement of landscaping.

Section 4.16 Grade and Drainage; Irrigation Recommendations; Drainage Easement; Maintenance of Surface Drainage Improvements and Underdrains.

4.16.1                      Each Owner shall maintain the grading upon his Unit, and grading around the building foundation, at the slope and pitch fixed by the final grading thereof, so as to maintain the established drainage. Each Owner agrees that he will not in any way interfere with the established drainage pattern over his Unit. In the event that it is necessary or desirable to change the established drainage over any Unit, then the Owner thereof shall submit a plan to the ARC for review and approval (which may be with conditions and/or requirements), in accordance with Article 3 of these Covenants, and any such change shall also be made in accordance with all laws, regulations, requirements and resolutions of all applicable governmental entities. For purposes of this Section, “established drainage” is defined as the drainage which exists at the time final grading of a Unit by the Developer, or by a Builder, is completed.
4.16.2                      The Owner of a Unit should not plant flower beds (especially annuals), vegetable gardens and other landscaping which requires regular watering, within five (5) feet of the foundation of the dwelling unit or any slab on the Unit. If evergreen shrubbery is located within five (5) feet of any foundation wall or slab, then the Owner of the Unit should water such shrubbery by “controlled hand-watering,” and should avoid excessive watering. Further, piping and heads for sprinkler systems should not be installed within five (5) feet of foundation walls and slabs.

4.16.3                      Developer reserves to itself and to the Sky Ranch Districts and CAB the right to enter in and upon each rear, front and side yard drainage easements of record, at any time, to construct, repair, replace or change drainage pipes, structures or drainage ways, or to perform such grading, drainage or corrective work as Developer or the Sky Ranch Districts or CAB may determine.

ARTICLE 5
ALTERNATIVE DISPUTE RESOLUTION

Section 5.1 Intent of Article; Applicability of Article; and Applicability of Statutes of Limitation.

5.1.1                      Each Bound Party (as defined below) agrees to encourage the amicable resolution of disputes, without the emotional and financial costs of litigation. Accordingly, each Bound Party covenants and agrees to submit any Claims (as defined below) to the procedures set forth in Section 4.6 hereof.

5.1.2                      By acceptance of a deed for a Unit, each Owner agrees to abide by the terms of this Article.

5.1.3                      Any applicable statute of limitation applies to the alternative dispute resolution procedures set forth in this Article.

Section 5.2 Definitions Applicable to this Article.

  For purposes of this Article only, the following terms have the meanings set forth in this Section:

5.2.1                      “Bound Party” means each of the following: the Developer, each Builder, each contractor, subcontractor, supplier, and laborer, the Sky Ranch Districts or CAB, to the extent permitted by law, and their respective directors, officers, members, partners, employees and agents; the ARC and the committees and representatives appointed by the ARC, and each of their respective members and agents; all Persons subject to these Covenants; and any Person who is not otherwise subject to these Covenants, but who agrees to submit to this Article. Notwithstanding the foregoing, “Bound Party” does not include any of the Persons identified in this Section, if such Persons have jointly entered into a separate written agreement providing for dispute resolution applicable to the Claim; in such circumstance, the dispute resolution mechanism set forth in such separate written agreement between such Persons will apply with respect to such Claim, unless such Persons mutually agree to submit such Claim to the provisions of this Article.

5.2.2                      “Claimant” means any Bound Party having a Claim.

5.2.3                      “Claim” means, except as exempted by the terms of this Article, any claim, grievance or dispute between one Bound Party and another, regardless of how the same may have arisen or on what it might be based, including those arising out of or related to (i) the interpretation, application or enforcement of any of the Governing Documents or the rights, obligations or duties of any Bound Party under any of the Governing Documents; and/or (ii) any statements, representations, promises, warranties, or other communications made by or on behalf of any Bound Party.

5.2.4                      “JAG” means the Judicial Arbiter Group or any other Person agreed to by the Claimant and Respondent in writing for the purpose of performing the functions of the Judicial Arbiter Group under these Covenants.

5.2.5                      “Notice” means the written notification given by a Claimant to a Respondent which complies with subsection 0 of these Covenants.

5.2.6                      “Party” means the Claimant and the Respondent individually; “Parties” means the Claimant and the Respondent collectively.

5.2.7                      “Respondent” means any Bound Party against whom a Claimant asserts a Claim.

5.2.8                      “Termination of Mediation” means a period of time expiring thirty (30) days after submission of the matter to mediation (or within such other time as determined by the mediator or otherwise agreed to by the Parties) and upon the expiration of which the Parties have not settled the applicable Claim.

5.2.9                      “Termination of Negotiations” means a period of time expiring thirty (30) days after the date of the Notice (or such other period of time as may be agreed upon by the Parties) and upon the expiration of which the Parties have not resolved a Claim.

Section 5.3 Commencement or Pursuit of Claim Against Bound Party.

5.3.1                      A Bound Party may not commence or pursue a Claim against any other Bound Party except in compliance with this Article.

5.3.2                      Prior to any Bound Party commencing any proceeding against another Bound Party, the Respondent has the right to be heard by the Claimant, and to access, inspect, correct the condition of, or redesign, any portion of any Improvement as to which a defect is alleged or otherwise correct the alleged dispute.

Section 5.4 Claims.

  Unless specifically exempted below, all Claims between any of the Bound Parties are subject to the provisions of Section 5.6 hereof. Notwithstanding the foregoing, unless all Parties thereto otherwise agree, the following shall not be Claims and shall not be subject to the provisions of Section 5.6 hereof:

5.4.1                      any action by the ARC, the governing board of the Sky Ranch Districts or CAB, or the Developer, to enforce these Covenants, or any provision(s) of the Guidelines or the CCR Rules and Regulations (as hereinafter defined), including obtaining a temporary restraining order or injunction (or equivalent emergency equitable relief), and such other ancillary relief as a court may deem necessary;

5.4.2                      any suit between or among Owners, which does not include Developer, Builder, the Sky Ranch Districts or CAB, or the governing board of the Sky Ranch Districts or CAB as a Party, if such suit asserts a Claim which would constitute a cause of action independent of the Governing Documents; and

5.4.3                      any suit in which any indispensable party is not a Bound Party.

Section 5.5 Mandatory Procedures.
5.5.1                      Notice. Prior to proceeding with any Claim against a Respondent, each Claimant shall give a Notice to each Respondent, which Notice must state plainly and concisely:

(a) the nature of the Claim, including all Persons involved and Respondent’s role in the Claim;

(b) the legal basis of the Claim (i.e., the specific authority out of which the Claim arises);

(c) the proposed remedy; and

(d) the fact that Claimant will give the Respondent an opportunity to inspect all property and Improvements potentially involved with the Claim, and that Claimant will meet with Respondent not sooner than thirty (30) days after such inspection to discuss in good faith ways to resolve the Claim.

5.5.2
Negotiation and Mediation.

(a) The Parties shall make every reasonable effort to meet in person and confer for the purpose of resolving the Claim by good faith negotiation. If requested in the Notice, the governing board of the Sky Ranch Districts or CAB may appoint a representative to assist the Parties in negotiation.

(b) Upon a Termination of Negotiations, Claimant shall have thirty (30) days to submit the Claim to mediation under the auspices of JAG (or such other reputable arbitration service as acceptable to the parties) in accordance with the rules of JAG (or the rules of such other reputable arbitration service as acceptable to the parties) in effect on the date of the Notice that is provided for in subsection 0 of these Covenants.

(c) If Claimant does not submit the Claim to mediation within such time, or does not appear for the mediation, Claimant shall be deemed to have waived the Claim, and Respondent shall be released and discharged from any and all liability to Claimant on account of such Claim; provided, nothing herein shall release or discharge Respondent from any liability to any Person other than the Claimant.

(d) Any settlement of the Claim through mediation shall be documented in writing by the mediator and signed by the Parties. If a Termination of Mediation occurs, the mediator shall issue a notice of Termination of Mediation. The Termination of Mediation notice must state that the Parties are at an impasse and the date that mediation was terminated.

(e) Each Party shall bear its own costs of the mediation, including attorneys’ fees, and each Party shall share equally all charges rendered by the mediator.
(f) If the Parties agree to a resolution of any Claim through negotiation or mediation in accordance with subsection 0 and any Party thereafter fails to abide by the terms of such agreement, then any other Party may file suit or initiate arbitration proceedings to enforce such agreement without the need to again comply with the procedures set forth in Section 5.5 hereof. In such event, the Party taking action to enforce the agreement is entitled to recover from the non-complying Party (or if more than one non-complying Party, from all such Parties pro rata) all costs incurred in enforcing such agreement, including attorneys’ fees and court costs.

Section 5.6 Final, Binding Arbitration.

5.6.1                      Upon termination of mediation, if Claimant desires to pursue the Claim, Claimant shall thereafter be entitled to initiate final, binding arbitration of the Claim under the auspices of JAG, in accordance with the then-current rules of JAG in effect as of the date of the Notice provided in accordance in subsection 0 of these Covenants (or such other reputable arbitration service and its rules as acceptable to the parties). Any judgment upon the award rendered by the arbitrator may be entered in and enforced by any court having jurisdiction over such Claim. Unless otherwise mutually agreed to by the Parties, there will be one arbitrator who must have expertise in the area(s) of dispute, which may include legal expertise if legal issues are involved.

5.6.2                      Each Party shall bear its own costs and expenses, and an equal share of the arbitrator’s and administrative fees of arbitration. Notwithstanding the foregoing, if a Party unsuccessfully contests the validity or scope of arbitration in a court of law, reasonable attorneys’ fees and expenses incurred in defending such contests, including those incurred in trial and on appeal, shall be awarded to the non-contesting Party. All decisions respecting the arbitrability of any Claim shall be decided by the arbitrator.

5.6.3                      The award of the arbitrator shall be accompanied by detailed written findings of fact and conclusions of law. Except as may be required by law or for confirmation of an award, neither a Party nor an arbitrator may disclose the existence, content, or results of any arbitration without the prior written consent of all Parties.

ARTICLE 6
GENERAL PROVISIONS

Section 6.1 Rules and Regulations.
  Any rules and regulations, if any, concerning and governing the Property, may be promulgated, adopted, enacted, modified, amended, repealed, and re-enacted by the governing board of the Sky Ranch Districts or CAB (“CCR Rules and Regulations”) and such actions shall not be construed as an amendment to these Covenants requiring processing under Section 6.6, hereof. The CCR Rules and Regulations, if any, may state procedural requirements, interpretations, clarifications and applications of any provision(s) of these Covenants or the Guidelines and law, and may include blanket requirements, blanket interpretations, and blanket applications. The governing board of the Sky Ranch Districts or CAB has the authority to adopt or vary one or more CCR Rules and Regulations that are different for different types of Units, if any. Any CCR Rules and Regulations, if any, that are adopted must be in accordance with, and must not be inconsistent with or contrary to, these Covenants.

Section 6.2 Enforcement.

6.2.1                      Enforcement of the covenants, conditions, restrictions, easements, reservations, rights-of-way, liens, charges and other provisions contained in these Covenants, as amended, may be by any proceeding at law or in equity against any Person(s) violating or attempting to violate any such provision, and possible remedies include all of those available at law or in equity, but Claims subject to Article 5 will be subject to the alternative dispute resolution procedures set forth in Article 5. The Developer, the Sky Ranch Districts or CAB, ARC and any aggrieved Owner, has the right, but not the duty, to institute, maintain and prosecute any such proceedings. No remedy is exclusive of other remedies that may be available. Except as otherwise provided in Article 5 of these Covenants, in any action instituted or maintained under these Covenants or any other such documents, the prevailing party shall be awarded its costs and attorney fees incurred in asserting or defending the claim, as well as any and all other sums; except that, any Person who brings an action against the Developer, any Builder, the Sky Ranch Districts or CAB, or the ARC, regarding enforcement, or non-enforcement, of any provision(s) of the Governing Documents, shall not be awarded their costs or any attorney fees. Failure by the Developer, the Sky Ranch Districts or CAB, the ARC or any Owner, to enforce any covenant, restriction or other provision contained in these Covenants, shall in no event give rise to any liability, nor shall such non-enforcement be deemed a waiver of the right to thereafter enforce any covenant, restriction or other provision of these Covenants, regardless of the number of violations or breaches that may occur.

6.2.2                      The foregoing includes the right of the Sky Ranch Districts or CAB, to send demand letters and notices, to charge interest and/or late charges, to levy and collect fines, to impose liens (as provided in C.R.S. Section 32-1-1001(j)(1), as amended), to negotiate, settle and/or take any other actions, with respect to any violation(s), or alleged violation(s), of any of the Governing Documents.

Section 6.3 Severability.
 All provisions of these Covenants are severable. Invalidation of any of the provisions by judgment, court order or otherwise, shall in no way affect or limit any other provisions, which shall remain in full force and effect.

Section 6.4 Rights and Easements of Developer and Builders.
 Notwithstanding anything to the contrary contained in the Governing Documents, it is expressly permissible and proper for Developer and each Builder, and their respective employees, agents, and contractors, to perform all activities, and maintain Improvements, tools, equipment, and facilities, on the portion of the Property owned by them and also on public property, incidental to development, construction, use, rental, sale, occupancy, and/or advertising. The foregoing includes locating, maintaining and relocating management offices, construction offices, signs, model units and sales offices, in such numbers, of such sizes, and at such locations on the portion of the Property owned by them and also on public property, as determined by the Developer or applicable Builder. In addition, nothing contained in these Covenants limits the rights of Developer, or require the Developer, to obtain approvals:

6.4.1                      to excavate, cut, fill or grade any property (with the consent of the Owner thereof), or to construct, alter, demolish or replace any Improvements;

6.4.2                      to use any Improvements on any property (with the consent of the Owner thereof) as a construction, management, model home or sales or leasing office, in connection with the development, construction or sale of any property; and/or

6.4.3                      to seek or obtain any approvals under these Covenants for any such activity.

Section 6.5 Conflict of Provisions.
  In the case of any conflict between any of the Governing Documents, these Covenants control.

Section 6.6 Duration, Revocation and Amendment.

6.6.1                      Each and every provision of these Covenants run with and bind the Property perpetually from the date of recording of these Covenants. Subject to subsection 0 of these Covenants, these Covenants may be amended, supplemented and/or terminated, by the affirmative vote or agreement of the Owners of sixty-seven percent (67%) of the Units, but the Sky Ranch Districts or CAB shall not be required to comply with or enforce any Owner-adopted amendments, supplements or termination, until such time as the governing board of the Sky Ranch Districts or CAB receives a recorded copy of such amendment, supplement and/or termination.

6.6.2                      Until all of the Units have been conveyed to the first Owners thereof other than the Developer or a Builder, no amendment, supplement or termination of these Covenants shall be effective, without the prior written approval of the Developer, which may be with conditions and/or requirements. This subsection 0 will remain in effect until conveyance of all the Units to the first Owners thereof, other than the Developer or any Builder.
6.6.3                      These Covenants may be amended, in whole or in part, by the Developer without the consent or approval of any other Owner, the Sky Ranch Districts or CAB, or any other Person, in order to comply with the requirements, standards, or guidelines of any recognized secondary mortgage markets, including the department of housing and urban development, the federal housing administration, the veterans administration, the federal home loan mortgage corporation, the government national mortgage association, and the federal national mortgage association. This subsection 0 will remain in effect until conveyance of all the Units to the first Owners thereof, other than the Developer or any Builder.

6.6.4                      These Covenants may be amended, in whole or in part, by the Developer without the consent or approval of any other Owner, any Builder, the Sky Ranch Districts or CAB, or any other Person, in order to correct any clerical, typographical, technical or other errors in these Covenants and/or to clarify any provision(s) of these Covenants. This subsection 0 will remain in effect until conveyance of all the Units to the first Owners thereof, other than the Developer or any Builder.

6.6.5                      Each Amendment to this Declaration enacted by the vote or agreement of Owners of Units shall be applicable only to disputes, issues, controversies, circumstances, events, claims or causes of action that arose out of acts, omissions, events or other circumstances that occurred after the date of recording of such amendment in the real property records of the County, and no such amendment shall be applied retroactively (i) to any disputes, issues, controversies, circumstances, events, claims or causes of action that arose out of acts, omissions, events or other circumstances that occurred before the date of recording of such amendment in the County, or (ii) to impair the rights or obligations of any Person, including Developer, as originally set forth in these Covenants. This subsection 0 may not be amended without the written consent of the Developer.

Section 6.7 Minor Violations of Setback Restrictions.
  If upon the erection of any structure, it is disclosed by survey that a minor violation or infringement of setback lines has occurred, the Owners of each Unit immediately adjoining the structure which is in violation of the setback waive such violation or infringement and such waiver shall be binding upon all other Owners. However, nothing contained in this Section prevents the prosecution of a suit for any other violation of these Covenants or the Guidelines, if any. A “minor violation,” for the purpose of this Section, is a violation of not more than two (2) feet beyond the required setback lines or Unit lines. This provision applies only to the original structures and is not applicable to any alterations or repairs to, or replacements of, any of such structures.

Section 6.8 Subdivision or Replatting of Units.
  The Developer reserves the right to subdivide or replat any Unit(s) owned by the Developer. Each such subdivision or replatting may change the number of Units in the Property. The foregoing reservation includes the right to move any lot line(s) on Unit(s) for the purpose of accommodating Improvements which are, or may be constructed. This Section 6.8 will remain in effect until conveyance of all the Units to the first Owners thereof, other than the Developer or any Builder.

Section 6.9 Annexation.
  The Developer may annex to the Property additional real estate (including Improvements), including any real estate (including Improvements) which may previously have been withdrawn from the Property. Each such annexation, if any, shall be accomplished by recording, in the office of the Clerk and Recorder of the County, of an annexation document that expressly states that the real estate (including Improvements) described therein is annexed and made subject to these Covenants and all terms and provisions hereof. However, any such annexation may include provisions which, as to the real estate (including Improvements) described therein, adds to or changes the rights, responsibilities and other requirements of these Covenants. Any such additional or changed provisions may be amended, supplemented, and/or terminated, with the consent of the Owners of 67% of the Units to which those provisions apply. The first three (3) sentences of this Section 6.9, will remain in effect until conveyance of all the Units to the first Owners thereof, other than the Developer or any Builder.

Section 6.10 Withdrawal.
  The Developer reserves the right to withdraw the Property, or any portion thereof, including one or more Units, from these Covenants, so long as the Developer owns the portion of the Property to be withdrawn. Each withdrawal, if any, may be effected by the Developer recording a withdrawal document in the office of the Clerk and Recorder of the County. A withdrawal as contained in this paragraph constitutes a divestiture, withdrawal, and de-annexation of the withdrawn real estate (including Improvements) from these Covenants so that, from and after the date of recording a withdrawal document, the real estate (including Improvements) so withdrawn is not a part of the “Property”. This Section 6.10 will remain in effect until conveyance of all the Units to the first Owners thereof, other than the Developer or any Builder.

Section 6.11 Notices.
  Any notice permitted or required in these Covenants is effective upon the earlier to occur of (i) personal delivery upon the Person to whom such notice is to be given; or (ii) two (2) days after deposit in the United States mail, postage prepaid, addressed to the Owner at the address for such Owner’s Unit.

Section 6.12 Limitation on Liability.
  The Developer, any Builder, the Sky Ranch Districts or CAB, the ARC, and their respective directors, officers, shareholders, members, partners, agents and employees, are not liable to any Person for any action or for any failure to act arising out of any of the Governing Documents, unless the action or failure to act was not in good faith and was done or withheld with malice. Further, the Sky Ranch Districts and CAB do not waive, and no provision of these Covenants constitutes a waiver of, the immunities and limitations to which the Sky Ranch Districts and CAB are entitled as a matter of law, including the Colorado Governmental Immunity Act, §24-10-101, et seq. C.R.S., as amended. The release and waiver set forth in Section 6.16 (Waiver) applies to this Section.

Section 6.13 No Representations, Guaranties or Warranties.
  Neither Developer, any Builder, the Sky Ranch Districts or CAB, the ARC, nor their respective officers, directors, shareholders, members, partners, agents or employees, have given or made any representations, guaranties or warranties of any kind, express or implied in connection with any portion of the Property, or any Improvement, its physical condition, structural integrity, freedom from defects, zoning, compliance with applicable laws, fitness for intended use, or view, or in connection with the subdivision, sale, operation, maintenance, cost of maintenance, taxes or regulation thereof, unless and except as specifically set forth in writing. The release and waiver set forth in Section 6.16 (Waiver) applies to this Section.

Section 6.14 Disclaimer Regarding Safety.
  DEVELOPER, THE BUILDERS, THE SKY RANCH DISTRICTS AND CAB, THE ARC, AND THEIR RESPECTIVE OFFICERS, DIRECTORS, SHAREHOLDERS, MEMBERS, PARTNERS, AGENTS AND EMPLOYEES, HEREBY DISCLAIM ANY OBLIGATION REGARDING THE SECURITY OF ANY PERSONS OR PROPERTY WITHIN THE PROPERTY. BY ACCEPTING A DEED TO A UNIT WITHIN THE PROPERTY, EACH OWNER ACKNOWLEDGES THAT DEVELOPER, THE BUILDERS, THE SKY RANCH DISTRICTS AND CAB, THE ARC, AND THEIR RESPECTIVE OFFICERS, DIRECTORS, SHAREHOLDERS, MEMBERS, PARTNERS, AGENTS AND EMPLOYEES, ARE OBLIGATED TO DO THOSE ACTS SPECIFICALLY ENUMERATED IN THE GOVERNING DOCUMENTS, IF ANY, AND ARE NOT OBLIGATED TO DO ANY OTHER ACTS WITH RESPECT TO THE SAFETY OR PROTECTION OF PERSONS OR PROPERTY WITHIN THE PROPERTY. THE RELEASE AND WAIVER SET FORTH IN SECTION 5.16 (WAIVER) APPLIES TO THIS SECTION.

Section 6.15 Development Within and Surrounding the Property.
 Each Owner acknowledges that development within and surrounding the Property may continue for an indefinite period, and that plans for the density, type and location of improvements, developments or land uses may change over time. Such development may entail changes to or alterations in the access to the Property, views of or from the Property or the Units, surrounding land uses, open space or facilities, traffic volumes or patterns, privacy or other aspects or amenities. Development also may entail noise, odors, unsightliness, dust and other inconveniences or disruptions. By accepting a deed to a Unit, each Owner accepts title to such Unit subject to the foregoing, and waives and releases any claim against the Developer, any Builders, the Sky Ranch Districts and CAB, the ARC, and their respective officers, directors, members, partners, agents and employees, heirs, personal representatives, successors and assigns, arising out of or associated with any of the foregoing. The release and waiver set forth in Section 6.16 (Waiver) applies to this Section.

Section 6.16 Waiver.
  By acceptance of a deed to a Unit, each Owner hereby releases, waives, and discharges the Developer, each Builder, the Sky Ranch Districts and CAB, the ARC, and their respective officers, directors, members, partners, agents and employees, heirs, personal representatives, successors and assigns, from all losses, claims, liabilities, costs, expenses, and damages, arising directly or indirectly from any hazards, disclosures or risks set forth in these Covenants, including, but not limited to, those contained in Section 6.12, Section 6.13, Section 6.14 and Section 6.15.

Section 6.17 Headings.
 The Article, Section and subsection headings in these Covenants are inserted for convenience of reference only, do not constitute a part of these Covenants, and in no way define, describe or limit the scope or intent of these Covenants or any of the provisions hereof.

Section 6.18 Gender.
  Unless the context requires a contrary construction, the singular includes the plural and the plural the singular and the use of any gender is applicable to all genders.

Section 6.19 Action.
  Any action that has been or may be taken by the Developer, any Builder, the Sky Ranch Districts or CAB, the ARC, or any other Person, may be taken “at any time, from time to time”. Each provision that authorizes, directs or permits action shall be deemed to include such language.

Section 6.20 Sole Discretion.
  All actions which are to be taken by, or on behalf of, the Developer, any Builder, Sky Ranch Districts or CAB, the governing body of the Sky Ranch Districts or CAB, the ARC, or any other Person, will be considered to have been taken “in the sole discretion” of such Person.

Section 6.21 Use of “Include,” “Includes,” and “Including”.
  All uses, in these Covenants, of the words “include,” “includes,” and “including,” will be construed to include the words “without limitation” immediately thereafter.

Section 6.22 Runs with the Land; Binding Upon Successors.
  The benefits, burdens, and all other provisions contained in these Covenants are covenants running with and binding upon the Property and all Improvements which are now or hereafter located on the Property. The benefits, burdens, and all other provisions contained in these Covenants are binding upon, and inure to the benefit of the Developer, the Builders and all Owners, and upon and to their respective heirs, personal representatives, successors and assigns; but, no Person becomes a “Developer” or a “Builder” under these Covenants, except by written assignment or designation, as more fully provided in Section 1.2 or Section 1.4 of these Covenants, respectively.

Section 6.23 Governmental Immunity.
  Nothing herein shall be construed as a waiver of the rights and privileges of the Sky Ranch Districts and CAB pursuant to the Colorado Governmental Immunity Act, §§ 24-10-101, et seq., C.R.S., as amended from time to time.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned, being the Developer herein and the Owner of the Property, has hereunto set its hand and seal this ___ day of ____________, 2017.

DEVELOPER:

PCY Holdings, LLC,
a Colorado limited liability company

By:
Name: ___________________________________
Its:

STATE OF COLORADO
)
) ss.
COUNTY OF
)

The foregoing instrument was acknowledged before me this ___ day of ____________, 2017, by  as  of PCY Holdings, LLC, a Colorado limited liability company.

Witness my hand and official seal.

{S E A L}
Notary Public
My Commission expires:

CONSENT OF SKY RANCH COMMUNITY AUTHORITY BOARD

The undersigned, Sky Ranch Community Authority Board, hereby consent to the aforesaid Covenants, Conditions and Restrictions for Sky Ranch.

IN WITNESS WHEREOF, the undersigned has hereunto set its hand this ___ day of ____________, 2017.

SKY RANCH COMMUNITY AUTHORITY BOARD

By:
____________________________________President

STATE OF COLORADO
)
)
ss.
COUNTY OF ________________________
)

The foregoing instrument was acknowledged before me this ___ day of ____________, 2017 by _________________ as President of SKY RANCH COMMUNITY AUTHORITY BOARD.
Witness my hand and official seal.

(S E A L)
______________________________
Notary Public My Commission Expires: ____________________

EXHIBIT A
TO
COVENANTS, CONDITIONS AND RESTRICTIONS
FOR SKY RANCH
(Property)

COVENANTS, CONDITIONS AND RESTRICTIONS

FOR SKY RANCH

DRAFT
October 30, 2017

DECLARATION OF COVENANTS IMPOSING AND IMPLEMENTING

THE SKY RANCH PUBLIC IMPROVEMENT FEE

THIS DECLARATION OF COVENANTS IMPOSING AND IMPLEMENTING THE SKY RANCH PUBLIC IMPROVEMENT FEE (this “PIF Covenant”) is made and effective as of __________, 2017 by PCY Holdings, LLC, a Colorado limited liability company (“Declarant”).

Recitals

This PIF Covenant is made with respect to the following facts:

A.  All terms used herein shall have the meanings set forth in Section 1 hereof unless the context otherwise requires.

B. Declarant owns certain real property described on Exhibit A hereto, which Declarant is currently operating or intends to develop as a residential and commercial development to be known as the _________________________________ (“Property”) located within unincorporated Arapahoe County, Colorado. New public improvements and services are needed to serve the Property and other properties within the service area of the Sky Ranch Metropolitan District No. 5 or other quasi-municipal entity which may exist or be formed to include the Property or a public improvement corporation established for such purpose (the “District”).

C. The public improvements that the District will construct, install or cause to be constructed and installed, operated and maintained, include those public improvements the costs of which may lawfully be paid for by the District (the “Public Improvement Costs”), including, without limitation, water services, safety protection devices, sanitation services, street improvements, curbs, gutters, culverts, drainage facilities, sidewalks, parking facilities, paving, lighting, grading, railroad crossings, landscaping, transportation services and storm and wastewater management facilities and associated land acquisition and remediation (the “Public Improvements”).

D. The Public Improvement Costs shall be paid, in part, through the imposition of:
i.)
a Retail Public Improvement Fee on all PIF Sales equal to 2.75%. Subject to the terms of this PIF Covenant, such Retail Public Improvement Fee shall be required to be collected by all Retailers and then paid over to the PIF Collection Agent on behalf of the District or the Bond Trustee; and

ii.)
a one-time Material Sales and Use Public Improvement Fee imposed on Construction Activities for the materials incorporated into the construction of any newly constructed building, dwelling or structure within the Property. The Material Sales and Use Public Improvement Fee shall be equal to 2.75% of an amount equal to fifty percent (50%) of the Construction Valuation Amount. Subject to the terms of this PIF Covenant, such Material Sales and Use Public Improvement Fee shall be required to be collected from all Persons constructing any new building, dwelling or structure within the Property at the time a building permit is obtained for such construction. The Material Sales and Use Public Improvement Fee shall be paid over to the PIF Collection Agent on behalf of the District or the Bond Trustee.

The PIF Collection Agent shall receive the Retail Public Improvement Fees and the Material Sales and Use Public Improvement Fees and remit the same to the Bond Trustee to pay for Bond Requirements and other costs provided in the Public Financing Documents or if the Public Financing Documents are not in place or do not require the full amount of fees collected to be remitted to the Bond Trustee, to the District.

E.           The Declarant under this PIF Covenant owns fee title to all of the Property, which is the property that is subject to this PIF Covenant.

F.           The Declarant intends to assign its declarant rights, as fee simple owner of the
Property subject to this PIF Covenant to the District in accordance with the terms and conditions of this PIF Covenant and the District intends to assume the declarant rights of the Declarant and to exercise all of the rights and perform the obligations of the Declarant hereunder.

G.           Subject to and in accordance with the terms and provisions of this PIF Covenant, Declarant now desires to impose the obligation to collect and pay, and to provide for the implementation of the collection and payment of, the Retail Public Improvement Fee and the Material Sales and Use Public Improvement Fee.

Declaration

In consideration of the facts set forth in the Recitals and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by Declarant, Declarant hereby declares as follows:

1.           Defined Terms. The following terms, when used in this PIF Covenant, shall have the following meanings:

“Bond Requirements” means principal, redemption or purchase price, premium, if any, interest, reserves and other amounts required to be paid with respect to the Bonds or other Public Financing outstanding from time to time.

“Bonds” means any of the bonds, notes, certificates, leases, loan agreements or other financial obligations to be issued from time to time by the District, the proceeds of which are used to pay Public Improvement Costs or to pay the costs of any refunding or refinancing of outstanding bonds, notes, certificates, leases, loan agreements or other financial obligations issued by the District.

“Bond Trustee” means the trustee or fiduciary acting on behalf of holders of the Bonds pursuant the Public Financing Documents.

“Confidential Information” has the meaning set forth in Section 6 hereof.

“Construction Activities” means the use of building and construction materials for incorporation into the construction of any new building, dwelling or structure, in each case to the same extent that such building and construction materials are included in the Construction Valuation Amount as indicated on the application for a County building permit. The Material Sales and Use Public Improvement Fee shall apply to all Construction Activities within the Property including, but not limited to, commercial, retail, residential and industrial classified structures; provided, however, “Construction Activities” shall not include the use of building and construction materials in connection with reconstruction, renovation, remodel or other improvement of existing buildings or existing structures.

“Construction Activities Guidelines” has the meaning set forth in Section 4(b) hereof.

“Construction Valuation Amount” means the total cost or valuation of the project giving rise to the applicable Construction Activity as determined by the County and indicated as the project value for the County building permit issued for the Construction Activity.

“County” means the County of Arapahoe, State of Colorado, or any government with the jurisdiction to grant building permits for construction on the Property.

“County Clerk” means the County Clerk and Recorder of Arapahoe County, Colorado.

“Declarant” means PCY Holdings, LLC a Colorado limited liability company or its successors or assigns.

“Default Rate” means eighteen percent (18%) per annum, but if such rate exceeds the maximum interest rate permitted by State law, such rate shall be reduced to the highest rate allowed by State law under the circumstances.

“Dissemination Agent” means an agent of the District or the Bond Trustee charged with disseminating information on a periodic basis to the Public Financing Documents.

“District” has the meaning set forth in Recital B., above.

“Enforcing Party” has the meaning set forth in Section 8 hereof.

“Material Sales and Use Public Improvement Fee” shall mean a one-time fee assessed pursuant to and in accordance with this PIF Covenant against all Construction Activities occurring on the Property. The Material Sales and Use Public Improvement Fee shall be equal to 2.75% of an amount equal to fifty percent (50%) of the Construction Valuation Amount. Subject to the terms of this PIF Covenant, such Material Sales and Use Public Improvement Fee shall be required to be collected from all Persons undertaking Construction Activities at the time a building permit is obtained for such construction.

“Occupant” means any Person who has the legal right, pursuant to a deed, lease, sublease, license, concession, easement or other occupancy agreement of any type or nature, to possess or occupy any portion of the PIF Property, including, without limitation, any space within any building constructed on any PIF Property; provided that a mortgagee, a trustee under or beneficiary of a deed of trust, or any other Person who has such of right of possession primarily for the purpose of securing a debt or other obligation owed to such Person, shall not constitute an “Occupant” unless and until such Person becomes an Owner or a mortgagee in possession or otherwise possesses or occupies a portion of the PIF Property by an intentional or voluntary act of its own, whereupon the subject mortgagee, trustee, beneficiary or other Person shall be an “Occupant” hereunder.

“Owned/Leased Property” means, with respect to any Owner, the portion of the PIF Property to which such Owner owns fee title and, with respect to any Occupant, the portion of the PIF Property which such Occupant has the right to possess or occupy pursuant to its lease, sublease, license, concession or other occupancy agreement.

“Owner” means any Person who owns fee title to all or any portion of the PIF Property.

“Person” means any individual, partnership, corporation, limited liability company, association, trust or other type of entity or organization.

“PIF Collection Agent” means the person or firm designated by the District as responsible for monitoring, receiving and enforcing the collection of Public Improvement Fee revenues pursuant to this PIF Covenant.

“PIF Covenant” means this PIF Covenant as it may be supplemented or amended from time to time.

“PIF Obligor(s)” means, with respect to the Retail Public Improvement Fee, any Retailer or, with respect to the Material Sales and Use Public Improvement Fee, any Person who engages in Construction Activities, or hires another (e.g., a contractor) to engage in Construction Activities, and is therefore obligated to pay a Material Sales and Use Public Improvements Fee with regard to such Construction Activities pursuant to the terms of this PIF Covenant.

“PIF Property” or “Property” means the real property described on Exhibit A hereto, provided that additional property may be made a part of the PIF Property pursuant to the provisions of Section 13 hereof.

“PIF Sales” shall mean and refer to any and all retail sales transactions by any Retailer of services or tangible personal property initiated, consummated, conducted, transacted or otherwise occurring from or within any portion of the Property, which retail sales transactions are, following the date of recording of this PIF Covenant, subject to the Sales Tax, plus any and all retail sales transactions by any Retailer of tangible personal property initiated, consummated, conducted, transacted or otherwise occurring from or within any portion of the Property which are from time to time in the future subject to a retail Sales Tax but excluding any retail sales transactions specified as exempt from the definition of PIF Sales in the guidelines established by the District from time to time pursuant to Section 4 hereof.

“PIF Sales Guidelines” has the meaning set forth in Section 4(a) hereof.

“Pledge” means such assignment, conveyance, pledge, remittance or other transfer as may be customary and necessary or appropriate to make fully available for payment of the Bond Requirements any Public Improvement Fee revenues.

“Public Financing” means the sale of Bonds by the District.

“Public Financing Documents” means any documents executed or delivered in connection with any Public Financing.

“Public Improvements” has the meaning set forth in Recital C. above.

“Public Improvement Costs” has the meaning set forth in Recital C. above.

“Public Improvement Fee” as used in this PIF Covenant shall mean the Retail Public Improvement Fee and the Material Sales and Use Public Improvement Fee as may be applicable in the context of such reference herein.

“Report Recipients” has the meaning set forth in Section 6 hereof.

“Reports” has the meaning set forth in Section 6 hereof.

“Retailer” means any Occupant who is a seller or provider of goods or services who engages in any PIF Sales initiated, consummated, conducted, transacted or otherwise occurring from or within any portion of the PIF Property.

“Retail Public Improvement Fee” means a Public Improvement Fee assessed pursuant to this PIF Covenant on all PIF Sales equal to 2.75%.

“Sales Tax” means that tax levied by the State pursuant to the Sales Tax Statutes.

“Sales Tax Statutes” means Sections 39-26-101 et. seq., Colorado Revised Statutes, and any regulations promulgated pursuant thereto, both as amended from time to time.

“State” means the State of Colorado.

2. Assignment of Declarant Rights. The Declarant, as owner of the Property does hereby transfer, assign, convey and deliver to District any and all rights and benefits reserved to the Declarant pursuant to this PIF Covenant and District hereby assumes from the Property Owners any and all rights and benefits reserved to the Declarant under this PIF Covenant.

3. Assessment of Public Improvement Fee. From and after the filing of this PIF Covenant:

(a) every Retailer shall collect the Retail Public Improvement Fee on each PIF Sale and pay the same to the District or the PIF Collection Agent as required by the Public Financing Documents or this PIF Covenant;

(b) every Owner or Occupant who leases or subleases any portion of its Owned/Leased PIF Property to a Retailer, or who permits a Retailer to occupy any portion of its Owned/Leased PIF Property by license, concession or otherwise, shall require, pursuant to the lease, sublease, license, concession or other occupancy agreement between such Owner or Occupant and each Retailer by virtue of which such Retailer is given the right to possess or occupy any portion of such Owned/Leased PIF Property, that such Retailer collect in the Retail Public Improvement Fee on each PIF Sale and pay the same to the District or the PIF Collection Agent as required by the Public Financing Documents or this PIF Covenant; and

(c) each Person who intends to engage in Construction Activities will, prior to, or at the time of issuance of a building permit for such Construction Activities, pay the Material Sales and Use Public Improvements Fee with respect to such Construction Activities to the District or the PIF Collection Agent as set forth in the Construction Activities Guidelines.

4. Guidelines.

(a)
In accordance with the definition of PIF Sales set forth in Section 1 above, the District in its sole discretion may from time to time establish uniform guidelines further clarifying or delineating which transactions are included in the definition of “PIF Sales” (“PIF Sales Guidelines”) for purposes of calculating the Retail Public Improvement Fee due hereunder, provided, however, that such guidelines may not change the definition of PIF Sales or waive the Retail Public Improvement Fee collection. Such guidelines shall be delivered to all Retailers in writing (and for purposes of determining the names and addresses of Retailers, any Owner will, within ten (10) business days after receipt of a written request therefor from the District, the Trustee or the PIF Collection Agent, provide such requesting party with the name and address of all Retailers that then occupy any PIF Property owned by such Owner). Each Retailer shall be entitled to rely on such guidelines for purposes of compliance with this PIF Covenant. In addition to the Retail Public Improvement Fee, each Retailer shall be subject to all sales and use taxes that may be imposed and otherwise not waived or credited by any other applicable taxing entity.

(b)
In accordance with the definition of Construction Activities set forth in Section 1 hereof, the District in its sole discretion (but subject to any applicable terms of any Public Financing Documents) may from time to time establish reporting forms (“MSU Reports”), instructions and uniform guidelines for the calculation, collection and remittance of revenues derived from imposition of the Material Sales and Use Public Improvements Fee, and for further clarifying or delineating which transactions are included in the definition of “Construction Activities” (“Construction Activities Guidelines”). The Construction Activities Guidelines shall apply and be enforced in a uniform and consistent manner to all of the PIF Property and each portion of the PIF Property. The District or PIF Collection Agent shall make available the Construction Activities Guidelines to all Owners, Occupants and PIF Obligors. Each Owner, Occupant and PIF Obligor shall be entitled to rely on the Construction Activities Guidelines for purposes of compliance with this PIF Covenant. In addition to the Material Sales and Use Public Improvements Fee, each Owner, Occupant and PIF Obligor is subject to all use taxes that may be imposed and otherwise not waived or credited by the State of Colorado or any other applicable taxing entity.

5. Payment of Public Improvement Fee.

(a)
Retail Public Improvement Fee. Whether or not collected from customers, each Retailer shall pay the Retail Public Improvement Fee monthly in arrears for all PIF Sales initiated, consummated, conducted, transacted or otherwise occurring during the immediately preceding month from or within the portion of the PIF Property occupied by such Retailer during such month. The Retail Public Improvement Fee shall be due and payable without notice within twenty (20) days after the close of each calendar month, and unless the District in its sole discretion otherwise directs, each Retailer shall pay the same directly to the PIF Collection Agent on behalf of the District or its assignee. The procedures for reporting, assessment, collection, and segregation of the Retail Public Improvement Fee (but not for calculation) shall be identical in all material respects to those set forth in Colorado law regarding the reporting, assessment, collection and segregation of State sales tax, and each Retailer shall report PIF Sales and remit the Retail Public Improvement Fee to the PIF Collection Agent on a monthly basis when such Retailer reports and remits sales taxes to the State, employing reporting forms and following procedures provided by the State intended to be substantially similar to those used and required by the State for the remittance of Sales Tax. The Retail Public Improvement Fee shall be calculated and imposed on transactions at the rate stated above (in the definition of Public Improvement Fee) prior to the calculation and assessment of the Sales Tax, and before any sales taxes of any other taxing entity required to be imposed by law. The Retail Public Improvement Fee shall be added to the sales price for transactions subject to sales tax prior to the calculation of sales taxes. The Sales Tax and sales taxes of other taxing entities shall be calculated and assessed on the sum of the PIF Sales price plus the amount of the Retail Public Improvement Fee. Specific instructions regarding reporting forms and payment procedures shall be provided to all Retailers by the District, and each Retailer shall be entitled to rely thereon for purposes of compliance with this Section 5(a). Declarant hereby acknowledges, any other Owner, by acquiring fee title to any portion of the PIF Property subject to this PIF Covenant, shall be deemed to have acknowledged, any Occupant, by acquiring the right to possess or occupy any portion of the PIF Property subject to this PIF Covenant, shall be deemed to have acknowledged, and each Owner and Occupant shall cause any Retailer whom such Owner or Occupant permits to possess or occupy (by lease or otherwise) any portion-of its Owned/Leased PIF Property, to acknowledge, prior to conducting any business at any PIF Property, (i) THAT THE RETAIL PUBLIC IMPROVEMENT FEE IS NOT A TAX IN ANY FORM AND IS A FEE IMPOSED UNDER PRIVATE COVENANT AND NOT THROUGH THE EXERCISE OF ANY GOVERNMENTAL TAXING AUTHORITY; (ii) THAT THE RETAIL PUBLIC IMPROVEMENT FEE REVENUES ARE NOT TAX REVENUES IN ANY FORM AND THE RETAIL PUBLIC IMPROVEMENT FEE SHALL NOT BE ENFORCEABLE BY THE ANY OTHER GOVERNMENTAL ENTITY OR QUASI-GOVERNMENTAL ENTITY, OTHER THAN THE DISTRICT (EXCEPT WHERE THE GOVERNMENTAL ENTITY IS THE PIF COLLECTION AGENT AND IS ACTING IN SUCH CAPACITY UNDER THIS PIF COVENANT OR EXCEPT BY JUDICIAL ENFORCEMENT PURSUANT TO AN ENFORCEMENT ACTION BROUGHT BY A PERSON AUTHORIZED TO ENFORCE THIS PIF COVENANT); AND (iii) THAT THE AUTHORITY OF THE DISTRICT AND/OR PIF COLLECTION AGENT TO RECEIVE THE RETAIL PUBLIC IMPROVEMENT FEE IS DERIVED THROUGH THIS PIF COVENANT. In the event the District or the Bond Trustee ceases to be the PIF Collection Agent for the Public Improvement Fee (as further described in Section 10 below), the District shall promptly notify each Retailer of the same and provide appropriate direction for payment and reporting of the Retail Public Improvement Fee thereafter. For purposes of compliance with this Section 5, each Retailer shall be entitled to rely upon written notice from the District and, in such event, upon specific instructions regarding reporting forms and payment procedures for the Retail Public Improvement Fee provided in writing to such Retailer by the District.

(b)           Material Sales and Use Public Improvement Fee. Each PIF Obligor shall pay the Material Sales and Use Public Improvement Fee. The Material Sales and Use Public Improvement Fee owed by a PIF Obligor for any Construction Activities shall be due and payable prior to or at the time of such PIF Obligor obtaining a building permit from the County for such Construction Activities, and in no event shall any Construction Activities be commenced by or on behalf of any PIF Obligor prior to the payment of the Material Sales and Use Public Improvement Fee owed with respect to such Construction Activities. Each PIF Obligor shall pay the Public Improvement Fee owed with respect to Construction Activities to the PIF Collection Agent on behalf of the District or its assignee. With the consent of the County, the procedures for collection of any or all of the PIF Revenues owed by a PIF Obligor for any Construction Activities may be coordinated with the building permit process administered by the County. The District may implement procedures applicable to all proposed development and Construction Activities within the PIF Property or any portion thereof pursuant to which PIF Obligors are required to demonstrate payment of the Material Sales and Use Public Improvement Fee with respect to any planned Construction Activities as a precondition to commencing such Construction Activities. Each PIF Obligor shall deliver to the PIF Collection Agent a true and complete MSU Report relating to the applicable Construction Activities and the PIF Collection Agent is expressly authorized to deliver such MSU Report to the District and, at the express written direction of the District, to the Bond Trustee or other entity. Each PIF Obligor shall be under a continuing duty to make such adjustments, additions, modifications or supplements to the MSU Report as may be necessary to correct any mistake in a previously delivered Report or to otherwise cause such MSU Report to accurately reflect the Construction Valuation Amount for the applicable Construction Activities and such other information contained therein, and to deliver such adjustments, additions, modifications or supplements to the MSU Report to the PIF Collection Agent for distribution to the District. If any such adjustment increases the amount of the Material Sales and Use Public Improvement Fee that a PIF Obligor is required to remit or pay, such PIF Obligor shall immediately pay such additional Material Sales and Use Public Improvement Fee in the amount due to the PIF Collection Agent. District hereby acknowledges, any Owner, by acquiring fee title to any portion of the PIF Property subject to this PIF Covenant, shall be deemed to have acknowledged, any other Occupant, by acquiring the right to possess or occupy any portion of the PIF Property subject to this PIF Covenant, shall be deemed to have acknowledged (i) THAT THE MATERIAL SALES AND USE PUBLIC IMPROVEMENT FEE IS NOT A TAX IN ANY FORM AND IS A FEE IMPOSED UNDER PRIVATE COVENANT AND NOT THROUGH THE EXERCISE OF ANY GOVERNMENTAL TAXING AUTHORITY; (ii) THAT THE MATERIAL SALES AND USE PUBLIC IMPROVEMENT FEE REVENUES ARE NOT TAX REVENUES IN ANY FORM AND THE MATERIAL SALES AND USE PUBLIC IMPROVEMENT FEE SHALL NOT BE ENFORCEABLE BY ANY GOVERNMENTAL ENTITY OR QUASI-GOVERNMENTAL ENTITY, OTHER THAN THE DISTRICT (EXCEPT WHERE THE GOVERNMENTAL ENTITY IS THE PIF COLLECTION AGENT AND IS ACTING IN SUCH CAPACITY UNDER THIS PIF COVENANT OR EXCEPT BY JUDICIAL ENFORCEMENT PURSUANT TO AN ENFORCEMENT ACTION BROUGHT BY A PERSON AUTHORIZED TO ENFORCE THIS PIF COVENANT); AND (iii) THAT THE AUTHORITY OF THE DISTRICT AND/OR PIF COLLECTION AGENT TO RECEIVE THE MATERIAL SALES AND USE PUBLIC IMPROVEMENT FEE IS DERIVED THROUGH THIS PIF COVENANT.

6. Additional Reporting Requirements. Each Retailer shall deliver to Declarant or Affiliate of a Declarant specified by Declarant, the District and, at the express written direction of the District, to the Bond Trustee or other entity (collectively, “Report Recipients”), true and complete copies of all written reports, returns, statements, records and declarations, including any supplements or amendments thereto (collectively the “Reports”) made or provided to the State of Colorado by such Retailer in connection with all Sales Tax for the corresponding Sales Tax period at the same time such Reports are delivered to the State of Colorado. If any subsequent adjustments, additions or modifications are made: to any Sales Taxes or the Retail Public Improvement Fee reported, remitted or paid, or Report made, by a Retailer to the State of Colorado with respect to Sales Taxes or the Retail Public Improvement Fee, such Retailer shall provide the Report Recipients with true and complete copies of all revised Reports or other written material issued or received by such Retailer in regard thereto. If any such adjustment increases the amount of the Retail Public Improvement Fee which a Retailer is required to remit or pay, or results in a refund of such Retail Public Improvement Fee, such Retailer shall immediately pay such additional Retail Public Improvement Fee in the amount due, or shall receive an appropriate credit against the next retail Public Improvement Fee due from such Retailer in the amount of such excess Retail Public Improvement Fee. Such Retailer shall claim such credits or pay such additional retail Public Improvement Fee in the next monthly reporting period by use of the standard reporting and remittance forms. All Reports made or provided by a Retailer shall be maintained by such Retailer for at least three years from the date of submission thereof to the State of Colorado, and upon written request, shall be made available to the Report Recipients for inspection and audit. Subject to Section 7 below, Reports received by any Declarant, the District or the Bond Trustee shall remain confidential and be used only for purposes of collecting the Retail Public Improvement Fee due, enforcing Retailers’ obligations hereunder, and otherwise monitoring compliance with the provisions of this PIF Covenant.

7. Audits and Release of Information by the PIF Collection Agent. By acquiring its possessory interest in and to its Owned/Leased PIF Property subject to the terms and conditions of this PIF Covenant, each Retailer and PIF Obligor hereby specifically authorizes the District, the Bond Trustee and or the PIF Collection Agent to audit the books and records of such Retailer or PIF Obligor to determine compliance with the Public Improvement Fee collection and remittance obligation of such Retailer or PIF Obligor under this PIF Covenant and, subject to the restrictions set forth in the next sentence, to release to the Declarants, the District, the Bond Trustee and any Dissemination Agent for distribution to the holders of any Bonds (but not to any other person or entity, except as required by law) such audited information and any Public Improvement Fee-related reports, returns (including sales tax returns) and other documents as are delivered to the District, the Bond Trustee and the PIF Collection Agent by such Retailer or PIF Obligor and any relevant information gathered by the District, the Bond Trustee, or successor PIF Collection Agent during an audit or in reviewing such reports, returns or other documents (collectively, the “Confidential Information”); provided, however, that all Confidential Information, together with the contents thereof, shall be kept strictly confidential and shall not be disclosed or otherwise published by any person to whom the District, the Bond Trustee, or successor PIF Collection Agent so releases Confidential Information, except for such disclosures or publications as may be required by applicable laws. Without limiting the foregoing confidentiality and non-disclosure requirements, to the fullest extent permitted under applicable laws, any publication or disclosure of Confidential Information submitted by or pertaining to a specific Retailer or PIF Obligor (or the contents of such Confidential Information) by the District, the Bond Trustee or successor PIF Collection Agent, any Declarant, the District, or any Dissemination Agent (or by anyone else to whom the District, the Bond Trustee or the successor PIF Collection Agent is required by law to disclose Confidential Information) which is otherwise required to be made, shall be made only on an aggregated basis with the similar information submitted by other Retailers and PIF Obligors and without separate identification (direct or indirect) of the Public Improvement Fee or sales of such specific Retailer.

8. Compliance and Enforcement. Each Retailer and PIF Obligor shall comply with all policies and requirements of District and the PIF Collection Agent regarding the calculation and payment of the Public Improvement Fee. Each Retailer shall comply with all policies and requirements of the District regarding notification to customers of the assessment and collection of the Public Improvement Fee as such policies and requirements are communicated by the District to such Retailer in writing from time to time. The failure or refusal of any Retailer to assess, collect or remit the Public Improvement Fee, or to comply with the requirements concerning notification to customers as required in this PIF Covenant, shall constitute a default by such Retailer under the terms of this PIF Covenant. The failure or refusal of any PIF Obligor to remit the Material Sales and Use Public Improvement Fee shall constitute a default by such PIF Obligor under the terms of this PIF Covenant. THE DISTRICT, THE BOND TRUSTEE, OR THE PIF COLLECTION AGENT ARE HEREBY EXPRESSLY MADE THIRD PARTY BENEFICIARIES OF THE RETAILERS’ AND PIF OBLIGORS’ OBLIGATIONS UNDER THIS PIF COVENANT, INCLUDING, BUT NOT LIMITED TO, THE ASSESSMENT, COLLECTION AND REMITTANCE OF THE PUBLIC IMPROVEMENT FEE. Declarant hereby acknowledges, any other Owner, by acquiring fee title to any portion of the PIF Property subject to this PIF Covenant, shall be deemed to have acknowledged, any Occupant, by acquiring the right to possess or occupy any portion of the PIF Property subject to this PIF Covenant, shall be deemed to have acknowledged, and each Owner and Occupant shall cause any Retailer whom such Owner or Occupant permits to possess or occupy (by lease or otherwise) any portion of its Owned/Leased PIF Property to acknowledge, prior to conducting any business at any PIF Property, THAT ANY DECLARANT, THE DISTRICT, THE BOND TRUSTEE, OR THE PIF COLLECTION AGENT SHALL HAVE A DIRECT CAUSE OF ACTION AND FULL RIGHT AND AUTHORITY TO ENFORCE EACH RETAILER’S AND PIF OBLIGOR’S OBLIGATIONS UNDER THIS PIF COVENANT; AND THAT NO DEFAULT BY A RETAILER’S LANDLORD UNDER ANY PROVISION OF THE LEASE OR OTHER OCCUPANCY AGREEMENT PURSUANT TO WHICH SUCH RETAILER OCCUPIES ANY PIF PROPERTY SHALL ENTITLE SUCH RETAILER TO ANY OFFSET, DEDUCTION OR OTHER DEFENSE TO PAYMENT OF THE PUBLIC IMPROVEMENT FEE DUE HEREUNDER. Any payment of the Public Improvement Fee not paid when due hereunder shall bear interest at the Default Rate, and the defaulting Retailer or PIF Obligor shall bear all costs of enforcement and collection thereof, including reasonable attorney’s fees. In addition, if a Retailer or PIF Obligor fails to pay any Public Improvement Fee when due and such failure continues for more than 10 days after notice thereof is given to such Retailer or PIF Obligor by the PIF Collection Agent, the PIF Collection Agent may charge such Retailer or PIF Obligor, and such Retailer or PIF Obligor shall be obligated to pay the PIF Collection Agent, a late charge in an amount equal to the greater of 10% of the delinquent Public Improvement Fee or $100.00. So long as the District or the Bond Trustee is the PIF Collection Agent, the District or the Bond Trustee shall have the right to take any lawful action to the collect the Public Improvement Fee. Notwithstanding anything to the contrary contained in this PIF Covenant, any Declarant, the District, the Bond Trustee, or the PIF Collection Agent, or any third party designated by any of the foregoing (collectively, an “Enforcing Party”), shall have the right to enforce the provisions of this PIF Covenant against any Retailer or PIF Obligor that fails to abide by any of the terms and conditions of this PIF Covenant. An Enforcing Party shall be awarded and recover from a defaulting Retailer all costs and expenses incurred by such Enforcing Party in successfully enforcing the obligations of such Retailer or PIF Obligor under this PIF Covenant in any legal proceedings brought (or defended) by such Enforcing Party.

9. Use and Pledge of Public Improvement Fee Revenues; PIF Collection Agent’s Payment Instructions. The Public Improvement Fee revenues generated by the Public Improvement Fee imposed pursuant to this PIF Covenant may be used for the payment of Public Improvements Costs or otherwise as expressly provided in this PIF Covenant and the Public Financing Documents. Any right, title and interest of any Declarant in the Public Improvement Fee and the obligations of the PIF Obligors as set forth in this PIF Covenant may be assigned by such Declarant to the District or the Bond Trustee; provided, however, notwithstanding any such assignment, such Declarant shall be entitled to enforce this PIF Covenant against any Retailer or PIF Obligor in the event such PIF Obligor fails to comply with the provisions hereof. The District is hereby expressly authorized to Pledge for the payment of Bond Requirements all Public Improvement Fee revenues, or any portion thereof, generated by the Public Improvement Fee imposed pursuant to this PIF Covenant and received or receivable by the PIF Collection Agent. The PIF Collection Agent is hereby instructed and required to pay so much of such Public Improvement Fee revenues received by it as may be so Pledged to the party entitled thereto pursuant to the applicable Public Financing Documents and the balance thereof shall be paid to the District, to the extent required for ongoing operation, maintenance and administrative expenses of the District related to Public Improvements.

10. PIF Collection Agent Succession. If the District terminates the services of the PIF Collection Agent and appoints a new PIF Collection Agent, the District shall notify all Retailers thereof pursuant to Section 4 hereof.

11. General Acknowledgement. Declarant hereby acknowledges, any other Owner, by acquiring fee title to any portion of the PIF Property subject to this PIF Covenant, shall be deemed to have acknowledged, and any Occupant, by acquiring the right to possess or occupy any portion of the PIF Property subject to this PIF Covenant, shall be deemed to have acknowledged, prior to conducting any business at any PIF Property, THAT THE PROVISIONS OF THIS PIF COVENANT HAVE BEEN OR SHALL BE AGREED TO BY THE DISTRICT AND THE BOND TRUSTEE, AND THAT THE DISTRICT AND THE BOND TRUSTEE ARE OR SHALL BE RELYING UPON THESE PROVISIONS IN TAKING CERTAIN ACTIONS WITH RESPECT TO THE PUBLIC IMPROVEMENT FEE AND THE PUBLIC IMPROVEMENTS WITH THE EXPRESS CONDITION THAT THIS PIF COVENANT SHALL NOT BE AMENDED, MODIFIED OR WAIVED; ACCORDINGLY, DECLARANT HEREBY AGREES AND ALL OTHER OWNERS AND OCCUPANTS SHALL BE DEEMED TO HAVE AGREED THAT NO AMENDMENT OR MODIFICATION SHALL BE MADE TO, NOR ANY WAIVER MADE OR ACCEPTED BY DECLARANT, ANY OWNER OR ANY OCCUPANT WITH RESPECT TO THIS PIF COVENANT WITHOUT THE WRITTEN CONSENT OF THE DISTRICT AND THE BOND TRUSTEE, AND THAT ANY SUCH PURPORTED AMENDMENT, MODIFICATION OR WAIVER, WITHOUT THE WRITTEN CONSENT OF THE DISTRICT AND THE BOND TRUSTEE, SHALL BE VOID AND OF NO FORCE AND EFFECT. Each Owner and Occupant shall cause any Retailer whom such Owner or Occupant permits to possess or occupy (by lease or otherwise) any portion of its Owned Leased PIF Property to acknowledge, prior to conducting any business at any PIF Property, THAT THE PROVISIONS OF THIS PIF COVENANT THAT PERTAIN TO RETAILERS HAVE BEEN OR WILL BE AGREED TO BY THE DISTRICT AND THE BOND TRUSTEE, AND THAT THE DISTRICT AND THE BOND TRUSTEE ARE OR WILL BE RELYING UPON SUCH PROVISIONS IN TAKING CERTAIN ACTIONS WITH RESPECT TO THE PUBLIC IMPROVEMENT FEE AND THE PUBLIC IMPROVEMENTS WITH THE EXPRESS CONDITION THAT THE PROVISIONS OF THIS PIF COVENANT THAT PERTAIN TO RETAILERS SHALL NOT BE AMENDED, MODIFIED OR WAIVED; ACCORDINGLY, SUCH RETAILER SHALL BE DEEMED TO HAVE AGREED THAT NO AMENDMENT OR MODIFICATION SHALL BE MADE TO, NOR ANY WAIVER MADE OR ACCEPTED BY SUCH RETAILER WITH RESPECT TO THE PROVISIONS OF THIS PIF COVENANT THAT PERTAIN TO RETAILERS WITHOUT THE WRITTEN CONSENT OF THE DISTRICT AND THE BOND TRUSTEE, AND THAT ANY SUCH PURPORTED AMENDMENT, MODIFICATION OR WAIVER, WITHOUT THE WRITTEN CONSENT OF THE DISTRICT AND THE BOND TRUSTEE, SHALL BE VOID AND OF NO FORCE AND EFFECT.

12. Owner/Occupant Obligations. Each Owner and Occupant shall cause any Retailer to whom such Owner or Occupant leases or whom such Owner or Occupant otherwise permits to occupy any portion of its Owned/Leased PIF Property, in its lease or other occupancy agreement with such Retailer pursuant to which such Retailer occupies any portion of such Owner’s or Occupant’s Owned/Leased PIF Property, to acknowledge and agree to (in a manner that causes such Retailer to be bound by) all provisions of this PIF Covenant that pertain to such Retailer.

13. Additional PIF Property. Declarants may acquire fee title to, or cause one or more of its affiliates to acquire fee title to, additional property (“Additional PIF Property”). Upon acquisition of any Additional PIF Property by Declarant or such an affiliate, the new fee owner thereof may record a supplement to this PIF Covenant in the real property records maintained by the County Clerk, which shall set forth the legal description of such Additional PIF Property and state that, from and after the date of such recording, such Additional PIF Property shall constitute PIF Property for all purposes under this PIF Covenant. From and after the date any such supplement is properly signed, acknowledged and recorded, the Additional PIF Property described therein shall constitute, and become a part of the, PIF Property for all purposes under this PIF Covenant.

14. No Dominion or Control by Declarants. Notwithstanding anything contained in this PIF Covenant to the contrary, or in any other document related to the PIF Property, Declarant does not have and shall not be legally entitled, authorized or empowered to exercise any dominion or control over any of the Public Improvement Fee revenues imposed or collected pursuant to this PIF Covenant and the Public Financing Documents. To the extent any Public Improvement Fee revenue is collected by any Declarant, such Declarant is merely acting on behalf of the District in implementing this PIF Covenant and providing for the collection and payment of Public Improvement Fee revenues under the Public Financing Amendment. Subject to the express terms of this Section 14: (a) the Public Improvement Fee is a fee imposed on Retailers and PIF Obligors to pay Public Improvements Costs as provided herein; (b) the nature of the Public Improvement Fee is that of a fee imposed for the benefit of the District under private contract and not through the exercise of any District taxing authority; (c) the Public Improvement Fee revenues are not tax revenues in any form and the Public Improvement Fee shall not be enforceable by the State or any taxing entity other than the District; (d) the Public Improvement Fee revenues are the property of the District to be used for the payment of the Bond Requirements and as otherwise may be provided in this PIF Covenant or the Public Financing Documents; and (e) the authority of the District to receive the Public Improvement Fee revenues is derived through this PIF Covenant and the Public Financing Documents.

15. Notices to Retailers. Whenever a party is required pursuant to the provisions of this PIF Covenant to give notice to “all” Retailers, the notice given shall be deemed sufficient if given to all Retailers the names and addresses of which were known to the party giving such notice after a reasonably diligent effort to ascertain the names and addresses of all Retailers

16. Governing Laws. This PIF Covenant shall be governed by, and enforced in accordance with, the laws of the State of Colorado.

17. Covenants Run with the Land. The covenants, agreements, promises and duties as set forth in this PIF Covenant shall be construed as covenants and not as conditions and, to the fullest extent legally possible, all such covenants shall run with and be enforceable against both the covenantor and the land and shall constitute equitable servitudes burdening both the respective covenantor and its PIF Property for the benefit of the respective covenantee. Each covenant to do or refrain from doing some act on or with respect to activities on any portion of the PIF Property under this PIF Covenant (i) is a burden upon such portion of the PIF Property and is for the benefit of the remainder of the PIF Property, (ii) shall be a covenant running with the land with respect to both the burdened and benefited portions of the PIF Property, and (iii) shall be binding upon of each Owner, Occupant and Retailer and each successor to their respective interests in the PIF Property and shall inure to the benefit of Declarants, the other Owners, the District, the Bond Trustee and any other PIF Collection Agent. If and to the extent that any of the covenants or other provisions herein would otherwise be unlawful or void for violation of (a) the rule against perpetuities, (b) the rule restricting restraints on alienation, or (c) any other applicable statute or common law rule analogous thereto or otherwise imposing limitations upon the time for which such covenants maybe valid, then the provisions concerned shall continue and endure only until the expiration of a period of 90 years after the date this PIF Covenant is filed in the real property records maintained by the County Clerk.

18.           Severability. Invalidation of any of the provisions contained in this PIF Covenant, or of the application thereof to any person or entity, by judgment or court order, will in no way affect any of the other provisions of this PIF Covenant or the application thereof to any other person or entity or circumstance and the remainder of this PIF Covenant shall remain in effect; provided, however, that in the event such invalidation would render the remaining portions of this PIF Covenant ineffective to carry out the material intentions of Declarant as expressed or implied by this PIF Covenant, then the objectionable provisions) hereof shall be construed, and this PIF Covenant shall be deemed amended, as if such provision were replaced with an enforceable provision which effectuates, as nearly as possible, the material intentions of Declarants.

19.           Applicability of Retail Public Improvement Fee to Residential Property. Declarant may cause portions of the PIF Property to be developed for residential use. The Retail Public Improvement Fee as established by this PIF Covenant shall have no applicability to any portion of the PIF Property that is used solely for residential purposes, except to the extent that any PIF Sales are initiated, consummated, conducted, transacted or otherwise occur from or within such portion of the PIF Property. Notwithstanding to foregoing, the Material Sales and Use Public Improvement Fee is applicable to the residential portions of the PIF Property.

IN WITNESS WHEREOF Declarants have executed this PIF Covenant as of the date first set forth above.

Declarant:

PCY Holdings, LLC,
a Colorado limited liability company

By:
Name:
Title:

STATE OF __________
)
) ss.
COUNTY OF _____________
)

The foregoing instrument was acknowledged before me as of the _____ day of _________________, 2017, by ______________________________ as ________________ of PCY Holdings, LLC, a Colorado limited liability company.

WITNESS my hand and official seal.

Notary Public for the State of ____________

My Commission Expires:

Exhibit A

LEGAL DESCRIPTION OF THE
PIF PROPERTY

DRAFT 10/30/17

AMENITY DEVELOPMENT AGREEMENT

AND ESCROW INSTRUCTIONS

Sky Ranch

THIS AMENITY DEVELOPMENT AGREEMENT (this “Agreement”) is made as of the ___ day of _________, 20____ (the “Effective Date”), by and between PCY Holdings, LLC, a Colorado limited liability company (“Developer”), and Richmond American Homes of Colorado, Inc., a Delaware corporation (“Richmond”), and Taylor Morrison of Colorado, Inc., a Colorado corporation (“Taylor Morrison”) and any other purchaser (“Additional Builder”) of any of the Builder Lots shown on the Concept Plan (as defined below) that executes a joinder to this Agreement and acquires the rights, liabilities and obligations hereunder with respect to such Builder Lots (collectively the “Builders” and each a “Builder,”). Developer and Builders are sometimes individually referred to as a “Party” and collectively referred to as the “Parties.” Land Title Guarantee Company, as Escrow Agent, executes this Agreement to acknowledge its agreement to act as the escrow agent in accordance with the Section 5 and the instructions set forth on Attachment 1 attached hereto.

RECITALS

A.
Developer owns certain real property located in Arapahoe County (the “County”), Colorado which Developer is developing as part of the Sky Ranch master planned residential community (“Development”). The Development is being subdivided in several subdivision filings and developed in phases.

B.
Each Builder has entered into a separate Contract for Purchase and Sale of Real Estate with the Developer (each a “Purchase Agreement” and collectively the “Purchase Agreements”), under which each Builder is acquiring from Developer a portion of the Development consisting of single family residential building lots (collectively, the “Builder Lots”). The approximate number and location of the Builder Lots to be acquired by each Builder under the terms of the Purchase Agreements are generally depicted on the attached as Exhibit A (“Concept Plan”).

C.
Pursuant to the Purchase Agreements, Developer and the Builders have agreed to construct or cause to be constructed certain park improvements and amenities within the three park areas designated on the Concept Plan (the “Parks”). The improvements to be installed and constructed within the Parks (the “Improvements”) will be identified and described as provided in this Agreement. At such time as the plans and specifications have been approved for the Improvements by the County or other applicable governmental authority, the Improvements and the applicable Plans will be set forth on Exhibit B to be attached hereto by amendment to this Agreement executed by the Parties.

D.
The Parties now desire to enter into this Agreement in order to set forth the terms and conditions under which the Improvements will be constructed and paid for by the Parties, together with such other matters as are set forth hereinafter.

AGREEMENT

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Developer and Builders agree as follows:

23. Incorporation of Recitals. The Parties hereby acknowledge and agree to the Recitals set forth above, which are incorporated herein by this reference.

24. Responsibilities of Developer and Builders.

24.1 Generally. Developer shall construct, or cause to be constructed, the Improvements in the manner set forth hereinafter. Developer shall coordinate, administer and oversee (a) the preparation and filing of all applications, filings, submittals, plans and specifications, budgets, timetables and other documents pertaining to construction and installation of the Improvements, and (b) the construction and installation of the Improvements. Developer will engage or cause to be engaged consultants, contractors and subcontractors who will be responsible for the design and construction of the Improvements and suppliers who will be responsible for supplying labor, materials, equipment, services and other work in connection with the construction of the Improvements (“Service Provider(s)”), pursuant to the Contracts (as hereinafter defined).

24.2 Comply with Legal Requirements. Developer will comply with all terms and conditions of applicable law in performing its obligations under this Agreement. Developer will provide to each Builder copies of all notices filed by the Developer with the County, and all other applicable governmental or quasi-governmental entities or agencies (the “Approving Authorities”) related to the Improvements and shall, within ten (10) business days of receipt thereof, provide notice to each Builder (together with copies of all notices received by Developer) of any notice received by Developer alleging any failure to comply with any applicable laws, ordinances, rules, regulations, or lawful orders of public authorities bearing on the construction of the Improvements.

24.3 Bonds and Assurances. Developer, as part of the Costs, shall provide to all applicable Approving Authorities any bonds, assurance agreements, or other financial assurances if any are required with respect to the construction of the Improvements. Developer shall, as part of the Costs, provide to all Approving Authorities all warranties, bonds and other financial assurances required to obtain permits for, and the preliminary and final acceptance and approval of, the Improvements. Builder shall take all commercially reasonable actions and execute all documents reasonably requested by Developer in its efforts to obtain releases of all such warranties, bonds, and other financial assurances upon final acceptance of the Improvements by the Approving Authorities.

24.4 Taxes, Fees and Permits. Developer or the Service Providers shall pay all applicable sales, use, and other similar taxes pertaining to the construction of the Improvements, and shall secure and pay for all approvals, easements, assessments, charges, permits and governmental fees, licenses and inspections necessary for proper construction and completion of the Improvements, except as provided otherwise in this Agreement. Developer and the Service Providers shall not defer the payment of any use taxes pertaining to the Improvements except as may be authorized under law or agreement with the applicable taxing authorities.

24.5 Dedications. Developer shall timely make all conveyances and dedications of the Improvements if and as required by the Approving Authorities, free and clear of all liens and encumbrances.

24.6 Indemnity. Developer shall indemnify, defend and hold harmless the Builders and their owners, employees, members, managers, directors, officers, agents, affiliates, successors and assigns (each a “Builder Indemnitee” and collectively, the “Builder Indemnitees”) for, from and against all claims, demands, liabilities, losses, damages (exclusive of special, consequential, punitive, consequential and lost profits damages), costs and expenses, including but not limited to court costs and reasonable attorneys’ fees, arising out of material damage caused by Developer’s negligence or willful misconduct in the performance of the construction of the Improvements. Notwithstanding the foregoing, Developer shall not be obligated under this Agreement to indemnify the Builder Indemnitees to the extent such liabilities result from the act, negligence or willful misconduct of any Builder Indemnitee.

24.7 Insurance. Developer shall procure and maintain, and shall cause the Service Providers to procure and maintain, the insurance described in Exhibit C attached hereto during the construction of the Improvements and any warranty work performed on the Improvements.

24.8 Independent Contractor. Developer is an independent contractor and neither Developer nor its employees are entitled to worker’s compensation benefits or unemployment insurance benefits through any Builder as a result of performing under this Agreement. The Developer is responsible for and obligated to pay all assessable federal and state income tax on amounts earned or paid under this Agreement.

25. Construction of Improvements.

25.1 Plans and Specifications. Developer shall diligently finalize, process and obtain approval of the Plans for the Improvements from the applicable Approving Authorities to the extent required by such entities. Upon receipt of the approved Plans for the Improvements, Developer will furnish a copy of such Plans to the Builders. Exhibit B shall then be completed to identify the Plans and Improvements.

25.2 Construction Standard. Developer shall cause the applicable Improvements to be constructed in accordance with the Construction Standard and shall obtain preliminary and final acceptance thereof by the applicable Approving Authorities. As used herein, the term “Construction Standard” means construction and installation of the Improvements in a good, workmanlike and lien-free manner and in substantial conformity with the Plans (as may be modified pursuant to the terms hereof), and the applicable requirements of the Approving Authorities.

25.3 Contracts. Developer and contractors of Developer shall contract for all of the work and materials related to the design and construction of the applicable Improvements. Developer shall bid, pursue, negotiate, agree to and execute contracts and agreements with Service Providers for the work and materials comprising the Improvements (each a “Contract” and collectively, the “Contracts”), based upon forms that Developer deems necessary or appropriate in its commercially reasonable discretion; provided, however, that Developer shall deliver written notice to the Builders after it enters into any Contract, which notice shall identify the Service Provider(s). Developer shall use good faith efforts to cause each Contract, in addition to other matters, to (i) allow for the automatic assignment, without need for further action, of all of Developer’s rights (including, without limitation, the warranty and indemnity provisions thereof) to a Builder on a non-exclusive basis in the event of replacement of Developer pursuant to the terms of this Agreement and identify the Builders as intended third-party beneficiaries of the Contract, (ii) require the Service Providers to provide a warranty on materials and labor supplied by such Service Provider for a period coterminous with any warranty period required by the applicable Approving Authorities for Improvements to be dedicated to an Approving Authority, but in no event less than one (1) year for any Improvement, (iii) require the Service Provider to perform its work in accordance with the Construction Standard, (iv) require the Service Provider to indemnify, defend, and hold harmless Developer from all claims and causes of action arising from the negligent acts or omissions or intentional misconduct of the Service Provider providing construction services or its employees or agents, (v) permit retainage in an amount of at least five percent (5%) of the amounts payable to the Service Provider, until the work to be completed pursuant to such Contract has been substantially completed and, if applicable, granted initial acceptance by the applicable Approving Authority; (vi) provide the Developer the right, but not the obligation, to pay subcontractors and suppliers of the Service Provider directly or by joint check, and (vii) provide for no limitation on remedies against the Service Provider for a default to the extent customary, except the prohibition of recovery of punitive damages. Upon receipt of written request from a Builder, Developer shall deliver a copy of each Contract to such Builder.

25.4 Construction Schedule. Developer shall cause construction of the Improvements to be completed as follows:

25.4.1 Completion. The Improvements will be completed in two phases (each a “Phase”) consisting of the construction of the Improvements applicable to the Central Park (as identified on the Concept Plan) during the first Phase (the “Phase 1 Park Improvements”) and the construction of the Improvements applicable to the North Park and the South Park (as identified on the Concept Plan) during the second Phase (the “Phase 2 Park Improvements”). Developer shall cause Substantial Completion of each component of the Phase 1 Park Improvements to occur on the date that is ninety (90) days after substantial completion of the Builder Lots that are designated as Takedown 1 as depicted on the Concept Plan, provided, however, if such date for completion would require landscape installation between the during the months of October through April of any year, landscape installation may be delayed until May 31 of such year (the “Phase 1 Substantial Completion Date”), and cause Substantial Completion of the Phase 2 Park Improvements to occur on or before the date that is one (1) year after the Phase 1 Substantial Completion Date (referred to collectively as the “Substantial Completion Dates”); provided, however, subject to Section 3.4.2 below. Developer may cause the Improvements to be constructed and installed as Developer deems necessary, in the Developer’s commercially reasonable discretion, to coordinate such Improvements with the development of other portions of the Development. Notwithstanding anything to the contrary, the Developer shall have no obligation to install landscaping during the months of October through April.

25.4.2 Force Majeure. Notwithstanding any contrary provision of this Agreement, the Substantial Completion Dates and the time for performance of Developer’s other obligations under this Agreement shall be extended by a period of time equal to any period that such performance or progress in construction of the Improvements is delayed due to any Dispute, as defined below, acts or failure to act of any Approving Authority, strike, riot, act of war, act of terrorism, act of violence, weather, act of God, or any other act, occurrence or non-occurrence beyond Developer’s reasonable control (each, an “Force Majeure Delay”). Within thirty (30) days after the cessation of the occurrence of a Force Majeure Delay, PCY will give notice thereof specifying the cause of the Force Majeure Delay and the number of days of the occurrence.

25.5 Substantial Completion.

25.5.1 Definition of Substantial Completion. “Substantial Completion” of the Improvements (or applicable component thereof) shall be deemed to have occurred when all of the following have occurred with respect to the Improvements (or applicable component thereof):

(a) Developer has substantially completed or corrected all punchlist items provided by the Approving Authorities affecting the Improvements (or applicable component thereof) in accordance with Section 3.5.2 below;

(b) Subject to Section 3.5.1(c) below, the Improvements (or applicable component thereof) have been installed pursuant to the Construction Standard;

(c) Any Improvements (or applicable component thereof) that are intended to be dedicated to or accepted by an Approving Authority shall have been inspected and preliminarily accepted by the applicable Approving Authority (subject to the Government Warranty Period (as defined below);

(d) No mechanics’ or materialmen’s liens shall have then been filed with respect to the Improvements and lien waivers have been obtained from the Service Providers that constructed the Improvements (or applicable portion thereof), or the Developer has obtained a bond to insure over any such mechanics’ or materialmen’s liens.

25.5.2 Notice to Builders. Developer shall notify the Builders in writing when Substantial Completion of the Improvements (or applicable component thereof) has been achieved, except for minor punch-list work and the date(s) and time(s) the Approving Authorities, if any, will inspect such Improvements (or applicable component thereof). Within ten (10) days after receipt by Builder of such notice from the Developer, Developer and Builders shall jointly inspect the Improvements (or applicable component thereof) and produce a punchlist (“Builders Punchlist”). The Builders Punchlist may not contain any items other than incomplete Improvements or components thereof, deficient or defective construction of the Improvements or components thereof, or failure to construct the Improvements or components thereof in accordance with the plans approved by the applicable Approving Authorities. Builders shall not be able to object or provide Builders Punchlist items for any portion of the Improvements previously inspected by the Builders, except in the case of construction defects. If the Parties are unable to agree upon a Builders Punchlist within five (5) days after the joint inspection described above, then any dispute related to such punchlist shall be submitted to the expedited dispute resolution procedures in accordance with Section 6 below. Developer will attempt to provide Builders with copies of any inspection reports or punchlists received from the Approving Authorities in connection with the inspection of the Improvements, and Developer shall be responsible to correct punchlist items from the Approving Authority and items set forth on the Builders Punchlist. Notwithstanding anything to the contrary including any Builders Punchlist, if an Approving Authority grants preliminary approval or construction acceptance to any of the Improvements, then it shall conclusively be presumed that such Improvement or work was completed in accordance with the plans approved by the Approving Authorities, subject to completion of the punchlist items provided by the Approving Authority. If an item is not identified as incomplete on the Builders Punchlist, then it shall be presumed that such Improvement was completed in accordance with the plans approved by the Approving Authorities. Disputes regarding Builders Punchlist items and matters will be resolved pursuant to the expedited dispute resolution procedures set forth in Section 6 of this Agreement.

25.5.3 Correction of Punchlist Items. Developer shall cause any punchlist items received from the Approving Authorities and any items on the Builders Punch List that are the same as the items on the Approving Authorities punchlist to be corrected within the time required by the County or other applicable Approving Authorities, and shall cause any other punchlist items appearing on the Builders Punch List to be corrected within 90 days, subject to Force Majeure Delay.

25.6 Self-Help Remedy.

25.6.1 Notice of Default. If Developer: (a) breaches its obligation under this Agreement to complete or cause the completion of any Improvement in accordance with the Plans or by the applicable Substantial Completion Date (as extended by any Force Majeure Delay); (b) otherwise breaches any material obligation under this Agreement (c) fails to comply with any material provision of its Contracts with Service Providers beyond any applicable express notice or cure periods; or (d) files a petition for relief in bankruptcy or makes an assignment for the benefit of its creditors, or admits in writing its inability to pay its debts generally as they become due (each a “Bankruptcy Event”), then any Builder may deliver written notice of the breach to Developer (a “Notice of Default”). Each of the events set forth in Subsections (a) through (d) inclusive of the preceding sentence shall be herein referred to as a “Constructing Party Default.” For any Constructing Party Default other than a Bankruptcy Event, the Developer shall have thirty (30) days after Developer’s receipt of the Notice of Default from any Builder to cure the Constructing Party Default (the “Cure Period”); provided, however, if the nature of the Constructing Party Default is such that it cannot reasonably be cured within thirty (30) days, the Cure Period shall be deemed extended for a reasonable period of time (not to exceed an additional ninety (90) days) so long as Developer commenced in good faith and with due diligence to cause such Constructing Party Default to be remedied. If Developer does not cause the cure of the Constructing Party Default within the Cure Period (as may be extended pursuant to the preceding sentence, and subject to Force Majeure Delays), or if a Bankruptcy Event occurs (either, an “Event of Default”), then Richmond (acting as “Substitute Constructing Party”) may elect to assume and take over the construction of the Improvements by providing written notice to Developer of such appointment within 15 days following the Event of Default (the “Assumption Notice”). If Richmond does not deliver an Assumption Notice within such 15 day period, the remaining Builders may meet and appoint one of the other Builders or another qualified third party to serve as the Substitute Constructing Party. Substitute Constructing Party’s assumption of the construction of the Improvements shall not include the assumption of any liability for acts or omissions occurring prior to the Assumption Notice, or payment of any “Constructing Party Cost Overruns” (as defined below) incurred prior to the Assumption Notice, which Constructing Party Cost Overruns shall remain the sole responsibility of the Developer, or receipt of any cost savings prior to the Assumption Notice; provided, however, that the Substitute Constructing Party shall be entitled to an administrative fee in an amount equal to two percent (2%) of the remaining Costs (as defined below) actually paid, which administrative fee shall be included in the Constructing Party Cost Overruns. The Builders’ election to appoint a Substitute Constructing Party to assume and take over the construction of the Improvements and to exercise and enforce the rights and obligations set forth in Section 3.6.2 below shall thereafter be the Builders’ sole and exclusive remedy except as provided in Section 3.6.2 and in Sections 3.7 and 3.8 with respect to work performed by PCY.

25.6.2 It is expressly acknowledged and agreed that in the event the Substitute Constructing Party takes over the construction of the Improvements as contemplated hereby, Substitute Constructing Party’s assumption of the construction of the Improvements is done only as an accommodation to the Parties and that, except as expressly set forth in this Agreement, Substitute Constructing Party shall have no responsibility, liability or obligation with respect to (and the Parties hereby covenant not to sue Substitute Constructing Party for, and hereby release the Substitute Constructing Party from, all liability and claims relating to or arising from) the design, engineering, construction or completion of the Improvements, the funds collected and disbursed under this Agreement, any damage, loss or injury to any of the parties or otherwise related to any action or inaction of Substitute Constructing Party in connection with this Agreement, or any defect in the materials or workmanship pertaining to the Improvements, except for any “Substitute Constructing Party Covered Liability,” as hereinafter defined. “Substitute Constructing Party Covered Liability” means the following matters for which Substitute Constructing Party shall be liable to the other Parties in connection with its performance as Substitute Constructing Party hereunder: (a)  any damage, loss or injury arising from the willful misconduct, bad faith, recklessness or illegal acts of the Substitute Constructing Party in performing or failing to perform hereunder, or (b) damage, loss or injury arising from the fraudulent conduct of Substitute Constructing Party; provided, however, that any damages to which the other Parties shall be entitled to recover for any Substitute Constructing Party Covered Liability shall be limited to out-of-pocket losses, costs, damages or expenses, and the other Parties shall not be entitled to recover from the Substitute Constructing Party any punitive or consequential losses, costs, damages or expenses or lost profits as a result of, or in connection with, any Substitute Constructing Party Covered Liability. Substitute Constructing Party makes no representation or warranty with respect to the Joint Improvements, and shall have no liability for any defect in the materials or workmanship pertaining thereto. The parties hereby agree to look solely to the contractors engaged to construct and complete the Improvements for any contractual violation, indemnity, warranty or guarantee relating to the Improvements. Upon completion of the Improvements, Substitute Constructing Party shall assign to the parties hereto (to the extent assignable and without any representation or warranty whatsoever), on a non-exclusive basis, the contractual rights received from the contractors that construct or complete any portion of the Joint Improvements, including, without limitation, all rights related to any indemnities, guaranties and/or warranties received from such contractors.

25.6.3 Assumption Right. If the Builders deliver an Assumption Notice, then: (i) Developer shall cooperate to allow the Substitute Constructing Party to take over and complete the incomplete Improvements, including the execution and delivery to the Substitute Constructing Party of such agreements, documents or instruments as may be reasonably necessary to assign to the Substitute Constructing Party all Contracts with third parties pertaining to the Improvements; (ii) Developer shall remain responsible for all Constructing Party Cost Overruns (as hereinafter defined) and Costs incurred through the date that the Assumption Notice if given, but Developer shall be relieved of all further obligations under this Agreement with respect to the completion of the incomplete Improvements subsequent to such assumption; (iii) Developer shall remain liable for its negligence or willful misconduct, and any indemnification obligations specified herein incurred prior to the date of such assumption; and (v) Substitute Constructing Party shall assume and perform all obligations under all Contracts for Improvements which Substitute Constructing Party will complete to the extent such obligations are to be performed after the date of delivery of the Assumption Notice; and (vi) Substitute Contracting Party shall succeed to all of the Developer’s rights under Section 5 of this Agreement pertaining to the right to receive and collect payment for Costs for completing the construction of the Improvements. The Substitute Constructing Party shall be entitled to recover the Constructing Party Cost Overruns incurred by the Substitute Constructing Party from the Developer. In the event of an Assumption Notice, the Substitute Constructing Party shall indemnify, defend and hold harmless the Developer and its members, managers, shareholders, employees, directors, officers, agents, affiliates, successors and assigns for, from and against all claims, demands, liabilities, losses, damages (exclusive of special, consequential, punitive, speculative or lost profits damages), costs and expenses, including but not limited to court costs and reasonable attorneys’ fees, that accrue after the date of the Assumption Notice and arise out of the Substitute Constructing Party’s Covered Liability or gross negligence in the completion of the Improvements, and this indemnity shall not apply to any claims, demands, liabilities, losses, damages, costs, expenses, acts or omissions arising or accruing before the date of the Assumption Notice. The obligations under this Section shall survive the termination or expiration of this Agreement.

25.7 Warranty Periods.

25.7.1 Government Warranty Period. The Approving Authorities may require a warranty period after the Substantial Completion with respect to certain Improvements (a “Government Warranty Period”). In the event defects in the Improvements to which a governmental warranty applies become apparent during the Government Warranty Period, then Developer shall coordinate the repairs with the applicable Approving Authorities and cause the Service Provider(s) who performed the work or supplied the materials in which the defect(s) appear to complete such repairs or, if such Service Providers fail to correct such defects, otherwise cause such defects to be repaired to the satisfaction of the Approving Authorities. Any costs and expenses incurred in connection with any repairs or warranty work performed during the Government Warranty Period (including, but not limited to, any costs or expenses incurred to enforce any warranties against any Service Providers) that cause the Budgeted Costs to be exceeded shall be borne by Developer and shall be included in the Constructing Party Cost Overruns, unless such defect or damage was caused by Builder or its contractors, subcontractors, employees, or agents, in which event Builder shall pay all such costs and expenses to the extent caused by Builder or its contractors, subcontractors, employees, or agents.

25.7.2 Non-Government Warranty Period. Developer warrants (“Non-Government Warranty”) to each Builder that each Improvement to which a Governmental Warranty Period does not apply shall have been constructed in accordance with the Plans for one (1) year from the date of Substantial Completion of the applicable Improvement (the “Non-Government Warranty Period”). If the Builders deliver written notice to Developer of breach of the Non-Government Warranty during the Non-Government Warranty Period, then Developer shall coordinate the corrections with the Builders and cause the Service Provider(s) who performed the applicable work or supplied the applicable materials to complete such corrections or, if such Service Providers fail to make such corrections, otherwise cause such corrections to be made. Any costs and expenses incurred in connection with a breach of the Non-Government Warranty that cause the Budgeted Costs to be exceeded shall be borne by Developer (including, but not limited to, any costs or expenses incurred to enforce any warranties against Service Providers), and shall be included in the Constructing Party Cost Overruns, unless such breach was caused by a Builder or its contractors, subcontractors, employees, or agents, in which event the Builder shall pay all such costs and expenses to the extent caused by the Builder or its contractors, subcontractors, employees, or agents. EXCEPT AS EXPRESSLY PROVIDED IN SECTION 3.7.1 OR 3.7.2, THE DEVELOPER PARTIES MAKE NO REPRESENTATIONS OR WARRANTIES OF ANY KIND TO BUILDER IN RELATION TO THE IMPROVEMENTS, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF HABITABILITY, MERCHANTABILITY, OR FITNESS FOR ANY PARTICULAR PURPOSE, AND EXPRESSLY DISCLAIMS ALL OF THE SAME AND SHALL HAVE NO OBLIGATION TO REPAIR OR CORRECT ANY DEFECT IN IMPROVEMENTS FOR WHICH NO CLAIM IS ASSERTED DURING THE APPLICABLE WARRANTY PERIOD. The preceding sentence does not affect, alter or modify any Service Provider’s obligations to repair or correct any defects in Improvements and shall not be construed as a limitation on the Builders’ statutory rights or remedies, if any, which may not be modified by contract.

25.8 Liens. Developer shall pay, or cause to be paid, when due, all liens and claims for labor and/or materials furnished for the construction of the Improvements pursuant to this Agreement to prevent the filing or recording by any third party of any mechanics’, materialmen’s or other lien, stop notice or bond claim or any attachments, levies or garnishments (collectively “Liens”) involving the Improvements.

26. Costs of Improvements.

26.1 Definition of Costs. As used herein, the term “Costs” shall mean all hard and soft costs incurred in connection with the design (including all engineering expenses), construction and installation of the Improvements, including, but not limited to, costs of labor, materials and suppliers, engineering, design and consultant fees and costs, blue printing services, construction staking, demolition, soil amendments or compaction, any processing, plan check or permit fees for the Improvements, engineering services required to obtain a permit for and complete the Improvements, costs of surety and compliance with all applicable laws, costs of insurance required by this Agreement, costs of any financial assurances, any corrections, changes or additions to work required by the Approving Authorities or necessitated by site conditions, municipal, state and county taxes imposed in connection with construction of the Improvements, any warranty work, and any other costs incurred in connection with the performance of the obligations of Developer or the Substitute Constructing Party (as applicable) hereunder to complete the Improvements.

26.2 Budget. Upon completion of the Plans there will be attached hereto by an amendment as Exhibit D an estimate of the Costs to construct the Improvements (the “Budget”). The Costs identified on the Budget are referred to herein as “Budgeted Costs.” The Builders shall pay or cause to be paid pursuant to Article 6 below a share of the Budgeted Costs not to exceed One Million Two Hundred Thousand Dollars ($1,200,000.00) (the “Maximum Builder Costs”).

26.3 Cost Overruns. Notwithstanding anything in this Agreement to the contrary, the Developer shall pay (i) all costs to correct any error or defect in the Plans that cause the Costs to exceed the Maximum Builder Costs, and (ii) all other costs and charges that cause the Costs to exceed the Maximum Builder Costs (collectively, the “Constructing Party Cost Overruns”). The Builders shall not have any responsibility for Constructing Party Cost Overruns except that the applicable Builder shall pay for such Constructing Party Cost Overruns which occur as a result of that Builder’s breach of its obligations under this Agreement or such Builder’s actions.

26.4 Accounting. Developer shall keep good and accurate books and records in sufficient detail to allow the Costs to be calculated, which books and records shall be made available for review (upon reasonable prior written notice) by the Parties. Within thirty (30) days after Substantial Completion of the Improvements, the Developer shall deliver to the Builders a reasonably detailed final accounting of the Costs.

26.5 Progress Reports. Developer shall, no less frequently than once per calendar quarter, provide the Builders with a progress report setting forth the amount of Costs expended to date, a list of Improvements completed to date, and an estimate by a project manager of Developer of the status of overall completion of the Improvements, in such form as Developer deems reasonably appropriate.

27. Payment of Costs.

27.1 Payment.

27.1.1 Payment. The Builders shall pay to Developer in the aggregate an amount equal to the Maximum Builder Costs. Each Builder shall pay a prorata portion of the Maximum Builder Costs that is equal to a percentage of the Maximum Builder Costs that is calculated by dividing the number of Builder Lots to be purchased by a Builder under the terms of that Builder’s Purchase Agreement by the total number of Builder Lots to be purchased by all of the Builders in the first phase of the Development under the terms of all of the Purchase Agreements. Based upon this calculation, each Builder’s prorata share of the Maximum Builder Cost expressed as a percentage (“Prorata Share”) is as follows, subject to adjustment if the total number or any Builder’s number of Builder Lots changes as provided in Section 16.3 hereof:

# of Lot to be Purchased  Total # of Lots in Development Percentage

Richmond:  196    506    38.7%

Taylor Morrison: 161    506    31.8%

Additional Builder: 149    506    29.5%

Notwithstanding the foregoing or anything else to the contrary contained in this Agreement, and for the avoidance of doubt, the Parties acknowledge and agree that in no event will the amount due from any individual Builder exceed the dollar amount equal to the product of (a) $1,200,000.00 multiplied by (b) such Builder’s Percentage shown in the table above.

27.1.2  Escrow Instruction. Within ten (10) business days after substantial completion of the Builder Lots to be acquired by a Builder at its first Closing under its Purchase Agreement, each Builder shall pay its Prorata Share of that portion of the Maximum Builder Costs equal to $750,000 to Escrow Agent (the “Initial Payment”). On or before the date that is two hundred seventy (270) days after the Phase 1 Substantial Completion Date, each Builder shall pay to Escrow Agent its Prorata Share of (a) the lesser of the remaining portion of the Maximum Builder Costs equal to $450,000, or (b) the remaining portion of the Budgeted Costs (the “Final Payment”). For the purposes of this Agreement, Developer shall be deemed an Additional Builder with respect to the Pro Rata Share allocated above to the Additional Builder and its obligations hereunder and Developer shall pay the Additional Builder’s Prorata Share of the Initial Payment at the first closing of lots under a Purchase Agreement and pay the Final Payment on or before the date required above. If a Builder’s Purchase Agreement terminates before such Builder has closed on the purchase of any Builder Lots thereunder, then Developer will fund such Builder’s Prorata Share to the extent required so that there is not a shortfall in the Initial Payment or Final Payment required hereunder. When another builder executes a joinder to this Agreement, the Additional Builder shall be substituted for Developer as the Additional Builder and shall be responsible for paying the Pro Rata Share of the Initial Payment and the Final Payment allocated to the Additional Builder and the obligations of a Builder hereunder and Developer will be reimbursed from such payments for any Initial Payment or Final Payment made by Developer. Escrow Agent has executed this Agreement in order to reflect its agreement with regard to the Escrowed Funds under this Section 5. Pursuant to the request of Developer and the Builders, Escrow Agent agrees to receive and accept the Initial Payment and the Final Payment (collectively the “Escrowed Funds”) upon and subject to the remaining terms and conditions hereof. Developer (or the Substitute Contracting Party who has been appointed pursuant to Section 3.6.1) is entitled to draw upon the Escrowed Funds for reimbursement of invoices for Costs incurred by Developer (or the Substitute Contracting Party) in connection with the completion of the Improvements. In the event that a Substitute Contracting Party is appointed pursuant to Section 3.6.1, Developer and such Substitute Contracting Party shall promptly give notice thereof to the Escrow Agent and such Substitute Contracting Party shall thereafter have the rights of the Developer under this Section 5.1.2 in connection with Draw Requests to pay for Costs incurred by such Substitute Contracting Party to complete the construction of the Improvements. The Escrow Agent shall disburse amounts from the Escrowed Funds in accordance with the following instructions. To the extent that any Builder’s Purchase Agreement has be terminated at the time any payment is due pursuant to this Section, Developer will make such Builder’s payment, subject to reimbursement from a New Builder as herein after defined:

(a) Submission and Payment. Developer may submit written draw requests (“Draw Requests”) to the Builders and Escrow Agent from time to time. Draw Requests must be accompanied by (i) copies of invoices from the third party contractors and other Service Providers for the amounts to be disbursed and (ii) shall include conditional lien waivers and releases from Service Providers relating to work to paid for from the current Draw Request, and to the extent not previously provided, unconditional waivers and releases from such Service Providers in the full amount shown on all conditional waivers and releases previously submitted in connection with prior Draw Requests for which payment has been made hereunder.

(b) Objection. Any portion of a Draw Request that a Builder does not disapprove by written notice to Developer and Escrow Agent within five (5) business days following receipt thereof will be deemed approved. Builders may only object to a Draw Request for the following reasons: (a) the invoices to accompany the Draw Request were not properly delivered; or (b) Builder has good cause to dispute the validity of the invoice; or (c) the invoice is not for Costs incurred by Developer in connection with the construction of the Improvements. Builders shall deliver written notice of any objection (“Objection Notice”) pursuant to the preceding sentence to Escrow Agent and Seller within the five (5) business day period described in the first sentence of this Section. If Escrow Agent and Seller timely receive an Objection Notice, then Escrow Agent shall not be authorized to disburse such disputed amount to Developer (but Escrow Agent shall be authorized to disburse all other non-disputed amounts to Developer) unless and until Escrow Agent receives authorization to do so from the Parties. If Escrow Agent and Developer timely receive an Objection Notice, then Builder and Seller shall promptly meet and in good faith attempt to resolve all objections and provide direction to Escrow Agent to disburse mutually-acceptable amounts to the Developer. Any Objection Notice shall specifically identify the amount of the requested payment to which the objection applies and the basis for such objection. No Objection Notice shall be valid if it does not identify specific objections.

(c) Final Disbursement. Upon Substantial Completion of the Improvements, Developer will submit a Completion Notice to Escrow Agent and the Builders along with a final Draw Request (which shall include an unconditional lien waiver from all Service Providers, to the extent not previously provided) with respect to any funds remaining in the Escrow Account. If Escrow Agent is not in possession of an unresolved Objection Notice, then Escrow Agent will pay any undisbursed portion of the Escrow Funds then remaining in escrow to Developer. If Escrow Agent receives an Objection Notice from a Builder in accordance with this pertaining to Developer’s final Draw Request, the Escrow Agent may hold such undisbursed Escrow Funds until it receives joint written instructions from Developer and such Builder directing Escrow Agent regarding the disbursement of such amount, or Escrow Agent may proceed as permitted by the General Provisions to this Agreement attached as Attachment 1 hereto.

(d) If the Developer and Builders are unable to agree upon a resolution of an Objection Notice within five (5) days after Developer’s receipt thereof, then any dispute related to such Objection Notice shall be submitted to the expedited dispute resolution procedures in accordance with Section 6 below.

(e) Developer shall pay all charges of Escrow Agent in acting hereunder, and such reasonable attorneys’ fees, expenses and other costs as may be incurred by Escrow Agent in connection with the negotiation, preparation and administration of this Agreement.

28. Expedited Dispute Resolution.

28.1 Disputes Related to Contracts, Draw Notices and Costs. Notwithstanding anything to the contrary herein, disputes related to any objections to Contracts, determination of Substantial Completion, Draw Notices or the amount of or responsibility for Constructing Party Cost Overruns (“Expedited Disputes”) shall all be resolved by CVL Engineers – Melinda Lundquist or if such party is not available or unwilling to serve as arbitrator, another reputable third party licensed engineer selected by Developer and approved by Builders (“Informal Arbitrator”). Within five (5) business days after a Party delivers a Dispute Notice to all Parties, the Developer and the Builder or Builders involved in the Expedited Dispute shall deliver to the Informal Arbitrator a written statement of how such Party believes the Expedited Dispute should be resolved, together with reasonable supporting documentation of such position (“Resolution Notice”). Within ten (10) business days after receipt of Resolution Notices from both such Parties, the Informal Arbitrator shall approve one (1) of the Parties’ Resolution Notice and shall deliver written notice of such approval to each Party. The decision of the Informal Arbitrator shall be binding on all Parties with respect to the applicable Expedited Dispute. All Parties shall timely cooperate with the Informal Arbitrator in rendering his or her decision. The Party that is not the prevailing party in the resolution of any Expedited Dispute shall promptly pay the Informal Arbitrator’s fee, and the prevailing party’s other fees and costs of any such expedited dispute resolution process and reasonable attorney’s fees. The term “prevailing party” means the party who successfully obtains substantially all of the relief sought by such party or is successful in denying substantially all of the relief sought by the other party. The Parties acknowledge that there is a benefit to the Parties in having work done as expeditiously as possible and that there is a need for a streamlined method of making decisions described in this Section so that work is not delayed. A Party shall not be entitled to recover from any other Party exemplary, punitive, special, indirect, consequential or any other damages other than actual damages (unless the Informal Arbitrator finds intentional abuse or frustration of the arbitration process) in connection with an Expedited Dispute.

28.2 Standards of Conduct. The Parties agree that with respect to all aspects of the expedited dispute resolution process contained herein they will conduct themselves in a manner intended to assure the integrity and fairness of that process. To that end, if an Expedited Dispute is submitted to expedited dispute resolution process, the Parties agree that they will not contact or communicate with the Informal Arbitrator who was appointed with respect to any Expedited Dispute either ex parte or outside of the contacts and communications contemplated by this Section 6, and the Parties further agree that they will cooperate in good faith in the production of evidence in a prompt and efficient manner to permit the review and evaluation thereof by the other Parties.

29. Progress Meetings. From and after the date of this Agreement and until Substantial Completion of the Improvements, the Parties shall cause their designated representatives to meet within five (5) business days following a request from a Party regarding the status of construction of the Improvements, scheduling and coordination issues, engineering and design issues, and other similar issues. Any Party may change its designated representative under this Agreement at any time by written notice to the other parties. The initial designated representative for each Party for the purpose of this Section shall be the individual listed on each Party’s respective signature page attached hereto. All inquiries, requests, instructions, authorizations, and other communications with respect to the matters covered by this Agreement shall be made to such representatives. Any Party may without further or independent inquiry, assume and rely at all times that the representatives of the other parties designated hereunder have the power and authority to make decisions on behalf of such other parties, to communicate such decisions to the other Party and to bind such Party by his acts and deeds, unless otherwise notified in writing by the Party designating the representative. Any Party may change its representative under this Agreement at any time by written notice to the other Parties.

30. Developer’s Stormwater Permit responsibilities. Developer shall obtain and comply with all necessary permits related to stormwater and erosion control from all Approving Authorities, in relation to the construction, repair, and maintenance of the Improvements.

31. Notices and Communications. All notices, statements, demands, requirements, approvals or other communications and documents (“Communications”) required or permitted to be given, served, or delivered by or to any Party or any intended recipient under this Agreement shall be in writing and shall be given to the addresses set forth in this Section 9 (“Notice Address”). Communications to a Party shall be deemed to have been duly given (i) on the date and at the time of delivery if delivered personally to the Party to whom notice is given at such Party’s Notice Address; or (ii) on the date and at the time of delivery or refusal of acceptance of delivery if delivered or attempted to be delivered by an overnight courier service to the Party to whom notice is given at such Party’s Notice Address; or (iii) on the date of delivery or attempted delivery shown on the return receipt if mailed to the Party to whom notice is to be given by first-class mail, sent by registered or certified mail, return receipt requested, postage prepaid and properly addressed to such Party at such Party’s Notice Address; or (iv) on the date and at the time shown on the facsimile or electronic mail message if telecopied or sent electronically to the number or address designated in such Party’s Notice Address and receipt of such telecopy or electronic mail message is electronically confirmed (provided, however, any notice of default from Developer to Builder may not be delivered by electronic mail message and must be delivered by facsimile or other delivery method set forth above). The Notice Addresses for the Developer and Builder are as follows:

To Developer:
PCY Holdings, LLC
Attention: Mark Harding
34501 E. Quincy Ave.
Bldg. 34, Box 10
Watkins, Colorado 80137
Telephone: (303) 292-3456
Facsimile: (303) 292-3475
E-mail: mharding@purecyclewater.com

with a copy to:
Fox Rothschild LLP
1225 17th Street, Suite 2200
Denver, CO 80202
Attention: Rick Rubin, Esq.
Telephone: (303) 292-1200
Email: rrubin@foxrothschild.com

To Richmond:
Linda Purdy
Richmond American Homes of Colorado, Inc.
4350 South Monaco Street
Denver, Colorado 80237
Telephone: (720)-977-3847
Facsimile: (720) 977-4707
Email: linda.purdy@mdch.com

with a copy to:
M.D.C. Holdings, Inc.
4350 South Monaco Street
Denver, Colorado 80237
Attn: Drew Rippey
Telephone: (720) 977-3213
Facsimile: (720) 482-8558
Email: Drew.Rippey@mdch.com

M.D.C. Holdings, Inc.
4350 S. Monaco Street
Denver, CO  80237
Attn:                      Linda Zimmerman Skultety
Senior Paralegal – Real Estate
Telephone:  720-977-3254
Facsimile: 303-488-4954
Email: Linda.Skultety@mdch.com

To Taylor Morrison:
Taylor Morrison of Colorado, Inc.
1420 West Canal Court, Suite 170
Littleton, Colorado 80120
Attention: Phillip Cross
Telephone: (303) 325-2426
E-mail: pcross@taylormorrison.com

With copy to Phillip Cross at same address
E-mail: pcross@taylormorrison.com

with a copy to:
Brier, Irish, Hubbard & Erhart P.L.C.
2400 East Arizona Biltmore Circle, Suite 1300
Phoenix, AZ 85016
Attn: Jeff Hubbard
Telephone: (602) 522-0160
Facsimile: (602) 522-3945
E-mail: jhubbard@bihlaw.com

With copy to Tony Meier at same address
E-mail: tmeier@bihlaw.com

If to Escrow Agent:

Land Title Guarantee Company
Attn: ____________________
3033 E. 1st Ave. #600
Denver, Colorado 80206
Fax#: 303-393-4959
Direct: 303-_______________
Email: ___________@ltgc.com

32. Attorneys’ Fees. Except as provided in Section 6.1, should any action be brought in connection with this Agreement including, without limitation, actions based on contract, tort or statute, the prevailing Party in such action shall be awarded all costs and expenses incurred in connection with such action, including reasonable attorneys’ fees. The provisions of this Section shall survive the expiration or termination of this Agreement.

33. Further Acts. Each of the Parties hereto shall execute and deliver all such documents and perform all such acts as reasonably necessary, from time to time, to carry out the matters contemplated by this Agreement.

34. No Partnership; Third Parties. It is not intended by this Agreement to, and nothing contained in this Agreement shall, create any partnership, joint venture or other arrangement among the Parties hereto. No term or provision of this Agreement is intended to, or shall, be for the benefit of any person, firm, organization or corporation not a Party hereto, and no such other person, firm, organization or corporation shall have any right or cause of action hereunder.

35. Entire Agreement; Headings for Convenience Only; Not to be Construed Against Drafter; No Implied Waiver. This Agreement and all other written agreements among the Parties constitute the entire agreement among the Parties hereto pertaining to the subject matter hereof. No change or addition is to be made to this Agreement except by written amendment executed by the Parties. The headings, captions and titles contained in this Agreement are intended for convenience of reference only and are of no meaning in the interpretation or effect of this Agreement. This Agreement shall not be construed more strictly against one (1) Party than another merely by virtue of the fact that it may have been initially drafted by one (1) of the Parties or its counsel, since all Parties have contributed substantially and materially to the preparation hereof. No failure by a Party to insist upon the strict performance of any term, covenant or provision contained in this Agreement, no failure by a Party to exercise any right or remedy under this Agreement, and no acceptance of full or partial payment owed to a Party during the continuance of any default by the other Party(ies), shall constitute a waiver of any such term, covenant or provision, or a waiver of any such right or remedy, or a waiver of any such default unless such waiver is made in writing by the Party to be bound thereby. Any waiver of a breach of a term or a condition of this Agreement shall not prevent a subsequent act, which would have originally constituted a default under this Agreement, from having all the force and effect of a default.

36. Governing Law. This Agreement is entered into in Colorado and shall be construed and interpreted under the law of the State of Colorado without giving effect to principles of conflicts of law which would result in the application of any law other than the law of the State of Colorado.

37. Severability. If any provision of this Agreement is declared void or unenforceable, such provision shall be severed from this Agreement and shall not affect the enforceability of the remaining provisions of this Agreement.

38. Assignment; Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns. Neither the Builders nor Developer may assign any of their rights or obligations under this Agreement without the prior written consent of the other Party(ies), which consent may be withheld in each Party’s sole and absolute discretion; provided, however, that:

38.1 A Builder may assign, without consent, its rights under this Agreement in full, but not in part: (i) to a third party which acquires some or all of Builder’s Builder Lots, or (ii) to an entity that controls, is controlled by, or under common control with, Builder; provided further, however that Developer approves the form of assignment, which approval shall be in Developer’s reasonable discretion; and

38.2 Developer may assign, without consent (but with prior notice to Builder), its rights under this Agreement: (i) to an entity that controls, is controlled by, or under common control with, Developer; (ii) to any entity that acquires all or substantially all of the Developer’s interests in the Builder Lots which Seller reasonably believes has the financial ability and experience to perform Seller’s obligations under this Agreement.

38.3 Notwithstanding the foregoing, to the extent that any Builder identified herein does not acquire all of the Builder Lots to be acquired pursuant to its Purchase Agreement, the Developer shall have the right to unilaterally amend this Agreement by having any other builder (each a “New Builder”) which contracts to acquire any of the Builder Lots from Developer to execute a joinder to this Agreement which shall set forth a Prorata Share for such New Builder as calculated pursuant to Section 5.1.1 hereof and in the form attached as Exhibit E.

39. Counterparts; Copies of Signatures. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one (1) and the same instrument. The signature pages from one (1) or more counterparts may be removed from such counterparts and such signature pages all attached to a single instrument so that the signatures of all Parties may be physically attached to a single document. This Agreement may be executed and delivered by facsimile or by electronic mail in portable document format (.pdf) or similar means and delivery of the signature page by such method will be deemed to have the same effect as if the original signature had been delivered to the other party. Upon execution of this Agreement by Developer and the Builders, Developer shall provide a fully executed copy of this Agreement to each Builder for its records.

40. Time of the Essence. Time is of the essence for performance or satisfaction of all requirements, conditions, or other provisions of this Agreement, subject to any specific time extensions set forth herein.

41. Computation of Time Periods. All time periods referred to in this Agreement shall include all Saturdays, Sundays and holidays, unless the period of time specifies business days. If the date to perform any act or give a notice with respect to this Agreement shall fall on a Saturday, Sunday or national or state holiday, the act or notice may be timely performed on the next succeeding day which is not a Saturday, Sunday or a national or state holiday.

42. Remedies. Except as hereinafter provided with regard to Expedited Disputes and the self-help remedy under Section 3.6, if any Party is in default of any of its obligations under this Agreement beyond any applicable notice or cure periods, the other Party(ies) may avail itself to any rights and remedies available at law and equity, but may only recover its actual, out-of-pocket damages (excluding any incidental, consequential, speculative, punitive or lost profits damages) incurred as a result of such default. For Expedited Disputes, the sole and exclusive remedy of the Parties is set forth in Section 6 of this Agreement, and for Developer Defaults, the sole and exclusive remedy of the Parties is set forth in Section 3.6 of this Agreement.

43. Jury Waiver. TO THE EXTENT PERMITTED BY LAW, THE PARTIES HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVE, RELINQUISH AND FOREVER FORGO THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THE PROVISIONS OF THIS AGREEMENT.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date first set forth above.

DEVELOPER:

PCY HOLDINGS. LLC,
a Colorado limited liability company

By:           ___________________________________
Name:                      ___________________________________
Title:                      ___________________________________

Designated Representative: ______________________________________________________

ESCROW AGENT:

Land Title Guarantee Company

By:
___________________________________
Name:
___________________________________
Title:
___________________________________

BUILDER:

Richmond American Homes of Colorado, Inc.,
a Delaware corporation

By:           ___________________________________
Name:                      ___________________________________
Title:                      ___________________________________

Designated Representative:
_____________________________________________________

BUILDER:

Taylor Morrison of Colorado, Inc.,
a Colorado corporation

By:           ___________________________________
Name:                      ___________________________________
Title:                      ___________________________________

Designated Representative:
_____________________________________________________

Exhibit A
to
Amenity Development Agreement
Showing Central Park, North Park and South Park

ONSITE TAKEDOWN SCHEDULE
SKY RANCH - NEIGHBORHOOD B
OVERALL

PROJECT BOUNDARY
Takedown 4
42 Lots
RICHMOND
AMERICAN
Takedown 3
54 Lots
DRAINAGE CHANNEL
North
Park
Takedown 2
45 Lots
Takedown 1
55 Lots
Takedown 1
25 Lots
Central
Park
Takedown 1
52 Lots
Takedown 2
25 Lots
TAYLOR
MORRISON
Takedown 6
25 Lots
Takedown 3
25 Lots
South
Park
Takedown 2
56 Lots
KB HOME
Takedown 4
24 Lots
Takedown 5
25 Lots
Takedown 3
53 Lots
FIRST
CREEK
6TH AVE
PROJECT BOUNDARY
N.T.S.
LEGEND
Takedown 1
Takedown 2
Takedown 3
Takedown 4
Takedown 5
Takedown 6
PLANNER / LANDSCAPE
ARCHITECT
PLANS PREPARED FOR:
CIVIL ENGINEER
SHEET
1 of 4

Exhibit B
to
Amenity Development Agreement

(Improvements and Plans)

PASSIVE TURF AREA
BENCH
PLAYGROUND AREA WITH COBRA CLIMBER
SHRUB BED TYP.
PASSIVE TURF AREA WITH BERMING
PICNIC SHELTER WITH PICNIC TABLES
CONCRETE WALKS /PLAZA

Dash Bench - Forms + Surfaces

Trio Picnic Table- Forms + Surfaces

Bevel Trash Receptacle - Forms + Surfaces

Cobra
COBRA Climber - North Pocket Park - Dynamo Playgrounds

SHADE SHELTER - ENGINEERED WOOD STRUCTURES

SKY RANCH

Neighborhood B - Pocket Park North
*Approved equals may be substituted with approval from landscape architect

September 2017
PCS Group

STREET O
STREET O
STREET O
PASSIVE TURF AREA
CLIMBING PLAY STRUCTURE
TERM BERMS/ OVERLOOK
PLAZA SPACE WITH SEAT WALLS, BENCHES, TRASH RECEPTACLE,BIKE RACKS, & SHRUB PLANTING
TRELLIS/SHADE STRUCTURE
NATIVE SEED BERMS
HAMMOCK AREA

Dash Bench - Forms + Surfaces

Trio Picnic Table- Forms + Surfaces

Trio Bike Rack- Forms + Surfaces

Bevel Trash Receptacle - Forms + Surfaces

Hammock Area

Asteroid Climber - Dynamo Playgrounds

TRELLIS/SHADE STRUCTURE

SKY RANCH

Neighborhood B - Central Park

*Approved equals may be substituted with approval from landscape architect

September2017

PCS Group

PASSIVE TURF AREA
SHADE STRUCTURE WITH PICNIC TABLE
PLAZA SPACE
BENCH
SHRUB PLANTING TYP.
PLAYGROUND AREA
PASSIVE TURF AREA
BUFFER PLANTING FROM OUT PARCEL

Dash Bench - Forms + Surfaces

Trio Picnic Table- Forms + Surfaces

SHADE SHELTER - ENGINEERED WOOD STRUCTURES

Bevel Trash Receptacle - Forms + Surfaces

PLAYGROUND ELEMENTS

SKY RANCH

Neighborhood B - Pocket Park South
*Approved equals may be substituted with approval from landscape architect

September 2017
PCS Group

Exhibit C
to
Amenity Development Agreement

(Required Insurance)

Developer or the Substitute Constructing Party (as applicable) shall maintain the amounts and types of insurance described below and shall cause the Service Providers to maintain such coverages from insurance companies licensed to do business in the State of Colorado having a Best’s Insurance Report Rating of A/VI or better covering the risks described below:

A.
Commercial General Liability Insurance (including premises, operations, products, completed operations, and contractual liability coverages) in an amount not less than One Million Dollars ($1,000,000.00) per occurrence, One Million Dollars ($1,000,000.00) personal injury and advertising injury, and Two Million Dollars ($2,000,000.00) General Aggregate.

B.
Automobile Liability Insurance for all motor vehicles operated by or for Developer or Substitute Constructing Party, including owned, hired, and non-owned autos, with minimum Combined Single Limit for Bodily Injury and Property Damage of One Million Dollars ($1,000,000.00) for each occurrence.

C.
Workers Compensation Insurance for all employees of Developer or Substitute Constructing Party as required by law, to cover the applicable statutory limits in the State of Colorado and employer’s liability insurance with limits of liability of not less than One Million Dollars ($1,000,000.00) for bodily injury by accident (each accident) and One Million Dollars ($1,000,000.00) for bodily injury by disease (each employee).

D.
With respect to Service Providers that provide professional services (e.g., engineers), professional liability insurance, including prior acts coverage sufficient to cover any and all claims arising out of the services, or a retroactive date no later than the date of commencement of the services, with limits of not less than One Million Dollars ($1,000,000.00) per claim and Two Million Dollars ($2,000,000.00) annual aggregate. The professional liability insurance shall be maintained continuously during the term of the Agreement and so long as the insurance is commercially reasonably available, for a period not less than the Government Warranty Period. The professional liability insurance required by this paragraph shall not contain any exclusions or limitations applicable to residential projects.

The following general requirements shall apply to all insurance policies described in this Exhibit.

1.
All liability insurance policies, except workers compensation insurance, shall be written on an occurrence basis.

2.
All insurance policies required hereunder except Workers Compensation and Employers Liability shall: (i) name the Parties as “additional insureds” utilizing an ACORD form or equivalent acceptable to Developer or Substitute Constructing Party (as applicable), excluding, however, insurance policies of Service Providers who provide professional services whose insurance policies do not permit the designation of additional insureds; (ii) be issued by an insurer authorized in the State of Colorado; and (iii) provide that such policies shall not be canceled or not renewed, nor shall any material change be made to the policy without at least thirty (30) days’ prior written notice to the Parties. Each additional insured endorsement (or each policy, by reasonably acceptable endorsement) shall contain a primary insurance clause providing that the coverage afforded to the additional insureds is primary and that any other insurance or self-insurance available to any of the additional insureds is non-contributing. A waiver of subrogation endorsement for the workers’ compensation coverage shall be provided in favor of the Parties.

3.
The liability insurance policies shall provide that such insurance shall be primary on a non-contributory basis.

4.
Service Providers shall provide Developer or Substitute Constructing Party (as applicable) with certificates, or copies of insurance policies if request by the Developer, evidencing the insurance coverages required by this Exhibit in the certificate form described in Item 2 of this Exhibit, prior to the commencement of any activity or operation which could give rise to a loss to be covered by such insurance. Replacement certificates shall be sent to Developer or Substitute Constructing Party (as applicable), as policies are renewed, replaced, or modified.

5.
The foregoing insurance coverage must be maintained in force at all times during the construction of the Improvements.

Exhibit D
to
Amenity Development Agreement

(Budget)

SKY RANCH NEIGHBORHOOD B - SITE AMENITIES

OPINION OF PROBABLE COST
14-Aug-17
Pcs Group.

Pocket Park North	Unit	Quantity	Unit Price	Subtotal
"Cobra" Rope Course from Dynamo	LS	1	$105,725.00	$105,725.00
Fibar Surfacing	SF	3037	$3.35	$10,173.95
Bench	EA	2	$1,439.00	$2,878.00
Trash Receptcle	EA	1	$1,593.00	$1,593.00
Bike Rack	EA	0	$440.00	$0.00
Picnic Table	EA	1	$4,047.00	$4,047.00
Picnic Table ADA	EA	1	$3,937.00	$3,937.00
Shelter - 16x20 - Engineered Wood Systems	EA	1	$35,000.00	$35,000.00
Pet Cleanup Station	EA	1	$200.00	$200.00
Concrete Flatwork	SF	2125	$7.00	$14,875.00
Concrete Curbs	LF	171	$18.00	$3,078.00
Deciduous Trees	EA	12	$650.00	$7,800.00
Ornamental Trees	EA	5	$500.00	$2,500.00
Turf (prep., sod, irrigation)	SF	18459	$2.25	$41,532.75
Shrub Bed (prep, mulch, plants, irrigation)	SF	1161	$5.50	$6,385.50
			Subtotal	$239,725.20
			20% Contingency	$47,945.04
			Grand Total	$287,670.24

* Not Included - freight, installation, earthwork, drainage infrastructure

Central Park	Unit	Quantity	Unit Price	Subtotal
Play Equipment -	LS	1	$41,600.00	$41,600.00
Fibar Surfacing	SF	1191	$3.35	$3,989.85
Bench	EA	2	$1,439.00	$2,878.00
Trash Receptcle	EA	1	$1,593.00	$1,593.00
Hammocks (2 hamocks and 3 posts per unit)	EA	2	$9,600.00	$19,200.00
Bike Rack	EA	3	$440.00	$1,320.00
Trellis - Allotment	LS	1	$75,000.00	$75,000.00
Pet Cleanup Sation	EA	1	$200.00	$200.00
Concrete Flatwork	SF	6497	$7.00	$45,479.00
Concrete Curb	LF	200	$18.00	$3,600.00
Concrete Seat Wall	LF	141	$100.00	$14,100.00
Crusher Fines	SF	1330	$3.50	$4,655.00
Deciduous Trees	EA	35	$650.00	$22,750.00
Ornamental Trees	EA	30	$500.00	$15,000.00
Turf (prep., sod, irrigation)	SF	155675	$2.25	$350,268.75
Shrub Bed (prep, mulch, plants, irrigation)	SF	6417	$5.50	$35,293.50
Native Seed area (prep, seed, irrigation)	SF	2422	$1.25	$3,027.50
			Subtotal	$636,927.10
			20% Contingency	$127,385.42
			Grand Total	$764,312.52

* Not Included - freight, installation, earthwork, drainage infrastructure

Pocket Park South	Unit	Quantity	Unit Price	Subtotal
Dynamo Rope Course (Includes Equip., Freight, and Install)	LS	1	$37,563.00	$37,563.00
Fibar Surfacing	SF	1875	$3.35	$6,281.25
Bench	EA	2	$1,439.00	$2,878.00
Trash Receptcle	EA	1	$1,593.00	$1,593.00
Bike Rack	EA	0	$440.00	$0.00
Picnic Table	EA	1	$4,097.00	$4,097.00
Picnic Table ADA	EA	1	$3,937.00	$3,937.00
Shelter - 16x20 - Engineered Wood Systems	EA	1	$25,000.00	$25,000.00
Pet Cleanup Station	EA	1	$200.00	$200.00
Concrete Flatwork	SF	2017	$7.00	$14,119.00
Concrete Curb	LF	94	$18.00	$1,692.00
Deciduous Trees	EA	3	$650.00	$1,950.00
Ornamental Trees	EA	7	$500.00	$3,500.00
Evergreen Tree	EA	2	$700.00	$1,400.00
Turf (prep., sod, irrigation)	SF	5264	$2.25	$11,844.00
Shrub Bed (prep, mulch, plants, irrigation)	SF	2065	$5.50	$11,357.50

* Not Included - freight, installation, earthwork, drainage infrastructure

Subtotal	$127,411.75
20% Contingency	$25,482.35
Grand Total	$152,894.10

Exhibit E
to
Amenity Development Agreement

JOINDER BY BUILDER

THIS JOINDER TO AMENITY DEVELOPMENT AGREEMENT (this “Joinder”), dated as of _________________, 201___ (the “Joinder Date”), is made by _____________________________________________________ (“Purchaser”), for the benefit of PCY Holdings, LLC, a Colorado limited liability company (“PCY”) and each other Builder that is a party to that Amenity Development Agreement dated _______________, 201__.

WHEREAS, PCY, as seller, and Purchaser, as purchaser, are parties to that certain Contract for Purchase and Sale of Real Estate (Sky Ranch) dated ___________, 201__ (as amended and assigned from time-to-time, the “Purchase Agreement”), with respect to the sale of certain residential building lots located within the Sky Ranch Development in Arapahoe County, Colorado, and

WHEREAS, PCY has agreed to construct certain park amenities and improvements for the benefit of the lots identified under the Purchase Agreement to be funded as provided in the Amenity Development Agreement. PCY and Purchaser desire that Purchaser become a party to the Amenity Development Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, PCY and Purchaser hereby agree as follows:

1.
Any capitalized terms not defined in this Joinder shall have the meanings ascribed thereto in the Amenity Development Agreement, which is hereby incorporated by reference.

2.
By execution of this Joinder, Purchaser becomes a party to the Amenity Development Agreement for all purposes and shall be entitled to exercise all of the rights, and subject to all of the obligations, of the Additional Builder thereunder. Purchaser shall pay the Additional Builder’s Prorata Share of the Initial Payment and the Final Payment as required by the terms of the Amenity Development Agreement.

3.
This Joinder shall inure to the benefit of the Builders and their successors and assigns under the Amenity Development Agreement.

IN WITNESS WHEREOF, Purchaser has executed this Joinder as of the Joinder Date.

___________________________________,
a __________________________________

By:

Name:

Title:

ATTACHMENT 1
to
Amenity Development Agreement

LAND TITLE GUARANTEE COMPANY Initials _______
GENERAL PROVISIONS TO THE ESCROW AGREEMENT Initials _______

1.
Notices.

Any notices required or permitted to be given under the Escrow Agreement shall have been deemed to have been served:

i.
one business day after the notice is hand delivered with proof of receipt by the addressee, or

ii.
one business day after transmission by facsimile evidencing confirmation of receipt by the receiving facsimile machine, or

iii.
one business day after transmission by email evidencing confirmation of receipt by the receiving email address, or

iv.
if reputable overnight courier (such as United Parcel Service or Federal Express) is used, on the immediately following business day after notice is sent for overnight delivery, or

v.
if the United States Mail is used, on the third business day after the notice is deposited in the United States Mail, postage prepaid;

Provided in each case such notice is addressed to the parties at the addresses given on the first page of this Escrow Agreement.

2.
Reliance on Notice.

Escrow Agent may act in reliance upon any writing or instrument or signature which Escrow Agent, in good faith, believes to be genuine, and may assume the validity and accuracy of any statement or assertion contained in such a writing or instrument, and may assume that any person purporting to give any writing, notice, advice or instruction in connection with the provisions hereof has been duly authorized so to do.

3.
Laws Relating to Unclaimed Funds.

Seller and Buyer are hereby advised that unclaimed funds may be payable to the State at some future date pursuant to unclaimed property laws, and should Escrow Agent pay any such funds held in the Escrow Deposit, Escrow Agent shall be released from all further responsibility under the Escrow Agreement and shall not be liable to any Party so long as such payment was made pursuant to applicable law.

4.
Escrow Deposit and Interest Earned on Escrow Deposit

a.
In the event that the Escrow Deposit consists partly or entirely of money, then during the period the Escrow Agent is in possession of the Escrow Deposit, the money will be deposited in an FDIC insured institution (the “Institution”).

b.
Upon receipt of written direction of the parties along with a completed W-9, funds will be invested in an interest bearing account.

c.
Deposits of $100,000.00 or more may be directed by the parties hereto to other types of investments, or the Escrow Agent may invest the Escrow Deposit in Repurchase Agreements for U.S. Treasury obligations or other Federal agency issued securities.

d.
Escrow Agent shall not be responsible for maximizing the yield on the Escrow Deposit. Under no circumstances shall Escrow Agent be liable for loss of funds due to bank or other Institution failure, including employees or agents thereof, suspension or cessation of business, or any action or inaction on the part of the bank or other institution, or any delivery service transporting funds to and from the institution.

e.
All parties hereto shall execute and deliver to Escrow Agent all forms required by federal, state or other governmental agencies relative to taxation matters and Escrow Agent will file appropriate 1099 or other required forms.

5.
Fees and Expenses of Escrow Agent.

a.
The Escrow Agent shall be entitled to reimbursement in full, or may demand payment in advance, for all costs, expenses, charges, fees or other payments made or to be made by Escrow Agent in the performance of Escrow Agent’s duties and obligations under the Escrow Agreement.

b.
The parties to the Escrow Agreement are jointly and severally liable for the payment to Escrow Agent of all fees and expenses. Escrow Agent is hereby authorized and directed to reimburse to itself in payment of fees or expenses from any funds in the Escrow Deposit, whether from principal or interest or both, at any time, and from time to time, as the same may be due and owing.

c.
Escrow Agent is hereby authorized to withhold any fees or expenses from any disbursement or distribution of Escrow Deposit to any Party hereto or to the Clerk of the Court upon interpleader.

d.
In the event that the Escrow Deposit shall consist of documents only and not funds, Escrow Agent may refuse to distribute any such documents or to otherwise act under this Agreement until all accrued but unpaid fees and expenses have been paid in full.

6.
Non-liability of Escrow Agent.

a.
Escrow Agent shall not be liable for any mistakes of fact, or errors of judgment, or for any acts or omissions of any kind unless caused by the willful misconduct or gross negligence of Escrow Agent.

b.
Escrow Agent shall not be liable for any taxes, assessments or other governmental charges which may be levied or assessed upon the Escrow Deposit or any part thereof, or upon the income therefrom.

c.
Escrow Agent may rely upon the advice of counsel and upon statements of accountants, brokers or other persons reasonably believed by it in good faith to be expert in the matters upon which they are consulted, and for any reasonable action taken or suffered in good faith based upon such advice or statements

7.
Indemnity of Escrow Agent.
The Seller and Builders jointly and severally, agree to:
i.
indemnify Escrow Agent and hold it harmless as to any liability by it incurred by the Escrow Agent to any other person or persons by reason of this Escrow Agreement, or in connection herewith except for Escrow Agent’s own willful misconduct or gross negligence, and
ii.
reimburse Escrow Agent for all its expenses, including, but not necessarily limited to attorneys’ fees and court costs incurred in connection herewith.
8.
Request for Written Instructions.
a.
Escrow Agent may at any time, and from time to time, request the Seller and Buyer to provide written instructions concerning the propriety of a proposed payment of the Escrow Deposit, distribution of documents, or other action or refusal to act by Escrow Agent.
b.
Should the Seller and Buyer fail to provide such written instructions within a reasonable time, Escrow Agent may take such action, or refuse to act, as it may deem appropriate and shall not be liable to anyone for such action or refusal to act.
c.
Notwithstanding the foregoing, should the terms of the Escrow Agreement be complied with, in the judgment of Escrow Agent, then the Escrow Agent may disburse any funds, distribute documents, or take such action without specific further written instructions from any Party.
9.
Disputes and Interpleader.
a.
In the event of any dispute between the Parties as to either law or fact, or in the event any of the parties hereto fail, for any reason, to fully receipt and acquit the Escrow Agent in writing, Escrow Agent may refuse, in its discretion, to carry out said escrow instructions or to deliver any funds, documents, or property in its hand to anyone and in so doing shall not become liable to demand.
b.
Escrow Agent shall be entitled to continue, without liability, to refrain and refuse to act:
i.
until all the rights of the adverse claimants have been finally adjudicated by a court having jurisdiction over the Parties and the items affected hereby, after which time the Escrow Agent shall be entitled to act in conformity with such adjudication; or
ii.
until all differences shall have been adjusted by agreement and Escrow Agent shall have been notified thereof and shall have been directed in writing signed jointly or in counterpart by the parties and all persons making adverse claims or demand, at which time Escrow Agent shall be protected in acting in compliance therewith.
c.
Escrow Agent also has the right to interplead into a court of competent jurisdiction at the expense of the Parties.
10.
Resignation of Escrow Agent.
a.
Escrow Agent may resign under this Agreement by giving written notice to all of the parties hereto, effective 30 days after the date of said notice.
b.
Upon the appointment by the parties of a new Escrow Agent or custodian, or upon written instructions to Escrow Agent for other disposition of the Escrow Deposit, Escrow Agent shall, after retention of its accrued escrow fees and expenses, if any, shall deliver the Escrow Deposit within a reasonable period of time as so directed, and shall be relieved of any and all liability hereunder arising thereafter.
11.
Applicable Law.
This Agreement shall be governed by the laws of the State of Colorado.
12.
Counterparts/Facsimile.

The Escrow Agreement may be executed in any number of counterparts, each of which when so executed shall constitute the entire agreement between the Seller and Buyer and may be executed in facsimile and such facsimile signature shall be accepted as original signatures. The Seller and Buyer acknowledge and agree that there are no intended or unintended third party beneficiaries who may rely upon or benefit from the provisions of this agreement.

SERVICE AGREEMENT FOR
PROJECT MANAGEMENT SERVICES
(FOR IMPROVEMENTS AT SKY RANCH)

THIS SERVICE AGREEMENT FOR PROJECT MANAGEMENT SERVICES FOR _______________(“Agreement”) is entered into and effective as of the ______ day of ________________, 2017, by and between SKY RANCH COMMUNITY AUTHORITY BOARD, an authority and separate legal entity formed pursuant to §29-1-203.5, C.R.S. (the “CAB”), and PCY HOLDINGS, LLC, a Colorado limited liability company (the “Consultant”) (each a “Party” and, collectively, the “Parties”).

RECITALS

A. The CAB was organized by the Sky Ranch Colorado Metropolitan District Nos. 1 and 5 (the “Districts”) and pursuant to the laws of the State of Colorado in order to construct, operate and maintain certain public facilities and improvements in accordance with the Sky Ranch Community Authority Board Establishment Agreement (the “CABEA”) and each of the service plans for the Districts.

B. The CAB and the Districts were formed to provide public improvements to that certain development known as Sky Ranch in Arapahoe County, Colorado.

C. Pursuant to the CABEA, the CAB is permitted to enter into contracts and agreements affecting the affairs of the CAB.

D. The Consultant has experience in providing the services, as set forth in Exhibit A hereto, attached and incorporated herein (the “Services” or “CAB Eligible Services”), and is willing to provide such Services to the CAB for reasonable consideration for the project/improvements as set forth in Exhibit B (the “Improvements” or “CAB Eligible Improvements”).

E. The Parties desire to enter into this Agreement to establish the terms by which the Consultant will provide the Services to the CAB.

NOW, THEREFORE, in consideration of the mutual covenants and promises set forth herein, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

I.
CONSULTANT DUTIES AND AUTHORITY

1.1 Duties of Consultant. The Consultant shall:

(a) Perform the Services, safely and in accordance with the highest standard of care, skill, and diligence provided by a professional consultant in performance of work similar to the Services.

(b) Be properly qualified to perform the Services. The Consultant does hereby warrant that the quality of the Services shall be as specified in this Agreement, shall conform in all respects to the requirements of this Agreement and shall be free of defects and deficiencies.

(c) Take all precautions necessary for safely and prudently conducting the Services required by this Agreement, including maintaining insurance as required under Section 4.2 hereof.

(d) Advise the CAB and Builders of the status of the Services required by this Agreement on a regular basis and work in coordination with the CAB’s consultants to assure that the CAB and Builders have the most complete information available for the exercise of the CAB’s powers and discretionary authority.

(e) Refrain from entering into any contract, oral or written, in the name of the CAB, and from incurring any debt, liability or obligation for or on behalf of the CAB. All obligations incurred by the Consultant shall be obligations of the Consultant and the Consultant shall hold the CAB harmless therefrom.

1.2 Limitations on Authority.

(a) The Consultant shall have no right or authority, expressed or implied, to take any action, expend any sum, incur any obligation, or otherwise obligate the CAB in any manner whatsoever, except to the extent specifically provided in this Agreement or specifically authorized or ratified by the board of directors of the CAB as reflected in the minutes of the CAB board meetings. The Consultant shall at all times conform to the stated policies established and approved by the CAB.

(b) Independent Contractor Status. The Consultant is an independent contractor, as provided in Section 8-40-202(2)(b)(I)-(IV), C.R.S., as amended, and nothing herein contained shall constitute or designate the Consultant or any of its employees, agents, subcontractors or suppliers as employees of the CAB. The Services to be performed by the Consultant shall be at its sole cost, risk and expense, and no part of the cost thereof shall be charged to the CAB, except the payments to be made by the CAB to the Consultant for the Services performed as provided herein. The CAB shall not be responsible for the Consultant’s means, methods, techniques, sequences or procedures of work or for safety precautions incident thereto. The Consultant is not entitled to workers’ compensation benefits and the Consultant is obligated to pay federal and state income taxes on moneys earned pursuant to this Agreement.

1.3 Compliance with Applicable Law. The Consultant shall provide the Services set forth herein in full compliance with all applicable laws, rules, and regulations of any federal, state, county, or municipal body or agency thereof having jurisdiction over the activities of the CAB.

1.4 No Right or Interest in CAB Assets. The Consultant shall have no right or interest in any of the CAB’s assets, nor any claim or lien with respect thereto, arising out of this Agreement or the performance of the Services contemplated herein.

1.5 Certification of Compliance with Illegal Alien Statute. By its execution hereof, the Consultant confirms and ratifies all of the certifications, statements, representations and warranties set forth in Exhibit D attached hereto and made a part hereof by this reference.

1.6 Work Product. “Work Product” shall consist of all written materials maintained by the Consultant in connection with performance of this Agreement, including, but not limited to, all test results, logs, surveys, maps, plans, drawings, specifications, reports, PDF formatted electronic files and other documents, in whatever form. The Consultant shall maintain reproducible copies of any test results and logs which it obtains and shall make them available for the CAB’s use, and shall provide such copies to the CAB upon request at reasonable commercial printing rates. Consultant agrees all right, title and interest in the Work Product is and shall remain the property of the CAB. If requested by the CAB, Consultant shall execute and deliver such documents as shall be necessary in the CAB’s sole discretion, to assign, transfer and convey all rights in the Work Product to the CAB or its assignee. If Consultant fails to execute any documents required under this Section 1.6, then Consultant hereby irrevocably appoints the CAB its attorney-in-fact for the purpose of executing any required transfers of ownership or interests and any other documents necessary to effectuate this Section 1.6. Further, all Work Product, whether in paper or electronic form, reproductions thereof, or any information or instruments derived therefrom, shall be provided to the CAB immediately upon termination of this Agreement.

II.
COMPENSATION

2.1 Compensation. The Consultant shall be paid as set forth in Exhibit C attached hereto on a time and materials basis, unless otherwise approved in advance by the CAB through a written change order in form substantially as attached hereto as Exhibit E (“Change Order”).

2.2 Monthly Invoices and Payments. The Consultant shall submit to the CAB a monthly invoice, in a form acceptable to the CAB. Invoices shall be submitted and paid no more frequently than once a month.

2.3 Expenses. The Consultant is responsible for all expenses it incurs in performance of this Agreement and shall not be entitled to any reimbursement or compensation except as set forth in Exhibit C, unless otherwise approved in advance by the CAB in writing.

2.4 CAB Debt; Improvements Fund. The CAB does not intend hereby to create a multiple fiscal year direct or indirect debt or other financial obligation whatsoever. The performance of those obligations of the CAB hereunder requiring budgeting and appropriation of funds is subject to budgeting and appropriation. Nothing herein constitutes or creates an indebtedness or debt of the CAB within the meaning of any Colorado constitutional provision or statutory limitation; provided that the CAB acknowledges and agrees as follows:

2.4.1.                      The “Improvements Fund” is hereby established, to be held by the CAB for the purposes specified in this Agreement, and maintained in accordance with the provisions of this Agreement. PCY has or will deposit funds in a CAB-controlled bank account (at an FDIC-insured bank reasonably acceptable to the CAB) in an amount sufficient to fund the construction of and substantial completion of the Improvements.

2.4.2. The CAB will hold the Improvements Fund in a segregated account for the sole purpose of funding the construction and substantial completion of the Improvements.

2.4.3 The CAB will promptly fund all draw requests from the Improvements Fund, so long as such draw requests are properly submitted in accordance with the terms of this Agreement.

III.
TERM

3.1 Term. The term of this Agreement shall begin on the date set forth above, and shall expire on satisfactory completion of the Services. Extensions of this Agreement must be pursuant to a Change Order executed by both Parties. The CAB shall pay the Consultant for all Services satisfactorily performed through the termination date.

IV.
INDEMNIFICATION AND INSURANCE

4.1 Indemnification. The Consultant (but not any Builder that exercises its Step-In Right as described in Article V, below, except to the extent provided in Section 5.1(c) below) hereby agrees to indemnify, defend and hold the CAB and its affiliated entities or other persons or entities designated by the CAB, and their respective directors, trustees, officers, members, managers, agents and employees (collectively, the “Indemnitees”), harmless from any and all liability for damage, including, but not limited to, the reimbursement of attorneys’ fees and costs, arising out of death or bodily injury to persons or damage to property, in such amount that is represented by the degree or percentage of negligence or fault attributable to the Consultant and/or its agents, representatives, subcontractors, or suppliers. The foregoing does not modify any separate agreement as to liabilities or obligations between any Builder (as hereinafter defined) that exercises its Step-In Rights (as hereinafter defined) and Consultant.

4.2 Insurance Requirements. The Consultant shall procure, at its sole cost and expense, the insurance coverages set forth below, which insurance shall be placed with insurance companies rated at least “A:XIII” by A.M. Best Company. The Consultant shall give notice to the CAB at least thirty (30) days prior to the cancellation or nonrenewal of such policies. The Consultant shall give notice to the CAB as soon as practicable of any modification of any such policies. The Consultant shall, upon request, promptly furnish the CAB with insurance certificates evidencing the insurance policies obtained pursuant to this Section 4.2. Prior to commencing the Services, the Consultant shall furnish the CAB with certificates evidencing such insurance and provided further, however, with respect to the Workers’ Compensation Insurance required below, the Consultant must furnish to the CAB, prior to the commencement of any Services, duly executed and validated forms as prescribed by the state authority having jurisdiction evidencing that such insurance is in full force and effect. The CAB shall not pay any invoices until Consultant provides the certificates evidencing such insurance and Workers’ Compensation coverage.

(a) Liability Insurance Coverage.

(i) Workers’ Compensation Insurance. A Workers’ Compensation Insurance Policy in form and substance reasonably acceptable to the CAB and in an amount not less than the statutory benefits, including Employer’s Liability Insurance with limits of liability of not less than (i) $500,000 for bodily injury by accident, each accident; (ii) $500,000 for bodily injury by disease, each employee; and (iii) $500,000 aggregate liability for disease. The Workers’ Compensation Insurance Policy, or an endorsement to such policy, must include a waiver of subrogation in favor of the CAB.

(ii) Commercial General Liability Insurance. A Commercial General Liability Insurance Policy (“CGL Policy”) written on an occurrence basis, in form and substance reasonably acceptable to the CAB, which policy shall include, without limitation, the CAB as an additional insured, a waiver of subrogation endorsement in favor of the CAB, cross liability and severability of interest endorsements. The CGL Policy shall also include endorsements providing that the coverage afforded by the insurance policy or policies is primary and non-contributing with any other insurance maintained by or available to the CAB (but only to the extent that the claim at issue is attributable to the actions of the Consultant), and appropriate language providing the following coverages: Premises and Operations Liability; Personal Injury Liability; Broad Form Property Damage Liability; Contractual Liability supporting the Consultant’s indemnification agreements in favor of the CAB; Completed Operations and Products Liability; and Independent Contractor’s Protective Liability. The Commercial General Liability Insurance Policy must be written with a combined single limit of liability of not less than $1,000,000 for each occurrence of bodily injury and/or property damage and an annual aggregate of liability of not less than $2,000,000 for bodily injury and/or property damage, and an annual aggregate of liability of not less than $2,000,000 for Completed Operations and Products Liability.

(iii) Automobile Liability Insurance. An Automobile Liability Insurance Policy written on a per accident basis, in form and substance reasonably acceptable to the CAB. The Automobile Liability Insurance Policy must provide coverage for all owned, hired, rented and nonowned automobiles, and must include uninsured motorist coverages. The Automobile Liability Insurance Policy must be written with a combined single limit of liability of not less than $1,000,000 for each accident for bodily injury and/or property damage.

(iv) Excess Liability Insurance. An Excess Liability Insurance Policy written in excess of the coverages provided by the insurance policies described in the preceding Subsections 4.2(a)(i) - (iii), in form and substance reasonably acceptable to the CAB, which policy will include the CAB as additional insured. The Excess Liability Insurance Policy must be written with a combined single limit of not less than $1,000,000 for each occurrence of bodily injury/or property damage and annual aggregate. This subsection (iv) will not apply to a Builder that exercises its Step-In Rights.

(v) Professional Liability Insurance Coverage. The Consultant shall obtain and, continuously thereafter for eight (8) years from the date of substantial completion of the design, maintain in full force and effect a claims made policy covering errors, omissions and negligent acts in the performance of its Services hereunder, in an amount of $1,000,000 per claim and annual aggregate. The Consultant shall be solely responsible for the payment of all deductibles. Consultant’s deductibles or Consultant’s self-insured retentions shall be approved by the CAB. This subsection (v) will not apply to a Builder that exercises its Step-In Rights.

(b) Failure to Obtain and Obligation to Maintain Insurance. If the Consultant fails to furnish and maintain insurance as required by this Section 4.2, the CAB may purchase such insurance on behalf of the Consultant and deduct the cost of such insurance premium(s) from the compensation otherwise owed to the Consultant, and the Consultant shall furnish to the CAB any information needed to obtain such insurance. Except as otherwise expressly provided herein, all insurance policies required by the terms of this section shall be kept in full force and effect until the date of final payment to the Consultant for the Services specified in this Agreement. Notwithstanding anything to the contrary contained in this Agreement, the foregoing insurance requirements are in no way intended to, and will not in any manner, limit or qualify the liabilities and/or indemnities assumed by the Consultant under or pursuant to this Agreement.

(c) Effect of Approval or Acceptance of Insurance. CAB acceptance and/or approval of any or all of the insurances required hereunder does not and shall not be construed to relieve Consultant from any obligations, responsibilities or liabilities under this Agreement.

V.
MISCELLANEOUS

5.1 Assignment. The CAB acknowledges that Consultant has entered into agreements with various home builders (“Builders”) for the purchase and sale of residential building lots with the Sky Ranch subdivision which obligate Consultant to cause the construction of the Improvements as required to obtain building permits and certificates of occupancy for residential dwellings constructed by the Builders on such lots. The CAB further acknowledges that such agreements entitle a Builder to step-in and take over the role of the Consultant as project manager to perform the Services under this Agreement in the event that Consultant defaults in its obligation to cause the construction of the Improvements under the agreements between Consultant and a Builder (such rights being referred to herein as “Step-In Rights”). CAB agrees that this Agreement is assignable to a Builder that exercises its Step-In Rights upon written notice thereof by such Builder to the CAB and the Consultant certifying that the conditions to the Builder’s exercise of the Step-In Rights have been met, and that the CAB will honor such assignment (such Builder being referred to herein as the “Exercising Builder”). Except for an assignment to a Builder as permitted by this Section, the Consultant shall not assign any of its rights or delegate any of its duties hereunder to any person or entity. Any purported assignment or delegation in violation of the provisions hereof shall be void and of no effect.

(a)           Acknowledgement. The CAB hereby acknowledges the right of a Builder to exercise its Step-In Rights and take an assignment of this Agreement from the Consultant.

(b)           Third Party Beneficiary. The Builders are intended third party beneficiaries of this Agreement.

(c)           Role of Exercising Builder. Exercising Builder’s assumption of the under this Article V is done only as an accommodation to the Parties and that, except as expressly set forth in this subsection 5.1(c), Exercising Builder shall have no responsibility, liability or obligation with respect to (and the Parties hereby covenant not to sue Exercising Builder for, and hereby release the Exercising Builder from, all liability and claims relating to or arising from) the design, engineering, construction or completion of the Improvements, any damage, loss or injury to any of the Parties or otherwise related to any action or inaction of Exercising Builder in connection with this Agreement, or any defect in the materials or workmanship pertaining to the Improvements, except for any “Exercising Builder Covered Liability,” as hereinafter defined. “Exercising Builder Covered Liability” means the following matters for which Exercising Builder shall be liable to the Parties in connection with its performance as Exercising Builder hereunder: (a) any damage, loss or injury arising from the negligence, willful misconduct, bad faith, recklessness or illegal acts of the Exercising Builder in performing or failing to perform hereunder, or (b) damage, loss or injury arising from the fraudulent conduct of Exercising Builder; provided, however, that any damages to which the Parties shall be entitled to recover for any Exercising Builder Covered Liability shall be limited to out-of-pocket losses, costs, damages or expenses, and the Parties shall not be entitled to recover from the Exercising Builder any punitive or consequential losses, costs, damages or expenses or lost profits as a result of, or in connection with, any Exercising Builder Covered Liability. Except for the Exercising Builder Covered Liability, Exercising Builder makes no representation or warranty with respect to the Improvements, and shall have no liability for any defect in the materials or workmanship pertaining thereto. Except for the Exercising Builder Covered Liability, the Parties hereby agree to look solely to the contractors engaged to construct and complete the Improvements for any contractual violation, indemnity, warranty or guarantee relating to the Improvements. Upon completion of the Improvements, Exercising Builder shall assign to the Parties (if any, and to the extent assignable and without any representation or warranty whatsoever), on a non-exclusive basis, any contractual rights received by Exercising Builder from the contractors that construct or complete any portion of the Improvements, including, without limitation, all rights related to any indemnities, guaranties and/or warranties received from such contractors.

5.2 Modification; Amendment. This Agreement may be amended from time to time by agreement between the Parties hereto; provided, however, (a) that no amendment, modification, or alteration of the terms or provisions hereof shall be binding upon the CAB or the Consultant unless the same is in writing and duly executed by the Parties, and (b) no amendment, modification or alteration of the terms or provisions hereof that has a material, adverse effect on the Builders’ rights described herein shall be made without the prior written consent of the Builders, which consent shall not be unreasonably withheld, conditioned or delayed.

5.3 Integration. This Agreement constitutes the entire agreement between the Parties with respect to the matters addressed herein. All prior discussions and negotiations regarding the subject matter hereof are merged herein.

5.4 Severability. If any covenant, term, condition, or provision under this Agreement shall, for any reason, be held to be invalid or unenforceable, the invalidity or unenforceability of such covenant, term, condition, or provision shall not affect any other provision contained herein, the intention being that such provisions are severable.

5.5 Governing Law and Jurisdiction. This Agreement shall be governed and construed under the laws of the State of Colorado. Venue for any legal action relating to this Agreement shall be exclusive to the State District Court in and for the County of Arapahoe, Colorado.

5.6 Paragraph Headings. Paragraph headings are inserted for convenience of reference only.

5.7 Parties Interested Herein. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon, or to give to, any person other than the CAB and the Consultant any right, remedy, or claim under or by reason of this Agreement or any covenants, terms, conditions, or provisions thereof, and all the covenants, terms, conditions, and provisions in this Agreement by and on behalf of the CAB and the Consultant shall be for the sole and exclusive benefit of the CAB and the Consultant.

5.8 Notices. All notices, demands, requests or other communications to be sent by one Party to the other hereunder or required by law shall be in writing and shall be deemed to have been validly given or served by delivery of same in person to the addressee or by courier delivery via Federal Express or other nationally recognized overnight air courier service, by electronically-confirmed email transmission, or by depositing same in the United States mail, postage prepaid, addressed as follows:

To CAB:	Sky Ranch Community Authority Board c/o Special District Management Services, Inc. 141 Union Blvd., Ste. 150 Lakewood, CO 80228 Phone: (303) 987-0835 Email: ljohnson@sdmsi.com Attn: Lisa Johnson

With a Copy To:	McGeady Becher P.C. 450 E. 17th Avenue, Suite 400 Denver, CO 80203Phone: (303) 592-4380Email: mmcgeady@specialdistrictlaw.com Attn: MaryAnn McGeady

To Consultant:	PCY Holdings, LLC 34501 E. Quincy Ave., Bldg. 34, Box 10 Watkins, CO 80137 Phone: (303) 292-3456 Email: mharding@purecyclewater.com Attn: Mark Harding

To the Builders:	Richmond American Homes of Colorado, Inc. Attention: Linda Purdy, Vice President 4350 South Monaco Street Denver, Colorado 80237 E-Mail: Linda.Purdy@mdch.com Telecopier No.: (720) 977-4707

with a copy to:	M.D.C. Holdings, Inc. Attention: Drew Rippey 4350 South Monaco Street Denver, Colorado 80237 E-Mail: Drew.Rippey@mdch.com Telecopier No.: (720) 482-8558
and
M.D.C. Holdings, Inc.Attention: Linda Skultety4350 South Monaco StreetDenver, Colorado 80237E-Mail: Linda.Skultety@mdch.comTelecopier No.: (303) 488-4954

Taylor Morrison of Colorado, Inc. 1420 West Canal Court, Suite 170 Littleton, Colorado 80120 Attention: Phillip Cross Telephone: (303) 325-2426 E-mail: pcross@taylormorrison.com

With a copy to:	Brier, Irish, Hubbard & Erhart P.L.C. 2400 East Arizona Biltmore Circle, Suite 1300 Phoenix, AZ 85016 Attn: Jeff Hubbard Telephone: (602) 522-0160 Facsimile: (602) 522-3945 E-mail: jhubbard@bihlaw.com

With copy to:	Tony Meier at same address E-mail: tmeier@bihlaw.com

All notices, demands, requests or other communications shall be effective upon such personal delivery or one (1) business day after being deposited with Federal Express or other nationally recognized overnight air courier service, upon electronic confirmation of email transmission, or three (3) business days after deposit in the United States mail. By giving the other Party hereto at least ten (10) days’ written notice thereof in accordance with the provisions hereof, each of the Parties shall have the right from time to time to change its address.

5.9 Default/Remedies. If either Party fails to perform any of its responsibilities, obligations or agreements to be performed in accordance with the provisions of this Agreement, and if such failure of performance continues for a period of thirty (30) days following written notice of default from the other Party (or such additional period of time as may reasonably be required to cure such default; provided that the curative action is commenced within such thirty (30) day period and is diligently and continuously pursued to completion), then the non-defaulting Party, at its option, may elect (i) to treat this Agreement as remaining in full force and effect; or (ii) terminate this Agreement as of any specified date. The non-defaulting Party shall additionally be entitled to exercise all remedies available at law or in equity, including specific performance. In the event of any litigation or other proceeding to enforce the terms, covenants or conditions hereof, the non-defaulting Party in any such litigation or other proceeding shall obtain as part of its judgment or award its reasonable attorneys’ fees. Notwithstanding the foregoing, if a non-defaulting Party elects to terminate this Agreement as described in subsection (ii) of this section 5.9, such non-defaulting Party shall first deliver a copy of the default notice together with notice of such election to terminate to the Builders, and in lieu of any such termination, the applicable Builder shall have thirty (30) days following receipt of such notice to exercise its Step-In Rights as described in this Agreement. If the applicable Builder(s) do not exercise such Step-In Rights by delivering notice of same to the Parties and other Builders within such thirty (30) day time period, the Builders shall be deemed to have waived such Step-In Rights and the non-defaulting party may then proceed with termination of this Agreement as described in subsection (ii). The Parties acknowledge and agree that the Exercising Builder shall have no liability for the default that gave rise to the Exercising Builder exercising its Step-In Rights as described in this Agreement, and that the scope of Exercising Builder’s responsibilities and liabilities is limited to the provisions of Section 5.1(c), above.

5.10 Instruments of Further Assurance. Each Party covenants it will do, execute, acknowledge, and deliver or cause to be done, executed, acknowledged, and delivered, such acts, instruments, and transfers as may reasonably be required for the performance of their obligations hereunder.

5.11 Compliance with Law. This Agreement is intended to be performed in accordance with and only to the extent permitted by all applicable laws, ordinances, rules, and regulations of the jurisdiction in which the Agreement is performed. The Consultant declares it has complied and will comply with all federal, state and local laws regarding business permits, certificates and licenses required to perform the Services.

5.12 Non-Waiver. No waiver of any of the provisions of this Agreement shall be deemed to constitute a waiver of any other provision of this Agreement, nor shall such waiver constitute a continuing waiver unless otherwise expressly provided herein, nor shall the waiver of any default hereunder be deemed to be a waiver of any subsequent default hereunder. Notwithstanding any provision to the contrary in this Agreement, no term or condition of this Agreement shall be construed or interpreted as a waiver, either expressed or implied, of any of the immunities, rights, benefits or protection provided to the CAB under the Colorado Governmental Immunity Act.

5.13 Inurement. This Agreement shall inure to and be binding on the heirs, executors, administrator, successors, and permitted assigns of the Parties hereto.

5.14 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which shall constitute one and the same document.

5.15 Conflicts. If any term or provision(s) in any Exhibit attached as part of this Agreement conflicts with any term or provision(s) in the body of this Agreement, the term or provision(s) contained in the body of this Agreement shall control.

[SIGNATURE PAGE FOLLOWS]

[SIGNATURE PAGE TO SERVICE AGREEMENT]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

Consultant:
PCY HOLDINGS, LLC
By: PURE CYCLE CORPORATION, its Sole Member
By:
Its:

STATE OF COLORADO	)
	)	ss.
COUNTY OF [___________]	)

The foregoing instrument was acknowledged before me this ______ day of ____________________, 2017, by ____________________, as ______________ of PCY Holdings, LLC of Pure Cycle Corporation, its Sole Member.

Witness my hand and official seal.

My commission expires:

Notary Public

CAB:
SKY RANCH COMMUNITY AUTHORITY BOARD
By:
President

STATE OF COLORADO	)
	)	ss.
COUNTY OF [___________]	)

The foregoing instrument was acknowledged before me this ______ day of ____________________, 2017, by Mark Harding, as President of Sky Ranch Community Authority Board.

Witness my hand and official seal.

My commission expires:

Notary Public

EXHIBIT A

SCOPE OF SERVICES

GENERAL COMPREHENSIVE SCOPE OF SERVICES
The Project Manager (“PM”) shall provide any and all services required to deliver the CAB Eligible Improvements, including but not limited to: CAB Compliance; Planning Design and Approvals; Project Administration; Contractor Agreements; Construction Management and Administration; and CAB Acceptance. In general, the following detailed Scope of Services is intended to be applicable for CAB Eligible Improvements and may not include all needs of the CAB. The Local Jurisdiction accepting improvements shall have precedence over CAB Requirements.

CAB COMPLIANCE
The PM shall provide any and all necessary CAB Compliance, including but not limited to: coordination with the CAB and CAB Consultants; and providing needed information and coordination with legal counsel and accountants for the Board of Directors for the CAB. The PM shall track CAB Expenditures separately from other Expenditures in a form acceptable to the CAB Accountant.

The PM shall periodically report progress to the Board of Directors for the CAB and advise the Board of Directors for the CAB of any issues that may arise. In the event the Board schedules Board meetings at least one time per month, the PM shall report to the Board at such Board meetings on at least a monthly basis. In the event the Board schedules more than one Board meeting per month, the PM shall also report to the Board at such additional Board meetings. The PM shall adhere to all CAB Policies and Procedures, regardless of date of adoption.

PLANNING DESIGN AND APPROVALS
Consultant Selection and Administration – The PM shall be responsible for the selection and management of qualified design and construction support consultants and shall develop invoicing procedures that include a clear description of CAB Eligible Services provided and the amount of the Services. The PM shall be responsible for development, negotiation and execution of Consultant Agreements and Scope of Services and shall ensure that any CAB Required Terms and Conditions are included in the Agreement per requirements of the Board of Directors for the CAB and/or Title 32, Colorado Revised Statutes. The PM shall manage the Plan Development and all other Services by Consultants in a cost-effective manner. Plans containing CAB Improvements to be owned and/or maintained by the CAB shall be submitted to the CAB periodically during design for review and acceptance by the CAB. The PM shall ensure that all plans meet Local Jurisdiction and/or CAB Specifications.

Plan Development, Local Jurisdiction and other Coordination – The PM shall be responsible for all coordination with governing and other local jurisdictions, utility companies, adjacent developers, residents and other entities requiring approvals, review or interest in the Project. The PM shall coordinate with the CAB for any Agreements where the CAB may be party to such Agreement.

Constructability Reviews – The PM should provide review of plans for constructability to assist the CAB and/or the design engineer in determining more efficient or cost-effective alternatives. The work would likely involve plan reviews, site visits and investigations, meetings with the CAB and/or local jurisdiction, and others, review of preliminary geotechnical report, phasing plans, and any other pertinent information to better qualify the design. Operation and Maintenance costs of Improvements constructed for CAB ownership or maintenance will likely represent a significant portion of the PM’s services.

PROJECT ADMINISTRATION
The PM shall maintain CAB Project Files, Issues tracking lists, meeting minutes, Agreement and Contract files, plan files, schedules, and other Program Administration activities as need to support the Project. The PM shall provide Project coordination with consultants, local agencies, traffic control, utilities, power companies and other public utilities, residents and other entities as required

Project Cost Estimating and Control – The PM shall provide Project Cost Estimating Services, which may include updating of initial Estimates, plan quantity and pay item take-offs and specialty cost estimates needed in support of various Agreements, reporting requirements or other as-needed estimates. Cost share matrixes may be required. Special Reports including Cost Share Reimbursements, Bonding Agency Reports and other specialized reports may be produced as requested.

Project Scheduling Services – The PM shall create Project Schedules and provide updates which will include entitlement, planning, design, and construction that would reflect additions, deletions and deviations in the timing of all the associated activities. Specialized Schedules shall be provided when requested. Schedules would be formatted in Microsoft Project unless otherwise directed.

Meetings – The PM shall participate in Project Meetings as necessary. Meetings can include, but are not limited to: CAB Board Meetings; Project Status Meetings; local jurisdiction coordination meetings; pre-bid meetings; pre-construction meetings; construction progress meetings; miscellaneous field meetings; and other meetings with Project Stakeholders as required or requested. The PM shall advise Board of Meetings requiring Board participation.

CONSTRUCTION MANAGEMENT AND ADMINISTRATION
CAB Contract Document Development – The PM shall prepare and negotiate Agreements and Contracts for Contractors and Contractor forms, including but not limited to: Change Orders; RFI; Submittal; Pay Certifications; and other miscellaneous forms for use on the Project.

Bid and Award of Project – The PM shall select or conduct the Bid Process, which includes but is not limited to: development of the bid documents, Bid Schedules and Technical Specifications (when required for CAB owned and/or maintained property or improvements); answering questions; preparing Addendums; and conducting a Bid Opening or Award.

Construction Observation – The PM shall provide construction observation/inspection for compliance with the Contract Documents for all phases of construction activities. Information gained by construction observation/inspections will be made available to the CAB. Prior to acceptance by the CAB, all geotechnical and other testing reports will be provided to the CAB. When constructing CAB Owned or maintained improvements, the PM shall notify and allow CAB to observe/inspect improvements. The CAB shall (a) grant easements over, under and across any CAB-owned real property to the extent reasonably necessary to facilitate the construction of the Improvements contemplated by this Agreement, and (b) obtain easements over, under and across any other real property to the extent reasonably necessary to facilitate the construction of the Improvements contemplated by this Agreement.

Construction Administration and Coordination – The PM will provide construction administration activities including but not limited to: partial pay/draw request processing; submittal review coordination; change orders review; force account; permit management; project close-out; claim reviews; and other tasks as necessary to provide project documentation. The PM shall provide construction coordination activities including, but not limited to: project coordination with stakeholders; monitoring project scheduling; jurisdictional coordination; and other activities necessary to provide coordination. The PM is authorized to terminate Contractor Agreements and Contracts that are in default in accordance with the rights of the CAB under such Contractor Agreements and at is option prepare and negotiate new Contractor Agreements, including construction contracts between the CAB and PM, to complete uncompleted Improvements (subject to Builders’ Step-In Rights) to be awarded in compliance with applicable laws. In such event, PM will continue to process all payments for work under a Contractor Agreement through the CAB in accordance with this Agreement and to the extent PM performs the work to complete any Improvements, PM will not exceed the contract price between CAB and its contractor without obtaining authorization from the CAB board of directors and appropriation of sufficient funds to cover those amounts required by statute, unless PCY Holdings, LLC, a Colorado limited liability company, deposits or causes the deposit of sufficient funds to cover such amount which the CAB shall appropriate for such purpose. If a Contractor Agreement with a CAB contractor is no longer in effect or PM terminates a defaulted Contractor Agreement and PM elects to complete the Improvements, or portion thereof, itself, PM (or the Builder that exercises its Step-In Rights) will install and complete such uncompleted Improvements in accordance with applicable public contracting statutes and this Agreement between the PM and the CAB pertaining to the Construction of the Improvements and the disbursement of construction funds for the construction accounts held by the CAB for the construction of the Improvements. The foregoing does not modify any separate agreement between any Builder that exercises its Step-In Rights and Consultant as to the obligation to fund costs that exceed a contract price.

Stormwater Management – The PM shall provide coordination of storm water compliance and bmp inspection coordination and maintenance, including but not limited to: coordinating permit application and closeout; developing Stormwater Management Plans (SWMP), remediation and action plans, dewatering plans and plans for bmp drainage structures for implementation; directing contractors on bmp maintenance for adherence and compliance to the plans developed; providing ongoing analysis of bmps for functionality based on changes in field conditions, and modifying plans based on necessary field changes and changes made to local and state agency requirements.

CAB ACCEPTANCE
The PM shall provide all necessary documentation and information needed by the CAB for Acceptance as required by the CAB or CAB Acceptance Policy. Such items may include but are not limited to: Conveyance of Real Property; As Built Drawings (electronic); Maintenance Manuals; Manufacture cut sheets; Contracts; Agreements; Invoices; pay application; proof of payments; Construction Administration Documentation; Test Reports; and other documentation as needed. The PM shall provide estimates of CAB Maintenance costs.

EXHIBIT B

PROJECT/IMPROVEMENTS

EXHIBIT C

COMPENSATION

PROJECT MANAGEMENT FEE
The Project Management Fee (PM Fee) shall be five percent (5%) of actual construction costs of CAB Eligible Improvements. The PM Fee shall be based only on the actual costs of the Improvements; thus, items such as fees, permits, review fees, consultant or other soft costs, land acquisition, or any other costs that are not directly related to the cost of construction of CAB Eligible Improvements will not be included in the calculation of the PM Fee. All such costs excluded from calculating the PM Fee are reimbursable to the Project Manager (PM) provided they are exclusively spent on CAB Eligible Improvements, are reasonable with other similar projects in the Denver metropolitan area and approved by the Sky Ranch Community Authority Board (the “CAB”). This Section is for calculation of the PM Fee only and is not intended to exclude reimbursement for CAB Eligible Improvements meeting the requirements of the CAB.

The PM shall be reimbursed the PM Fee after submission of an acceptable invoice including documentation of all CAB Eligible Expenses. Invoice and documentation shall be reviewed and approved by the Board of Directors for the CAB or designated Representative prior to payment. Invoices may be submitted periodically but not more than once per month.

EXHIBIT D

CERTIFICATION OF CONSULTANT

1. Pursuant to the requirements of Section 8-17.5–102(1), C.R.S., the Consultant hereby certifies to the CAB that the Consultant does not knowingly employ or contract with an illegal alien who will perform work under the Agreement and that it will participate in the E-Verify Program or Department Program (as defined in Sections 8-17.5-101(3.3) and (3.7), C.R.S.) in order to confirm the employment eligibility of all employees of the Consultant who are newly hired to perform work under the Agreement.

2. In accordance with Section 8-17.5-102(2)(a), C.R.S., the Consultant shall not:

(a) Knowingly employ or contract with an illegal alien to perform work under the Agreement; or

(b) Enter into a contract with a subcontractor that fails to certify to the Consultant that the subcontractor shall not knowingly employ or contract with an illegal alien to perform work under the Agreement.

3. The Consultant represents and warrants it has confirmed the employment eligibility of all employees who are newly hired for employment to perform work under the Agreement through participation in either the E-Verify Program or the Department Program.

4. The Consultant is prohibited from using either the E-Verify Program or the Department Program procedures to undertake pre-employment screening of job applicants while the Agreement is in effect.

5. If the Consultant obtains actual knowledge that a subcontractor performing work under the Agreement knowingly employs or contracts with an illegal alien, the Consultant shall:

(a) Notify the subcontractor and the CAB within three (3) days that the Consultant has actual knowledge that the subcontractor is employing or contracting with an illegal alien; and

(b) Terminate the subcontract with the subcontractor if within three (3) days of receiving the notice the subcontractor does not stop employing or contracting with the illegal alien; except that the Consultant shall not terminate the contract with the subcontractor if during such three days the subcontractor provides information to establish that the subcontractor has not knowingly employed or contracted with an illegal alien.

6. The Consultant shall comply with any reasonable request by the Colorado Department of Labor and Employment (“Department”) made in the course of an investigation that the Department is undertaking, pursuant to the law.

7. If the Consultant violates any provision of Section 8-17.5–102(1), C.R.S., the CAB may terminate the Agreement immediately and the Consultant shall be liable to the CAB for actual and consequential damages of the CAB resulting from such termination, and the CAB shall report such violation by the Consultant to the Colorado Secretary of State, as required by law.

EXHIBIT E

FORM OF CHANGE ORDER

Change Order No:	Date Issued:
Name of Agreement:
Date of Agreement:	Sky Ranch Community Authority Board:
Other Party/Parties:

CHANGE IN SCOPE OF SERVICES (describe):
CHANGE IN AGREEMENT PRICE:	CHANGE IN TERM OF AGREEMENT:

Original Price: $________	Original Term: Expires _______________, 20____

Increase of this Change Order: $_________	New Term: Expires _______________, 20___

Price with all Approved Change Orders: $_________	Agreement Time with all Approved Change Orders:

APPROVED:		APPROVED:

By:		By:
	Sky Ranch Community Authority Board		Consultant

SERVICE AGREEMENT FOR
PROJECT MANAGEMENT SERVICES
(FOR RANGEVIEW IMPROVEMENTS)

THIS SERVICE AGREEMENT FOR PROJECT MANAGEMENT SERVICES FOR _______________(“Agreement”) is entered into and effective as of the ______ day of ________________, 2017, by and between RANGEVIEW METROPOLITAN DISTRICT, a Colorado special district (“Rangeview”), and PCY HOLDINGS, LLC, a Colorado limited liability company (the “Consultant”) (each a “Party” and, collectively, the “Parties”).

RECITALS

F. Rangeview was organized pursuant to the laws of the State of Colorado in order to construct, operate and maintain certain public water and wastewater facilities and improvements in accordance with the service plan for Rangeview.

G. Rangeview was formed to provide public improvements to it service area, including that certain development known as Sky Ranch in Arapahoe County, Colorado.

H. Rangeview is permitted to enter into contracts and agreements affecting the affairs of Rangeview.

I. The Consultant has experience in providing the services, as set forth in Exhibit A hereto, attached and incorporated herein (the “Services” or “Rangeview Eligible Services”), and is willing to provide such Services to Rangeview for reasonable consideration for the project/improvements as set forth in Exhibit B (the “Improvements” or “Rangeview Eligible Improvements”).

J. The Parties desire to enter into this Agreement to establish the terms by which the Consultant will provide the Services to Rangeview.

NOW, THEREFORE, in consideration of the mutual covenants and promises set forth herein, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

VI. CONSULTANT DUTIES AND AUTHORITY

6.1 Duties of Consultant. The Consultant shall:

(a) Perform the Services, safely and in accordance with the highest standard of care, skill, and diligence provided by a professional consultant in performance of work similar to the Services.

(b) Be properly qualified to perform the Services. The Consultant does hereby warrant that the quality of the Services shall be as specified in this Agreement, shall conform in all respects to the requirements of this Agreement and shall be free of defects and deficiencies.

(c) Take all precautions necessary for safely and prudently conducting the Services required by this Agreement, including maintaining insurance as required under Section 4.2 hereof.

(d) Advise Rangeview and Builders of the status of the Services required by this Agreement on a regular basis and work in coordination with Rangeview’s consultants to assure that Rangeview and Builders have the most complete information available for the exercise of Rangeview’s powers and discretionary authority.

(e) Refrain from entering into any contract, oral or written, in the name of Rangeview, and from incurring any debt, liability or obligation for or on behalf of Rangeview. All obligations incurred by the Consultant shall be obligations of the Consultant and the Consultant shall hold Rangeview harmless therefrom.

6.2 Limitations on Authority.

(a) The Consultant shall have no right or authority, expressed or implied, to take any action, expend any sum, incur any obligation, or otherwise obligate Rangeview in any manner whatsoever, except to the extent specifically provided in this Agreement or specifically authorized or ratified by the board of directors of Rangeview as reflected in the minutes of Rangeview board meetings. The Consultant shall at all times conform to the stated policies established and approved by Rangeview.

(b) Independent Contractor Status. The Consultant is an independent contractor, as provided in Section 8-40-202(2)(b)(I)-(IV), C.R.S., as amended, and nothing herein contained shall constitute or designate the Consultant or any of its employees, agents, subcontractors or suppliers as employees of Rangeview. The Services to be performed by the Consultant shall be at its sole cost, risk and expense, and no part of the cost thereof shall be charged to Rangeview, except the payments to be made by Rangeview to the Consultant for the Services performed as provided herein. Rangeview shall not be responsible for the Consultant’s means, methods, techniques, sequences or procedures of work or for safety precautions incident thereto. The Consultant is not entitled to workers’ compensation benefits and the Consultant is obligated to pay federal and state income taxes on moneys earned pursuant to this Agreement.

6.3 Compliance with Applicable Law. The Consultant shall provide the Services set forth herein in full compliance with all applicable laws, rules, and regulations of any federal, state, county, or municipal body or agency thereof having jurisdiction over the activities of Rangeview.

6.4 No Right or Interest in Rangeview Assets. The Consultant shall have no right or interest in any of Rangeview’s assets, nor any claim or lien with respect thereto, arising out of this Agreement or the performance of the Services contemplated herein.

6.5 Certification of Compliance with Illegal Alien Statute. By its execution hereof, the Consultant confirms and ratifies all of the certifications, statements, representations and warranties set forth in Exhibit D attached hereto and made a part hereof by this reference.

6.6 Work Product. “Work Product” shall consist of all written materials maintained by the Consultant in connection with performance of this Agreement, including, but not limited to, all test results, logs, surveys, maps, plans, drawings, specifications, reports, PDF formatted electronic files and other documents, in whatever form. The Consultant shall maintain reproducible copies of any test results and logs which it obtains and shall make them available for Rangeview’s use, and shall provide such copies to Rangeview upon request at reasonable commercial printing rates. Consultant agrees all right, title and interest in the Work Product is and shall remain the property of Rangeview. If requested by Rangeview, Consultant shall execute and deliver such documents as shall be necessary in Rangeview’s sole discretion, to assign, transfer and convey all rights in the Work Product to Rangeview or its assignee. If Consultant fails to execute any documents required under this Section 1.6, then Consultant hereby irrevocably appoints Rangeview its attorney-in-fact for the purpose of executing any required transfers of ownership or interests and any other documents necessary to effectuate this Section 1.6. Further, all Work Product, whether in paper or electronic form, reproductions thereof, or any information or instruments derived therefrom, shall be provided to Rangeview immediately upon termination of this Agreement.

VII. COMPENSATION

7.1 Compensation. The Consultant shall be paid as set forth in Exhibit C attached hereto on a time and materials basis, unless otherwise approved in advance by Rangeview through a written change order in form substantially as attached hereto as Exhibit E (“Change Order”).

7.2 Monthly Invoices and Payments. The Consultant shall submit to Rangeview a monthly invoice, in a form acceptable to Rangeview. Invoices shall be submitted and paid no more frequently than once a month.

7.3 Expenses. The Consultant is responsible for all expenses it incurs in performance of this Agreement and shall not be entitled to any reimbursement or compensation except as set forth in Exhibit C, unless otherwise approved in advance by Rangeview in writing.

7.4 Rangeview Debt; Improvement Fund. Rangeview does not intend hereby to create a multiple-fiscal year direct or indirect debt or other financial obligations whatsoever. The performance of those obligations of Rangeview hereunder requiring budgeting and appropriation of funds is subject to budgeting and appropriation. Nothing herein constitutes or creates an indebtedness or debt of Rangeview within the meaning of any Colorado constitutional provision or statutory limitation; provided that Rangeview acknowledges and agrees as follows:

2.4.1. The “Improvements Fund” is hereby established, to be held by Rangeview for the purposes specified in this Agreement, and maintained in accordance with the provisions of this Agreement. PCY has or will deposit funds in a Rangeview-controlled bank account (at an FDIC-insured bank reasonably acceptable to Rangeview) in an amount sufficient to fund the construction of and substantial completion of the Improvements.

2.4.2. Rangeview will hold the Improvement Fund in a segregated account, and the Improvement Funds will be used for the sole purpose of funding the construction and substantial completion of the Improvements.

2.4.3 Rangeview will promptly fund all draw requests from the Improvement Fund, so long as such draw requests are properly submitted in accordance with the terms of this Agreement.

VIII. TERM

8.1 Term. The term of this Agreement shall begin on the date set forth above, and shall expire on satisfactory completion of the Services. Extensions of this Agreement must be pursuant to a Change Order executed by both Parties. Rangeview shall pay the Consultant for all Services satisfactorily performed through the termination date.

IX. INDEMNIFICATION AND INSURANCE

9.1 Indemnification. The Consultant (but not any Builder that exercises its Step-In Right as described in Article V, below, except to the extent provided in Section 5.1(c) below) hereby agrees to indemnify, defend and hold Rangeview and its affiliated entities or other persons or entities designated by Rangeview, and their respective directors, trustees, officers, members, managers, agents and employees (collectively, the “Indemnitees”), harmless from any and all liability for damage, including, but not limited to, the reimbursement of attorneys’ fees and costs, arising out of death or bodily injury to persons or damage to property, in such amount that is represented by the degree or percentage of negligence or fault attributable to the Consultant and/or its agents, representatives, subcontractors, or suppliers. The foregoing does not modify any separate agreement as to liabilities or obligations between any Builder (as hereinafter defined) that exercises its Step-In Rights (as hereinafter defined) and Consultant.

9.2 Insurance Requirements. The Consultant shall procure, at its sole cost and expense, the insurance coverages set forth below, which insurance shall be placed with insurance companies rated at least “A:XIII” by A.M. Best Company. The Consultant shall give notice to Rangeview at least thirty (30) days prior to the cancellation or nonrenewal of such policies. The Consultant shall give notice to Rangeview as soon as practicable of any modification of any such policies. The Consultant shall, upon request, promptly furnish Rangeview with copies of insurance certificates evidencing the insurance policies obtained pursuant to this Section 4.2. Prior to commencing the Services, the Consultant shall furnish Rangeview with certificates evidencing such insurance and provided further, however, with respect to the Workers’ Compensation Insurance required below, the Consultant must furnish to Rangeview, prior to the commencement of any Services, duly executed and validated forms as prescribed by the state authority having jurisdiction evidencing that such insurance is in full force and effect. Rangeview shall not pay any invoices until Consultant provides the certificates evidencing such insurance and Workers’ Compensation coverage.

(a) Liability Insurance Coverage.

(i) Workers’ Compensation Insurance. A Workers’ Compensation Insurance Policy in form and substance reasonably acceptable to Rangeview and in an amount not less than the statutory benefits, including Employer’s Liability Insurance with limits of liability of not less than (i) $500,000 for bodily injury by accident, each accident; (ii) $500,000 for bodily injury by disease, each employee; and (iii) $500,000 aggregate liability for disease. The Workers’ Compensation Insurance Policy, or an endorsement to such policy, must include a waiver of subrogation in favor of Rangeview.

(ii) Commercial General Liability Insurance. A Commercial General Liability Insurance Policy (“CGL Policy”) written on an occurrence basis, in form and substance reasonably acceptable to Rangeview, which policy shall include, without limitation, Rangeview as an additional insured, a waiver of subrogation endorsement in favor of Rangeview, cross liability and severability of interest endorsements. The CGL Policy shall also include endorsements providing that the coverage afforded by the insurance policy or policies is primary and non-contributing with any other insurance maintained by or available to Rangeview (but only to the extent that the claim at issue is attributable to the actions of the Consultant), and appropriate language providing the following coverages: Premises and Operations Liability; Personal Injury Liability; Broad Form Property Damage Liability; Contractual Liability supporting the Consultant’s indemnification agreements in favor of Rangeview; Completed Operations and Products Liability; and Independent Contractor’s Protective Liability. The Commercial General Liability Insurance Policy must be written with a combined single limit of liability of not less than $1,000,000 for each occurrence of bodily injury and/or property damage and an annual aggregate of liability of not less than $2,000,000 for bodily injury and/or property damage, and an annual aggregate of liability of not less than $2,000,000 for Completed Operations and Products Liability.

(iii) Automobile Liability Insurance. An Automobile Liability Insurance Policy written on a per accident basis, in form and substance reasonably acceptable to Rangeview. The Automobile Liability Insurance Policy must provide coverage for all owned, hired, rented and nonowned automobiles, and must include uninsured motorist coverages. The Automobile Liability Insurance Policy must be written with a combined single limit of liability of not less than $1,000,000 for each accident for bodily injury and/or property damage.

(iv) Excess Liability Insurance. An Excess Liability Insurance Policy written in excess of the coverages provided by the insurance policies described in the preceding Subsections 4.2(a)4.2(a)(i) - 4.2(a)(iii), in form and substance reasonably acceptable to Rangeview, which policy will include Rangeview as additional insured. The Excess Liability Insurance Policy must be written with a combined single limit of not less than $1,000,000 for each occurrence of bodily injury/or property damage and annual aggregate. This subsection (iv) will not apply to a Builder that exercises its Step-In Rights.

(v) Professional Liability Insurance Coverage. The Consultant shall obtain and, continuously thereafter for eight (8) years from the date of substantial completion of the design, maintain in full force and effect a claims made policy covering errors, omissions and negligent acts in the performance of its Services hereunder, in an amount of $1,000,000 per claim and annual aggregate. The Consultant shall be solely responsible for the payment of all deductibles. Consultant’s deductibles or Consultant’s self-insured retentions shall be approved by Rangeview. This subsection (v) will not apply to a Builder that exercises its Step-In Rights.

(b) Failure to Obtain and Obligation to Maintain Insurance. If the Consultant fails to furnish and maintain insurance as required by this Section 4.2, Rangeview may purchase such insurance on behalf of the Consultant and deduct the cost of such insurance premium(s) from the compensation otherwise owed to the Consultant, and the Consultant shall furnish to Rangeview any information needed to obtain such insurance. Except as otherwise expressly provided herein, all insurance policies required by the terms of this section shall be kept in full force and effect until the date of final payment to the Consultant for the Services specified in this Agreement. Notwithstanding anything to the contrary contained in this Agreement, the foregoing insurance requirements are in no way intended to, and will not in any manner, limit or qualify the liabilities and/or indemnities assumed by the Consultant under or pursuant to this Agreement.

(c) Effect of Approval or Acceptance of Insurance. Rangeview acceptance and/or approval of any or all of the insurances required hereunder does not and shall not be construed to relieve Consultant from any obligations, responsibilities or liabilities under this Agreement.

X. MISCELLANEOUS

10.1 Assignment. Rangeview acknowledges that Consultant has entered into agreements with various home builders (“Builders”) for the purchase and sale of residential building lots with the Sky Ranch subdivision which obligate Consultant to cause the construction of the Improvements as required to obtain building permits and certificates of occupancy for residential dwellings constructed by the Builders on such lots. Rangeview further acknowledges that such agreements entitle a Builder to step-in and take over the role of the Consultant as project manager to perform the Services under this Agreement in the event that Consultant defaults in its obligation to cause the construction of the Improvements under the agreements between Consultant and a Builder (such rights being referred to herein as “Step-In Rights”). Rangeview agrees that this Agreement is assignable to a Builder that exercises its step-in rights upon written notice thereof by such Builder to Rangeview and the Consultant certifying that the conditions to the Builder’s exercise of the Step-In Rights have been met, and that Rangeview will honor such assignment (such Builder being referred to herein as the “Exercising Builder”). Except for an assignment to a Builder as permitted by this Section, the Consultant shall not assign any of its rights or delegate any of its duties hereunder to any person or entity. Any purported assignment or delegation in violation of the provisions hereof shall be void and of no effect.

(a) Acknowledgement. The CAB hereby acknowledges the right of a Builder to exercise its Step-In Rights and take an assignment of this Agreement from the Consultant.

(b) Third Party Beneficiary. The Builders are intended third party beneficiaries of this Agreement.

(c) Role of Exercising Builder. Exercising Builder’s assumption of the under this Article V is done only as an accommodation to the Parties and that, except as expressly set forth in this subsection 5.1(c), Exercising Builder shall have no responsibility, liability or obligation with respect to (and the Parties hereby covenant not to sue Exercising Builder for, and hereby release the Exercising Builder from, all liability and claims relating to or arising from) the design, engineering, construction or completion of the Improvements, any damage, loss or injury to any of the Parties or otherwise related to any action or inaction of Exercising Builder in connection with this Agreement, or any defect in the materials or workmanship pertaining to the Improvements, except for any “Exercising Builder Covered Liability,” as hereinafter defined. “Exercising Builder Covered Liability” means the following matters for which Exercising Builder shall be liable to the Parties in connection with its performance as Exercising Builder hereunder: (a) any damage, loss or injury arising from the negligence, willful misconduct, bad faith, recklessness or illegal acts of the Exercising Builder in performing or failing to perform hereunder, or (b) damage, loss or injury arising from the fraudulent conduct of Exercising Builder; provided, however, that any damages to which the Parties shall be entitled to recover for any Exercising Builder Covered Liability shall be limited to out-of-pocket losses, costs, damages or expenses, and the Parties shall not be entitled to recover from the Exercising Builder any punitive or consequential losses, costs, damages or expenses or lost profits as a result of, or in connection with, any Exercising Builder Covered Liability. Except for the Exercising Builder Covered Liability, Exercising Builder makes no representation or warranty with respect to the Improvements, and shall have no liability for any defect in the materials or workmanship pertaining thereto. Except for the Exercising Builder Covered Liability, the Parties hereby agree to look solely to the contractors engaged to construct and complete the Improvements for any contractual violation, indemnity, warranty or guarantee relating to the Improvements. Upon completion of the Improvements, Exercising Builder shall assign to the Parties (if any, and to the extent assignable and without any representation or warranty whatsoever), on a non-exclusive basis, any contractual rights received by Exercising Builder from the contractors that construct or complete any portion of the Improvements, including, without limitation, all rights related to any indemnities, guaranties and/or warranties received from such contractors.

10.2 Modification; Amendment. This Agreement may be amended from time to time by agreement between the Parties hereto; provided, however, that (a) no amendment, modification, or alteration of the terms or provisions hereof shall be binding upon Rangeview or the Consultant unless the same is in writing and duly executed by the Parties, and (b) no amendment, modification or alteration of the terms or provisions hereof that has a material, adverse effect on the Builders’ rights described herein shall be made without the prior written consent of the Builders, which consent shall not be unreasonably withheld, conditioned or delayed.

10.3 Integration. This Agreement constitutes the entire agreement between the Parties with respect to the matters addressed herein. All prior discussions and negotiations regarding the subject matter hereof are merged herein.

10.4 Severability. If any covenant, term, condition, or provision under this Agreement shall, for any reason, be held to be invalid or unenforceable, the invalidity or unenforceability of such covenant, term, condition, or provision shall not affect any other provision contained herein, the intention being that such provisions are severable.

10.5 Governing Law and Jurisdiction. This Agreement shall be governed and construed under the laws of the State of Colorado. Venue for any legal action relating to this Agreement shall be exclusive to the State District Court in and for the County of Arapahoe, Colorado.

10.6 Paragraph Headings. Paragraph headings are inserted for convenience of reference only.

10.7 Parties Interested Herein. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon, or to give to, any person other than Rangeview and the Consultant any right, remedy, or claim under or by reason of this Agreement or any covenants, terms, conditions, or provisions thereof, and all the covenants, terms, conditions, and provisions in this Agreement by and on behalf of Rangeview and the Consultant shall be for the sole and exclusive benefit of Rangeview and the Consultant.

10.8 Notices. All notices, demands, requests or other communications to be sent by one Party to the other hereunder or required by law shall be in writing and shall be deemed to have been validly given or served by delivery of same in person to the addressee or by courier delivery via Federal Express or other nationally recognized overnight air courier service, by electronically-confirmed email transmission, or by depositing same in the United States mail, postage prepaid, addressed as follows:

To Rangeview:	Rangeview Metropolitan District c/o _______________________ __________________________ __________________________ Phone: ____________________ Email: ____________________ Attn: ____________________

With a Copy To:	__________________________ __________________________ __________________________Phone: ____________________Email: ____________________ Attn:

To Consultant:	PCY Holdings, LLC 34501 E. Quincy Ave., Bldg. 34, Box 10 Watkins, CO 80137 Phone: (303) 292-3456 Email: mharding@purecyclewater.com Attn: Mark Harding
To the Builders:	Richmond American Homes of Colorado, Inc. Attention: Linda Purdy, Vice President 4350 South Monaco Street Denver, Colorado 80237 E-Mail: Linda.Purdy@mdch.com Telecopier No.: (720) 977-4707

with a copy to:	M.D.C. Holdings, Inc. Attention: Drew Rippey 4350 South Monaco Street Denver, Colorado 80237 E-Mail: Drew.Rippey@mdch.com Telecopier No.: (720) 482-8558
and
M.D.C. Holdings, Inc.Attention: Linda Skultety4350 South Monaco StreetDenver, Colorado 80237E-Mail: Linda.Skultety@mdch.comTelecopier No.: (303) 488-4954

Taylor Morrison of Colorado, Inc. 1420 West Canal Court, Suite 170 Littleton, Colorado 80120 Attention: Phillip Cross Telephone: (303) 325-2426 E-mail: pcross@taylormorrison.com

With a copy to:	Brier, Irish, Hubbard & Erhart P.L.C. 2400 East Arizona Biltmore Circle, Suite 1300 Phoenix, AZ 85016 Attn: Jeff Hubbard Telephone: (602) 522-0160 Facsimile: (602) 522-3945 E-mail: jhubbard@bihlaw.com

With copy to:	Tony Meier at same address E-mail: tmeier@bihlaw.com

All notices, demands, requests or other communications shall be effective upon such personal delivery or one (1) business day after being deposited with Federal Express or other nationally recognized overnight air courier service, upon electronic confirmation of email transmission, or three (3) business days after deposit in the United States mail. By giving the other Party hereto at least ten (10) days’ written notice thereof in accordance with the provisions hereof, each of the Parties shall have the right from time to time to change its address.

10.9 Default/Remedies. If either Party fails to perform any of its responsibilities, obligations or agreements to be performed in accordance with the provisions of this Agreement, and if such failure of performance continues for a period of thirty (30) days following written notice of default from the other Party (or such additional period of time as may reasonably be required to cure such default; provided that the curative action is commenced within such thirty (30) day period and is diligently and continuously pursued to completion), then the non-defaulting Party, at its option, may elect (i) to treat this Agreement as remaining in full force and effect; or (ii) terminate this Agreement as of any specified date. The non-defaulting Party shall additionally be entitled to exercise all remedies available at law or in equity, including specific performance. In the event of any litigation or other proceeding to enforce the terms, covenants or conditions hereof, the non-defaulting Party in any such litigation or other proceeding shall obtain as part of its judgment or award its reasonable attorneys’ fees. Notwithstanding the foregoing, if a non-defaulting Party elects to terminate this Agreement as described in subsection (ii) of this section 5.9, such non-defaulting Party shall first deliver a copy of the default notice together with notice of such election to terminate to the Builders, and in lieu of any such termination, the applicable Builder shall have thirty (30) days following receipt of such notice to exercise its Step-In Rights as described in this Agreement. If the applicable Builder(s) do not exercise such Step-In Rights by delivering notice of same to the Parties and other Builders within such thirty (30) day time period, the Builders shall be deemed to have waived such Step-In Rights and the non-defaulting party may then proceed with termination of this Agreement as described in subsection (ii). The Parties acknowledge and agree that the Exercising Builder shall have no liability for the default that gave rise to the Exercising Builder exercising its Step-In Rights as described in this Agreement, and that the scope of Exercising Builder’s responsibilities and liabilities is limited to the provisions of Section 5.1(c), above.

10.10 Instruments of Further Assurance. Each Party covenants it will do, execute, acknowledge, and deliver or cause to be done, executed, acknowledged, and delivered, such acts, instruments, and transfers as may reasonably be required for the performance of their obligations hereunder.

10.11 Compliance with Law. This Agreement is intended to be performed in accordance with and only to the extent permitted by all applicable laws, ordinances, rules, and regulations of the jurisdiction in which the Agreement is performed. The Consultant declares it has complied and will comply with all federal, state and local laws regarding business permits, certificates and licenses required to perform the Services.

10.12 Non-Waiver. No waiver of any of the provisions of this Agreement shall be deemed to constitute a waiver of any other provision of this Agreement, nor shall such waiver constitute a continuing waiver unless otherwise expressly provided herein, nor shall the waiver of any default hereunder be deemed to be a waiver of any subsequent default hereunder. Notwithstanding any provision to the contrary in this Agreement, no term or condition of this Agreement shall be construed or interpreted as a waiver, either expressed or implied, of any of the immunities, rights, benefits or protection provided to Rangeview under the Colorado Governmental Immunity Act.

10.13 Inurement. This Agreement shall inure to and be binding on the heirs, executors, administrator, successors, and permitted assigns of the Parties hereto.

10.14 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which shall constitute one and the same document.

10.15 Conflicts. If any term or provision(s) in any Exhibit attached as part of this Agreement conflicts with any term or provision(s) in the body of this Agreement, the term or provision(s) contained in the body of this Agreement shall control.

[SIGNATURE PAGE FOLLOWS]

[SIGNATURE PAGE TO SERVICE AGREEMENT]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

Consultant:
PCY HOLDINGS, LLC a Colorado limited liability company By: Pure Cycle Corporation, a Colorado corporation, its sole member
By:
Its:	Mark Harding President

STATE OF COLORADO	)
	)	ss.
COUNTY OF	)

The foregoing instrument was acknowledged before me this ______ day of ____________________, 2017, by Mark Harding, as President of Pure Cycle Corporation, a Colorado corporation, sole member of PCY Holdings, LLC, a Colorado limited liability company.

Witness my hand and official seal.

My commission expires:

Notary Public

RANGEVIEW:
RANGEVIEW METROPOLITAN DISTRICT
By:
President

STATE OF COLORADO	)
	)	ss.
COUNTY OF	)

The foregoing instrument was acknowledged before me this ______ day of ____________________, 2017, by _____________________, as President of Rangeview Metropolitan District.

Witness my hand and official seal.

My commission expires:

Notary Public

EXHIBIT A

SCOPE OF SERVICES

GENERAL COMPREHENSIVE SCOPE OF SERVICES
The Project Manager (“PM”) shall provide any and all services required to deliver Rangeview Eligible Improvements, including but not limited to: Rangeview Compliance; Planning Design and Approvals; Project Administration; Contractor Agreements; Construction Management and Administration; and Rangeview Acceptance. In general, the following detailed Scope of Services is intended to be applicable for Rangeview Eligible Improvements and may not include all needs of Rangeview. The Local Jurisdiction accepting improvements shall have precedence over Rangeview Requirements.

RANGEVIEW COMPLIANCE
The PM shall provide any and all necessary Rangeview Compliance, including but not limited to: coordination with Rangeview and Rangeview Consultants; and providing needed information and coordination with legal counsel and accountants for the Board of Directors for Rangeview. The PM shall track Rangeview Expenditures separately from other Expenditures in a form acceptable to Rangeview Accountant.

The PM shall periodically report progress to the Board of Directors for Rangeview and advise the Board of Directors for Rangeview of any issues that may arise. In the event the Board schedules Board meetings at least one time per month, the PM shall report to the Board at such Board meetings on at least a monthly basis. In the event the Board schedules more than one Board meeting per month, the PM shall also report to the Board at such additional Board meetings. The PM shall adhere to all Rangeview Policies and Procedures, regardless of date of adoption.

PLANNING DESIGN AND APPROVALS
Consultant Selection and Administration – The PM shall be responsible for the selection and management of qualified design and construction support consultants and shall develop invoicing procedures that include a clear description of Rangeview Eligible Services provided and the amount of the Services. The PM shall be responsible for development, negotiation and execution of Consultant Agreements and Scope of Services and shall ensure that any Rangeview Required Terms and Conditions are included in the Agreement per requirements of the Board of Directors for Rangeview and/or Title 32, Colorado Revised Statutes. The PM shall manage the Plan Development and all other Services by Consultants in a cost-effective manner. Plans containing Rangeview Improvements to be owned and/or maintained by Rangeview shall be submitted to Rangeview periodically during design for review and acceptance by Rangeview. The PM shall ensure that all plans meet Local Jurisdiction and/or Rangeview Specifications.

Plan Development, Local Jurisdiction and other Coordination – The PM shall be responsible for all coordination with governing and other local jurisdictions, utility companies, adjacent developers, residents and other entities requiring approvals, review or interest in the Project. The PM shall coordinate with Rangeview for any Agreements where Rangeview may be party to such Agreement.

Constructability Reviews – The PM should provide review of plans for constructability to assist Rangeview and/or the design engineer in determining more efficient or cost-effective alternatives. The work would likely involve plan reviews, site visits and investigations, meetings with Rangeview and/or local jurisdiction, and others, review of preliminary geotechnical report, phasing plans, and any other pertinent information to better qualify the design. Operation and Maintenance costs of Improvements constructed for Rangeview ownership or maintenance will likely represent a significant portion of the PM’s services.

PROJECT ADMINISTRATION
The PM shall maintain Rangeview Project Files, Issues tracking lists, meeting minutes, Agreement and Contract files, plan files, schedules, and other Program Administration activities as need to support the Project. The PM shall provide Project coordination with consultants, local agencies, traffic control, utilities, power companies and other public utilities, residents and other entities as required

Project Cost Estimating and Control – The PM shall provide Project Cost Estimating Services, which may include updating of initial Estimates, plan quantity and pay item take-offs and specialty cost estimates needed in support of various Agreements, reporting requirements or other as-needed estimates. Cost share matrixes may be required. Special Reports including Cost Share Reimbursements, Bonding Agency Reports and other specialized reports may be produced as requested.

Project Scheduling Services – The PM shall create Project Schedules and provide updates which will include entitlement, planning, design, and construction that would reflect additions, deletions and deviations in the timing of all the associated activities. Specialized Schedules shall be provided when requested. Schedules would be formatted in Microsoft Project unless otherwise directed.

Meetings – The PM shall participate in Project Meetings as necessary. Meetings can include, but are not limited to: Rangeview Board Meetings; Project Status Meetings; local jurisdiction coordination meetings; pre-bid meetings; pre-construction meetings; construction progress meetings; miscellaneous field meetings; and other meetings with Project Stakeholders as required or requested. The PM shall advise Board of Meetings requiring Board participation.

CONSTRUCTION MANAGEMENT AND ADMINISTRATION
Rangeview Contract Document Development – The PM shall prepare and negotiate Agreements and Contracts for Contractors and Contractor forms, including but not limited to: Change Orders; RFI; Submittal; Pay Certifications; and other miscellaneous forms for use on the Project.

Bid and Award of Project – The PM shall select or conduct the Bid Process, which includes but is not limited to: development of the bid documents, Bid Schedules and Technical Specifications (when required for Rangeview owned and/or maintained property or improvements); answering questions; preparing Addendums; and conducting a Bid Opening or Award.

Construction Observation – The PM shall provide construction observation/inspection for compliance with the Contract Documents for all phases of construction activities. Information gained by construction observation/inspections will be made available to Rangeview. Prior to acceptance by Rangeview, all geotechnical and other testing reports will be provided to Rangeview. When constructing Rangeview owned or maintained improvements, the PM shall notify and allow Rangeview to observe/inspect improvements. Rangeview shall (a) grant easements over, under and across any Rangeview-owned real property to the extent reasonably necessary to facilitate the construction of the Improvements contemplated by this Agreement, and (b) obtain easements over, under and across any other real property to the extent reasonably necessary to facilitate the construction of the Improvements contemplated by this Agreement.

Construction Administration and Coordination – The PM will provide construction administration activities including but not limited to: partial pay request processing; submittal review coordination; change orders review; force account; permit management; project close-out; claim reviews; and other tasks as necessary to provide project documentation. The PM shall provide construction coordination activities including, but not limited to: project coordination with stakeholders; monitoring project scheduling; jurisdictional coordination; and other activities necessary to provide coordination. The PM is authorized to terminate Contractor Agreements and Contracts that are in default in accordance with the rights of Rangeview under such Contractor Agreements and at is option prepare and negotiate new Contractor Agreements, including construction contracts between Rangeview and PM, to complete uncompleted Improvements (subject to Builder’s Step-In Rights) to be awarded in compliance with applicable laws. In such event, PM will continue to process all payments for work under a Contractor Agreement through Rangeview in accordance with this Agreement and to the extent PM performs the work to complete any Improvements, PM will not exceed the contract price between Rangeview and its contractor without obtaining authorization for Rangeview board of directors and appropriation of sufficient funds to cover those amounts required by statute, or unless PCY Holdings, LLC, a Colorado limited liability company, deposits or causes the deposit of sufficient funds to cover such amounts which Rangeview shall appropriate for such purpose. If a Contractor Agreement with a Rangeview contractor is no longer in effect or PM terminates a defaulted Contractor Agreement and PM elects to complete the Improvements, or portion thereof, itself, PM (or the Builder that exercises its Step-In Rights) will install and complete such uncompleted Improvements in accordance with applicable public contracting statutes and this Agreement in effect between the PM and Rangeview pertaining to the Construction of the Improvements and the disbursement of construction funds for the construction accounts held by Rangeview for the construction of the Improvements. The foregoing does not modify any separate agreement between any Builder that exercises its Step-In Rights and Consultant as to the obligation to fund costs that exceed a contract price.

Stormwater Management – The PM shall provide coordination of storm water compliance and bmp inspection coordination and maintenance, including but not limited to: coordinating permit application and closeout; developing Stormwater Management Plans (SWMP), remediation and action plans, dewatering plans and plans for bmp drainage structures for implementation; directing contractors on bmp maintenance for adherence and compliance to the plans developed; providing ongoing analysis of bmps for functionality based on changes in field conditions, and modifying plans based on necessary field changes and changes made to local and state agency requirements.

RANGEVIEW ACCEPTANCE

The PM shall provide all necessary documentation and information needed by Rangeview for Acceptance as required by Rangeview or Rangeview Acceptance Policy. Such items may include but are not limited to: Conveyance of Real Property; As Built Drawings (electronic); Maintenance Manuals; Manufacture cut sheets; Contracts; Agreements; Invoices; pay application; proof of payments; Construction Administration Documentation; Test Reports; and other documentation as needed. The PM shall provide estimates of Rangeview Maintenance costs.

EXHIBIT B

PROJECT/IMPROVEMENTS

EXHIBIT C

COMPENSATION

PROJECT MANAGEMENT FEE
The Project Management Fee (PM Fee) shall be five percent (5%) of actual construction costs of Rangeview Eligible Improvements. The PM Fee shall be based only on the actual costs of the Improvements; thus, items such as fees, permits, review fees, consultant or other soft costs, land acquisition, or any other costs that are not directly related to the cost of construction of Rangeview Eligible Improvements will not be included in the calculation of the PM Fee. All such costs excluded from calculating the PM Fee are reimbursable to the Project Manager (PM) provided they are exclusively spent on Rangeview Eligible Improvements, are reasonable with other similar projects in the Denver metropolitan area and approved by the Rangeview Board of Directors. This Section is for calculation of the PM Fee only and is not intended to exclude reimbursement for Rangeview Eligible Improvements meeting the requirements of Rangeview.

The PM shall be reimbursed the PM Fee after submission of an acceptable invoice including documentation of all Rangeview Eligible Expenses. Invoice and documentation shall be reviewed and approved by the Board of Directors for Rangeview or designated Representative prior to payment. Invoices may be submitted periodically but not more than once per month.
.

EXHIBIT D

CERTIFICATION OF CONSULTANT

8. Pursuant to the requirements of Section 8-17.5–102(1), C.R.S., the Consultant hereby certifies to Rangeview that the Consultant does not knowingly employ or contract with an illegal alien who will perform work under the Agreement and that it will participate in the E-Verify Program or Department Program (as defined in Sections 8-17.5-101(3.3) and (3.7), C.R.S.) in order to confirm the employment eligibility of all employees of the Consultant who are newly hired to perform work under the Agreement.

9. In accordance with Section 8-17.5-102(2)(a), C.R.S., the Consultant shall not:

(a) Knowingly employ or contract with an illegal alien to perform work under the Agreement; or

(b) Enter into a contract with a subcontractor that fails to certify to the Consultant that the subcontractor shall not knowingly employ or contract with an illegal alien to perform work under the Agreement.

10. The Consultant represents and warrants it has confirmed the employment eligibility of all employees who are newly hired for employment to perform work under the Agreement through participation in either the E-Verify Program or the Department Program.

11. The Consultant is prohibited from using either the E-Verify Program or the Department Program procedures to undertake pre-employment screening of job applicants while the Agreement is in effect.

12. If the Consultant obtains actual knowledge that a subcontractor performing work under the Agreement knowingly employs or contracts with an illegal alien, the Consultant shall:

(a) Notify the subcontractor and Rangeview within three (3) days that the Consultant has actual knowledge that the subcontractor is employing or contracting with an illegal alien; and

(b) Terminate the subcontract with the subcontractor if within three (3) days of receiving the notice the subcontractor does not stop employing or contracting with the illegal alien; except that the Consultant shall not terminate the contract with the subcontractor if during such three days the subcontractor provides information to establish that the subcontractor has not knowingly employed or contracted with an illegal alien.

13. The Consultant shall comply with any reasonable request by the Colorado Department of Labor and Employment (“Department”) made in the course of an investigation that the Department is undertaking, pursuant to the law.

14. If the Consultant violates any provision of Section 8-17.5–102(1), C.R.S., Rangeview may terminate the Agreement immediately and the Consultant shall be liable to Rangeview for actual and consequential damages of Rangeview resulting from such termination, and Rangeview shall report such violation by the Consultant to the Colorado Secretary of State, as required by law.

EXHIBIT E

FORM OF CHANGE ORDER

Change Order No:	Date Issued:
Name of Agreement:
Date of Agreement:	Rangeview Metropolitan District:
Other Party/Parties:

CHANGE IN SCOPE OF SERVICES (describe):
CHANGE IN AGREEMENT PRICE:	CHANGE IN TERM OF AGREEMENT:

Original Price: $________	Original Term: Expires _______________, 20____

Increase of this Change Order: $_________	New Term: Expires _______________, 20___

Price with all Approved Change Orders: $_________	Agreement Time with all Approved Change Orders:

APPROVED:		APPROVED:

By:		By:
	Rangeview Metropolitan District		Consultant

Schedule 2
Final Lotting Diagram